EXECUTION VERSION

SIXTH AMENDMENT TO
AMENDED AND RESTATED LOAN AND SERVICING AGREEMENT, FIRST AMENDMENT TO COLLECTION ACCOUNT AGREEMENT AND FIRST AMENDMENT TO UNFUNDED EXPOSURE ACCOUNT AGREEMENT
(GCIC Funding LLC)
THIS SIXTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SERVICING AGREEMENT, FIRST AMENDMENT TO COLLECTION ACCOUNT AGREEMENT AND FIRST AMENDMENT TO UNFUNDED EXPOSURE ACCOUNT AGREEMENT dated as of May 25, 2018 (this “Amendment”), is entered into by and among GCIC FUNDING LLC, as the Borrower (the “Borrower”), GC ADVISORS LLC, as the Servicer, GOLUB CAPITAL INVESTMENT CORPORATION, as the Transferor, the Institutional Lenders identified on the signature pages hereto, WELLS FARGO BANK, N.A., as the Swingline Lender, WELLS FARGO BANK, N.A., as the Collateral Agent, the Account Bank and the Collateral Custodian, and WELLS FARGO BANK, N.A., as the Administrative Agent (in such capacity, the “Administrative Agent”).
R E C I T A L S
WHEREAS, the above‑named parties have entered into that certain Amended and Restated Loan and Servicing Agreement, dated as of May 13, 2015, (as amended, supplemented or otherwise modified from time to time, the “Agreement”), by and among the Borrower, the Transferor, the Servicer, each of the Conduit Lenders and Institutional Lenders from time to time party thereto, each of the Lender Agents from time to time party thereto, the Swingline Lender, and the Collateral Agent, the Account Bank and the Collateral Custodian;
WHEREAS, pursuant to and in accordance with Section 11.01 of the Agreement, the parties hereto desire to amend the Agreement in certain respects as provided herein;
NOW, THEREFORE, based upon the above Recitals, the mutual premises and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:
SECTION 1.Definitions.
Each capitalized term used but not defined herein has the meaning ascribed thereto in the Agreement.
SECTION 2.    Amendments.
2.1    As of the Sixth Amendment Date, the Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages attached as Appendix A hereto.
2.2    As of the Sixth Amendment Date, the Exhibits and Schedules to the Agreement are hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages attached as Appendix B hereto.
2.3    As of the Sixth Amendment Date, the following accounts shall be incorporated by reference and made a part of the Collection Account Agreement:
(a)    83402010 entitled “CAD Interest Collection Account”
(b)    83402004 entitled “Euro Interest Collection Account”
(c)    83402007 entitled “GBP Interest Collection Account”
(d)    83402011 entitled “CAD Principal Collection Account”
(e)    83402005 entitled “Euro Principal Collection Account”
(f)    83402008 entitled “GBP Principal Collection Account”
2.4    As of the Sixth Amendment Date, the following accounts shall be incorporated by reference and made a part of the Unfunded Exposure Account Agreement:
(a)    83402012 entitled “CAD Unfunded Exposure Account”
(b)    83402006 entitled “Euro Unfunded Exposure Account”
(c)    83402009 entitled “GBP Unfunded Exposure Account”
SECTION 3.    Agreement in Full Force and Effect as Amended.
Except as specifically amended hereby, all provisions of the Agreement shall remain in full force and effect. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Agreement other than as expressly set forth herein and shall not constitute a novation of the Agreement.
SECTION 4.    Representations and Warranties.
The Borrower hereby represents and warrants as of the date of this Amendment as follows:
(a)    this Amendment has been duly executed and delivered by it;

(b)    this Amendment constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity; and
(c)    there is no Event of Default, Unmatured Event of Default, or Servicer Termination Event that is continuing or would result from entering into this Amendment.
SECTION 5.    Conditions to Effectiveness.
The effectiveness of this Amendment is subject to receipt by the Administrative Agent and the Lenders of:
(a)    executed counterparts (or other evidence of execution, including facsimile or other electronic signatures, satisfactory to the Administrative Agent) of this Amendment and the fee letters related thereto;
(b)    the legal opinions of Dechert LLP, counsel for the Borrower, in form and substance reasonably satisfactory to the Administrative Agent covering such matters as the Administrative Agent may reasonably request;
(c)    a good standing certificate of the Borrower from its jurisdiction of formation and a certified copy of the resolutions of the Borrower approving this Amendment and the transactions contemplated hereby;
(d)    the payment of all Yield and Non-Usage Fees that are accrued and unpaid from the first day of the Remittance Period following the last Payment Date through and including May 24, 2018; and
(e)    the fees specified in the fee letters.
SECTION 6.    Miscellaneous.
(a)    This Amendment may be executed in any number of counterparts (including by facsimile or other electronic method), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.
(b)    The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.
(c)    This Amendment may not be amended or otherwise modified except as provided in the Agreement.

(d)    The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment.
(e)    Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.
(f)    This Amendment represents the final agreement between the parties only with respect to the subject matter expressly covered hereby and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties. There are no unwritten oral agreements between the parties.
(g)    THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH THIS AMENDMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

BORROWER:	GCIC FUNDING LLC By: Golub Capital Investment Corporation, its designated manager
By: /s/ Ross A. Teune Name: Ross A. Teune Title: Chief Financial Officer and Treasurer
THE SERVICER:	GC ADVISORS LLC
By: /s/ Joshua M. Levinson Name: Joshua M. Levinson Title: Co-General Counsel and Chief Compliance Officer
THE TRANSFEROR:	GOLUB CAPITAL INVESTMENT CORPORATION
By: /s/ Ross A. Teune Name: Ross A. Teune Title: Chief Financial Officer and Treasurer
THE COLLATERAL AGENT, ACCOUNT BANK AND COLLATERAL CUSTODIAN:	WELLS FARGO BANK, N.A.
By: /s/ Philip Dean Name: Philip Dean Title: Vice President
[Signatures Continue on the Following Page]

S-1 Sixth Amendment to A&R LSA (GCIC)

ADMINISTRATIVE AGENT:	WELLS FARGO BANK, N.A.
By: /s/ Matt Jensen Name: Matt Jensen Title: Director
INSTITUTIONAL AND SWINGLINE LENDER:	WELLS FARGO BANK, N.A.
By: /s/ Steve Sebo Name: Steve Sebo Title: Vice President
INSTITUTIONAL LENDER:	STATE STREET BANK AND TRUST COMPANY
By: /s/ Janet B. Nolin Name: Janet B. Nolin Title: Vice President
INSTITUTIONAL LENDER:	ZB, N.A. D/B/A CALIFORNIA BANK & TRUST
By: /s/ Christopher J. Edmonds Name: Christopher J. Edmonds Title: Executive Vice President
[Signatures Continue on the Following Page]

S-2 Sixth Amendment to A&R LSA (GCIC)

Acknowledged and agreed solely with respect to Annex A: INSTITUTIONAL LENDER:	CHEMICAL BANK
By: /s/ John R. Hruska Name: John R. Hruska Title: Sr. Vice President
Acknowledged and agreed solely with respect to Annex A: INSTITUTIONAL LENDER:	CAPITAL ONE, NATIONAL ASSOCIATION
By: /s/ Ashleigh Strand Name: Ashleigh Strand Title: Vice President

S-3 Sixth Amendment to A&R LSA (GCIC)

APPENDIX A

CONFORMED THROUGH ~~FIFTH~~SIXTH AMENDMENT
MAY 25, 2018

AMENDED AND RESTATED LOAN AND SERVICING AGREEMENT
Dated as of May 13, 2015
Among
GCIC Funding LLC,
as the Borrower
GC ADVISORS LLC
as the Servicer
GOLUB CAPITAL INVESTMENT CORPORATION,
as the Transferor
WELLS FARGO BANK, N.A.,
as the Administrative Agent
EACH OF THE CONDUIT LENDERS AND INSTITUTIONAL LENDERS FROM TIME TO TIME PARTY HERETO,
as the Lenders
EACH OF THE LENDER AGENTS FROM TIME TO TIME PARTY HERETO,
as the Lender Agents
WELLS FARGO BANK, N.A.,
as the Swingline Lender
and
WELLS FARGO BANK, N.A.,
as the Collateral Agent, Account Bank and Collateral Custodian

~~Page~~

TABLE OF CONTENTS		Page

ARTICLE I	DEFINITIONS	2

Section 1.01	Certain Defined Terms	2
Section 1.02	Other Terms	~~44~~56
Section 1.03	Computation of Time Periods	~~44~~57
Section 1.04	Interpretation	~~44~~57
Section 1.05	Nature of Obligations	~~44~~58

ARTICLE II	THE FACILITY	~~45~~58

Section 2.01	Variable Funding Note and Swingline Note and Advances and Swingline Advances	~~45~~58
Section 2.02	Procedure for Advances and Swingline Advances	~~46~~62
Section 2.03	Determination of Yield	~~48~~62
Section 2.04	Remittance Procedures	~~48~~62
Section 2.05	Instructions to the Collateral Agent and the Account Bank	~~52~~66
Section 2.06	Borrowing Base Deficiency Payments	~~52~~67
Section 2.07	Substitution and Sale of Loan Assets; Affiliate Transactions	~~53~~68
Section 2.08	Payments and Computations, Etc	~~58~~74
Section 2.09	Non-Usage Fee	~~59~~74
Section 2.10	Increased Costs; Capital Adequacy	~~59~~75
Section 2.11	Taxes	~~61~~77
Section 2.12	Collateral Assignment of Agreements	~~62~~78
Section 2.13	Grant of a Security Interest	~~63~~78
Section 2.14	Evidence of Debt	~~63~~79
Section 2.15	Survival of Representations and Warranties	~~64~~79
Section 2.16	Release of Loan Assets	~~64~~79
Section 2.17	Treatment of Amounts Received by the Borrower	~~64~~80
Section 2.18	Prepayment; Termination	~~64~~80
Section 2.19	Extension of Stated Maturity Date and Reinvestment Period	~~65~~81
Section 2.20	Collections and Allocations	~~65~~81
Section 2.21	Reinvestment of Principal Collections	~~66~~82
Section 2.22	Refunding of Swingline Advances	~~67~~83
Section 2.23	Defaulting Lenders	~~68~~84

~~i~~

-i-

~~(continued)~~
~~Page~~

Section 2.24	Replacement of Lenders	~~69~~85
Section 2.25	Available Currency	86

ARTICLE III	CONDITIONS PRECEDENT	~~70~~87

Section 3.01	Conditions Precedent to Effectiveness	~~70~~87
Section 3.02	Conditions Precedent to All Advances	~~71~~88
Section 3.03	Advances Do Not Constitute a Waiver	~~74~~91
Section 3.04	Conditions to Pledges of Loan Assets	~~74~~91

ARTICLE IV	REPRESENTATIONS AND WARRANTIES	~~75~~92

Section 4.01	Representations and Warranties of the Borrower	~~75~~92
Section 4.02	Representations and Warranties of the Borrower Relating to the Agreement and the Collateral Portfolio	~~83~~101
Section 4.03	Representations and Warranties of the Servicer	~~84~~102
Section 4.04	Representations and Warranties of the Collateral Agent	~~88~~106
Section 4.05	Representations and Warranties of each Lender	~~88~~107
Section 4.06	Representations and Warranties of the Collateral Custodian	~~89~~107

ARTICLE V	GENERAL COVENANTS	~~90~~108

Section 5.01	Affirmative Covenants of the Borrower	~~90~~108
Section 5.02	Negative Covenants of the Borrower	~~96~~115
Section 5.03	Affirmative Covenants of the Servicer	~~99~~118
Section 5.04	Negative Covenants of the Servicer	~~103~~122
Section 5.05	Affirmative Covenants of the Collateral Agent	~~104~~124
Section 5.06	Negative Covenants of the Collateral Agent	~~104~~124
Section 5.07	Affirmative Covenants of the Collateral Custodian	~~105~~124
Section 5.08	Negative Covenants of the Collateral Custodian	~~105~~125
Section 5.09	Covenants of the Borrower Relating to Hedging of Loan Assets	~~105~~125

ARTICLE VI	ADMINISTRATION AND SERVICING OF CONTRACTS	~~106~~126

Section 6.01	Appointment and Designation of the Servicer	~~106~~126
Section 6.02	Duties of the Servicer	~~108~~128

~~iv~~

-ii-

~~(continued)~~
~~Page~~

Section 6.03	Authorization of the Servicer	~~110~~130
Section 6.04	Collection of Payments; Accounts	~~111~~131
Section 6.05	Realization Upon Loan Assets	~~112~~132
Section 6.06	Servicer Compensation	~~113~~133
Section 6.07	Payment of Certain Expenses by Servicer	~~113~~133
Section 6.08	Reports to the Administrative Agent; Account Statements; Servicer Information	~~113~~133
Section 6.09	Annual Statement as to Compliance; Officer’s Certificate	~~115~~135
Section 6.10	Annual Independent Public Accountant’s Servicing Reports	~~115~~135
Section 6.11	The Servicer Not to Resign	~~116~~136

ARTICLE VII	EVENTS OF DEFAULT	~~116~~136

Section 7.01	Events of Default	~~116~~136
Section 7.02	Additional Remedies of the Administrative Agent	~~119~~140

ARTICLE VIII	INDEMNIFICATION	~~121~~142

Section 8.01	Indemnities by the Borrower	~~121~~142
Section 8.02	Indemnities by Servicer	~~124~~145
Section 8.03	Legal Proceedings	~~126~~147
Section 8.04	After-Tax Basis	~~127~~148

ARTICLE IX	THE ADMINISTRATIVE AGENT AND LENDER AGENTS	~~127~~148

Section 9.01	The Administrative Agent	~~127~~148
Section 9.02	The Lender Agents	~~130~~151

ARTICLE X	COLLATERAL AGENT	~~132~~154

Section 10.01	Designation of Collateral Agent	~~132~~154
Section 10.02	Duties of Collateral Agent	~~133~~154
Section 10.03	Merger or Consolidation	~~136~~157
Section 10.04	Collateral Agent Compensation	~~136~~157
Section 10.05	Collateral Agent Removal	~~136~~157
Section 10.06	Limitation on Liability	~~136~~157

~~iv~~

-iii-

~~(continued)~~
~~Page~~

Section 10.07	Collateral Agent Resignation	~~138~~159

ARTICLE XI	MISCELLANEOUS	~~138~~159

Section 11.01	Amendments and Waivers	~~138~~159
Section 11.02	Notices, Etc	~~140~~161
Section 11.03	No Waiver; Remedies	~~141~~163
Section 11.04	Binding Effect; Assignability; Multiple Lenders	~~141~~164
Section 11.05	Term of This Agreement	~~142~~165
Section 11.06	GOVERNING LAW; JURY WAIVER	~~142~~165
Section 11.07	Costs, Expenses and Taxes	~~142~~165
Section 11.08	No Proceedings	~~143~~165
Section 11.09	Recourse Against Certain Parties	~~144~~165
Section 11.10	Execution in Counterparts; Severability; Integration	~~145~~168
Section 11.11	Consent to Jurisdiction; Service of Process	~~145~~168
Section 11.12	Characterization of Conveyances Pursuant to the Purchase and Sale Agreement	~~146~~168
Section 11.13	Confidentiality	~~147~~170
Section 11.14	Non-Confidentiality of Tax Treatment	~~148~~171
Section 11.15	Waiver of Set Off	~~148~~171
Section 11.16	Headings and Exhibits	~~149~~171
Section 11.17	Ratable Payments	~~149~~172
Section 11.18	Failure of Borrower or Servicer to Perform Certain Obligations	~~149~~172
Section 11.19	Power of Attorney	~~149~~172
Section 11.20	Delivery of Termination Statements, Releases, etc	~~150~~172
Section 11.21	Customer Identification Notice.	172
Section 11.22	Effect of Amendment and Restatement	~~150~~173

ARTICLE XII	COLLATERAL CUSTODIAN	~~150~~173

Section 12.01	Designation of Collateral Custodian	~~150~~173
Section 12.02	Duties of Collateral Custodian	~~150~~173
Section 12.03	Merger or Consolidation	~~153~~176
Section 12.04	Collateral Custodian Compensation	~~153~~176
Section 12.05	Collateral Custodian Removal	~~153~~176
Section 12.06	Limitation on Liability	~~154~~177

~~iv~~

-iv-

~~(continued)~~
~~Page~~

Section 12.07	Collateral Custodian Resignation	~~155~~178
Section 12.08	Release of Documents	~~155~~178
Section 12.09	Return of Required Loan Documents	~~156~~179
Section 12.10	Access to Certain Documentation and Information Regarding the Collateral Portfolio; Audits of Servicer	~~156~~179
Section 12.11	Bailment	~~157~~180

~~iv~~

-v-

LIST OF SCHEDULES AND EXHIBITS
SCHEDULES

SCHEDULE I    Conditions Precedent Documents
SCHEDULE II    [Reserved]
SCHEDULE III    Agreed-Upon Procedures For Independent Public Accountants
SCHEDULE IV    Loan Tape
~~SCHEDULE V    Approved Golub BDC2 CLOs~~

EXHIBITS

EXHIBIT A     Form of Approval Notice
EXHIBIT B     Form of Loan Asset Checklist
EXHIBIT C     Form of Borrowing Base Certificate
EXHIBIT D    Form of Disbursement Request
EXHIBIT E     Form of Joinder Supplement
EXHIBIT F     Form of Notice of Borrowing
EXHIBIT G     Form of Notice of Reduction (Reduction of Advances Outstanding)
EXHIBIT H     [Reserved]
EXHIBIT I-1     Form of Variable Funding Note
EXHIBIT I-2    Form of Swingline Note
EXHIBIT J     Form of Notice and Request for Consent
EXHIBIT K     Form of Certificate of Closing Attorneys
EXHIBIT L     Form of Servicing Report
EXHIBIT M     Form of Servicer’s Certificate (Servicing Report)
EXHIBIT N     Form of Release of Required Loan Documents
EXHIBIT O     Form of Transferee Letter
EXHIBIT P     Form of Power of Attorney for Servicer
EXHIBIT Q     Form of Power of Attorney for Borrower
EXHIBIT R     Form of Servicer’s Certificate (Loan Asset Register)

ANNEXES

ANNEX A    Commitments
ANNEX B    Scale of Select Defined Terms Based on ~~Maximum~~ Facility Amount

-vi-

This AMENDED AND RESTATED LOAN AND SERVICING AGREEMENT is made as of May 13, 2015, among:
(1)    GCIC FUNDING LLC, a Delaware limited liability company (together with its successors and assigns in such capacity, the “Borrower”);
(2)    GC ADVISORS LLC, a Delaware limited liability company, as the Servicer (as defined herein);
(3)    GOLUB CAPITAL INVESTMENT CORPORATION, a Maryland corporation, as ~~the~~a Transferor (as defined herein);
(4)    EACH OF THE CONDUIT LENDERS FROM TIME TO TIME PARTY HERETO, as a Conduit Lender;
(5)    EACH OF THE INSTITUTIONAL LENDERS FROM TIME TO TIME PARTY HERETO, as an Institutional Lender;
(6)    EACH OF THE LENDER AGENTS FROM TIME TO TIME PARTY HERETO, as a Lender Agent;
(7)    WELLS FARGO BANK, N.A., as Administrative Agent (together with its successors and assigns in such capacity, the “Administrative Agent”);
(8)    WELLS FARGO BANK, N.A., as the Swingline Lender (together with its successors and assigns in such capacity, the “Swingline Lender”); and
(9)    WELLS FARGO BANK, N.A., as the Collateral Agent (together with its successors and assigns in such capacity, the “Collateral Agent”), the Account Bank (as defined herein) and the Collateral Custodian (together with its successors and assigns in such capacity, the “Collateral Custodian”).
RECITALS
WHEREAS, certain parties hereto previously entered into the Loan and Servicing Agreement dated as of October 10, 2014 (such agreement, as amended, modified or waived prior to the date hereof, the “Existing Agreement”);
WHEREAS, the parties hereto now wish to amend and restate the Existing Agreement in its entirety in order to make certain additional changes agreed to by the parties hereto; and
WHEREAS, all other conditions precedent to the execution of this Agreement have been complied with.

NOW, THEREFORE, based upon the foregoing Recitals, the mutual promises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
ARTICLE I

DEFINITIONS
Section 1.01    Certain Defined Terms.
(a)    Certain capitalized terms used throughout this Agreement are defined above or in this Section 1.01.
(b)    As used in this Agreement and the exhibits and schedules thereto (each of which is hereby incorporated herein and made a part hereof), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
“1940 Act” means the Investment Company Act of ~~1940, as amended, and the rules and regulations promulgated thereunder.~~1940.
“Account Bank” means Wells Fargo, in its capacity as the “Account Bank” pursuant to each of the Collection Account Agreement and the Unfunded Exposure Account Agreement.
“Action” has the meaning assigned to that term in Section 8.03.
“Additional Amount” has the meaning assigned to that term in Section 2.11(a).
“Adjusted Borrowing Value” means, (x) for any Eligible Loan Asset, for any date of determination, an amount equal to the lowest of: (i) the Outstanding Balance of such Eligible Loan Asset at such time, (ii) the Purchase Price of such Eligible Loan Asset multiplied by the Outstanding Balance of such Eligible Loan Asset at such time and (iii) the Assigned Value of such Eligible Loan Asset at such time multiplied by the Outstanding Balance of such Eligible Loan Asset at such time~~; provided that the parties hereby agree that the Adjusted Borrowing Value of any Loan Asset that is no longer an Eligible Loan Asset shall be~~ or (y) for any other Loan Asset, zero. Amounts in excess of the Obligor limits set forth on Annex B hereto with respect to the then-applicable ~~Maximum~~ Facility Amount at such time (as such amount may be reduced from time to time in accordance with Section 2.3(a)) shall not be included in the Adjusted Borrowing Value of the applicable Eligible Loan Assets; provided that (i) for any Eligible Loan Assets to DCA Investment Holding, LLC existing as of the Second Amendment Date, the applicable limit shall equal the Adjusted Borrowing Value thereof as of the Second Amendment Date and (ii) for any Eligible Loan Assets to Mills Fleet Farm approved by the Administrative Agent as of the Second Amendment Date, the applicable limit shall equal the lesser of (A) the Adjusted Borrowing Value thereof as of the applicable Cut-Off Date and (B) $28,000,000. For the avoidance of doubt, any time either of the Eligible Loan Assets to DCA Investment Holding, LLC or Mills Fleet Farm exceeds the “Largest three Obligors” limit set forth in Annex B with respect to the then-applicable ~~Maximum~~ Facility Amount at such time, each of such Obligors with an excess thereof will be deemed to occupy one of the “Largest three Obligors” limits set forth in Annex B with respect to the then-applicable ~~Maximum~~ Facility Amount at such time and such limit shall not otherwise be available to any other Obligors.
“Administrative Agent” ~~means Wells Fargo Bank, N.A., in its capacity as administrative agent for the Lenders and Lender Agents, together with its successors and assigns, including any successor appointed pursuant to Article IX~~has the meaning assigned to that term in the preamble hereto.
“Advance” means each loan advanced by the Lenders (including the Swingline Lender) to the Borrower on an Advance Date pursuant to Article II (including each Swingline Advance and each advance made for the purpose of refunding the Swingline Lender for any Swingline Advances pursuant to Section 2.22(a) and funding the Unfunded Exposure Account pursuant to Section 2.02(f)).
“Advance Date” means the date on which an Advance is made.
“Advances Outstanding” means, at any time, the sum of the principal amounts of Advances loaned to the Borrower for the initial and any subsequent borrowings pursuant to Sections 2.01 and 2.02 as of such time, reduced by the aggregate Available Collections received and distributed as repayment of principal amounts of Advances outstanding pursuant to Section 2.04 at or prior to such time and any other amounts received by the Lenders to repay the principal amounts of Advances outstanding pursuant to Section 2.18 or otherwise at or prior to such time; provided that the principal amounts of Advances Outstanding shall not be reduced by any Available Collections or other amounts if at any time such Available Collections or other amounts are rescinded or must be returned for any reason. In calculating Advances Outstanding, all calculations shall be made in Dollars, converted, as necessary, from the applicable Available Currency at the Applicable Exchange Rate.
“Affected Party” has the meaning assigned to that term in Section 2.10.
“Affiliate” when used with respect to a Person, means any other Person controlling, controlled by or under common control with such Person. For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to vote 20% or more of the voting securities of such Person or to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing; provided that for purposes of determining whether any Loan Asset is an Eligible Loan Asset or for purposes of Section 5.01(b)(xix), the term Affiliate shall not include any Affiliate relationship which may exist solely as a result of direct or indirect ownership of, or control by, a common Financial Sponsor.
“Agency Services Fee” means $35,000 per annum, payable to Wells Fargo Bank, N.A. on the first date following the Amended and Restated Closing Date on which a joinder supplement is executed and the Payment Date immediately following each anniversary thereof.

“Agented Loan ” means any Loan Asset originated as a part of a syndicated loan transaction that has been closed (without regard to any contemporaneous or subsequent syndication of such Loan Asset) prior to such Loan Asset becoming part of the Collateral Portfolio.
“Aggregate Unfunded Exposure Amount” means, as of any date of determination, the sum of the Unfunded Exposure Amounts of all Delayed Draw Loan Assets and Revolving Loan Assets included in the Collateral Portfolio on such date.
“Agreement” means this Amended and Restated Loan and Servicing Agreement~~, as the same may be amended, restated, supplemented and/or otherwise modified from time to time hereafter~~.
“Alternative Rate” means, on any date, a fluctuating per annum interest rate for any applicable currency, including any applicable spread adjustments thereto, (a) identified by the Administrative Agent and that the Administrative Agent reasonably believes is consistent with the alternative interest rate being applied by Wells Fargo to other similar lending facilities, (b) consented to by the Servicer in its reasonable discretion and (c) the Administrative Agent shall not have received, within five (5) Business Days of the date of such applicable alternative rate is provided to the Lenders, written notice from all of the Lenders (excluding for purposes of this definition only, the Administrative Agent in its capacity as Lender) stating that each such Lender objects to such alternative interest rate; provided that the Alternative Rate shall equal the Base Rate until the Alternative Rate has been implemented as set forth in this definition, and the Alternative Rate, if less than zero, shall be deemed to be zero. The Administrative Agent agrees to use reasonable efforts to propose an Alternative Rate to the Servicer as soon as reasonably practical after the occurrence of a Eurodollar Disruption Event or a CDOR Disruption Event.
“Alternative Rate Condition” means a condition that is satisfied when the Administrative Agent certifies to the Borrower and the Servicer that, to its knowledge, LIBOR has ceased to exist or is no longer being reported.
“Anti-Corruption Laws” means ~~all laws, rules, and~~(a) the U.S. Foreign Corrupt Practices Act of 1977, as amended; (b) the U.K. Bribery Act 2010, as amended; and (c) any other anti-bribery or anti-corruption laws, regulations ~~of~~or ordinances in any jurisdiction ~~applicable to~~in which the Borrower, the Servicer, the Equityholder or any of their respective Subsidiaries ~~from time to time concerning or relating to bribery or corruption, including the Foreign Corrupt Practices Act of 1977 and any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions.~~is located or doing business.
“Anti~~–Terrorism Laws” means any Applicable Law relating to money laundering or terrorism, including, without limitation, Executive Order 13224, the OFAC Regulations, the Bank Secrecy Act, the USA Patriot Act, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., the Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any executive orders or regulations promulgated thereunder.~~-Money Laundering Laws” means applicable laws or regulations in any jurisdiction in which the Borrower, the Servicer, the Equityholder or any of their respective Subsidiaries are located or doing business that relates to money laundering or terrorism financing, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto.
“Amended and Restated Closing Date” means May 13, 2015.
“Applicable Exchange Rate” means, on any date of determination, with respect to any Available Currency (other than Dollars), (I) for an actual currency exchange, the applicable currency-dollar spot rate obtained by the Borrower through customary banking channels or (II) for all other purposes, the lesser of (a) the foreign currency-dollar spot rate used by the Borrower to acquire such Available Currency on the date such Loan Asset was added to the Collateral Portfolio and (b) the foreign currency-dollar spot rate that appeared on the Bloomberg screen for the applicable Available Currency (i) if such date is a Determination Date, at the end of such date or (ii) otherwise, at the end of the immediately preceding Business Day.
“Applicable Law” means, for any Person, all existing and future laws, rules, regulations (including ~~proposed,~~ temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders, licenses of and interpretations by any Governmental Authority applicable to such Person (including, without limitation, predatory lending laws, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations “B” and “Z”, the Servicemembers Civil Relief Act of 2003 and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and all other consumer credit laws and equal credit opportunity and disclosure laws) and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.
“Applicable Percentage” means (i) with respect to First Lien Loans, 67.5% and (ii) with respect to First Lien Last Out Loans, 40%~~; provided that the Applicable Percentage with respect to First Lien Loans shall be 65% from and after the first occurrence of the Unfunded Capital Commitments of Golub Capital Investment Corporation being less than the greater of (i) $70,000,000 and (ii) 10% of the total Capital Commitments of Golub Capital Investment Corporation~~.
“Applicable Spread” means ~~2.25% per annum; provided that, at any time after the occurrence of an Event of Default, the Applicable Spread shall be 4.25% per annum.~~a percentage determined in accordance with the following formula, rounded to four decimal places:
Applicable Spread = (PFRB x PercentageB) + (PFRO x PercentageO)

where:	PFRB = 1.75%;
PFRO    =    2.15%;

APFLL        =    67.5%
APFLLOL        =    40%

PercentageB    =    Average ABB / Average ABAgg;
PercentageO    =    Average ABO / Average ABAgg;

Average ABB    =    (Beginning ABB + Ending ABB) / 2

Beginning ABB
=    (APFLL x the aggregate Adjusted Borrowing Value of all Broadly Syndicated Loan Assets (converted, as necessary, from the applicable Available Currency at the Applicable Exchange Rate) on the first day of the related Remittance Period);

Ending ABB
=    (APFLL x the aggregate Adjusted Borrowing Value of all Broadly Syndicated Loan Assets (converted, as necessary, from the applicable Available Currency at the Applicable Exchange Rate) on the last day of the related Remittance Period);

Average ABO    =    (Beginning ABO + Ending ABO) / 2

Beginning ABO
=    (APFLL x the aggregate Adjusted Borrowing Value of all Loan Assets that constitute First Lien Loans other than Broadly Syndicated Loan Assets (converted, as necessary, from the applicable Available Currency at the Applicable Exchange Rate) on the first day of the related Remittance Period) + (APFLLOL x the aggregate Adjusted Borrowing Value of all Loan Assets that constitute First Lien Last Out Loans (converted, as necessary, from the applicable Available Currency at the Applicable Exchange Rate) on the first day of the related Remittance Period);

Ending ABO
=    (APFLL x the aggregate Adjusted Borrowing Value of all Loan Assets that constitute First Lien Loans other than Broadly Syndicated Loan Assets (converted, as necessary, from the applicable Available Currency at the Applicable Exchange Rate) on the last day of the related Remittance Period) + (APFLLOL x the aggregate Adjusted Borrowing Value of all Loan Assets that constitute First Lien Last Out Loans (converted, as necessary, from the applicable Available Currency at the Applicable Exchange Rate) on the last day of the related Remittance Period);

Average ABAgg	= (Beginning ABAgg + Ending ABAgg) / 2

Beginning ABAgg	= (APFLL x the aggregate Adjusted Borrowing Value of all Loan Assets that constitute First Lien Loans (converted, as necessary, from the applicable Available Currency at the Applicable Exchange Rate) on the first day of the related Remittance Period) + (APFLLOL x the aggregate Adjusted Borrowing Value of all Loan Assets that constitute First Lien Last Out Loans (converted, as necessary, from the applicable Available Currency at the Applicable Exchange Rate) on the first day of the related Remittance Period);

Ending ABAgg
=    (APFLL x the aggregate Adjusted Borrowing Value of all Loan Assets that constitute First Lien Loans (converted, as necessary, from the applicable Available Currency at the Applicable Exchange Rate) on the last day of the related Remittance Period) + (APFLLOL x the aggregate Adjusted Borrowing Value of all Loan Assets that constitute First Lien Last Out Loans (converted, as necessary, from the applicable Available Currency at the Applicable Exchange Rate) on the last day of the related Remittance Period);

provided that the “Applicable Spread” shall be increased by 2.00% per annum after notice from the Administrative Agent following the occurrence of an Event of Default. For the avoidance of doubt, any references to Adjusted Borrowing Value above shall exclude any portion included in the Excess Concentration Amount; provided, further, that any Loan Asset that meets the definition of Broadly Syndicated Loan Asset other than with respect to clauses (a) or (g) thereof shall be included as a Broadly Syndicated Loan Asset for the purpose of calculating the Applicable Spread if (x) such Loan Asset (i) was syndicated to at least 5 unaffiliated participants in connection with the initial syndication thereof or (ii) to the extent an Affiliate of the Servicer is not the syndication agent with respect to such Loan, the Servicer certifies that in its reasonable judgment such Loan would be expected to be syndicated to at least 5 unaffiliated participants and (y) is either publicly rated or has received a private rating letter by both S&P and Moody’s (or the Obligor is publicly rated or has received a private rating letter by S&P and Moody’s) at the time of acquisition by the Borrower (unless such later time has been consented to by the Administrative Agent) and such ratings are not lower than “B3” by Moody’s and “B-” by S&P.
“Approval Notice” means, with respect to any Eligible Loan Asset, the written notice, in substantially the form attached hereto as Exhibit A, evidencing the approval by the Administrative Agent, in its sole and absolute discretion, of the acquisition or origination, as applicable, of such Eligible Loan Asset by the Borrower.
“~~Approved Golub BDC2 CLO” means (i) each of the CLOs approved by the Administrative Agent and identified on Schedule V (as such Schedule V may be updated from time by the Administrative Agent) and (ii) any future collateralized loan obligation or credit facility undertaken by Golub Capital Investment Corporation or an Affiliate thereof and which has been approved in the sole discretion of the Administrative Agent for purposes of this definition; provided that if any collateralized loan obligation or credit facility described in clause (ii) above is underwritten or placed by the Administrative Agent, such collateralized loan obligation or credit~~

~~facility shall be deemed to be an “Approved Golub BDC2 CLO” and added to Schedule V automatically without any further approval of the Administrative Agent~~Approval Rate” means the percentage equal to the quotient of (i) the aggregate Outstanding Balance of the Loan Assets (out of the last fifteen (15) Loan Assets) submitted by the Borrower to the Administrative Agent for approval as Eligible Loan Assets that, in each case, the Borrower has represented meets each of the criteria listed in the definition of “Eligible Loan Asset” (other than clause (k) of such definition) and for which the Administrative Agent shall have provided to the Borrower an Approval Notice divided by (ii) the aggregate Outstanding Balance of such fifteen (15) Loan Assets.

“Approved ~~Replacement Servicer” means any of the entities set forth in that certain letter agreement, dated as of October 10, 2014, by and among the Borrower, the Servicer and the Administrative Agent, which letter may be updated from time to time with the consent of Servicer and the Administrative Agent.~~Broker Dealer” means (a) any of Antares Capital, Bank of America, N.A., The Bank of Montreal, BMO Capital Markets Corp., Barclays Bank plc, BNP Paribas, Citibank, N.A., Citizens Bank, Credit Suisse, Deutsche Bank AG, Fifth Third Bank, Goldman Sachs & Co., JPMorgan Chase Bank, N.A., Jefferies Finance LLC, KeyBank Capital Markets, Macquarie Group Limited, Morgan Stanley & Co., Nomura Securities Co., Ltd., Royal Bank of Canada, RBC Capital Markets LLC, Scotia Bank, SG Americas Securities LLC, Sun Trust Bank, SunTrust Robinson Humphrey, TD Bank, UBS Securities or Wells Fargo, (b) any other financial institution approved by the Administrative Agent in its sole discretion and (c) any banking or securities Affiliate of any Person specified in clause (a) or (b).
“Approved Valuation Firm” means (a) any of Duff & Phelps Corp., FTI Consulting, Inc., Houlihan Lokey Howard & Zukin, Lincoln International LLC and Valuation Research Corp., Murray Devine & Company, Inc. and (b) any other nationally recognized accounting firm or valuation firm approved by the Administrative Agent in its sole discretion.
“Asset Coverage Ratio” means the ratio, determined on a consolidated basis, without duplication, in accordance with GAAP, of (a) the fair value of the total assets of Golub Capital Investment Corporation and its Subsidiaries as required by, and in accordance with, the 1940 Act and any orders of the Securities and Exchange Commission issued to Golub Capital Investment Corporation, to be determined by the Board of Directors of Golub Capital Investment Corporation and reviewed by its auditors, less all liabilities (other than Indebtedness, including Indebtedness hereunder) of Golub Capital Investment Corporation and its Subsidiaries, to (b) the aggregate amount of Indebtedness of Golub Capital Investment Corporation and its Subsidiaries; provided that the calculation of the Asset Coverage Ratio shall not include Subsidiaries that are not required to be included by the 1940 Act as affected by such orders of the Securities and Exchange Commission issued to Golub Capital Investment Corporation or otherwise, including, if set forth in any such order, any Subsidiary which is a small business investment company which is licensed by the Small Business Administration to operate under the Small Business Investment Act of 1958.
“Assigned Documents” has the meaning assigned to that term in Section 2.12.
“Assigned Value” means, with respect to each Eligible Loan Asset, as of any date of determination and expressed as a percentage of the Outstanding Balance of such Eligible Loan

Asset, the value assigned by the Administrative Agent in its sole discretion as of the Original Closing Date or the applicable Cut-Off Date (in the case of a Loan Asset added to the Collateral Portfolio after the Original Closing Date), in each case, subject to the following terms:
(a)    ~~(a)~~    If a Value Adjustment Event with respect to such Eligible Loan Asset occurs and is continuing, the “Assigned Value” may be amended by the Administrative Agent, in its sole discretion; provided that the Assigned Value of any Priced Loan Asset (other than a Defaulted Loan Asset) shall not be less than the ~~price quoted therefor (if any) by such nationally recognized pricing service as selected by the Administrative Agent~~observable quote therefor pursuant to clause (c)(x) or clause (c)(y) of the definition of Priced Loan Asset, as applicable. Following any reduction to the Assigned Value of a Loan Asset (other than a Defaulted Loan Asset), if the Borrower disagrees with the Administrative Agent’s determination of the Assigned Value of such Loan Asset, the Borrower may (at its expense) retain an Approved Valuation Firm during the Assigned Value Challenge Cap Notice Period to value such Loan Asset, and if the value determined by such Approved Valuation Firm is greater than the Administrative Agent’s determination of the Assigned Value, such Approved Valuation Firm’s valuation shall become the Assigned Value of such Loan Asset; provided that the Assigned Value of such Loan Asset shall be the value assigned by the Administrative Agent until such Approved Valuation Firm has determined its value; provided further that the Borrower shall promptly notify the Administrative Agent that it has retained an Approved Valuation Firm to value such Loan Asset, and the Approved Valuation Firm shall provide its value determination within 15 Business Days after the end of the Assigned Value Challenge Cap Notice Period; provided further that in no event shall the increased Assigned Value of such Loan Asset exceed the Assigned Value Challenge Cap. The value determined by such firm shall be based on the amortized cost adjusted for any credit deterioration or underperformance of such Loan Asset. The Administrative Agent shall promptly notify the Servicer of any change effected by the Administrative Agent of the Assigned Value of any Loan Asset;
~~(b)    The Borrower may request that the Assigned Value of any Loan Asset be re-evaluated for any Loan Asset with respect to which the Assigned Value was decreased following the occurrence of a Value Adjustment Event upon the improvement in the Senior Leverage Ratio or the Interest Coverage Ratio that gave rise to the decrease in the Assigned Value; provided that such Assigned Value may not increase above the lower of (i) the par value of such Loan Asset and (ii) the Purchase Price of such Loan Asset;~~
(b)    [Reserved];
(c)    ~~(c)~~    The Assigned Value of a Defaulted Loan Asset shall not exceed the Recovery Value of such Defaulted Loan Asset for up to one calendar year, and thereafter the Assigned Value of such Defaulted Loan Asset shall be zero;
(d)    ~~(d)~~    The Borrower may request that the Assigned Value of any Loan Asset be re-evaluated for any Loan Asset with respect to which (i)(a) the Assigned Value was assigned a value below 100% by the Administrative Agent on the Original Closing Date or the applicable Cut-Off Date ~~and subsequently the Senior Leverage Ratio has decreased by~~

~~at least 0.50x from such date; (ii~~or (b) the Assigned Value was decreased by the Administrative Agent following the occurrence of a Value Adjustment Event pursuant to clause (i) or clause (vi) of such definition ~~and subsequently the Senior Leverage Ratio has decreased by at least 0.50x from the date~~, and in the case of clause (a) or clause (b), the Servicer has determined in its commercially reasonable judgment that such Loan Asset has materially improved in credit quality since the applicable Cut-Off Date or since the occurrence of such Value Adjustment Event~~; or (iii~~, as applicable; or (ii) the Assigned Value was decreased by the Administrative Agent following the occurrence of a Value Adjustment Event pursuant to clause (v) of such definition and subsequently such reporting failure has been cured; provided that~~, in each case,~~ any re-evaluation shall be done at the sole discretion of the Administrative Agent and the Assigned Value may not increase above the lower of (i) the par amount for such Loan Asset and (ii) the Purchase Price of such Loan Asset; and
(e)    ~~(e)~~    Notwithstanding the foregoing, the Assigned Value of a Loan Asset previously subject to a “Value Adjustment Event” of the type described in clause (ii) or clause (iii) in the definition thereof (beyond any applicable grace periods in such clauses), where the applicable payment default is subsequently cured, shall be ~~determined~~increased by the Administrative Agent in its sole discretion.
“Assigned Value Challenge Cap” means, with respect to any Loan Asset subject to a Value Adjustment Event, the Assigned Value of such Loan Asset immediately prior to the start of the Assigned Value Challenge Cap Notice Period.
“Assigned Value Challenge Cap Notice Period” means, with respect to a Loan Asset, the period commencing on the date that the Administrative Agent gives notice of a reduction in the Assigned Value to the Borrower and the Servicer of such Loan Asset pursuant to clause (a) of the definition of “Assigned Value” and ending on the date that is 30 days following such reduction.
“Available Collections” means (a) all cash collections and other cash proceeds with respect to any Loan Asset, including, without limitation, all Principal Collections, all Interest Collections, all proceeds of any sale or disposition with respect to such Loan Asset, cash proceeds or other funds received by the Borrower or the Servicer with respect to any Underlying Collateral (including from any guarantors), all other amounts on deposit in the Collection Account from time to time, and all proceeds of Permitted Investments with respect to the Controlled Accounts and (b) all payments received pursuant to any Hedging Agreement or Hedge Transaction; provided that, for the avoidance of doubt, “Available Collections” shall not include amounts on deposit in the Unfunded Exposure Account which do not represent proceeds of Permitted Investments.
“Available Currency” means Dollars, Euros, GBP and Canadian Dollars.
“Bankruptcy Code” means Title 11, United States Code, 11 U.S.C. §§ 101 et seq.~~, as amended from time to time.~~

“Bankruptcy Event” shall be deemed to have occurred with respect to a Person if either:
(i)    ~~(i)~~    a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or
(ii)    ~~(ii)~~    such Person shall commence a voluntary case or other proceeding under any Bankruptcy Laws now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or all or substantially all of its assets, or shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors or members shall vote to implement any of the foregoing.
“Bankruptcy Laws” means the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.
“Bankruptcy Proceeding” means any case, action or proceeding before any court or other Governmental Authority relating to any Bankruptcy Event.
“Base Rate” means, on any date, a fluctuating per annum interest rate equal to the higher of (a) the Prime Rate or (b) the Federal Funds Rate plus 1.5% (with any adjustment as necessary for any Available Currency other than Dollars, as determined by the Administrative Agent in its reasonable discretion to be its cost of funds for such Available Currency).
“Borrower” has the meaning assigned to that term in the preamble hereto.
“Borrowing Base (Aggregate)” means, as of any date of determination, an amount equal to the greater of (I) zero and (II) the least of:
(a)    (i) the aggregate sum of the products of (A) the Applicable Percentage for each Eligible Loan Asset as of such date and (B) the Adjusted Borrowing Value of such Eligible Loan Asset minus the Excess Concentration Amount as of such date, plus (ii) the amount on deposit in the Principal Collection Account as of such date, plus (iii) the amount on deposit in the Unfunded Exposure Account, minus (iv) the Unfunded Exposure Equity Amount; or
(b)    (i) the aggregate Adjusted Borrowing Value of all Eligible Loan Assets minus the Excess Concentration Amount as of such date, minus (ii) the Minimum Equity Amount, plus (iii) the amount on deposit in the Principal Collection Account as of such date, plus (iv) the amount on deposit in the Unfunded Exposure Account, minus (v) the Unfunded Exposure Equity Amount; or
(c)    (i) the ~~Maximum~~ Facility Amount, minus (ii) the Aggregate Unfunded Exposure Amount, plus (iii) the amount on deposit in the Unfunded Exposure Account (such amount not to exceed the Aggregate Unfunded Exposure Amount);
provided that, ~~for the avoidance of doubt, any Loan Asset which at any time is no longer an Eligible Loan Asset shall not be included in the calculation of “Borrowing Base”.~~in each case, with respect to such calculations, any amounts denominated in an Available Currency other than Dollars shall be converted to the equivalent in Dollars of such amounts using the Applicable Exchange Rate as of such date.
“Borrowing Base (CADs)” means, as of any date of determination, an amount equal to the greater of (I) zero and (II) (i) the aggregate sum of the products of (A) the Applicable Percentage for each Eligible Loan Asset denominated in Canadian Dollars as of such date and (B) the Adjusted Borrowing Value of such Eligible Loan Asset denominated in Canadian Dollars minus the Excess Concentration Amount associated with such Eligible Loan Asset as of such date, plus (ii) the amount on deposit in the Principal Collection Account denominated in Canadian Dollars as of such date, plus (iii) the amount denominated in Canadian Dollars on deposit in the Unfunded Exposure Account, minus (iv) the Unfunded Exposure Equity Amount denominated in Canadian Dollars.
“Borrowing Base (Dollars)” means, as of any date of determination, an amount equal to the greater of (I) zero and (II) (i) the aggregate sum of the products of (A) the Applicable Percentage for each Eligible Loan Asset denominated in Dollars as of such date and (B) the Adjusted Borrowing Value of such Eligible Loan Asset denominated in Dollars minus the Excess Concentration Amount associated with such Eligible Loan Asset as of such date, plus (ii) the amount on deposit in the Principal Collection Account denominated in Dollars as of such date, plus (iii) the amount denominated in Dollars on deposit in the Unfunded Exposure Account, minus (iv) the Unfunded Exposure Equity Amount denominated in Dollars.
“Borrowing Base (Euros)” means, as of any date of determination, an amount equal to the greater of (I) zero and (II) (i) the aggregate sum of the products of (A) the Applicable Percentage for each Eligible Loan Asset denominated in Euros as of such date and (B) the Adjusted Borrowing Value of such Eligible Loan Asset denominated in Euros minus the Excess Concentration Amount associated with such Eligible Loan Asset as of such date, plus (ii) the amount on deposit in the Principal Collection Account denominated in Euros as of such date, plus (iii) the amount denominated in Euros on deposit in the Unfunded Exposure Account, minus (iv) the Unfunded Exposure Equity Amount denominated in Euros.

“Borrowing Base (GBPs)” means, as of any date of determination, an amount equal to the greater of (I) zero and (II) (i) the aggregate sum of the products of (A) the Applicable Percentage for each Eligible Loan Asset denominated in GBPs as of such date and (B) the Adjusted Borrowing Value of such Eligible Loan Asset denominated in GBPs minus the Excess Concentration Amount associated with such Eligible Loan Asset as of such date, plus (ii) the amount on deposit in the Principal Collection Account denominated in GBPs as of such date, plus (iii) the amount denominated in GBPs on deposit in the Unfunded Exposure Account, minus (iv) the Unfunded Exposure Equity Amount denominated in GBPs.
“Borrowing Base Certificate” means a certificate setting forth the calculation of the Borrowing ~~Base~~Bases as of the applicable date of determination substantially in the form of Exhibit C hereto, prepared by the Servicer.
“Borrowing Base Deficiency” means, as of any date of determination, an amount equal to the ~~positive~~greater of (i) zero and (ii) the difference~~, if any,~~ of (a) the aggregate Advances Outstanding on such date over ~~(b) the lesser of (i) the Maximum Facility Amount and (ii)~~ the Borrowing Base (Aggregate), (b) the aggregate principal amount of all Advances in Canadian Dollars outstanding on such date over the Borrowing Base (CADs), (c) the aggregate principal amount of all Advances in Dollars outstanding on such date over the Borrowing Base (Dollars), (d) the aggregate principal amount of all Advances in Euros outstanding on such date over the Borrowing Base (Euros) and (e) the aggregate principal amount of all Advances in GBPs outstanding on such date over the Borrowing Base (GBPs).
“Borrowing Bases” means, collectively, the Borrowing Base (Aggregate), the Borrowing Base (CADs), the Borrowing Base (Dollars), the Borrowing Base (Euros) and the Borrowing Base (GBPs).
“Breakage Fee” means, for Advances Outstanding which are repaid (in whole or in part) on any date other than a Payment Date, the breakage costs (other than lost profits), if any, related to such repayment, based upon the assumption that the applicable Lender funded its loan commitment in the London Interbank Eurodollar market, Euro interbank market or the Canadian interbank market, as applicable, and using any reasonable attribution or averaging methods which the Lender deems appropriate and practical, it hereby being understood that the amount of any loss, costs or expense payable by the Borrower to any Lender as Breakage Fee shall be determined in the respective Lender Agent’s reasonable discretion and shall be conclusive absent manifest error.
“Broadly Syndicated Loan Asset” means a commercial loan that (a) ~~is broadly~~was syndicated to at least 20 unaffiliated participants at the time of its origination, (b) has first priority right of payments and is not (and cannot by its terms become) subordinate in right of payment to any obligation of the Obligor in any bankruptcy, reorganization, insolvency, moratorium or liquidation proceedings, (c) is secured by a pledge of collateral, which security interest is validly perfected and first priority under applicable law (subject to liens permitted under the applicable credit agreement), (d) the Servicer determines in good faith that the value of the collateral securing the loan (or the enterprise value of the underlying business) and ability to generate cash flow on or about the time of origination equals or exceeds the outstanding principal balance of the loan plus the aggregate outstanding balances of all other loans of equal or higher seniority secured by the same collateral, (e) has an original senior facility size of $250,000,000 or greater, (f) has an EBITDA for the prior twelve calendar months of $50,000,000 or greater at the time of acquisition, and (g) is publicly rated by both S&P and Moody’s (or the Obligor is publicly rated by S&P and Moody’s) at the time of acquisition by the Borrower and such ratings are not lower than “B3” by Moody’s and “B-” by S&P ~~and (h) is denominated in United States dollars~~.
“Business Day” means a day of the year other than (i) Saturday or a Sunday or (ii) any other day on which commercial banks in New York, New York or the city in which the offices of the Collateral Agent are located are authorized or required by applicable law, regulation or executive order to close; provided, that, if any determination of a Business Day shall relate to (i) an Advance bearing interest at LIBOR, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market, (ii) an Advance bearing interest at EURIBOR, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Euro deposits in the Euro interbank market or (iii) an Advance bearing interest at CDOR, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Canadian Dollar deposits in the Canadian interbank market. For avoidance of doubt, if the offices of the Collateral Agent are authorized by applicable law, regulation or executive order to close but remain open, such day shall not be a “Business Day”.
“~~Capital Commitment” means, with respect to any stockholder of Golub Capital Investment Corporation who has entered into a subscription agreement with Golub Capital Investment Corporation for the purchase of shares of the common stock of Golub Capital Investment Corporation, its “Capital Commitment” as defined in the subscription agreement by and between such stockholder and Golub Capital Investment Corporation.~~Canadian Dollars” means the lawful currency of Canada.
“Capital Lease Obligations” means, with respect to any entity, the obligations of such entity to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such entity under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
“CDOR” means, for any day during the Remittance Period, with respect to any Advance (or portion thereof) the rate per annum appearing on Thomson Reuters Screen CDOR Page (or any successor or substitute page) as the Canadian interbank offered rate for Canadian Dollar bankers’ acceptances by leading Canadian banks at approximately 11:00 a.m., Toronto, Ontario time, for such day, provided, if such day is not a Business Day, the immediately preceding Business Day, for a three-month maturity; provided, further, that if CDOR is less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“CDOR Disruption Event” means the occurrence of any of the following: (a) any Institutional Lender or Liquidity Bank shall have notified the Administrative Agent of a determination by such Institutional Lender or Liquidity Bank or any of its assignees or participants that it would be contrary to law or to the directive of any central bank or other Governmental Authority (whether or not having the force of law) to obtain Canadian Dollars in the Canadian interbank market to fund any Advance, (b) any Institutional Lender or Liquidity Bank shall have notified the Administrative Agent of the inability, for any reason, of such Institutional Lender or Liquidity Bank or any of its respective assignees or participants to determine CDOR, (c) any Institutional Lender or Liquidity Bank shall have notified the Administrative Agent of a determination by such Institutional Lender or Liquidity Bank or any of its respective assignees or participants that the rate at which deposits of Canadian Dollars are being offered to such Institutional Lender or Liquidity Bank or any of its respective assignees or participants in the Canadian interbank market does not accurately reflect the cost to such Institutional Lender or Liquidity Bank or its assignee or participant of making, funding or maintaining any Advance or (d) any Institutional Lender or Liquidity Bank shall have notified the Administrative Agent of the inability of such Institutional Lender or Liquidity Bank or any of its respective assignees or participants to obtain Canadian Dollars in the Canadian interbank market to make, fund or maintain any Advance.
“Change of Control” shall be deemed to have occurred if any of the following occur:
(a)    ~~(a)~~    the creation or imposition of any Lien on any limited liability company membership interest in the Borrower;
(b)    ~~(b)~~    the failure by the Equityholder to own 100% of the limited liability company membership interests in the Borrower; ~~or~~
(c)    the transfer (including via merger) of 25% or more of the shares of the Equityholder to another entity to whom the Administrative Agent has in place a lending facility, without the consent of the Administrative Agent; or
(d)    ~~(c)~~    the dissolution, termination or liquidation in whole or in part, transfer or other disposition, in each case, of all or substantially all of the assets of, the Equityholder.
“Code” means the Internal Revenue Code of ~~1986, as amended.~~1986.
“Collateral Agent” has the meaning assigned to that term in the preamble hereto.
“Collateral Agent Expenses” means the expenses set forth in the Wells Fargo Fee Letter and any other accrued and unpaid expenses (including attorneys’ fees, costs and expenses) and indemnity amounts payable by the Borrower to the Collateral Agent under the Transaction Documents. For the avoidance of doubt, the Borrower is responsible for all (i) reasonable, documented out-of-pocket expenses and (ii) reasonable, documented attorneys’ fees, costs and expenses incurred by the Collateral Agent in connection with the Transaction Documents.
“Collateral Agent Fees” means the fees set forth in the Wells Fargo Fee Letter, as such fee letter may be amended, restated, supplemented and/or otherwise modified from time to time.
“Collateral Agent Termination Notice” has the meaning assigned to that term in Section 10.05.

“Collateral Custodian” ~~means Wells Fargo, not in its individual capacity, but solely as collateral custodian pursuant to the terms of this Agreement~~has the meaning assigned to that term in the preamble hereto.
“Collateral Custodian Expenses” means the expenses set forth in the Wells Fargo Fee Letter and any other accrued and unpaid expenses (including attorneys’ fees, costs and expenses) and indemnity amounts payable by the Borrower to the Collateral Custodian under the Transaction Documents. For the avoidance of doubt, the Borrower is responsible for all (i) reasonable, documented out-of-pocket expenses and (ii) reasonable, documented attorneys’ fees, costs and expenses incurred by the Collateral Custodian in connection with the Transaction Documents.
“Collateral Custodian Fees” means the fees set forth in the Wells Fargo Fee Letter, as such fee letter may be amended, restated, supplemented and/or otherwise modified from time to time.
“Collateral Custodian Termination Notice” has the meaning assigned to that term in Section 12.05.
“Collateral Portfolio” means all right, title, and interest (whether now owned or hereafter acquired or arising, and wherever located) of the Borrower in, to and under all accounts, cash and currency, chattel paper, tangible chattel paper, electronic chattel paper, copyrights, copyright licenses, equipment, fixtures, contract rights, general intangibles, instruments, certificates of deposit, certificated securities, uncertificated securities, financial assets, securities entitlements, commercial tort claims, deposit accounts, inventory, investment property, letter-of-credit rights, software, supporting obligations, accessions, or other property of the Borrower, including, without limitation, all right, title and interest of the Borrower in the following (in each case excluding the Retained Interest and the Excluded Amounts):
(i)    the Loan Assets, and all monies due or to become due in payment under such Loan Assets on and after the related Cut-Off Date, including, but not limited to, all Available Collections;
(ii)    the Portfolio Assets with respect to the Loan Assets referred to in clause (i);
(iii)    the Controlled Accounts and all Permitted Investments purchased with funds on deposit in the Controlled Accounts;
(iv)    for the avoidance of doubt, the entire “Collateral Portfolio” under and as defined in the Existing Agreement; and
(v)    all income and Proceeds of the foregoing.
For the avoidance of doubt, the term “Collateral Portfolio” shall, for all purposes of this Agreement, be deemed to include any Loan Asset acquired directly by the Borrower from a third party in a transaction underwritten by the Transferor or any transaction in which the Borrower is the designee of the Transferor under the instruments of conveyance relating to the applicable Loan Asset.
“Collection Account” means a trust account (account number 83402000 at the Account Bank) in the name of the Collateral Agent for the benefit of and under the sole dominion and control of the Collateral Agent for the benefit of the Secured Parties; provided that the funds deposited therein (including any interest and earnings thereon) from time to time shall constitute the property and assets of the Borrower, and the Borrower shall be solely liable for any Taxes payable with respect to the Collection Account.
“Collection Account Agreement” means that certain Collection Account Agreement, dated the date of this Agreement, among the Borrower, the Servicer, the Account Bank, the Administrative Agent and the Collateral Agent, which agreement relates to the Collection Account, as such agreement may from time to time be amended, supplemented or otherwise modified in accordance with the terms thereof.
“Collection Date” means the date on which the aggregate outstanding principal amount of the Advances Outstanding have been repaid in full and all Yield and Fees and all other Obligations (other than unmatured contingent obligations for which no claim has been made) have been paid in full, and the Borrower shall have no further right to request any additional Advances.
“Commercial Paper Notes” means any short-term promissory notes of any Conduit Lender issued by such Conduit Lender in the commercial paper market.
“Commitment” means, with respect to each Lender, (i) prior to the end of the Reinvestment Period or for purposes of Advances made pursuant to Section 2.02(f), the dollar amount set forth opposite such Lender’s name on Annex A hereto (as such amount may be revised from time to time) or the amount set forth as such Lender’s “Commitment” on Schedule I to the Joinder Supplement relating to such Lender, as applicable, and (ii) on or after the Reinvestment Period (other than for purposes of Advances made pursuant to Section 2.02(f)), such Lender’s Pro Rata Share of the aggregate Advances Outstanding.
“Concentration Limits” means with respect to determining the Excess Concentration Amount as of any date of determination after giving effect to all additions and removals of Loan Assets on such date and for purposes of this definition calculated as if all Loan Assets are fully funded:
(a)    the aggregate Adjusted Borrowing Value of all Eligible Loan Assets included in the Collateral Portfolio that are First Lien Last Out Loans shall not exceed the greater of (i) 15% of the sum of (x) the aggregate Adjusted Borrowing Value (~~prior to~~without giving effect to any deduction pursuant to this clause (a) or clauses (b) ~~or clause~~through (~~c~~d) below) plus (y) any amounts on deposit in ~~the~~any Principal Collection Account or (ii) $12,250,000;
(b)    the aggregate Adjusted Borrowing Value of all Eligible Loan Assets included in the Collateral Portfolio, the Obligors of which are domiciled ~~in Canada~~outside the United States (after giving effect to any reduction pursuant to clause (a) above) shall not exceed the greater of (i) 15% of the sum of (x) the aggregate Adjusted Borrowing Value of all Eligible Loan Assets (~~after~~without giving effect to any deduction pursuant to clause (a) above ~~but prior to giving effect to any deduction pursuant to~~through clause (~~c~~d) below) plus (y) any amounts on deposit in ~~the~~any Principal Collection Account or (ii) $12,250,000; and
(c)    the aggregate Adjusted Borrowing Value of all Eligible Loan Assets included in the Collateral Portfolio that are fixed rate Loan Assets (after giving effect to any reductions pursuant to clause (a) and clause (b) above) shall not exceed the greater of (i) 10% of the sum of (x) the aggregate Adjusted Borrowing Value (~~after~~without giving effect to any deduction pursuant to clause (a) ~~or clause (b)~~ above through clause (d) below) plus (y) any amounts on deposit in ~~the~~any Principal Collection Account or (ii) $~~8,750,000.~~8,750,000; and
(d)    the aggregate Adjusted Borrowing Value of all Eligible Loan Assets included in the Collateral Portfolio (on a Dollar equivalent basis) that are denominated in an Available Currency other than Dollars (after giving effect to any reductions pursuant to clauses (a) through (c) above) shall not exceed 15% of the sum of (x) the aggregate Adjusted Borrowing Value (without giving effect to any deduction pursuant to clauses (a) through (c) above and this clause (d)) plus (y) any amounts on deposit in any Principal Collection Account.
In calculating Concentration Limits, all calculations shall be made in Dollars, converted, as necessary, from the applicable Available Currency at the Applicable Exchange Rate.
“Conduit Lender” means each commercial paper conduit as may from time to time become a Lender hereunder by executing and delivering a Joinder Supplement to the Administrative Agent and the Borrower.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.
“Controlled Accounts” means the Collection Account and the Unfunded Exposure Account.
“Cut-Off Date” means, with respect to each Loan Asset, the date such Loan Asset is Pledged hereunder.
“Defaulting Lender” means any Lender that (i) has failed to fund any portion of the Advances (including participations in Swingline Advances) required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (ii) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless such amount is the subject of a good faith dispute, (iii) has notified the Borrower, the Administrative Agent or any other Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply or has failed to comply with its funding obligations under this Agreement or generally under other agreements in which it commits or is obligated to extend credit or (iv) has become or is insolvent or has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.
“Defaulted Loan Asset” means a Loan Asset which has become subject to a Value Adjustment Event of the type described in clauses (ii), (iv) or (vi) in the definition thereof (but, with respect to clause (vi), solely pursuant to a Material Modification pursuant to clause (a) of such definition). If the Value Adjustment Event (or, if applicable, the circumstances that gave rise to the need for the Material Modification pursuant to clause (a) of such definition) which gave rise to a Defaulted Loan Asset is cured, the Borrower may submit such Loan Asset for review by the Administrative Agent (in its sole discretion) for the purpose of re-classifying such Loan Asset as a Loan Asset which is no longer a Defaulted Loan Asset.
“Delayed Draw Loan Asset” means a Loan Asset that is fully committed on the initial funding date of such Loan Asset and is required to be fully funded in one or more installments on draw dates to occur within one year of the initial funding of such Loan Asset but which, once all such installments have been made, ~~has the characteristics of a Term Loan Asset~~does not permit the re-borrowing of any amount previously repaid by the borrower thereunder.
“Determination Date” means the fifth Business Day after the end of each calendar month.
“Disbursement Request” means a disbursement request from the Borrower to the Administrative Agent and the Collateral Agent in the form attached hereto as Exhibit D in connection with a disbursement request from the Unfunded Exposure Account in accordance with Section 2.04(d) or a disbursement request from the Principal Collection Account in accordance with Section 2.21, as applicable.
“Dollars” and “$” mean the lawful currency of the United States of America.
“EBITDA” means, with respect to any period and any Loan Asset, the meaning of “EBITDA”, “Adjusted EBITDA” or any comparable ~~definition~~term in the Loan Agreement for such Loan Asset (together with all add-backs and exclusions as designated in such Loan Agreement), and in any case that “EBITDA”, “Adjusted EBITDA” or such comparable ~~definition~~term is not defined in such Loan Agreement, an amount, for the principal obligor on such Loan Asset and any of its parents or Subsidiaries that are obligated pursuant to the Loan Agreement for such Loan Asset (determined on a consolidated basis without duplication in accordance with GAAP) equal to earnings from continuing operations for such period plus interest expense, income taxes and unallocated depreciation and amortization for such period (to the extent deducted in determining earnings from continuing operations for such period), and any other item the Borrower and the Administrative Agent mutually deem to be appropriate.
“Eligible Investment Required Ratings” means: (a) if such obligation or security (i) has both a long-term and a short-term credit rating from Moody’s, such ratings are “Aa3” or better (not on credit watch for possible downgrade) and “P-1” (not on credit watch for possible downgrade), respectively, (ii) has only a long-term credit rating from Moody’s, such rating is “Aaa” (not on credit watch for possible downgrade) and (iii) has only a short-term credit rating from Moody’s, such rating is “P-1” (not on credit watch for possible downgrade) and (b) “A‑1” or better (or, in the absence of a short-term credit rating, “A+” or better) from S&P.
“Eligible Loan Asset” means, at any time, a Loan Asset in respect of which~~, in each case, (x) the representations and warranties contained in Section 4.02 are true and correct and (y)~~ the following criteria (other than any individual clause listed below that the Required Lenders, in their sole discretion have, prior to the applicable Cut-Off Date, waived in writing with respect to such Loan Asset~~, which waiver shall solely be for the specific fact or circumstance that existed at the time of such waiver~~) are satisfied:
(a)    Each such Loan Asset is a First Lien Loan or a First Lien Last Out Loan evidenced by a note or a credit document and (other than in the case of any Loan Asset acquired or funded directly by the Borrower at origination) an assignment document in the form specified in the applicable credit agreement or, if no such specification, on the LSTA assignment form~~. Each such Loan Asset and the Portfolio Assets related thereto is subject to a valid, subsisting and enforceable first priority perfected security interest (subject only to Permitted Liens) in favor of the Collateral Agent, on behalf of the Secured Parties, and the~~ or other similar assignment form. The Borrower has good and marketable title to such Loan Asset and the Portfolio Assets related thereto, free and clear of all Liens other than any Permitted Liens.
(b)    The Obligor with respect to each such Loan Asset is organized under the laws of (i) the United States or any state thereof ~~or Canada~~, (ii) Canada or any territory thereof or (iii) the United Kingdom or Germany so long as such Obligor has (x) a parent domiciled in the United States and such parent has provided a guaranty to the Obligor or (y) an Affiliate domiciled in the United States and such Affiliate (I) has the same parent as such Obligor, (II) has provided a guaranty to the Obligor and (III) through the parent, has a majority of its assets and EBITDA generated in the United States (unless, with respect to clause (iii), otherwise agreed to by the Administrative Agent in its sole discretion).
(c)    Each such Loan Asset is denominated in ~~United States dollars~~an Available Currency.
(d)    No such Loan Asset is Margin Stock.
(e)    The acquisition of such Loan Asset does not cause the Borrower or the assets constituting the Collateral Portfolio to be required to be registered as an investment company under the 1940 Act~~, as amended~~.
(f)    No such Loan Asset is a financing by a debtor-in-possession in any Bankruptcy Proceeding.
(g)    No such Loan Asset is principally secured by real estate.

(h)    Each such Loan Asset constitutes a legal, valid, binding and enforceable obligation of the Obligor thereunder and each guarantor thereof, enforceable against each such Person in accordance with its terms, subject to usual and customary bankruptcy, insolvency and equity limitations and there are no conditions precedent to the enforceability or validity of the Loan Asset that have not been satisfied or validly waived.
(i)    [Reserved].
(j)    As of the related Cut-Off Date and at any time prior to the related Cut-Off Date (i) such Loan Asset is and has been current on all interest and principal payments under the terms of the related Loan Agreement and (ii) there has been no (a) “event of default” (as defined in the related Loan Agreement) or (b) any other default, breach, violation or event, in each case under this clause (b) permitting acceleration (provided that the existence of any financial default shall be determined as of the most recent financial report provided by the applicable Obligor) under the terms of any such Loan Asset (of which the Transferor has actual knowledge) that, in each of the foregoing cases, has not been cured or waived, unless otherwise approved by the Administrative Agent in writing.
(k)    As of the related Cut-Off Date, the acquisition of each such Loan Asset by the Borrower, and the Pledge of each such Loan Asset, has been approved by the Administrative Agent in its sole and absolute discretion.
(l)    Each Broadly Syndicated Loan Asset is not a PIK Loan Asset.
(m)    The Obligor with respect to each such Loan Asset is not an Affiliate of the Servicer or the Transferor with respect to such Loan Asset.
(n)    The acquisition of any such Loan Asset by the Borrower or the Pledge thereof would not, in the Administrative Agent’s commercially reasonable judgment, (i) violate any Applicable Law or (ii) cause the Administrative Agent, the Lenders or the Lender Agents to fail to comply with any request or directive (whether or not having the force of law) from any banking or other Governmental Authority having jurisdiction over the Administrative Agent, the Lenders or the Lender Agents.
(o)    No such Loan Asset contravenes any Applicable Law and no part thereof is in violation of any Applicable Law.
(p)    Pursuant to the Loan Agreement with respect to such Loan Asset, either (i) such Loan Asset is freely assignable to the Borrower and able to be Pledged to the Collateral Agent, on behalf of the Secured Parties, without the consent of the Obligor or (ii) (a) all consents necessary for assignment of such Loan Asset to the Borrower and Pledge to the Collateral Agent for the benefit of the Secured Parties have been obtained and (b) the Loan Agreement provides that any consents necessary for future assignments shall not be unreasonably withheld (subject to customary and market restrictions on assignment to non-bank lenders) by the applicable Obligor and/or agent, and the rights to enforce rights and remedies in respect of the same under the applicable Loan Agreement inure to the benefit of the holder of such Loan Asset (subject to the rights of any applicable agent or other lenders).
(q)    The funding obligations for each such Loan Asset and the Loan Agreement under which such Loan Asset was created have been fully satisfied and all sums available thereunder (other than, with respect to Loan Assets originated prior to the Sixth Amendment Date, customary protective advances permitted to made thereunder which represent a de-minimus amount relative to the outstanding balance of such Loan as determined by Golub in its commercially reasonable judgement) have been fully advanced, or if such Loan Asset is a Revolving Loan Asset or Delayed Draw Loan Asset, either (i) the Borrower shall have or have caused to be, at the time of the sale of such Loan Asset to the Borrower, deposited into the Unfunded Exposure Account an amount in ~~United States dollars~~Dollars equal to the Unfunded Exposure Equity Amount or (ii) the Unfunded Exposure Equity Amount with respect to such Loan Asset shall not create a Borrowing Base Deficiency. For the avoidance of doubt, any protective advance shall be considered an additional Loan Asset and subject to all of the requirements applicable to a Loan Asset hereunder (including without limitation satisfying all clauses of the definition of Eligible Loan Asset as of the date of such protective advance), and if any protective advance fails to meet such requirements, such protective advance and the related Loan Asset for which such protective advance was made shall not be included as an Eligible Loan Asset.
(r)    No such Loan Asset is the subject of any assertions in respect of, any litigation, right of rescission, set-off, counterclaim or defense, including the defense of usury, by the related Obligor, nor will the operation of any of the terms of the Loan Agreements, or the exercise of any right thereunder, render the Loan Agreements unenforceable in whole or in part (subject to equitable principles), or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and the Loan Agreements with respect to the Loan Asset provide for an affirmative waiver by the related Obligor of all rights of rescission, set-off and counterclaim against the Transferor and its assignees.
(s)    With respect to each such Loan Asset acquired by the Borrower from the Transferor under the Purchase and Sale Agreement, by the Cut-Off Date on which such Loan Asset is Pledged under the Loan and Servicing Agreement and on each day thereafter, the Transferor will have caused its master computer records relating to such Loan Asset to be clearly and unambiguously marked to show that such Loan Asset has been sold to the Borrower.
(t)    No such Loan Asset has been repaid, prepaid, satisfied or rescinded, in each case, in full.
(u)    No such Loan Asset has been sold, transferred, assigned or pledged by the Borrower to any Person other than the Collateral Agent for the benefit of the Secured Parties.

(v)    Such Loan Asset is not subject to withholding tax unless the Obligor thereon is required under the terms of the related Loan Agreement to make “gross-up” payments that cover the full amount of such withholding tax on an after-tax basis. The transfer, assignment and conveyance of such Loan Asset (and the other Portfolio Assets related thereto) from the Transferor to the Borrower pursuant to the Purchase and Sale Agreement is not subject to and will not result in any fee or governmental charge (other than income taxes) payable by the Borrower to any federal, state or local government.
(w)    The Obligor with respect to such Loan Asset (and any guarantor of such Obligor’s obligations thereunder) had full legal capacity to execute and deliver the Loan Agreement which creates such Loan Asset and any other documents related thereto.
(x)    The Obligor of each such Loan Asset is not a Government Authority.
(y)    Each such Loan Asset which was acquired by the Transferor (i) was originated or acquired by the Transferor in the ordinary course of the Transferor’s business and, to the extent required by Applicable Law, the Transferor has all necessary licenses and permits to originate or acquire such Loan Asset in the State where the Obligor was located (to the extent required by Applicable Law), and (ii) was sold by the Transferor to the Borrower under the Purchase and Sale Agreement and, to the extent required by Applicable Law, the Borrower has all necessary licenses and permits to purchase and own such Loan Assets and enter into Loan Agreements pursuant to which such Loan Asset was created, in the State where the Obligor is located (to the extent required by Applicable Law).
(z)    There are no proceedings pending or, to the Borrower’s knowledge, threatened (i) asserting insolvency of the Obligor of such Loan Asset, or (ii) wherein the Obligor of such Loan Asset, any other obligated party or any governmental agency has alleged that such Loan Asset or the Loan Agreement which creates such Loan Asset is illegal or unenforceable other than, in the case of clause (i) above after the related Cut-Off Date, a pending Bankruptcy Event.
(aa)    Each such Loan Asset requires the related Obligor to pay all material maintenance, repair, insurance and taxes, together with all other material ancillary costs and expenses, with respect to the related Underlying Collateral.
(bb)    To the knowledge of the Borrower, the Underlying Collateral related to each such Loan Asset has not, and will not, be used by the related Obligor in any manner or for any purpose which would result in any material risk of liability being imposed upon the Transferor, the Borrower or the Lenders under any federal, state, local or foreign laws, common laws, statutes, codes, ordinances, rules, regulations, permits, judgments, agreements or order related to addressing the environment, health or safety.
(cc)    Each such Loan Asset has an original term to maturity of not greater than seven (7) years or, in the case of a Broadly Syndicated Loan Asset, eight (8) years.

(dd)    Each such Loan Asset does not contain confidentiality restrictions that would prohibit the Lenders, the Lender Agents or the Administrative Agent from accessing all necessary information (as required to be provided pursuant to the Transaction Documents) with regards to such Loan Asset so long as the Lenders, the Lender Agents or the Administrative Agent, as applicable, have agreed to maintain the confidentiality of such information in accordance with the provisions of such Loan Agreements.
(ee)    (i) Each such Loan Asset has a current cash coupon payable at least quarterly and (ii) each such Loan Asset (other than a Broadly Syndicated Loan Asset) has a current cash coupon of at least (x) 3.00% if such Loan Asset is a floating rate Loan Asset or (y) 7.00% if such Loan Asset is a fixed rate Loan Asset.
(ff)    Each such Loan Asset (i) was originated and underwritten, or purchased and re-underwritten, by the Transferor including, without limitation, the completion of a due diligence and, if applicable, a collateral assessment and (ii) is being serviced by the Servicer in accordance with the Servicing Standard.
(gg)    All of the original or certified Required Loan Documents and the Loan Asset Checklist, acceptable to the Administrative Agent and the Transferor, with respect to such Loan Asset have been, or will be, delivered to the Collateral Custodian within five Business Days of the applicable Cut-Off Date (or, with respect to the Golub Agented Required Loan Documents within thirty days of any related Cut-Off Date), and all Servicing Files are being or shall be maintained at the principal place of business of the Servicer in accordance with documented safety procedures approved by the Administrative Agent.
(hh)    Each such Loan Asset is not an extension of credit by the Transferor to the Obligor for the purpose of (i) making any past due principal, interest or other payments due on such Loan Asset, (ii) preventing such Loan Asset or any other loan to the related Obligor from becoming past due or (iii) preventing such Loan Asset from becoming defaulted.
(ii)    The Obligor with respect to such Loan Asset, on the applicable date of determination, (i) is a business organization (and not a natural person) duly organized and validly existing under the laws of its jurisdiction of organization; (ii) is a legal operating entity or holding company; (iii) has not entered into the Loan Asset primarily for personal, family or household purposes; and (iv) is not the subject of a Bankruptcy Event, and, as of the related Cut-Off Date, such Obligor is not in financial distress ~~and has not experienced a material adverse change in its condition, financial or otherwise~~, in each case, as determined by the Servicer in its reasonable discretion unless approved in writing by the Administrative Agent.
(jj)    ~~All~~As of the related Cut-Off Date, all information provided by the Borrower or the Servicer to the Administrative Agent in writing with respect to such Loan Asset is true and correct in all material respects as of the date such information is provided; provided that, solely with respect to written or electronic information furnished by the Servicer or the Borrower which was provided to the Servicer or the Borrower from an

Obligor with respect to a Loan Asset, such information need only be accurate, true and correct to the knowledge of the Borrower and the Servicer~~; provided, further, that the foregoing proviso shall not apply to any information from an Obligor presented in a Servicer’s Certificate, Servicing Report, Notice of Borrowing or Borrowing Base Certificate~~. Any projections or forward-looking information (including such statements with respect to the collectability of, or risks or benefits associated with a Loan Asset) provided by or on behalf of the Servicer were prepared in good faith based on assumptions believed by the Servicer to be reasonable at the time so prepared.
(kk)    Each such Loan Asset is not an Equity Security and does not provide for the conversion into an Equity Security at any time on or after the date it is included as part of the Collateral Portfolio.
(ll)    No selection procedure adverse to the interests of the Secured Parties was utilized by the Borrower in the selection of such Loan Asset for inclusion in the Collateral Portfolio.
(mm)    [Reserved].
(nn)    Each such Loan Asset is not a participation interest in all or a portion of a loan (for the avoidance of doubt, a syndication or co-lending interest which is not documented as a participation interest shall not be deemed a participation interest).
(oo)    Immediately after giving effect to the acquisition by the Borrower of such Loan Asset, the sum of all commitments associated with Revolving Loan Assets and all unfunded commitments associated with Delayed Draw Loan Assets shall not, collectively, exceed 10% of the sum of the aggregate Adjusted Borrowing Value of all Eligible Loan Assets.
“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.
“Environmental Laws” means any and all foreign, federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials. Environmental Laws include, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. § 331 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300, et seq.), the Environmental Protection Agency’s regulations relating to underground storage tanks (40 C.F.R. Parts 280 and 281), and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), and the rules and regulations thereunder~~, each as amended or supplemented from time to time~~.

“Equityholder” means Golub Capital Investment Corporation.
“Equity Security” means (i) any equity security or any other security that is not eligible for purchase by the Borrower as a Loan Asset~~,~~ or (ii) any security purchased as part of a “unit” with a Loan Asset and that itself is not eligible for purchase by the Borrower as a Loan Asset~~, and (iii) any obligation that, at the time of commitment to acquire such obligation, was eligible for purchase by the Borrower as a Loan Asset but that, as of any subsequent date of determination, no longer is eligible for purchase by the Borrower as a Loan Asset, for so long as such obligation fails to satisfy such requirements~~.
“ERISA” means the United States Employee Retirement Income Security Act of ~~1974, as amended from time to time.~~1974.
“ERISA Affiliate” means (a) any corporation that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower, (b) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with the Borrower, or (c) for purposes of Section 302 of ERISA and Section 412 of the Code, a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Borrower, any corporation described in clause (a) above or any trade or business described in clause (b) above.
“Eurodollar Disruption Event” means the occurrence of any of the following: (a) any Institutional Lender or Liquidity Bank shall have notified the Administrative Agent of a determination by such Institutional Lender or Liquidity Bank or any of its assignees or participants that it would be contrary to law or to the directive of any central bank or other Governmental Authority (whether or not having the force of law) to obtain ~~United States dollars~~GBPs, Dollars or Euros, as applicable, in the London interbank market to fund any Advance, (b) any Institutional Lender or Liquidity Bank shall have notified the Administrative Agent of the inability, for any reason, of such Institutional Lender or Liquidity Bank or any of its respective assignees or participants to determine LIBOR or EURIBOR, (c) any Institutional Lender or Liquidity Bank shall have notified the Administrative Agent of a determination by such Institutional Lender or Liquidity Bank or any of its respective assignees or participants that the rate at which deposits of ~~United States dollars~~GBPs, Dollars or Euros, as applicable, are being offered to such Institutional Lender or Liquidity Bank or any of its respective assignees or participants in the London interbank market does not accurately reflect the cost to such Institutional Lender or Liquidity Bank or its assignee or participant of making, funding or maintaining any Advance or (d) any Institutional Lender or Liquidity Bank shall have notified the Administrative Agent of the inability of such Institutional Lender or Liquidity Bank or any of its respective assignees or participants to obtain ~~United States dollars~~GBPs, Dollars or Euros, as applicable, in the London interbank market to make, fund or maintain any Advance.
“EURIBOR” means, for any day during the Remittance Period, with respect to any Advance in Euros (or portion thereof) (a) the rate per annum appearing on Reuters Screen EURIBOR01 Page (or any successor or substitute page) as the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for deposits in Euros for a period equal to three months at approximately

11:00 a.m., London time, two (2) Business Days prior to the beginning of each Remittance Period; and (b) if no rate specified in clause (a) of this definition so appears on Reuters Screen EURIBOR01 Page (or any successor or substitute page), the interest rate per annum at which Euro deposits of €5,000,000 for a three-month maturity are offered by the principal London office of Wells Fargo in immediately available funds in the euro interbank market at approximately 11:00 a.m., London time, for such day; provided that if EURIBOR is less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Euro” and “€” mean the lawful currency of each state so described in any EMU Legislation introduced in accordance with the EMU Legislation.
“Event of Default” has the meaning assigned to that term in Section 7.01.
“Excepted Persons” has the meaning assigned to that term in Section 11.13(a).
“Excess Availability” means, as of the last day of the Reinvestment Period, an amount equal to the positive difference, if any, of the Borrowing Base (Aggregate) as of such day less the aggregate Advances Outstanding as of such day (after giving effect to any Advances made on such date).
“Excess Concentration Amount” means, with respect to all Eligible Loan Assets included in the Collateral Portfolio, the amount by which the sum of the Adjusted Borrowing Value of such Eligible Loan Assets exceeds any applicable Concentration Limit, calculated without duplication and after giving effect to any addition or removal of any Loan Asset as of the date of determination.
“Exchange Act” means the United States Securities Exchange Act of ~~1934, as amended, and the rules and regulations promulgated thereunder.~~1934.
“Excluded Amounts” means (a) any amount received in the Collection Account with respect to any Loan Asset included as part of the Collateral Portfolio, which amount is attributable to the payment of any Tax, fee or other charge imposed by any Governmental Authority on such Loan Asset or on any Underlying Collateral and (b) any amount received in a Controlled Account representing (i) a reimbursement of insurance premiums, (ii) any escrows relating to Taxes, insurance and other amounts in connection with Loan Assets which are held in an escrow account for the benefit of the Obligor and the secured party pursuant to escrow arrangements under the applicable Loan Agreement and (iii) any amount received in the Collection Account with respect to any Loan Asset retransferred or substituted for upon the occurrence of a Warranty Event or that is otherwise replaced by a Substitute Eligible Loan Asset, or that is otherwise sold or transferred by the Borrower pursuant to Section 2.07, to the extent such amount is attributable to a time after the effective date of such replacement or sale.
“Existing Agreement” has the meaning assigned to that term in the recitals hereto.
“Excluded Taxes” means any of the following (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i)

imposed as a result of a person being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Agreement, or sold or assigned an interest in any Loan Asset or Loan Agreement), (b) in the case of a Lender, withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan Asset or commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan Asset or commitment or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.11, amounts with respect to such Taxes were payable either to such Lender~~'~~’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such recipient’s failure to comply with Section 2.11 and (d) Taxes imposed under Sections 1471 through 1474 of the Code.
“Facility Amount” means $500,000,000; provided that upon the request of the Borrower and approval of the Administrative Agent in its sole discretion, the Facility Amount may be increased prior to the end of the Reinvestment Period upon and subject to (i) the applicable Lenders’ agreement (in their sole discretion) to provide the increased commitment and (ii) customary terms and conditions, including no Event of Default shall have occurred or resulted therefrom; provided that at all times after the Reinvestment Period, the Facility Amount shall mean the aggregate Advances Outstanding at such time.
“Facility Maturity Date” means the earliest to occur of (i) the Stated Maturity Date, (ii) the date of the declaration, or automatic occurrence, of the Facility Maturity Date pursuant to Section 7.01, (iii) the Collection Date and (iv) the occurrence of the termination of this Agreement pursuant to Section 2.18(b) hereof.
“Fifth Amendment Date” means August 30, 2017.
“Federal Funds Rate” means, for any period, a fluctuating per annum interest rate equal, for each day during such period, to the weighted average of the overnight federal funds rates as in Federal Reserve Board Statistical Release H.15(519) or any successor or substitute publication selected by the Administrative Agent (or, if such day is not a Business Day, for the next preceding Business Day), or, if for any reason such rate is not available on any day, the rate determined, in the sole discretion of the Administrative Agent, to be the rate at which overnight federal funds are being offered in the national federal funds market at 9:00 a.m. on such day.
“Fees” means (i) the Non-Usage Fee and (ii) the fees payable to each Lender or Lender Agent pursuant to the terms of any Lender Fee Letter.
“Financial Asset” has the meaning specified in Section 8-102(a)(9) of the UCC.

“Financial Sponsor” means any Person, including any Subsidiary of such Person, whose principal business activity is acquiring, holding, and selling investments (including controlling interests) in otherwise unrelated companies that each are distinct legal entities with separate management, books and records and bank accounts, whose operations are not integrated with one another and whose financial condition and creditworthiness are independent of the other companies so owned by such Person.
“First Lien Last Out Loan” means a commercial loan that would constitute a First Lien Loan but that, at any time prior to and/or after an event of default under the related loan agreement of such Loan, will be paid after one or more tranches of First Lien Loans issued by the same Obligor have been paid in full in accordance with a specified waterfall or other priority of payments.
“First Lien Loan” means a commercial loan (a) that is not (and cannot by its terms become) subordinate in right of payment to any obligation of the Obligor in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, (b) that is secured by a pledge of collateral, which security interest is validly perfected and first priority under Applicable Law (subject to liens permitted under the applicable credit agreement that are reasonable and customary for similar loans, and liens accorded priority by law in favor of the United States or any State or agency), and (c) the Servicer determines in good faith that the value of the collateral securing the loan or the enterprise value and ability to generate cash flow on or about the time of origination equals or exceeds the outstanding principal balance of the loan plus the aggregate outstanding balances of all other loans of equal or higher seniority secured by the same collateral.
“Fitch” means Fitch, Inc. or any successor thereto.
“Fronting Exposure” means, at any time there is a Defaulting Lender (other than the Swingline Lender), such Defaulting Lender’s Pro Rata Share of Swingline Advances other than Swingline Advances as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders, repaid by the Borrower or for which cash collateral or other credit support acceptable to the Swingline Lender shall have been provided in accordance with the terms hereof.
“GAAP” means generally accepted accounting principles as in effect from time to time in the United States.
“GBP” and “£” mean the lawful currency of the United Kingdom.
“Golub Agented Required Loan Documents” means, for each Loan Asset, the documents set forth in clause (c) of the definition of “Required Loan Documents”.
“Governmental Authority” means, with respect to any Person, any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person.

“Hazardous Materials” means all materials subject to any Environmental Law, including, without limitation, materials listed in 49 C.F.R. § 172.010, materials defined as hazardous pursuant to § 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, ~~as amended,~~ flammable, explosive or radioactive materials, hazardous or toxic wastes or substances, lead-based materials, petroleum or petroleum distillates or asbestos or material containing asbestos, polychlorinated biphenyls, radon gas, urea formaldehyde and any substances classified as being “in inventory”, “usable work in process” or similar classification that would, if classified as unusable, be included in the foregoing definition.
“Hedge Breakage Costs” means, for any Hedge Transaction, any amount payable by the Borrower for the early termination of that Hedge Transaction or any portion thereof.
“Hedge Collateral” has the meaning assigned to that term in Section 5.09(b).
“Hedge Counterparty” means any entity approved in writing by the Administrative Agent (in its sole discretion), which has entered into a Hedging Agreement in connection with this Agreement.
“Hedge Transaction” means each interest rate swap transaction, interest rate cap transaction, interest rate floor transaction or other derivative transaction approved in writing by the Administrative Agent, between the Borrower and a Hedge Counterparty that is entered into pursuant to Section 5.09(a) and is governed by a Hedging Agreement.
“Hedging Agreement” means each agreement between the Borrower and a Hedge Counterparty that governs one or more Hedge Transactions entered into by the Borrower and such Hedge Counterparty pursuant to Section 5.09(a), which agreement shall consist of a “Master Agreement” in a form published by the International Swaps and Derivatives Association, Inc., together with a “Schedule” and each “Confirmation” thereunder confirming the specific terms of each such Hedge Transaction; provided that the “Schedule” and the form of each “Confirmation” to any Hedging Agreement shall be subject to the written approval of the Administrative Agent, in its sole discretion.
“Indebtedness” means:
(i)    with respect to any Obligor under any Loan Asset, the meaning of “Indebtedness” or any comparable ~~definition~~term in the Loan Agreement for such Loan Asset, and in any case that “Indebtedness” or such comparable ~~definition~~term is not defined in such Loan Agreement, without duplication, (a) all obligations of such entity for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such entity evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such entity under conditional sale or other title retention agreements relating to property acquired by such entity, (d) all obligations of such entity in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (e) all indebtedness of others secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such entity, whether or not the indebtedness secured thereby has been assumed, (f) all guarantees by such entity of indebtedness of others, (g) all Capital Lease Obligations of such entity, (h) all obligations, contingent or otherwise, of such entity as an account party in respect of letters of credit and letters of guaranty and (i) all obligations, contingent or otherwise, of such entity in respect of bankers’ acceptances; and
(ii)    for all other purposes, with respect to any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current liabilities incurred in the ordinary course of business and payable in accordance with customary trade practices) or that is evidenced by a note, bond, debenture or similar instrument or other evidence of indebtedness customary for indebtedness of that type, (b) all obligations of such Person under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (c) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (d) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (e) all indebtedness, obligations or liabilities of that Person in respect of derivatives, and (f) all obligations under direct or indirect guaranties in respect of obligations (contingent or otherwise) to purchase or otherwise acquire, or to otherwise assure a creditor against loss in respect of, indebtedness or obligations of others of the kind referred to in clauses (a) through (e) of this clause (ii); provided that, for the avoidance of doubt, any Loan Assets sold by the Borrower in a manner which is characterized on the books of the Borrower as a secured borrowing by the Borrower in accordance with GAAP but does not create any recourse to the Borrower (for example, where the Borrower sells a portion of a loan which has been restructured as a first lien loan and a first lien last out loan) shall not constitute “Indebtedness” of the Borrower.
“Indemnified Amounts” has the meaning assigned to that term in Section 8.01.
“Indemnified Party” has the meaning assigned to that term in Section 8.01.
“Indemnifying Party” has the meaning assigned to that term in Section 8.03.
“Independent Director” means a natural person who, (A) for the five-year period prior to his or her appointment as Independent Director, has not been, and during the continuation of his or her service as Independent Director is not: (i) an employee, director, stockholder, member, manager, partner or officer of the Borrower or any of its Affiliates (other than his or her service as an Independent Director of the Borrower or other Affiliates that are structured to be “bankruptcy remote”); (ii) a customer or supplier of the Borrower or any of their Affiliates (other than his or her service as an Independent Director of the Borrower); or (iii) any member of the immediate family of a person described in (i) or (ii), and (B) has (i) prior experience as an Independent Director for a corporation or limited liability company whose charter documents required the unanimous consent of all Independent Directors thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (ii) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities.
“Indorsement” has the meaning specified in Section 8-102(a)(11) of the UCC, and “Indorsed” has a corresponding meaning.
“Initial Advance” means the first Advance made pursuant to Article II.
“Institutional Lender” means (i) Wells Fargo, (ii) each financial institution signatory hereto as an “Institutional Lender” and (ii) each financial institution other than a Conduit Lender which may from time to time become a Lender hereunder by executing and delivering a Joinder Supplement to the Administrative Agent and the Borrower.
“Instrument” has the meaning specified in Section 9-102(a)(47) of the UCC.
“Insurance Policy” means, with respect to any Loan Asset, an insurance policy covering liability and physical damage to, or loss of, the Underlying Collateral.
“Insurance Proceeds” means any amounts received on or with respect to a Loan Asset under any Insurance Policy or with respect to any condemnation proceeding or award in lieu of condemnation, other than (i) any such amount received which is required to be used to restore, improve or repair the related property or required to be paid to the Obligor under the related Loan Agreement or (ii) prior to notice from the Administrative Agent following an Event of Default hereunder and with prior notice to the Administrative Agent, any such amount for which the Servicer has consented, in its reasonable business discretion, to be used to restore, improve or repair the related property or otherwise to be paid to the Obligor under the Loan Agreement.
“Interest” means, with respect to any period and any Loan Asset, for the Obligor on such Loan Asset and any of its parents or Subsidiaries that are obligated under the Loan Agreement for such Loan Asset (determined on a consolidated basis without duplication in accordance with GAAP), the meaning of “Interest” or any comparable ~~definition~~term in the Loan Agreement for such Loan Asset and in any case that “Interest” or such comparable ~~definition~~term is not defined in such Loan Agreement, all interest in respect of Indebtedness (including the interest component of any payments in respect of Capital Lease Obligations) accrued or capitalized during such period (whether or not actually paid during such period).
“Interest Collection Account” means a sub-account (~~account number xxxxxx~~(a) with respect to Dollars, account number [x], (b) with respect to Canadian Dollars, account number [x], (c) with respect to Euros, account number [x] and (d) with respect to GBPs, account number [x] at the Account Bank) of the Collection Account into which Interest Collections shall be segregated. For the avoidance of doubt, each Interest Collection Account may consist of multiple sub-accounts denominated in Available Currencies.

“Interest Collections” means, (i) with respect to any Loan Asset, all payments and collections attributable to interest on such Loan Asset, including, without limitation, all scheduled payments of interest and payments of interest relating to principal prepayments, all guaranty payments attributable to interest and proceeds of any liquidations, sales, dispositions or securitizations attributable to interest on such Loan Asset and (ii) amendment fees, late fees, waiver fees, prepayment fees or other amounts received in respect of the Loan Assets and classified as Interest Collections by the Servicer.
“Interest Coverage Ratio” means, with respect to any Loan Asset for any Relevant Test Period, the meaning of “Interest Coverage Ratio” or any comparable ~~definition~~term in the Loan Agreement for such Loan Asset, and in any case that “Interest Coverage Ratio” or such comparable ~~definition~~term is not defined in such Loan Agreement, the ratio of (a) EBITDA to (b) Interest, as calculated by the Servicer in good faith using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor as per the requirements of the related Loan Agreement.
“Joinder Supplement” means an agreement among the Borrower, a Lender, its Lender Agent and the Administrative Agent in the form of Exhibit E to this Agreement (appropriately completed) delivered in connection with a Person becoming a Lender hereunder after the Amended and Restated Closing Date.
“Lender” means (i) Wells Fargo and (ii) any Institutional Lender or Conduit Lender, and/or any other Person to whom an Institutional Lender or Conduit Lender assigns any part of its rights and obligations under this Agreement and the other Transaction Documents in accordance with the terms of Section 11.04. For the avoidance of doubt, the Swingline Lender shall constitute a “Lender” with respect to the repayment of Swingline Advances for all purposes hereunder.
“Lender Agent” means, with respect to (i) Wells Fargo, Wells Fargo; (ii) each Conduit Lender which may from time to time become party hereto, the Person designated as the “Lender Agent” with respect to such Conduit Lender in the applicable Joinder Supplement and (iii) each Institutional Lender which may from time to time become a party hereto, each shall be deemed to be its own Lender Agent.
“Lender Fee Letter” means each fee letter agreement that shall be entered into by and among the Borrower, the applicable Lender and its related Lender Agent or the Administrative Agent, as applicable, in connection with the transactions contemplated by this Agreement~~, as amended, modified, waived, supplemented, restated or replaced from time to time~~.
“LIBOR” means, for any day during the Remittance Period, with respect to any Advance in Dollars or GBPs, as applicable (or portion thereof) (a) the rate per annum appearing on ~~Thomson~~ Reuters Screen LIBOR01 Page (or any successor or substitute page) as the London interbank offered rate ~~for deposits in dollars~~administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for deposits in Dollars or GBPs, as applicable, at approximately 11:00 a.m., London time, for such day, provided, if such day is not a Business Day, the immediately preceding Business Day, for a one-month maturity; and (b) if no rate specified in clause (a) of this definition so appears on ~~Thomson~~ Reuters Screen

LIBOR01 Page (or any successor or substitute page), the interest rate per annum at which ~~dollar~~Dollar deposits of $5,000,000 or GBP deposits of £2,500,000, as applicable, and for a one-month maturity are offered by the principal London office of Wells Fargo in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, for such day; provided further, that if LIBOR is less than zero, such rate shall be deemed to be zero for purposes of this Agreement. Notwithstanding the foregoing or anything to the contrary contained herein, upon the satisfaction of the Alternative Rate Condition at any time, LIBOR shall be replaced with the Alternative Rate.
“Lien” means any mortgage or deed of trust, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, claim, preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale, lease or other title retention agreement, sale subject to a repurchase obligation, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing) or the filing of or agreement to give any financing statement perfecting a security interest under the UCC or comparable law of any jurisdiction.
“Lien Release Dividend” has the meaning assigned to that term in Section 2.07(g).
“Lien Release Dividend Date” means the date of a Lien Release Dividend specified by the Borrower, which date may be any Business Day, provided written notice is given in accordance with Section 2.07(g).
“Liquidity Agreement” means any agreement entered into in connection with this Agreement pursuant to which a Liquidity Bank agrees to make purchases from or advances to, or purchase assets from, any Conduit Lender in order to provide liquidity support for such Conduit Lender’s Advances hereunder.
“Liquidity Bank” means the Person or Persons who provide liquidity support to any Conduit Lender pursuant to a Liquidity Agreement in connection with the issuance by such Conduit Lender of Commercial Paper Notes.
“Loan Agreement” means the loan agreement, credit agreement or other agreement pursuant to which a Loan Asset has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such Loan Asset or of which the holders of such Loan Asset are the beneficiaries.
“Loan Asset” means any loan originated or acquired by the Transferor and sold to the Borrower or originated or acquired by the Borrower in the ordinary course of its respective business, which loan includes, without limitation, (i) the Required Loan Documents and Loan Asset File, and (ii) all right, title and interest of the Transferor and/or the Borrower, as applicable, in and to the loan and any Underlying Collateral, but excluding, as applicable, the Retained Interest and Excluded Amounts.

“Loan Asset Checklist” means an electronic or hard copy, as applicable, of a checklist in the form of Exhibit B delivered by or on behalf of the Borrower to the Collateral Custodian, that identifies each of the items which constitute Required Loan Documents ~~to be included within the respective Loan Asset File~~, which shall specify whether such document is an original or a copy and includes the identification number and the name of the Obligor with respect to the related Loan Asset.
“Loan Asset File” means, with respect to each Loan Asset, a file containing (a) each of the documents and items as set forth on the Loan Asset Checklist with respect to such Loan Asset and (b) duly executed originals (to the extent required by the Servicing Standard) and copies of any other Records relating to such Loan Assets and Portfolio Assets pertaining thereto.
“Loan Assignment” has the meaning set forth in the Purchase and Sale Agreement.
“Loan Tape” means the Loan Tape identifying the Loan Assets delivered by the Borrower or Servicer to the Collateral Custodian and the Administrative Agent. Each such schedule shall set forth the applicable information specified on Schedule IV.
“Make-Whole Premium” means, in the event that this Agreement is terminated pursuant to Section 2.18(b) prior to ~~August 30, 2017,~~the one-year anniversary of the Sixth Amendment Date, an amount, payable pro rata to each Lender Agent (for the account of the applicable Lenders), equal to 2.00% of the ~~Maximum~~ Facility Amount; provided that the Make-Whole Premium shall be calculated without giving effect to the proviso in the definition of “~~Maximum~~ Facility Amount”.
“Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the Federal Reserve Board.
“Material Adverse Effect” means, with respect to any event or circumstance, a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance or properties of the Transferor, the Servicer or the Borrower, (b) the validity, enforceability or collectability of this Agreement or any other Transaction Document or the validity, enforceability or collectability of the Loan Assets generally or any material portion of the Loan Assets, (c) the rights and remedies of the Collateral Agent, the Collateral Custodian, the Account Bank, the Administrative Agent, any Lender, any Lender Agent and the Secured Parties with respect to matters arising under this Agreement or any other Transaction Document, (d) the ability of each of the Borrower and the Servicer to perform their respective obligations under this Agreement or any other Transaction Document to which such entity is a party, or (e) the status, existence, perfection, priority or enforceability of the Collateral Agent’s lien on the Collateral Portfolio.
“Material Modification” means any amendment or waiver of, or modification or supplement to, a Loan Agreement governing an Eligible Loan Asset executed or effected on or after the Cut-Off Date for such Eligible Loan Asset which:
(a)    reduces or forgives any or all of the principal amount due under such Eligible Loan Asset;

(b)    delays or extends the stated maturity date for such Eligible Loan Asset;
(c)    waives one or more interest payments, permits any interest due in cash to be deferred or capitalized and added to the principal amount of such Eligible Loan Asset (other than any deferral or capitalization already allowed by the terms of the Loan Agreement with respect to any PIK Loan Asset), or reduces the spread or coupon with respect to such Eligible Loan Asset when the Interest Coverage Ratio is less than 150% (prior to giving effect to such reduction in interest expense);
(d)    (i) in the case of a First Lien Loan, contractually or structurally subordinates such Eligible Loan Asset by operation of a priority of payments, turnover provisions, the transfer of assets in order to limit recourse to the related Obligor or the granting of Liens (other than Permitted Liens) on any of the Underlying Collateral securing such Loan Asset or (ii) in the case of a First Lien Last Out Loan, (x) contractually or structurally subordinates such Loan Asset to any obligation (other than the first lien loan which existed at the Cut-Off Date for such Loan Asset) by operation of a priority of payments, turnover provisions, the transfer of assets in order to limit recourse to the related Obligor or the granting of Liens (other than Permitted Liens) on any of the Underlying Collateral securing such Loan Asset or (y) the commitment amount of any loan senior to such First Lien Last Out Loan is increased;
(e)    substitutes, alters or releases the Underlying Collateral securing such Eligible Loan Asset and any such substitution, alteration or release, as determined in the sole discretion of the Administrative Agent, materially and adversely affects the value of such Eligible Loan Asset; provided that the foregoing shall not apply to any release in conjunction with a relatively contemporaneous disposition by the related Obligor accompanied by a mandatory reinvestment of net proceeds or mandatory repayment of the related loan facility with the net proceeds; or
(f)    amends, waives, forbears, supplements or otherwise modifies (i) the meaning of “Senior Leverage Ratio”, “Interest Coverage Ratio” or “Permitted Liens” or any respective comparable ~~definitions~~terms in the Loan Agreement for such Eligible Loan Asset or (ii) any term or provision of such Loan Agreement referenced in or utilized in the calculation of the “Senior Leverage Ratio”, “Interest Coverage Ratio” or “Permitted Liens” or any respective comparable ~~definitions~~terms for such Eligible Loan Asset, in either case in a manner that, in the reasonable discretion of the Administrative Agent, is materially adverse to the Secured Parties~~.“Maximum Facility Amount” means $420,000,000; provided that upon the request of the Borrower and approval of the Administrative Agent in its sole discretion, the Maximum Facility Amount may be increased prior to the end of the Reinvestment Period upon and subject to (i) the applicable Lenders’ agreement (in their sole discretion) to provide the increased commitment and (ii) customary terms and conditions, including no Event of Default shall have occurred or resulted therefrom; provided that at all times after the Reinvestment Period, the Maximum Facility Amount shall mean the aggregate Advances Outstanding at such time.~~; provided that in connection any Revenue Recognition Implementation or any Operating Lease Implementation, the Administrative

Agent may waive any Material Modification resulting from such implementation pursuant to this clause (f).
“Minimum Equity Amount” means, as of any date of determination, an amount equal to the greater of (a) the Minimum Equity Amount set forth on Annex B hereto with respect to the then-applicable ~~Maximum~~ Facility Amount at such time and (b) the sum of the Adjusted Borrowing Value of all Eligible Loan Assets of the three largest Obligors included in the Collateral Portfolio.
“Moody’s” means Moody’s Investors Service, Inc. (or its successors in interest).
“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate contributed or had any obligation to contribute on behalf of its employees at any time during the current year or the preceding five years.
~~“Net Purchased Loan Balance” means, as of any date of determination, an amount equal to (a) the aggregate Outstanding Balance of all Loan Assets acquired by the Borrower prior to such date minus (b) the aggregate Outstanding Balance of all Loan Assets (other than Warranty Loan Assets) repurchased or substituted by the Transferor prior to such date.~~
“Non-Usage Fee” has the meaning assigned to that term in Section 2.09(a).
“Non-Usage Fee Rate” has the meaning assigned to that term in Section 2.09(a).
“Noteless Loan Asset” means a Loan Asset with respect to which the Loan Agreement (i) does not require the Obligor to execute and deliver a promissory note to evidence the indebtedness created under such Loan Asset or (ii) requires any holder of the indebtedness created under such Loan Asset to affirmatively request a promissory note from the related Obligor (and none has been requested with respect to such Loan Asset held by the Borrower).
“Notice and Request for Consent” has the meaning assigned to that term in Section 2.07(g)(i).
“Notice of Borrowing” means an irrevocable written notice of borrowing from the Borrower to the Administrative Agent and each Lender Agent substantially in the form attached hereto as Exhibit F.
“Notice of Exclusive Control” has the meaning given to such term in the Collection Account Agreement and the Unfunded Exposure Account Agreement, as applicable.
“Notice of Reduction” means a notice of a reduction of the Advances Outstanding pursuant to Section 2.18, substantially in the form attached hereto as Exhibit G.
“Obligations” means all present and future indebtedness and other liabilities and obligations (howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or due or to become due) of the Borrower to the Lenders, the Lender Agents, the Administrative Agent, the Account Bank, any Hedge Counterparty, the Secured Parties, the Collateral Agent or the Collateral Custodian arising under this Agreement and/or any other Transaction Document and shall include, without limitation, all liability for principal of and interest on the Advances Outstanding, Hedge Breakage Costs, Breakage Fees, indemnifications and other amounts due or to become due by the Borrower to the Lenders, the Lender Agents, the Administrative Agent, the Collateral Agent, the Hedge Counterparty, the Collateral Custodian, the Secured Parties and the Account Bank under this Agreement and/or any other Transaction Document, including, without limitation, any amounts payable under any Hedging Agreement (including, without limitation, payments in respect of the termination of any such Hedging Agreement), any Lender Fee Letter, any Make-Whole Premium and costs and expenses payable by the Borrower to the Lenders, the Lender Agents, the Administrative Agent, the Account Bank, the Collateral Agent or the Collateral Custodian, including attorneys’ fees, costs and expenses, including without limitation, interest, fees and other obligations that accrue after the commencement of an insolvency proceeding (in each case whether or not allowed as a claim in such insolvency proceeding).
“Obligor” means, collectively, each Person obligated to make payments under a Loan Agreement, including any guarantor thereof.
“Officer’s Certificate” means a certificate signed by the president, the secretary, an assistant secretary, the chief financial officer or any vice president, as an authorized officer, of any Person.
“Operating Lease Implementation” means the implementation by an Obligor of IFRS 16/ASC 842.
“Opinion of Counsel” means a written opinion of counsel, which opinion and counsel are acceptable to the Administrative Agent in its sole discretion.
“Original Closing Date” means October 10, 2014.
“Outstanding Balance” means the principal balance of a Loan Asset, expressed exclusive of PIK Interest and accrued interest.
“Payment Date” means the 22nd day of each March, June, September and December or, if such day is not a Business Day, the next succeeding Business Day; provided, that the final Payment Date shall occur on the Collection Date; provided further that the Administrative Agent may, in its sole discretion with three (3) Business Days’ prior written notice to the Borrower, the Collateral Agent and the Servicer, declare any Business Day a Payment Date ~~if (i) (x) an Event of Default shall have been declared or (y~~(i) after the ~~automatic~~ occurrence of ~~a~~the Facility Maturity Date and (ii) the Administrative Agent or the Lenders ~~have~~having declared the Advances Outstanding and other Obligations to be immediately due and payable in full in accordance with Section 7.01.
“Payment Duties” has the meaning assigned to that term in Section 10.02(b)(iii).
“Pension Plan” has the meaning assigned to that term in Section 4.01(x).

“Permitted Assignee” means any lender (other than a Prohibited Transferee) which has a long-term unsecured debt rating of not less than “A3” from Moody’s and not less than “A” from S&P.
“Permitted Investments” means any of:
(i)    direct Registered obligations of, and Registered obligations the timely payment of principal and interest on which is fully and expressly guaranteed by, the United States of America or any agency or instrumentality of the United States of America whose obligations are expressly backed by the full faith and credit of the United States of America;
(ii)    demand and time deposits in, certificates of deposit of, trust accounts with, bankers’ acceptances issued by, or federal funds sold by any depository institution or trust company incorporated under the laws of the United States of America (including the Account Bank) or any state thereof and subject to supervision and examination by federal and/or state banking authorities, in each case payable within 183 days after issuance, so long as the commercial paper and/or the debt obligations of such depository institution or trust company (or, in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) at the time of such investment or contractual commitment providing for such investment have the Eligible Investment Required Ratings;
(iii)    Registered debt securities bearing interest or sold at a discount issued by a corporation formed under the laws of the United States of America or any State thereof that satisfies the Eligible Investment Required Ratings at the time of such investment or contractual commitment providing for such investment;
(iv)    commercial paper or other short-term obligations (other than asset-backed commercial paper) payable in an Available Currency and with the Eligible Investment Required Ratings and that either bear interest or are sold at a discount from the face amount thereof and have a maturity of not more than 183 days from their date of issuance; and
(v)    money market funds that have, at all times, credit ratings of “Aaa” and “MR1+” by Moody’s and “AAAm” or “AAAm-G” by S&P, respectively;
provided that (1) Permitted Investments purchased with funds in the Collection Account shall be held until maturity except as otherwise specifically provided herein and shall include only such obligations or securities, other than those referred to in clause (v) above, as mature (or are putable at par to the issuer thereof) no later than the Business Day prior to the next Payment Date unless such Permitted Investments are issued by the Account Bank in its capacity as a banking institution, in which event such Permitted Investments may mature on such Payment Date; and (2) none of the foregoing obligations or securities shall constitute Permitted Investments if (a) such obligation or security has an “f”, “r”, “p”, “pi”, “q”, “sf” or “t” subscript assigned by S&P, (b) all, or substantially all, of the remaining amounts payable thereunder consist of interest and not principal payments, (c) payments with respect to such obligations or securities or proceeds of disposition are subject to withholding taxes by any jurisdiction unless the payor is required to make “gross-up” payments that cover the full amount of any such withholding tax on an after-tax basis, (d) such obligation or security is secured by real property, (e) such obligation or security is purchased at a price greater than 100% of the principal or face amount thereof, (f) such obligation or security is subject of a tender offer, voluntary redemption, exchange offer, conversion or other similar action, (g) in the Servicer’s judgment, such obligation or security is subject to material non-credit related risks, (h) such obligation is a structured finance obligation or (i) such obligation or security is represented by a certificate of interest in a grantor trust. Permitted Investments may include, without limitation, those investments issued by or made with the Account Bank or for which the Account Bank or an Affiliate thereof provides services and receives compensation.
“Permitted Liens” means any of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced (a) Liens for state, municipal or other local Taxes if such Taxes shall not at the time be due and payable or if a Person shall currently be contesting the validity thereof in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of such Person, (b) Liens imposed by law, such as materialmen’s, warehousemen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens, arising by operation of law in the ordinary course of business for sums that are not overdue or are being contested in good faith ~~and (c~~, (c) with respect to agented Loan Assets, security interests, liens and other encumbrances in favor of the lead agent, the collateral agent or the paying agent on behalf of all holders of indebtedness of such Obligor under the related facility, (d) with respect to any Loan Assets, restrictions on transfer set forth in the applicable Loan Agreement and (e) Liens granted pursuant to or by the Transaction Documents.
“Person” means an individual, partnership, corporation (including a statutory or business trust), limited liability company, joint stock company, trust, unincorporated association, sole proprietorship, joint venture, government (or any agency or political subdivision thereof) or other entity.
“PIK Interest” means interest accrued on a Loan Asset that is added to the principal amount of such Loan Asset instead of being paid as interest as it accrues.
“PIK Loan Asset” means a Loan Asset which provides for a portion of the interest that accrues thereon to be added to the principal amount of such Loan Asset for some period of the time prior to such Loan Asset requiring the current cash payment of such previously capitalized interest, which cash payment shall be treated as an Interest Collection at the time it is received.
“Pledge” means the pledge of any Eligible Loan Asset or other Portfolio Asset pursuant to Article II.

“Portfolio Assets” means all Loan Assets in which the Borrower has an interest, together with all proceeds thereof and other assets or property related thereto, including all right, title and interest of the Borrower in and to:
(a)    any amounts on deposit in any cash reserve, collection, custody or lockbox accounts securing the Loan Assets;
(b)    all rights with respect to the Loan Assets to which the Transferor and/or the Borrower, as applicable, is entitled as lender under the applicable Loan Agreement;
(c)    the Controlled Accounts, together with all cash and investments in each of the foregoing other than amounts earned on investments therein;
(d)    any Underlying Collateral securing a Loan Asset and all Recoveries related thereto, all payments paid in respect thereof and all monies due or to become due and paid in respect thereof after the applicable Cut-Off Date and all liquidation proceeds;
(e)    all Required Loan Documents, the Loan Asset Files related to any Loan Asset, any Records, and the documents, agreements, and instruments included in the Loan Asset Files or Records;
(f)    all Insurance Policies with respect to any Loan Asset;
(g)    all Liens, guaranties, indemnities, warranties, letters of credit, accounts, bank accounts and property subject thereto from time to time purporting to secure or support payment of any Loan Asset, together with all UCC financing statements, mortgages or similar filings signed or authorized by an Obligor relating thereto;
(h)    the Purchase and Sale Agreement (including, without limitation, rights of recovery of the Borrower against the Transferor) and the assignment to the Collateral Agent, for the benefit of the Secured Parties, of all UCC financing statements filed by the Borrower against the Transferor under or in connection with the Purchase and Sale Agreement;
(i)    any Hedging Agreement and all payments from time to time due thereunder;
(j)    all records (including computer records) with respect to the foregoing; and
(k)    all collections, income, payments, proceeds and other benefits of each of the foregoing.
“Priced Loan Asset” means any First Lien Loan that (a) has an original tranche size of $250,000,000 or greater, (b) has an EBITDA for the prior twelve calendar months of $50,000,000 or greater, and (c) ~~is rated by both S&P and Moody’s (or the Obligor is rated by S&P and Moody’s) and such ratings are not lower than “B3” by Moody’s and “B-” by S&P, and (d)~~ has (x) an observable quote with a bid depth of at least 5 from LoanX Mark-It Partners or Loan Pricing Corporation~~, or from another pricing service selected by the Administrative Agent in its sole discretion~~ or (y)

observable quotes from at least 5 Approved Broker-Dealers (with the price for such Priced Loan Asset being the average of such observable quotes).
“Prime Rate” means the rate publicly announced by the Administrative Agent from time to time as its prime rate in the United States, such rate to change as and when such designated rate changes. The Prime Rate is not intended to be the lowest rate of interest charged by the Administrative Agent or any other specified financial institution in connection with extensions of credit to debtors; provided that if the Prime Rate is less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Principal Collection Account” means a sub-account (~~account number [x]~~(a) with respect to Dollars, account number [x], (b) with respect to Canadian Dollars, account number [x], (c) with respect to Euros, account number [x] and (d) with respect to GBPs, account number [x] at the Account Bank) of the Collection Account into which Principal Collections shall be segregated. For the avoidance of doubt, each Principal Collection Account may consist of multiple sub-accounts denominated in Available Currencies.
“Principal Collections” means (i) any amounts deposited by the Borrower in accordance with Section 2.06(a)(i) or Section 2.07(c)(i), (ii) with respect to any Loan Asset, all amounts received which are not Interest Collections, including, without limitation, all Recoveries, all Insurance Proceeds, all scheduled payments of principal and principal prepayments and all guaranty payments and proceeds of any liquidations, sales, dispositions or securitizations, in each case, attributable to the principal of such Loan Asset and (iii) all payments received pursuant to any Hedging Agreement or Hedge Transaction. For the avoidance of doubt, “Principal Collections” shall not include amounts on deposit in the Unfunded Exposure Account.
“Pro Rata Share” means, with respect to each Lender, the percentage obtained by dividing the Commitment of such Lender (or, following the termination thereof, the outstanding principal amount of all Advances of such Lender), by the aggregate Commitments of all the Lenders (or, following the termination thereof, the aggregate Advances Outstanding).
“Proceeds” means, with respect to any property included in the Collateral Portfolio, all property that is receivable or received when such property is collected, sold, liquidated, foreclosed, exchanged, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes all rights to payment with respect to any insurance relating thereto.
“Prohibited Transferee” means any (i) so-called “vulture fund”, “loan-to-own fund”, distressed debt fund or other fund that is similar to the foregoing, in each case, whose primary business is distressed investing or (ii) business development company under the 1940 Act (or entity which has filed with the Securities and Exchange Commission to become a business development company under the 1940 Act as of such date), hedge fund, non-bank asset manager, credit opportunities fund or specialty finance company, in each case, that directly and routinely competes with Golub’s senior debt business and which derives substantially all of its revenue from lending to and making investments in middle market companies.

“Purchase and Sale Agreement” means, individually and collectively as appropriate for the context, (i) that certain Purchase and Sale Agreement, dated as of the Original Closing Date, between GEMS Fund, L.P., as the seller, and the Borrower, as the purchaser~~, as amended, modified, waived, supplemented, restated or replaced from time to time~~ and (ii) that certain Purchase and Sale Agreement, dated as of December 31, 2014, between Golub Capital Investment Corporation, as the seller, and the Borrower, as the purchaser~~, as amended, modified, waived, supplemented, restated or replaced from time to time~~.
“Purchase Price” means, with respect to any Eligible Loan Asset, the value (expressed as a percentage of the Outstanding Balance of such Loan Asset) equal to the purchase price in the applicable Available Currency (or, if different principal amounts of such Loan were purchased at different purchase prices, the weighted average of such purchase prices) paid by the Borrower to acquire such Eligible Loan Asset (expressed exclusive of accrued interest)~~. Notwithstanding the foregoing,~~; provided that the purchase price of an Eligible Loan Asset purchased in the primary syndication thereof at a price (a) on or prior to the Fifth Amendment Date, equal to or greater than 95% of par (including any purchase at a premium) or (b) after the Fifth Amendment Date, equal to or greater than 97% of par (including any purchase at a premium), in each case, shall be deemed to be par for all purposes of this definition. For the avoidance of doubt, the Purchase Price shall be determined on the date such Eligible Loan Asset is first acquired by any Loan Party hereunder.
“Records” means all documents relating to the Loan Assets, including books, records and other information executed in connection with the origination or acquisition of the Collateral Portfolio or maintained with respect to the Collateral Portfolio and the related Obligors that the Borrower, the Transferor or the Servicer have generated, in which the Borrower has acquired an interest pursuant to the Purchase and Sale Agreement or in which the Borrower ~~or the Transferor have~~has otherwise obtained an interest.
“Recoveries” means, as of the time any Underlying Collateral with respect to any Defaulted Loan Asset is sold in connection with the enforcement of remedies, discarded or abandoned (after a determination by the Servicer that such Underlying Collateral has little or no remaining value) or otherwise determined to be fully liquidated by the Servicer in accordance with the Servicing Standard, the proceeds from the sale of the Underlying Collateral, the proceeds of any related Insurance Policy, any other recoveries with respect to such Loan Asset, as applicable, the Underlying Collateral, ~~and amounts representing late fees and penalties,~~ net of any amounts received that are required under such Loan Asset, as applicable, to be refunded to the related Obligor.
“Recovery Value” means: (a) with respect to First Lien Loans, 50%; and (b) with respect to First Lien Last Out Loans, 20%.
“Reduction Event” means, as of any date of determination, the aggregate Adjusted Borrowing Value is less than the product of (I) 90% multiplied by (II) the sum for each Loan Asset of the product of (i) the lower of (x) the Purchase Price and (y) the Assigned Value as of the Cut-Off Date multiplied by (ii) aggregate Outstanding Balance; provided that any calculation of the Reduction Event shall exclude any Defaulted Loan Assets from thereof; provided, further, that the unfunded commitments of any Delayed Draw Loan Asset or Revolving Loan Asset shall be treated as fully funded.
“Register” has the meaning assigned to that term in Section 2.14.
“Registered” means in registered form for U.S. federal income tax purposes and issued after July 18, 1984.
“Reinvestment Period” shall mean the period commencing on the Amended and Restated Closing Date and ending on the day preceding the earliest of (i) ~~August 30, 2018~~the one-year anniversary of the Sixth Amendment Date (or such later date as is agreed to in writing by the Borrower, the Servicer, the Administrative Agent and the Lenders pursuant to Section 2.19(b)), (ii) the date the Administrative Agent declares the end of the Reinvestment Period upon the occurrence of an Event of Default and (iii) the date of any voluntary termination by the Borrower pursuant to Section 2.18(b).
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Release Date” has the meaning set forth in Section 2.07(c).
“Relevant Test Period” means, with respect to any Loan Asset, the relevant test period for the calculation of Total Leverage Ratio, Senior Leverage Ratio or Interest Coverage Ratio, as applicable, for such Loan Asset in the related Loan Agreement or, if no such period is provided for therein, for Obligors delivering monthly financing statements, each period of the last 12 consecutive reported calendar months, and for Obligors delivering quarterly financing statements, each period of the last four consecutive reported fiscal quarters of the principal Obligor on such Loan Asset; provided that with respect to any Loan Asset for which the relevant test period is not provided for in the related Loan Agreement, if an Obligor is a newly-formed entity as to which 12 consecutive calendar months have not yet elapsed, “Relevant Test Period” shall initially include the period from the date of formation of such Obligor to the end of the twelfth calendar month or fourth fiscal quarter (as the case may be) from the date of formation, and shall subsequently include each period of the last 12 consecutive reported calendar months or four consecutive reported fiscal quarters (as the case may be) of such Obligor.
“Remittance Period” means, (i) as to the Initial Payment Date, the period beginning on the Original Closing Date and ending on, and including, the Determination Date immediately preceding such Payment Date and (ii) as to any subsequent Payment Date, the period beginning on the first day after the most recently ended Remittance Period and ending on, and including, the Determination Date immediately preceding such Payment Date, or, with respect to the final Remittance Period, the Collection Date.
“Replacement Servicer” has the meaning assigned to that term in Section 6.01(c).

“Reporting Date” means the date that is two Business Days prior to the 22nd of each calendar month.
“Repurchase Price” has the meaning assigned to that term in Section 2.07(c).
“Required Lenders” means (i) Wells Fargo (as a Lender hereunder) and its successors and assigns and (ii) the Lenders representing an aggregate of at least 51% of the aggregate Commitments of the Lenders then in effect; provided that if there are two or more unaffiliated Lenders party hereto as of the applicable date of determination, then at least two such Lenders shall be required to constitute the Required Lenders~~,~~; provided, further, that the Commitment of, and the portion of any outstanding Advances, as applicable, held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
“Required Loan Documents” means, for each Loan Asset, of the following documents or instruments, all as specified on the related Loan Asset Checklist:
(a)    (i) (a)    (i) the original executed promissory note or, if accompanied by an original “lost note” affidavit and indemnity, a copy of the executed underlying promissory note, endorsed by the Borrower in blank (and an unbroken chain of endorsements from each prior holder thereof to the Borrower) and (ii) if such promissory note is not issued in the name of the Borrower or in a Noteless Loan Asset, a copy of each assignment and assumption agreement, transfer document or instrument relating to such Loan Asset evidencing the assignment of such Loan Asset from the prior third party owner thereof (if any) to the Borrower and from the Borrower either to the Collateral Agent or in blank;
(b)    to the extent applicable to the related Loan Asset, copies of the executed (i) guaranty, (ii) underlying credit or loan agreement (or similar agreement pursuant to which the related Loan has been issued or created), (iii) acquisition agreement (or similar agreement) and (iv) security agreement, mortgage or other agreement that secures the obligations represented by such Loan, in each case as set forth on the Loan Asset Checklist; and
(c)    with respect to any Loan Asset originated by the Transferor or an Affiliate thereof and with respect to which the Transferor or an Affiliate thereof acts as administrative agent (or in a comparable capacity), copies (as applicable) of the ~~acquisition agreement,~~ subordination agreement, intercreditor agreement or similar instruments, guarantee, Insurance Policy, assumption or substitution agreement and either (i) copies of the UCC-1 Financing Statements, if any, and any related continuation statements, each showing the Obligor as debtor and the Collateral Agent as total assignee or showing the Obligor, as debtor and the Transferor (or the applicable Affiliate) as secured party and each with evidence of filing thereon, or (ii) copies of any such financing statements certified by the Servicer to be true and complete copies thereof in instances where the original financing statements have been sent to the appropriate public filing office for filing, in each case as set forth in the Loan Asset Checklist.

“Required Reports” means, collectively, the Servicing Report required pursuant to Section 6.08(b), the Servicer’s Certificate required pursuant to Section 6.08(c), the financial statements of the Servicer required pursuant to Section 6.08(d~~), the tax returns of the Borrower and the Servicer required pursuant to Section 6.08(e~~), the financial statements and valuation reports of each Obligor required pursuant to Section 6.08(f), the annual statements as to compliance required pursuant to Section 6.09, and the annual independent public accountant’s report required pursuant to Section 6.10.
“Responsible Officer” means, with respect to any Person, any duly authorized officer of such Person with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other duly authorized officer of such Person to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.
“Restricted Junior Payment” means (i) any dividend or other distribution, direct or indirect, on account of any class of membership interests of the Borrower now or hereafter outstanding, except a dividend or distribution paid solely in interests of that class of membership interests or in any junior class of membership interests of the Borrower; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any class of membership interests of the Borrower now or hereafter outstanding, (iii) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire membership interests of the Borrower now or hereafter outstanding, and (iv) any payment of management fees by the Borrower. For the avoidance of doubt, (x) payments and reimbursements due to the Servicer in accordance with this Agreement or any other Transaction Document do not constitute Restricted Junior Payments, and (y) distributions by the Borrower to holders of its membership interests of Loan Assets or of cash or other proceeds relating thereto which have been substituted by the Borrower in accordance with this Agreement and distributions of cash otherwise permitted by this Agreement shall not constitute Restricted Junior Payments.
“Retained Interest” means, with respect to any Agented Loan that is transferred to the Borrower, (i) all of the obligations, if any, of the agent(s) under the documentation evidencing such Agented Loan and (ii) the applicable portion of the interests, rights and obligations under the documentation evidencing such Agented Loan that relate to such portion(s) of the indebtedness that is owned by another lender.
“Revenue Recognition Implementation” means the implementation by an Obligor of IFRS 15/ASC 606.
“Review Criteria” has the meaning assigned to that term in Section 12.02(b)(i).
“Revolving Loan Asset” means a Loan Asset that is a line of credit or contains an unfunded commitment arising from an extension of credit to an Obligor, pursuant to the terms of which amounts borrowed may be repaid and subsequently reborrowed.
“S&P” means Standard & Poor’s Ratings Group, a Standard & Poor’s Financial Services LLC business (or its successors in interest).

“Sanction” or “Sanctions” means, individually and collectively, respectively, any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and anti-terrorism laws, including but not limited to those imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of the Treasury, the U.S. Department of State, the U.S. Department of Commerce, or through any existing or future executive order; (b) the United Nations Security Council; (c) the European Union; (d) the United Kingdom; or (e) any other governmental authorities with jurisdiction over the Borrower, the Servicer, the Equityholder or any of their respective Subsidiaries.
“Sanctioned Person” means any Person that is a target of Sanctions, including without limitation, a Person that is: (a) listed on OFAC’s Specially Designated Nationals (SDN) and Blocked Persons List; (b) listed on OFAC’s Consolidated Non-SDN List; (c) a legal entity that is deemed by OFAC to be a Sanctions target based on the ownership of such legal entity by Sanctioned Person(s); or (d) a Person that is a Sanctions target pursuant to any territorial or country-based Sanctions program.
“Scheduled Payment” means each scheduled payment of principal and/or interest required to be made by an Obligor on the related Loan Asset, as adjusted pursuant to the terms of the related Loan Agreement.
“Second Amendment Date” means March 9, 2016.
“Secured Party” means each of the Administrative Agent, each Lender, each Lender Agent, each Affected Party, each Indemnified Party, the Collateral Custodian, the Collateral Agent, the Account Bank, and each Hedge Counterparty.
“Securities Act” means the U.S. Securities Act of ~~1933, as amended, and the rules and regulations promulgated thereunder.~~1933.
“Senior Leverage Ratio” means, with respect to any Loan Asset for any Relevant Test Period, the meaning of “Senior Leverage Ratio” or any comparable ~~definition~~term relating to first lien senior secured (or such applicable lien or applicable level within the capital structure) indebtedness in the Loan Agreement for each such Loan Asset, and in any case that “Senior Leverage Ratio” or such comparable ~~definition~~term is not defined in such Loan Agreement, the ratio of (a) first lien senior secured (or such applicable lien or applicable level within the capital structure) Indebtedness to (b) EBITDA, as calculated by the Servicer in good faith using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor as per the requirements of the related Loan Agreement.
“Servicer” means at any time the Person then authorized, pursuant to Section 6.01 to service, administer, and collect on the Loan Assets and exercise rights and remedies in respect of the same.
“Servicer Certificate” has the meaning assigned to that term in Section 6.08(c).

“Servicer Pension Plan” has the meaning set forth in Section 4.03(p).
“Servicer Termination Event” means the occurrence of any one or more of the following events:
(a)    any failure by the Servicer to make any payment, transfer or deposit into the Collection Account (including, without limitation, with respect to bifurcation and remittance of Interest Collections and Principal Collections) or the Unfunded Exposure Account of funds received by the Borrower or the Servicer and its Affiliates on behalf of the Borrower, as required by this Agreement or any other Transaction Document which continues unremedied for a period of two Business Days; provided that in the case of a default in payment, transfer or deposit resulting solely from an administrative error or omission by the Servicer, such default continues for a period of one (1) or more Business Days after the earlier of (x) the Servicer receiving written notice or (y) the Servicer having actual knowledge, in each case, of such administrative error or omission (irrespective of whether the cause of such administrative error or omission has been determined);
(b)    any failure on the part of the Servicer duly to (i) observe or perform in any material respect any other covenants or agreements of the Servicer set forth in this Agreement or the other Transaction Documents to which the Servicer is a party (including, without limitation, any delegation of the Servicer’s duties that is not permitted by this Agreement) or (ii) comply in any material respect with the Servicing Standard regarding the servicing of the Collateral Portfolio and in each case the same continues unremedied for a period of 30 days (if such failure can be remedied) after ~~the earlier to occur of (x)~~ the date on which written notice of such failure requiring the same to be remedied shall have been given to the Servicer by the Administrative Agent or the Collateral Agent (at the direction of the Administrative Agent) ~~and (y) the date on which a Responsible Officer of the Servicer acquires knowledge thereof~~;
(c)    the failure of the Servicer to make any payment when due (after giving effect to any related grace period) under one or more agreements for borrowed money to which it is a party and for which there is recourse to the Servicer or the property of the Servicer for such debt in an aggregate amount in excess of United States $5,000,000, individually or in the aggregate~~, or the occurrence of any event or condition that has resulted in the acceleration of such amount of recourse debt whether or not waived~~;
(d)    a Bankruptcy Event shall occur with respect to the Servicer;
(e)    GC Advisors LLC shall assign its rights or obligations as “Servicer” hereunder to any Person without the consent of each Lender Agent and the Administrative Agent (as required in the third to last sentence of Section 11.04(a)) other than any assignment effected in connection with a transaction which meets the requirements of Section 5.04(a);
(f)    as of the last day of any fiscal quarter, Golub Capital Investment Corporation fails to maintain the Asset Coverage Ratio at greater than or equal to 2:1~~;~~ (or, subject to the consent of the Lenders, such lower Asset Coverage Ratio at which Golub Capital Investment

Corporation is currently subject to) and the same continues unremedied for a period of one fiscal quarter; provided that if any Lender does not agree to any such reduction, either, at the Borrower’s option and expense, (i) such Lender’s Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder may be repaid in full by the Borrower on the date of such reduction, such Lender’s Commitment shall be terminated and the Facility Amount shall be reduced on such date by such declining Lender’s Commitment notwithstanding any other provisions of this Agreement requiring pro rata reduction of Commitments or payments to the Lenders or (ii) such Lender’s Advances and Commitment may be assigned to another Lender who accepts such assignment on or prior to the effective date of such reduction in accordance with the terms of Section 2.24 hereof (and, to the extent multiple Lenders exercise this option, the Commitment of the declining Lender(s) shall be allocated to such Lenders pro rata), in each case subject to the sole consent of the Administrative Agent but without the payment of any Make-Whole Premium to the declining Lender;
(g)    as of the last day of any fiscal quarter, Golub Capital Investment Corporation fails to maintain GAAP net assets (as reflected in its quarterly or annual financial statements without any deductions) in an amount at least equal to 65% of the net proceeds of any sales of common stock or other equity offerings (including drawings on capital commitments of equityholders) of Golub Capital Investment Corporation consummated by Golub Capital Investment Corporation on December 31, 2014, as increased by 65% of the net proceeds of any sales of common stock or other equity offerings (including drawings on capital commitments of equityholders) of Golub Capital Investment Corporation consummated by Golub Capital Investment Corporation after December 31, 2014;
(h)    any failure by the Servicer to deliver (i) any required Servicing Report on or before the date occurring two Business Days after the date such report is required to be made or given, as the case may be, or (ii) any other Required Reports hereunder on or before the date occurring five Business Days after the date such report is required to be made or given, as the case may be, in each case under the terms of this Agreement;
(i)    any representation, warranty or certification made by the Servicer in any Transaction Document or in any certificate delivered pursuant to any Transaction Document shall prove to have been incorrect when made, which has a Material Adverse Effect and continues to be unremedied for a period of 30 days after ~~the earlier to occur of (i)~~ the date on which written notice of such incorrectness requiring the same to be remedied shall have been given to the Servicer by the Administrative Agent or the Collateral Agent (at the direction of the Administrative Agent) ~~and (ii) the date on which a Responsible Officer of the Servicer acquires knowledge thereof~~;
(j)    [reserved];
(k)    the rendering against the Servicer of one or more final judgments, decrees or orders for the payment of money in excess of United States $~~2,500,000,~~7,500,000, individually or in the aggregate, and the continuance of such judgment, decree or order unsatisfied and in effect for any period of more than 60 consecutive days without a stay of execution; or
(l)    the occurrence of an Event of Default~~; or(m)    any other event which has caused a Material Adverse Effect on the assets, liabilities, financial condition, business or operations of the Servicer or the ability of the Servicer to meet its obligations under the Transaction Documents to which it is a party~~.
“Servicer Termination Notice” has the meaning assigned to that term in Section 6.01(b).
“Servicing Fee” means the fee payable to the Servicer on each Payment Date in arrears in respect of each Remittance Period, which fee shall be equal to the product of (i) 0.50%, (ii) the arithmetic mean of the aggregate Outstanding Balance of all Eligible Loan Assets on the first day and on the last day of the related Remittance Period and (iii) the actual number of days in such Remittance Period divided by 360; provided that, in the sole discretion of the Servicer, the Servicer may, from time to time, waive all or any portion of the Servicing Fee payable on any Payment Date.
“Servicing File” means, for each Loan Asset, (a) copies of each of the Required Loan Documents and (b) any other portion of the Loan Asset File which is not part of the Required Loan Documents.
“Servicing Report” has the meaning assigned to that term in Section 6.08(b).
“Servicing Standard” means, with respect to any Loan Assets included in the Collateral Portfolio, to service and administer such Loan Assets in accordance with Applicable Law, the terms of this Agreement, the Loan Agreements~~, all customary and usual servicing practices for loans like the Loan Assets~~ and, to the extent consistent with the foregoing, (a)~~(i) if the Servicer is the originator or an Affiliate thereof,~~ the higher of~~: (A) the customary and usual servicing practices that a prudent loan investor or lender would use in servicing loans like the Loan Assets for its own account, and (B) the same care, skill, prudence and diligence with which the Servicer services and administers loans for its own account or for the account of others, and (ii) if the Servicer is not the originator or an Affiliate thereof,~~ (i) in a manner consistent with the provisions of the Investment Advisers Act of 1940 applicable to the Servicer as an advisor to the Borrower and (ii) the same care, skill, prudence and diligence with which the Servicer services and administers loans for its own account or for the account of others~~;~~ and (b) with a view to maximize the value of the Loan Assets~~; and (c) without regard to: (i) the Servicer’s obligations to incur servicing and administrative expenses with respect to a Loan Asset, (ii) the Servicer’s right to receive compensation for its services hereunder or with respect to any particular transaction, (iii) the ownership by the Servicer or any Affiliate thereof of any Loan Assets, or (iv) the ownership, servicing or management for others by the Servicer of any other loans or property by the Servicer~~.
“Sixth Amendment Date” means May 25, 2018.

“Solvent” means, as to any Person at any time, having a state of affairs such that all of the following conditions are met: (a) the fair value of the property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (b) the present fair saleable value of the property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and other liabilities as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in a business or a transaction, and does not propose to engage in a business or a transaction, for which such Person’s property assets would constitute unreasonably small capital.
“State” means one of the fifty states of the United States or the District of Columbia.
“Stated Maturity Date” ~~August 30, 2022~~means the five-year anniversary of the Sixth Amendment Date or such later date as is agreed to in writing by the Borrower, the Servicer, the Administrative Agent and the Lenders pursuant to Section 2.19(a).
“Subsidiary” means with respect to a person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such person.
“Substitute Eligible Loan Asset” means each Eligible Loan Asset Pledged by the Borrower to the Collateral Agent, on behalf of the Secured Parties, pursuant to Section 2.07(a) or Section 2.07(c)(ii).
“Supermajority Lenders” means, at any time, Lenders representing an aggregate of at least 66 2/3% of the aggregate Commitments of the Lenders then in effect; provided that if there are two or more unaffiliated Lenders party hereto as of the applicable date of determination, then at least two such Lenders shall be required to constitute the Supermajority Lenders; provided further that the Commitment of, and the portion of any outstanding Advances, as applicable, held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Supermajority Lenders.
“Swingline Advance” means any swingline loan made by the Swingline Lender to the Borrower pursuant to Section 2.1 and all such swingline loans collectively as the context requires.
“Swingline Commitment” means the commitment of the Swingline Lender to fund Swingline Advances subject to the terms and conditions herein, in an amount not greater than $25,000,000, as such amount may be reduced, increased or assigned from time to time pursuant to the provisions of this Agreement. The Swingline Commitment is a sub-limit of the Commitment of the Swingline Lender, in its capacity as a Lender hereunder, and is not in addition thereto. Each Lender shall purchase a risk participation interest in any Swingline Advance.
“Swingline Lender” has the meaning assigned to that term in the preamble hereto.
“Swingline Note” means a promissory note made by the Borrower in favor of the Swingline Lender evidencing the Swingline Advances made by the Swingline Lender, substantially in the form attached as Exhibit I-2, and any amendments, supplements and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.
“Swingline Refund Date” has the meaning assigned to that term in Section 2.22(a).
“Taxes” means any present or future taxes, levies, imposts, duties, charges, assessments or fees of any nature (including interest, penalties, and additions thereto) that are imposed by any Governmental Authority.
“Term Loan Asset” means a Loan Asset that is a term loan that has been fully funded and does not contain any unfunded commitment arising from an extension of credit to an Obligor.
“Term Securitization” means any private or public term securitization transaction (a) undertaken by the Servicer, the Borrower or an Affiliate of the Servicer or the Borrower that is secured, directly or indirectly, by any Loan Asset currently or formerly included in the Collateral or any portion thereof or any interest therein released from the Lien of this Agreement, including, without limitation, any collateralized loan or collateralized debt offering or other asset securitization or term facility, for which Wells Fargo Securities, LLC or an affiliate thereof acts as an underwriter or placement agent and (b) in which the Borrower, the Servicer or an Affiliate of the Borrower or the Servicer has agreed to purchase 100% of the equity in such term securitization transaction. For the avoidance of doubt, notwithstanding any agreement by the Borrower, the Servicer or an Affiliate of the Borrower or the Servicer to purchase 100% of the equity in such term securitization transaction, any such party agreeing to so purchase may designate other Persons as purchasers of such equity provided such party or parties remain primarily liable therefor if such designees fail to purchase in connection with the closing date of such term securitization and/or, after the closing of such term securitization, may transfer equity it purchases at the closing thereof.
“Total Leverage Ratio” means, with respect to any Loan Asset for any Relevant Test Period, the meaning of “Total Leverage Ratio” or any comparable ~~definition~~term in the related Loan Agreement for each such Loan Asset, and in any case that “Total Leverage Ratio” or such comparable ~~definition~~term is not defined in such Loan Agreement, the ratio of (a) Indebtedness to (b) EBITDA, as calculated by the Servicer in good faith using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor as per the requirements of the related Loan Agreement.
“Transaction Documents” means this Agreement, the Variable Funding Note(s), the Swingline Note, any Hedging Agreement, any Joinder Supplement, the Purchase and Sale Agreement, the Collection Account Agreement, the Unfunded Exposure Account Agreement, the

Wells Fargo Fee Letter, each Lender Fee Letter and each document, instrument or agreement related to any of the foregoing.
“Transferee Letter” has the meaning assigned to that term in Section 11.04(a).
“Transferor” means, individually or collectively as appropriate for the context, (i) GEMS Fund, L.P. and (ii) Golub Capital Investment Corporation, in each case in its capacity as the Transferor hereunder and as the seller under its applicable Purchase and Sale Agreement, together with its successors and assigns in such capacity. It is understood and agreed that (i) prior to December 31, 2014 the sole Transferor was GEMS Fund, L.P. and that after December 31, 2014 the sole Transferor is Golub Capital Investment Corporation, (ii) all references herein to the transfers of assets herein shall be so interpreted and (iii) the failure of GEMS Fund, L.P. or Golub Capital Investment Corporation to make any required payment to the Borrower under its Purchase and Sale Agreement shall be an Event of Default under Section 7.01 (i) (but that all other references to “Transferor” under Section 7.01 shall be deemed to refer to Golub Capital Investment Corporation).
“UCC” means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.
“Underlying Collateral” means, with respect to a Loan Asset, any property or other assets designated and pledged or mortgaged as collateral to secure repayment of such Loan Asset, as applicable, including, without limitation, mortgaged property and/or a pledge of the stock, membership or other ownership interests in the related Obligor and all proceeds from any sale or other disposition of such property or other assets.
~~“Unfunded Capital Commitment” means, with respect to any stockholder of Golub Capital Investment Corporation who has entered into a subscription agreement with Golub Capital Investment Corporation for the purchase of shares of the common stock of Golub Capital Investment Corporation, that portion of the Capital Commitment of such Person which is still available to be called (i.e., the unfunded Capital Commitment of such member minus the sum of any amounts as to the payment of which such Person is excused, as a result of regulatory concerns or otherwise, or is otherwise discharged (by act of any Person, by operation of law, or otherwise), minus that portion of the proceeds of any pending capital calls that are not allocated to be contributed to the Borrower or to be used to pay an Obligation of the Borrower arising from or related to the transactions contemplated by this Agreement) minus any advances outstanding under any capital call facility pursuant to which such uncalled Capital Commitments have been pledged.~~
“Unfunded Exposure Account” means a trust account (~~account number [x]~~(a) with respect to Dollars, account number [x], (b) with respect to Canadian Dollars, account number [x], (c) with respect to Euros, account number [x] and (d) with respect to GBPs, account number [x] at the Account Bank) in the name of the Collateral Agent and under the sole dominion and control of the Collateral Agent for the benefit of the Secured Parties; provided, that the funds deposited therein (including any interest and earnings thereon) from time to time shall constitute the property and assets of the Borrower and the Borrower shall be solely liable for any Taxes payable with respect to the Unfunded Exposure Account. For the avoidance of doubt, each Unfunded Exposure Account may consist of multiple sub-accounts denominated in Available Currencies.

“Unfunded Exposure Account Agreement” means that certain Unfunded Exposure Account Agreement, dated the date of this Agreement, among the Borrower, the Servicer, the Account Bank, the Administrative Agent, and the Collateral Agent, which agreement relates to the Unfunded Exposure Account, as such agreement may from time to time be amended, supplemented or otherwise modified in accordance with the terms thereof.
“Unfunded Exposure Amount” means, as of any date of determination, with respect to a Loan Asset, an amount equal to the aggregate amount (without duplication) in each applicable Available Currency of all unfunded commitments associated with such Loan Asset.
“Unfunded Exposure Amount Shortfall” has the meaning assigned to that term in Section 2.02(f).
“Unfunded Exposure Equity Amount” means, on any date of determination, an amount equal to:
(i)    for all Loan Assets which have any unfunded commitments, the aggregate sum of the products of (a) the Unfunded Exposure Amount for each such Loan Asset multiplied by (b) the difference of (x) 100% minus (y) the Applicable Percentage for each such Loan Asset;
plus
(ii)    for all Loan Assets which have any unfunded commitments, the aggregate sum of the products of (a) (x) 100% minus the Assigned Value for each such Loan Asset multiplied by (y) the Unfunded Exposure Amount of each such Loan Asset multiplied by (b) the Applicable Percentage for each such Loan Asset.
“United States” means the United States of America.
“Unmatured Event of Default” means any event that, if it continues uncured, will, with lapse of time, notice or lapse of time and notice, constitute an Event of Default.
“Unused Portion” has the meaning assigned to that term in Section 2.09(a).
“Value Adjustment Event” means, with respect to any Loan Asset, the occurrence of any one or more of the following events after the related Cut-Off Date:
(i)    ~~(i)    (x)~~ the Interest Coverage Ratio for any Relevant Test Period with respect to such Loan Asset is (i) less than 1.50x and (ii) less than or equal to 85% of the Interest Coverage Ratio with respect to such Loan Asset as calculated on the applicable Cut-Off Date or (y) the Senior Leverage Ratio for any Relevant Test Period of the related Obligor with respect to such Loan Asset is (I) ~~is~~ more than 0.50x higher than such Senior Leverage Ratio as calculated on the applicable Cut-Off Date and (II) ~~is~~ more than 3.50x; provided that in connection with any Revenue Recognition Implementation or any Operating Lease Implementation, the Administrative Agent (with the consent of the Servicer (such consent not to be unreasonably withheld, delayed or conditioned)) may retroactively adjust the Senior Leverage Ratio or Interest Coverage Ratio for any Loan Asset as determined on the applicable Cut-Off Date;
(ii)    ~~(ii)~~    an Obligor payment default with respect to principal or interest under such Loan Asset (after giving effect to any grace and/or cure period set forth in the applicable Loan Agreement, but not to exceed five Business Days) (including in respect of the acceleration of the debt under the applicable Loan Agreement);
(iii)    ~~(iii)~~    a payment default as to all or any portion of one or more payments of principal or interest has occurred in relation to any other senior or pari passu obligation for borrowed money of the related Obligor (after giving effect to any grace and/or cure period set forth in the Loan Agreement, but not to exceed five Business Days);
(iv)    ~~(iv)~~    a Bankruptcy Event with respect to the related Obligor;
(v)    ~~(v)~~    the failure to deliver a “loan level” financial reporting package no later than 45 days after the end of each month (if applicable), 60 days after the end of each quarter or 120 days after the end of each fiscal year (unless waived or otherwise agreed to by the Administrative Agent in its sole discretion); or
(vi)    ~~(vi)~~    the occurrence of a Material Modification with respect to such Loan Asset.
“Variable Funding Note” has the meaning assigned to such term in Section 2.01(a).
“Warranty Amount” means, on any date of determination, an amount equal to the positive difference, if any, of the aggregate unpaid Repurchase Price of all Warranty Loan Assets less the Excess Availability. For the avoidance of doubt, the aggregate “Warranty Amount” shall be reduced to the extent of any payments made pursuant to Section 2.04(a)(vi)(a) and in the event that the Repurchase Price of a Warranty Loan Asset included in the “Warranty Amount” calculation is subsequently paid by the Borrower.
“Warranty Event” means, as to any Loan Asset, ~~(i)~~ the discovery that, as of the related Cut-Off Date, such Loan Asset did not satisfy the definition of “Eligible Loan Asset” ~~or there otherwise existed a breach of any representation or warranty relating to such Loan Asset~~ and the failure of the Borrower to cure such breach, or cause the same to be cured, within 10 days after the earlier to occur of the Borrower’s receipt of notice thereof from the Administrative Agent or the Borrower becoming aware thereof ~~or (ii) the Borrower fails to satisfy Section 3.02(a)(ii) or Section 3.04(b), as applicable, with respect to such Loan Asset~~.
“Warranty Loan Asset” means any Loan Asset with respect to which a Warranty Event has occurred.

“Wells Fargo” shall mean Wells Fargo Bank, N.A., and its successors and assigns.
“Wells Fargo Fee Letter” means the Wells Fargo Fee Letter, dated as of the Original Closing Date, between the Collateral Agent, the Collateral Custodian, the Account Bank, the Borrower and the Administrative Agent, as such letter may be amended, modified, supplemented, restated or replaced from time to time.
“Yield” means with respect to any Remittance Period, for each Available Currency, the sum for each day in such Remittance Period determined in accordance with the following formula:
~~YR x L~~
~~D~~

YR x L
D

where:	YR = the Yield Rate applicable on such day;
L    =    the Advances Outstanding in the applicable Available Currency on such day; and
D    =    360 or, to the extent the Yield Rate is the ~~Base~~Alternative Rate, 365 or 366 days, as applicable;
provided that (i) no provision of this Agreement shall require the payment or permit the collection of Yield in excess of the maximum permitted by Applicable Law and (ii) Yield shall not be considered paid by any distribution if at any time such distribution is later required to be rescinded by any Lender to the Borrower or any other Person for any reason including, without limitation, such distribution becoming void or otherwise avoidable under any statutory provision or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code.
“Yield Rate” means, as of any date of determination, an interest rate per annum equal to ~~LIBOR for such date~~(a) with respect to Advances made in Dollars or GBPs, LIBOR for such date, (b) with respect to Advances made in Euros, EURIBOR for such date and (c) with respect to Advances made in Canadian Dollars, CDOR for such date, in each case, plus the Applicable Spread; provided that if a Lender Agent shall have notified the Administrative Agent that a Eurodollar Disruption Event or a CDOR Disruption Event has occurred, the Yield Rate shall be equal to the ~~Base~~Alternative Rate~~,~~ plus the Applicable Spread until such Lender Agent shall have notified the Administrative Agent that such Eurodollar Disruption Event or CDOR Disruption Event, as applicable, has ceased, at which time the Yield Rate shall again be equal to LIBOR, EURIBOR or CDOR, as applicable, for such date~~,~~ plus the Applicable Spread.
Section 1.02    Other Terms. All accounting terms used but not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the

State of New York, and used but not specifically defined herein, are used herein as defined in such Article 9.
Section 1.03    Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”
Section 1.04    Interpretation.
In each Transaction Document, unless a contrary intention appears:
(a)    the singular number includes the plural number and vice versa;
(b)    reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by the Transaction Documents;
(c)    reference to any gender includes each other gender;
(d)    reference to day or days without further qualification means calendar days;
(e)    reference to any time means New York, New York time (unless expressly specified otherwise);
(f)    reference to the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”;
(a)    the word “any” is not limiting and means “any and all” unless the context clearly requires or the language provides otherwise;
(b)    ~~(g)~~ reference to any agreement (including any Transaction Document), document or instrument means such agreement, document or instrument as amended, modified, waived, supplemented, restated or replaced and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Transaction Documents, and reference to any promissory note includes any promissory note that is an extension or renewal thereof or a substitute or replacement therefor~~; and~~
(c)    ~~(h)~~ reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any Section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such Section or other provision;
(d)    reference to any delivery or transfer to the Collateral Agent with respect to the Collateral Portfolio means delivery or transfer to the Collateral Agent on behalf of the Secured Parties;

(e)    if any date for compliance with the terms or conditions of any Transaction Document falls due on a day which is not a Business Day, then such due date shall be deemed to be the immediately following Business Day;
(f)    reference to the date of any acquisition or disposition of any asset in the Collateral Portfolio, or the date on which any such asset is added to or removed from the Collateral Portfolio shall mean the related “settlement date” and not the related “trade date”;
(g)    for purposes of calculating the Adjusted Borrowing Value on any date of determination (other than the calculation of the Adjusted Borrowing Value in determining the Borrowing Base (CADs), the Borrowing Base (Euros) and the Borrowing Base (GBPs)), the Adjusted Borrowing Value of the applicable Loan Assets shall be converted to Dollars, if necessary, using the Applicable Exchange Rate;
(h)    for purposes of this Agreement, an Event of Default shall be deemed to be continuing until it is waived in accordance with Section 7.01; and
(i)    other than as set forth herein, references herein to the knowledge or actual knowledge of a Person shall mean, unless otherwise explicitly provided, reference to the actual knowledge following due inquiry of a responsible officer of such Person.
Section 1.05    Nature of Obligations. The parties hereto intend the Borrower’s Obligations hereunder (and evidenced by the Variable Funding Notes) to be a “loan” and not a “security” for all purposes.
ARTICLE II

THE FACILITY
Section 2.01    Variable Funding Note and Swingline Note and Advances and Swingline Advances.
(a)    Variable Funding Note and Swingline Note. The Borrower shall, on the date hereof (and on the terms and subject to the conditions hereinafter set forth), deliver, to each Lender Agent, to the extent requested by such Lender Agent at the address set forth on Section 11.02, and on the effective date of any Joinder Supplement, to each additional Lender Agent, to the extent requested by such additional Lender Agent at the address set forth in the applicable Joinder Supplement, a duly executed variable funding note (as amended, modified, supplemented or restated from time to time, the “Variable Funding Note”), in substantially the form of Exhibit I-1, in an aggregate face amount equal to the applicable Lender’s Commitment as of the date hereof or the effective date of any Joinder Supplement, as applicable, and otherwise duly completed. Interest shall accrue on the Variable Funding Note, and the Variable Funding Note shall be payable, as described herein. The Borrower shall, on the date hereof (and on the terms and subject to the conditions hereinafter set forth), deliver to the Swingline Lender, at the address set forth on Section 11.02, a duly executed Swingline Note, dated as of the date of this Agreement, in a face amount equal to the Swingline Commitment as of the Amended and Restated Closing Date and otherwise duly completed.
(b)    Advances and Swingline Advances. ~~On the terms and conditions hereinafter set forth, from~~From time to time from the Original Closing Date until the end of the Reinvestment Period, the Borrower may request that the Lenders make Advances in an Available Currency hereunder on the terms and conditions hereinafter set forth, secured by the Collateral Portfolio, (x) to the Borrower for the purpose of purchasing Eligible Loan Assets or (y) to the Unfunded Exposure Account in an amount up to the Aggregate Unfunded Exposure Amount. Other than pursuant to Section 2.02(f), under no circumstances shall any Lender be required to make any Advance if after giving effect to such Advance and the addition to the Collateral Portfolio of the Eligible Loan Assets being acquired using the proceeds of such Advance, (i) an Event of Default has occurred or would result therefrom or an Unmatured Event of Default exists or would result therefrom or (ii) ~~the aggregate Advances Outstanding would exceed the~~a Borrowing Base Deficiency has occurred or would result therefrom. Notwithstanding anything to the contrary herein (other than pursuant to Section 2.02(f)), no Lender shall be obligated to provide the Borrower (or to the Unfunded Exposure Account, if applicable) with aggregate funds in connection with an Advance that would exceed such Lender’s unused Commitment then in effect. ~~On the terms and conditions hereinafter set forth, from~~From time to time from the Amended and Restated Closing Date until the end of the Reinvestment Period, the Borrower may request the Swingline Lender make Swingline Advances to the Borrower under the Swingline Note on the terms and conditions hereinafter set forth, secured by the Collateral Portfolio; provided that the Swingline Lender shall not fund any Swingline Advance if, after giving effect to the amount of the Swingline Advance requested, ~~the Advances Outstanding would exceed the Borrowing Base~~(i) a Borrowing Base Deficiency has occurred or would result therefrom, (ii) the aggregate Swingline Advances would exceed the Swingline Commitments or (iii) the aggregate Advances (including the Swingline Advances) of the Swingline Lender would exceed its Commitment. Advances to be made for the purpose of refunding Swingline Advances shall be made by the Lenders as provided in Section 2.22.
(c)    Notations on Variable Funding Note. Each Lender Agent is hereby authorized to enter on a schedule attached to the Variable Funding Note with respect to each Conduit Lender and each Institutional Lender a notation (which may be computer generated) with respect to each Advance under the Variable Funding Note made by the applicable Lender of: (i) the date and principal amount thereof, and (ii) each repayment of principal thereof, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded. The failure of any Lender Agent to make any such notation on the schedule attached to any Variable Funding Note shall not limit or otherwise affect the obligation of the Borrower to repay the Advances in accordance with their respective terms as set forth herein.
Section 2.02    Procedure for Advances and Swingline Advances.
(a)    During the Reinvestment Period, the Lenders will make Advances (including any Swingline Advances) on any Business Day at the request of the Borrower, subject to and in accordance with the terms and conditions of Sections 2.01 and 2.02 and subject to the provisions of Article III hereof.

(b)    Each Advance shall be made on irrevocable written notice from the Borrower to the Administrative Agent (which shall forward any Borrowing Notice requesting a Swingline Advance to the Swingline Lender) and each Lender Agent, with a copy to the Collateral Agent and the Collateral Custodian, in the form of a Notice of Borrowing (i) (x) with respect to Advances (other than Swingline Advances) made in Dollars, no later than 12:00 noon on the proposed Advance Date (or such shorter period as agreed to from time to time by the Administrative Agent and each of the Lenders) and (y) with respect to Advances (other than Swingline Advances) made in an Available Currency other than Dollars, no later than 2:00 p.m. at least two (2) Business Days prior to the proposed Advance Date (or such shorter period as agreed to from time to time by the Administrative Agent and each of the Lenders) and (ii) with respect to Swingline Advances, no later than 3:00 p.m. on the proposed Advance Date. For the avoidance of doubt, Swingline Advances shall only be available for Advances made in Dollars. Each Notice of Borrowing shall be irrevocable. If any Notice of Borrowing is received by the Administrative Agent after (x)(A) 12:00 noon, in the case of an Advance (other than Swingline Advances) made in Dollars or (B) 2:00 p.m. two (2) Business Days preceding the proposed Advance Date, in the case of an Advance (other than Swingline Advances) made in an Available Currency other than Dollars, or (y) 3:00 p.m., in the case of a Swingline Advance, in each case, on a Business Day or on a day that is not a Business Day, such Borrowing Notice shall be deemed to be received by the Administrative Agent at 9:00 a.m. on the next following Business Day. Each Notice of Borrowing shall include a duly completed Borrowing Base Certificate (updated to the date such Advance is requested and giving pro forma effect to the Advance requested and the use of the proceeds thereof) and the current Loan Tape, and shall specify:
(i)    (x) the type of Available Currency for such Advance and (y) the aggregate amount of such Advance; provided that, except with respect to an Advance pursuant to Section 2.02(f), the amount of such Advance must be at least equal to the equivalent of $500,000 in such Available Currency;
(ii)    the proposed date of such Advance;
(iii)    a representation that all conditions precedent for an Advance described in Article III hereof have been satisfied;
(iv)    the amount of cash that will be funded by the Transferor into the Unfunded Exposure Account in connection with any Revolving Loan Asset or Delayed Draw Loan Asset funded by such Advance, if applicable; and
(v)    whether such Advance should be remitted to the Borrower (or an account designated by the Borrower) or the Unfunded Exposure Account.
On ~~the requested date of~~ each Advance Date (other than a Swingline Advance), upon satisfaction of the applicable conditions set forth in Article III, each Lender shall, in accordance with instructions received by the Borrower, either (i) make available to or at the direction of the Borrower, in same day funds, an amount equal to such Lender’s Pro Rata Share of such Advance, by payment into the account which the Borrower has designated in writing or (ii) remit in same day funds an amount equal to such Lender’s Pro Rata Share of such Advance into the Unfunded Exposure Account, as applicable; provided that, with respect to an Advance funded pursuant to Section 2.02(f), each Lender shall remit the Advance equal to such Lender’s Pro Rata Share of the Unfunded Exposure Amount Shortfall in same day funds to the Unfunded Exposure Account. In the case of a Swingline Advance, upon satisfaction of the applicable conditions set forth in Article III, the Swingline Lender shall make available to or at the direction of the Borrower in same day funds by wire transfer to the account designated by Borrower an amount equal to the least of (i) the amount requested by the Borrower for such Swingline Advance, (ii) the positive difference between (A) the Swingline Commitment then in effect and (B) the aggregate outstanding Swingline Advances as of such date, (iii) the maximum amount that, after taking into account the proposed use of the proceeds of such Swingline Advance, could be advanced to the Borrower hereunder without causing ~~the Advances Outstanding to exceed the~~a Borrowing Base Deficiency and (iv) the unused Commitment at such time of Wells Fargo as Lender.
(c)    The Advances shall bear interest at the Yield Rate.
(d)    Subject to Section 2.18 and the other terms, conditions, provisions and limitations set forth herein (including, without limitation, the payment of the Make-Whole Premium, as applicable), the Borrower may borrow, repay or prepay and reborrow Advances without any penalty, fee or premium on and after the Original Closing Date and prior to the end of the Reinvestment Period.
(e)    A determination by any Institutional Lender or Liquidity Bank of the existence of any Eurodollar Disruption Event ~~(~~or CDOR Disruption Event (in each case, any such determination to be communicated to the Borrower by written notice from the Administrative Agent promptly after the Administrative Agent learns of such event), or of the effect of any Eurodollar Disruption Event on its making or maintaining Advances at LIBOR, EURIBOR or CDOR Disruption Event on its making or maintaining Advances at CDOR, shall be conclusive absent manifest error. Such determination shall be rescinded upon notice from the applicable Institutional Lender or Liquidity Bank to the Borrower.
(f)    Notwithstanding anything to the contrary herein (including, without limitation, the occurrence of an Event of Default (other than the occurrence of a Bankruptcy Event with respect to the Borrower) or the existence of an Unmatured Event of Default or a Borrowing Base Deficiency), if, upon the occurrence of an Event of Default or on the last day of the Reinvestment Period, the amount on deposit in the Unfunded Exposure Account is less than the Aggregate Unfunded Exposure Amount, the Borrower shall ~~request~~be deemed to have requested an Advance in the applicable Available Currency in the amount of such shortfall (the “Unfunded Exposure Amount Shortfall”). Following receipt of a Notice of Borrowing (which shall specify the account details of the Unfunded Exposure Account where the funds will be made available), each Lender shall fund its Pro Rata Share of such Unfunded Exposure Amount Shortfall in accordance with Section 2.02(b), notwithstanding anything to the contrary herein (including, without limitation, the Borrower’s failure to satisfy any of the conditions precedent set forth in Section 3.02) other than an Event of Default related to a Bankruptcy Event with respect to the Borrower.

(g)    The obligation of each Lender to remit its Pro Rata Share of any Advance shall be several from that of each other Lender and the failure of any Lender to so make such amount available to the Borrower shall not relieve any other Lender of its obligation hereunder.
(h)    On the date of any increase in the ~~Maximum~~ Facility Amount due to the addition of a new Lender, the Borrower shall (i) deliver a duly completed Borrowing Bate Certificate (updated to the date of such increase in the ~~Maximum~~ Facility Amount due to the addition of a new Lender) and the current Loan Tape and (ii) be deemed to have requested Borrowings hereunder (in such amounts as specified by the Administrative Agent in an email notice to the Borrower and the Lenders) solely from the new Lender(s) and the proceeds of such Borrowings shall be immediately applied solely to repay the principal amount of the Advances of the existing Lenders such that the Advances Outstanding of each Lender (new and existing) relative to the total Advances Outstanding hereunder is commensurate with such Lender’s Commitment as a percentage of the total Commitments hereunder (after giving effect to such increase(s) in the ~~Maximum~~ Facility Amount). A Notice of Borrowing or a Notice of Reduction need not be given to effect the borrowing and paydown set forth in this Section 2.02(h).
Section 2.03    Determination of Yield. The Swingline Lender and each applicable Lender Agent shall determine the Yield for its portion of the Advances (including unpaid Yield related thereto, if any, due and payable on a prior Payment Date) to be paid by the Borrower on each Payment Date for the related Remittance Period and shall advise the Servicer thereof on or prior to the third Business Day prior to such Payment Date.
Section 2.04    Remittance Procedures. The Servicer shall instruct the Collateral Agent by delivery of the Servicing Report and, if the Servicer fails to do so, the Administrative Agent may instruct the Collateral Agent, to apply funds on deposit in the Controlled Accounts as described in this Section 2.04; provided that, at any time after the occurrence of an Event of Default the Administrative Agent may instruct the Collateral Agent to apply funds on deposit in the Controlled Accounts as described in this Section 2.04.
(a)    Interest Payments prior to an Event of Default. Prior to the Borrower or the Administrative Agent becoming aware of the occurrence of an Event of Default or the Facility Maturity Date, on each Payment Date the Collateral Agent shall (as directed pursuant to the first paragraph of this Section 2.04) transfer Interest Collections held by the Account Bank in the Collection Account to the following Persons in the following amounts, calculated as of the most recent Determination Date, and priority:
(i)    pari passu to (a) the Collateral Agent, in payment in full of all accrued Collateral Agent Fees and Collateral Agent Expenses, (b) the Collateral Custodian, in payment in full of all accrued Collateral Custodian Fees and Collateral Custodian Expenses and (c) the Account Bank, in payment in full of all accrued fees and expenses due under the Wells Fargo Fee Letter; provided that amounts payable with respect to Collateral Agent Expenses, Collateral Custodian Expenses and the Account Bank pursuant to this clause (i) (and Section 2.04(b)(i) and (c)(i), if applicable) shall not, collectively, exceed $50,000 for any 12-month period;

(ii)    to the Servicer, in payment in full of all accrued and unpaid Servicing Fees; provided that, on any Payment Date whereby the Servicer elects to waive payment of the Servicing Fee, the Servicer may be reimbursed for any reasonable expenses (except allocated overhead) incurred in connection with the performance of its duties hereunder; provided further that amounts payable in respect of any costs and expenses pursuant to this clause (ii) (and Section 2.04(b)(i) and (c)(ii), if applicable) shall not, collectively, exceed $50,000 for any 12-month period;
(iii)    to the Hedge Counterparty, any amounts (other than any Hedge Breakage Costs) owing to that Hedge Counterparty under its Hedging Agreement in respect of any Hedge Transaction(s);
(iv)    first, to the Administrative Agent, any accrued and unpaid Agency Services Fee and second, to pay pro rata, in accordance with the amounts due under this clause, to the Swingline Lender and each Lender Agent, for the account of the applicable Lender, all Yield and the Non-Usage Fee, that are accrued and unpaid as of the last day of the related Remittance Period;
(v)    pro rata, to each Lender Agent (for the account of the applicable Lender), the Swingline Lender and the Administrative Agent, as applicable, all accrued and unpaid fees, expenses (including attorneys’ fees, costs and expenses) and indemnity amounts payable by the Borrower to the Administrative Agent, any Lender Agent or any Lender under the Transaction Documents; provided that any such amounts available under this clause (v) that could otherwise be used to cure a Borrowing Base Deficiency in clause (vi) below on the related Payment Date shall not be distributed under this clause (v);
(vi)    (a) after the end of the Reinvestment Period, to reduce the Advances Outstanding to the extent of any outstanding Warranty Amount and (b) to pay the Advances Outstanding up to the amount required to eliminate any outstanding Borrowing Base Deficiency;
(vii)    to pay the Advances Outstanding, together with any applicable Make-Whole Premium, in connection with any complete refinancing or termination of this Agreement in accordance with Section 2.18(b);
(viii)    pari passu to (a) the Collateral Agent, in payment in full of all accrued Collateral Agent Expenses to the extent not previously paid, (b) the Collateral Custodian, in payment in full of all accrued Collateral Custodian Expenses to the extent not previously paid, and (c) the Account Bank, in payment in full of all accrued expenses to the extent not previously paid;
(ix)    to the Hedge Counterparty, any Hedge Breakage Costs owing to the Hedge Counterparty under its Hedging Agreement;
(x)    to pay any other amounts due (other than with respect to the repayment of Advances Outstanding) under this Agreement and the other Transaction Documents;

(xi)    to the Servicer, to the extent not previously paid, in respect of all reasonable expenses (except allocated overhead) incurred in connection with the performance of its duties hereunder; and
(xii)    to the Borrower, any remaining amounts.
(b)    Principal Payments prior to an Event of Default. Prior to the Borrower or the Administrative Agent becoming aware of the occurrence of an Event of Default or the Facility Maturity Date, on each Payment Date the Collateral Agent shall (as directed pursuant to the first paragraph of this Section 2.04) transfer Principal Collections held by the Account Bank in the Collection Account to the following Persons in the following amounts, calculated as of the most recent Determination Date, and priority:
(i)    to pay amounts due under Section 2.04(a)(i) through (v), to the extent not paid thereunder;
(ii)    (x) prior to the end of the Reinvestment Period (at the discretion of the Servicer), to the Unfunded Exposure Account in an amount necessary to cause the amount on deposit in the Unfunded Exposure Account to equal the Aggregate Unfunded Exposure Amount; or (y) after the end of the Reinvestment Period, to the Unfunded Exposure Account in an amount necessary to cause the amount on deposit in the Unfunded Exposure Account to equal the Aggregate Unfunded Exposure Amount;
(iii)    (x) prior to the end of the Reinvestment Period, to pay the Advances Outstanding up to the amount required to eliminate any outstanding Borrowing Base Deficiency; or (y) after the end of the Reinvestment Period, to pay the Advances Outstanding, and any applicable Make-Whole Premium, until paid in full;
(iv)    pari passu to (a) the Collateral Agent, in payment in full of all accrued Collateral Agent Expenses to the extent not previously paid, (b) the Collateral Custodian in payment in full of all accrued Collateral Custodian Expenses to the extent not previously paid, and (c) the Account Bank, in payment in full of all accrued expenses to the extent not previously paid;
(v)    to the Hedge Counterparty, any Hedge Breakage Costs owing to the Hedge Counterparty under its Hedging Agreement, to the extent not paid;
(vi)    to pay any other amounts due under this Agreement and the other Transaction Documents;
(vii)    to the Servicer, to the extent not previously paid, in respect of all reasonable expenses (except allocated overhead) incurred in connection with the performance of its duties hereunder; and
(viii)    to the Borrower, any remaining amounts.

(c)    Transfers Upon the occurrence of an Event of Default. If the Borrower and the Administrative Agent have become aware that an Event of Default has occurred or, in any case, after the declaration, or automatic occurrence, of the Facility Maturity Date, on each Payment Date thereafter the Collateral Agent shall (as directed pursuant to the first paragraph of this Section 2.04) transfer collected funds held by the Account Bank in the Collection Account to the following Persons in the following amounts, calculated as of the most recent Determination Date, and priority:
(i)    pari passu to (a) the Collateral Agent, in payment in full of all accrued Collateral Agent Fees and Collateral Agent Expenses, (b) the Collateral Custodian, in payment in full of all accrued Collateral Custodian Fees and Collateral Custodian Expenses and (c) the Account Bank, in payment in full of all accrued fees and expenses due under the Wells Fargo Fee Letter; provided that amounts payable with respect to Collateral Agent Expenses, Collateral Custodian Expenses and the Account Bank pursuant to this clause (i) (and Section 2.04(a)(i) and (b)(i), if applicable) shall not, collectively, exceed $50,000 for any 12-month period;
(ii)    to the Servicer, in payment in full of all accrued and unpaid Servicing Fees; provided that, on any Payment Date whereby the Servicer elects to waive payment of the Servicing Fee, the Servicer may be reimbursed for any reasonable expenses (except allocated overhead) incurred in connection with the performance of its duties hereunder; provided further that amounts payable in respect of any costs and expenses pursuant to this clause (ii) (and Section 2.04(a)(ii) and (b)(i), if applicable) shall not, collectively, exceed $50,000 for any 12-month period;
(iii)    to the Hedge Counterparty, any amounts (other than any Hedge Breakage Costs) owing to that Hedge Counterparty under its Hedging Agreement in respect of any Hedge Transaction(s);
(iv)    first, to the Administrative Agent, any accrued and unpaid Agency Services Fee and second, to pay pro rata, in accordance with the amounts due under this clause, to the Swingline Lender and each Lender Agent, for the account of the applicable Lender, all Yield and the Non-Usage Fee, that are accrued and unpaid as of the last day of the related Remittance Period;
(v)    pro rata, to each Lender Agent (for the account of the applicable Lender), the Swingline Lender and the Administrative Agent, as applicable, all accrued and unpaid fees, expenses (including attorneys’ fees, costs and expenses) and indemnity amounts payable by the Borrower to the Administrative Agent, any Lender Agent or any Lender under the Transaction Documents;
(vi)    to the Unfunded Exposure Account in an amount necessary to cause the amount on deposit in the Unfunded Exposure Account to equal the Aggregate Unfunded Exposure Amount;
(vii)    to pay the Advances Outstanding, and any applicable Make-Whole Premium, until paid in full;

(viii)    pari passu to (x) the Collateral Agent, in payment in full of all accrued Collateral Agent Expenses to the extent not previously paid, (y) the Collateral Custodian, in payment in full of all accrued Collateral Custodian Expenses to the extent not previously paid, and (z) the Account Bank, in payment in full of all accrued expenses to the extent not previously paid;
(ix)    to the Hedge Counterparty, any Hedge Breakage Costs owing to the Hedge Counterparty under its Hedging Agreement;
(x)    to pay any other amounts due under this Agreement and the other Transaction Documents;
(xi)    to the Servicer, to the extent not previously paid, in respect of all reasonable expenses (except allocated overhead) incurred in connection with the performance of its duties hereunder; and
(xii)    to the Borrower, any remaining amounts.
(d)    Unfunded Exposure Account. Funds on deposit in the Unfunded Exposure Account as of any date of determination may be withdrawn to fund draw requests of the relevant Obligors under any Revolving Loan Asset or Delayed Draw Loan Asset; provided that, prior to the occurrence of an Event of Default, the amount withdrawn to fund such draw request shall not create any Borrowing Base Deficiency. Any such draw request made by an Obligor, along with wiring instructions for the applicable Obligor, shall be forwarded by the Borrower or the Servicer to the Collateral Agent (with a copy to the Administrative Agent and each Lender Agent) in the form of a Disbursement Request, and the Collateral Agent shall instruct the Account Bank to fund such draw request in accordance with the Disbursement Request. As of any date of determination, the Servicer (or, after delivery of a Notice of Exclusive Control, the Administrative Agent) may cause any amounts on deposit in the Unfunded Exposure Account that exceed (i) the aggregate of all Unfunded Exposure Equity Amounts prior to the end of the Reinvestment Period and (ii) the Aggregate Unfunded Exposure Amount, in each case, to be deposited into the Principal Collection Account as Principal Collections.
(e)    Insufficiency of Funds. For the sake of clarity, the parties hereby agree that if the funds on deposit in the Collection Account are insufficient to pay any amounts due and payable on a Payment Date or otherwise, the Borrower shall nevertheless remain responsible for, and shall pay when due, all amounts payable under this Agreement and the other Transaction Documents in accordance with the terms of this Agreement and the other Transaction Documents.
Section 2.05    Instructions to the Collateral Agent and the Account Bank. All instructions and directions given to the Collateral Agent or the Account Bank by the Servicer, the Borrower or the Administrative Agent pursuant to Section 2.04 shall be in writing (including instructions and directions transmitted to the Collateral Agent or the Account Bank by telecopy or e-mail)~~, and such written instructions and directions shall be delivered with a written certification that such instructions and directions are in compliance with the provisions of Section 2.04.~~. The Servicer and the Borrower shall ~~immediately~~promptly transmit to the Administrative Agent by telecopy or e-mail a copy of all instructions and directions given to the Collateral Agent or the Account Bank by such party pursuant to Section 2.04. The Administrative Agent shall promptly transmit to the Servicer and the Borrower by telecopy or e‑mail a copy of all instructions and directions given to the Collateral Agent or the Account Bank by the Administrative Agent pursuant to Section 2.04. If either the Administrative Agent or Collateral Agent disagrees with the computation of any amounts to be paid or deposited by the Borrower or the Servicer under Section 2.04 or otherwise pursuant to this Agreement, or upon their respective instructions, it shall so notify the Borrower, the Servicer and the Collateral Agent in writing and in reasonable detail to identify the specific disagreement. If such disagreement cannot be resolved within two Business Days, the determination of the Administrative Agent as to such amounts shall be conclusive and binding on the parties hereto absent manifest error. In the event the Collateral Agent or the Account Bank receives instructions from the Servicer or the Borrower which conflict with any instructions received by the Administrative Agent, the Collateral Agent or the Account Bank, as applicable, shall rely on and follow the instructions given by the Administrative Agent.
Section 2.06    Borrowing Base Deficiency Payments.
(a)    ~~In addition to any other obligation of the Borrower to cure any Borrowing Base Deficiency pursuant to the terms of this Agreement, if~~If, on any day prior to the Collection Date, any Borrowing Base Deficiency exists, then the Borrower shall, within five Business Days from the earlier of (x) the date of the Borrower or the Servicer acquiring knowledge of such failure and (y) the date of the Borrower or the Servicer receives written notice of such failure from the Administrative Agent, eliminate such Borrowing Base Deficiency in its entirety by effecting one or more (or any combination thereof) of the following actions in order to eliminate such Borrowing Base Deficiency: (i) deposit cash in ~~United States dollars~~Dollars into the Principal Collection Account, (ii) repay Advances Outstanding (together with any Breakage Fees, Hedge Breakage Costs and all accrued and unpaid costs and expenses of the Administrative Agent, the Lender Agents and the Lenders, in each case in respect of the amount so prepaid), (iii) ~~subject to the sale limitations set forth in this Agreement other than any prohibitions on selling Loan Assets during an Unmatured Event of Default~~ to the extent such sales, in conjunction with other actions, eliminate such Borrowing Base Deficiency, sell Loan Assets in ~~an amount necessary, in conjunction with other actions, to eliminate such Borrowing Base Deficiency~~accordance with Section 2.07 and/or (iv) subject to the approval of the Administrative Agent, in its sole discretion, Pledge additional Eligible Loan Assets; provided, that if the Borrower requests to Pledge another Eligible Loan Asset within five Business Days of such Borrowing Base Deficiency and the Administrative Agent does not either reject such Loan Asset or approve such Loan Asset within five Business Days of the Borrower’s request to Pledge such Loan Asset, then the Administrative Agent may, in its sole discretion, elect in writing to extend the five Business Day grace period set forth in this ~~Section 2.06 for up to seven Business Days~~Section 2.06 for up to seven Business Days; provided, further, that if the Borrower provides written notice in accordance with Section 7.01(h) that it has retained an Approved Valuation Firm, the five Business Day grace period set forth in this Section 2.06 shall be extended to twenty (20) Business Days, subject to Section 7.01(h).
(b)    No later than 2:00 p.m. on the Business Day prior to the proposed repayment of Advances Outstanding or Pledge of additional Eligible Loan Assets pursuant to Section 2.06(a),

the Borrower (or the Servicer on its behalf) shall deliver (i) to the Administrative Agent (with a copy to the Collateral Agent and the Collateral Custodian) notice of such repayment or Pledge and a duly completed Borrowing Base Certificate, updated to the date such repayment or Pledge is being made and giving pro forma effect to such repayment or Pledge, and (ii) to the Administrative Agent, if applicable, a description of any Eligible Loan Asset and each Obligor of such Eligible Loan Asset to be Pledged and added to the updated Loan Tape. ~~Any notice pertaining to any repayment or any Pledge pursuant to this Section 2.06 shall be irrevocable~~Failure to deliver any such notice shall not affect the cure of the Borrowing Base Deficiency made pursuant to Section 2.06(a).
(c)    Notwithstanding anything in this Agreement to the contrary, (i) the failure of any representation or covenant that a Loan Asset is an Eligible Loan Asset and all failures arising therefrom shall be cured by compliance with the Borrower with the terms of this Section 2.06 and (ii) any untrue statement contained in any certification, statement or other document shall be deemed cured as of the date of such untrue statement upon delivery (within the applicable timeframe set forth in the applicable provision herein pursuant to which such certification, statement or other document was required to be delivered) by the Borrower or the Servicer of a certification, statement or document wherein the same subject matter is not untrue; provided that no default hereunder (other than a breach of any representation or covenant resulting from such untrue statement) can be cured pursuant to this clause (c); provided, further, that the delivery of any updated certification, statement or other document shall not cure any underlying Borrowing Base Deficiency unless the Borrower has otherwise complied with the terms of this Section 2.06.
Section 2.07    Substitution and Sale of Loan Assets; Affiliate Transactions.
(a)    Substitutions. The Borrower may, with the consent of the Administrative Agent in its sole discretion, replace any Loan Asset with an Eligible Loan Asset so long as (i) no event has occurred, or would result from such substitution, which constitutes an Event of Default and no event has occurred and is continuing, or would result from such substitution, which constitutes an Unmatured Event of Default or a Borrowing Base Deficiency that would not be cured after giving effect to such substitution and (ii) simultaneously therewith, the Borrower Pledges (in accordance with all of the terms and provisions contained herein) a Substitute Eligible Loan Asset.
(b)    Discretionary Sales. The Borrower shall be permitted to sell Loan Assets to Persons other than the Transferor or its Affiliates from time to time (it being understood that sales to Affiliates shall be permitted in accordance with Section 2.07(e)); provided that (i) the proceeds of such sale shall be deposited into the Collection Account to be disbursed in accordance with Section 2.04 hereof and (ii) no event has occurred, or would result from such sale, which constitutes an Event of Default and no event has occurred and is continuing, or would result from such sale, which constitutes an Unmatured Event of Default that would not be cured after giving effect to such sale and before and after giving effect to such sale no Borrowing Base Deficiency shall exist (unless such requirements are waived by the Administrative Agent in its sole discretion or, with respect to sales effected pursuant to Section 2.06(a)(iii), such sales, in conjunction with other actions, are sufficient to eliminate such Borrowing Base Deficiency).
(c)    Repurchase or Substitution of Warranty Loan Assets. If on any day a Loan Asset is (or becomes) a Warranty Loan Asset, no later than 10 Business Days following the earlier of knowledge by the Borrower or the Servicer of such Loan Asset becoming a Warranty Loan Asset or receipt by the Borrower or the Servicer from the Administrative Agent or the Servicer of written notice thereof, the Borrower shall either:
(i)    make a deposit to the Collection Account (for allocation pursuant to Section 2.04) in immediately available funds in an amount equal to ~~the sum of (x) the Purchase Price~~(1) during the Reinvestment Period, to the extent a Borrowing Base Deficiency exists (after giving pro forma effect to the exclusion of any such Warranty Loan Asset), the sum of (x) the Assigned Value immediately prior to such Loan Asset becoming a Warranty Loan Asset multiplied by the Outstanding Balance of such Loan Asset, (y) all Hedge Breakage Costs arising as a result thereof and owed to the relevant Hedge Counterparty for any termination of one or more Hedge Transactions, in whole or in part, as required by the terms of any Hedging Agreement and (z) any expenses or fees with respect to such Loan Asset and costs and damages incurred by the Administrative Agent or by any Lender in connection with any violation by such Loan Asset of any predatory or abusive lending law which is an Applicable Law (a notification regarding the amount of such expenses or fees to be provided by the Administrative Agent to the Borrower) ~~(~~and (2) after the Reinvestment Period, the sum of (x) the Purchase Price multiplied by the Outstanding Balance of such Loan Asset, (y) all Hedge Breakage Costs arising as a result thereof and owed to the relevant Hedge Counterparty for any termination of one or more Hedge Transactions, in whole or in part, as required by the terms of any Hedging Agreement and (z) any expenses or fees with respect to such Loan Asset and costs and damages incurred by the Administrative Agent or by any Lender in connection with any violation by such Loan Asset of any predatory or abusive lending law which is an Applicable Law (a notification regarding the amount of such expenses or fees to be provided by the Administrative Agent to the Borrower) (in the case of clause (1) or clause (2), as applicable, the “Repurchase Price”); provided that the Administrative Agent shall have the right to determine whether the amount so deposited is sufficient to satisfy the foregoing requirements; or
(ii)    with the prior written consent of the Administrative Agent, in its sole discretion, substitute for such Warranty Loan Asset a Substitute Eligible Loan Asset;
provided that, if the Borrower notifies the Administrative Agent no later than 10 Business Days following the earlier of knowledge by the Borrower of such Loan Asset becoming a Warranty Loan Asset or receipt by the Borrower from the Administrative Agent or the Servicer of written notice thereof, that it is incapable of either paying the Repurchase Price of such Warranty Loan Asset or finding a suitable Substitute Eligible Loan Asset, then such Warranty Loan Asset shall remain in the Collateral Portfolio (with an Assigned Value of zero) until (i) the Administrative Agent directs the Borrower to dividend such Warranty Loan Asset to the Transferor or (ii) the Borrower deposits the Repurchase Price of such Warranty Loan Asset into the Collection Account or replaces such Warranty Loan Asset with a Substitute Eligible Loan Asset. For the avoidance of doubt, (x) the inability of the Borrower to pay the Repurchase Price or replace a Warranty Loan Asset with a Substitute Eligible Loan Asset shall not be an Event of Default in and of itself (however, such an event may trigger an Event of Default otherwise listed in Section 7.01(h)) and (y) to the extent that the Borrower receives any amounts with respect to the Repurchase Price of any Warranty Loan

Asset under the Purchase and Sale Agreement, either at the time any Loan Asset becomes a Warranty Loan Asset or at any time thereafter, the Borrower shall deposit all such amounts received into the Collection Account.
Upon confirmation of the deposit of the Repurchase Price into the Collection Account or the delivery by the Borrower of a Substitute Eligible Loan Asset for each Warranty Loan Asset or upon the direction of the Administrative Agent to the Borrower to dividend a Warranty Loan Asset to the Transferor (the date of such confirmation, delivery or direction, the “Release Date”), such Warranty Loan Asset and related Portfolio Assets shall be removed from the Collateral Portfolio and, as applicable, the Substitute Eligible Loan Asset and related Portfolio Assets shall be included in the Collateral Portfolio. On the Release Date of each Warranty Loan Asset, the Collateral Agent, for the benefit of the Secured Parties, shall automatically and without further action be deemed to release to the Borrower, without recourse, representation or warranty, all the right, title and interest and any Lien of the Collateral Agent, for the benefit of the Secured Parties in, to and under the Warranty Loan Asset and any related Portfolio Assets and all future monies due or to become due with respect thereto.
(d)    Conditions to Sales, Substitutions and Repurchases. Any sales, substitutions or repurchases effected pursuant to Sections 2.07(a), (b), or (c) shall be subject to the satisfaction of the following conditions (it being understood that a Borrowing Base Deficiency may be continuing in connection with any sale effected pursuant to Section 2.06(a)(iii) so long as such sales, collectively with other actions, are sufficient to eliminate such Borrowing Base Deficiency) (as certified in writing to the Administrative Agent and Collateral Agent by the Borrower):
(i)    the Borrower shall deliver a Borrowing Base Certificate and current Loan Tape to the Administrative Agent in connection with such sale, substitution or repurchase;
(ii)    the Borrower shall deliver a list of all Loan Assets to be sold, substituted, repurchased;
(iii)    with respect to sales pursuant to Section 2.07(a) and (b), no selection procedures adverse to the interests of the Administrative Agent, the Lender Agents or the Lenders were utilized by the Borrower in the selection of the Loan Assets to be sold, repurchased or substituted;
(iv)    the Borrower shall give one Business Day’s notice (or such shorter notice agreed to by the Administrative Agent) of such sale, substitution or repurchase to the Administrative Agent and the Collateral Agent;
(v)    the Borrower shall notify the Administrative Agent of any amount to be deposited into the Collection Account in connection with any sale, substitution or repurchase;
(vi)    the representations and warranties contained in Sections 4.01, 4.02 and 4.03 hereof shall continue to be true and correct in all respects, except to the extent relating to an earlier date;

(vii)    any repayment of Advances Outstanding in connection with any sale, substitution or repurchase of Loan Assets hereunder shall comply with the requirements set forth in Section 2.18~~;(viii)    the Borrower and the Servicer (on behalf of the Borrower) shall agree to pay the legal fees and expenses of the Administrative Agent, each Lender, each Lender Agent, the Collateral Agent and the Collateral Custodian in connection with any such sale, substitution or repurchase (including, but not limited to, expenses incurred in connection with the release of the Lien of the Collateral Agent on behalf of the Secured Parties in the Loan Asset in connection with such sale, substitution or repurchase)~~; and
(i)    ~~(ix)~~ the Borrower shall pay any Hedge Breakage Costs arising as a result of such sale, substitution or repurchase and owed to the relevant Hedge Counterparty for any termination of one or more Hedge Transactions, in whole or in part, if applicable, as required by the terms of any Hedging Agreement.
(e)    Affiliate Transactions. Notwithstanding anything to the contrary set forth herein or in any other Transaction Document, neither the Transferor (~~or~~nor an Affiliate thereof) shall ~~not~~ reacquire from the Borrower ~~and the Borrower shall not transfer to the Transferor or to Affiliates of the Transferor, and none of~~, the Transferor ~~nor any Affiliates thereof~~ will not have a right or ability to purchase~~, the~~ and the Borrower may not sell to the Transferor or any Affiliate, any Loan Assets of the Borrower without the prior written consent of the Administrative Agent other than with respect to sales pursuant to Section 2.06(a)(iii) if, after giving effect to such repurchase or sale, the limitations set forth in Section 2.07(f) would be exceeded, and any such transactions shall be at arm’s-length and for fair market value, except in the case of repurchases of Loan Assets by the Transferor pursuant to Section 6.1 of the Purchase and Sale Agreement or substitutions of Loan Assets pursuant to Section 6.2 of the Purchase and Sale Agreement~~. It is understood and agreed that the Borrower may sell loans to Affiliates if such transaction is at arm’s length and for fair market value and consent of the Administrative Agent will not be required if (x) the Borrower is selling a Loan Asset to an Approved Golub BDC2 CLO for proceeds in an amount at least equal to the Adjusted Borrowing Value of such Loan Asset and (y) at least $2,000,000 in Outstanding Balance of such Loan Asset remains in the Collateral Portfolio after such sale (unless waived by the Administrative Agent in its sole discretion)~~.
(f)    Limitations on Sales and Substitutions. The Outstanding Balance of all Loan Assets (other than Warranty Loan Assets and any other Loan Assets excluded with the prior written consent of the Administrative Agent and the Required Lenders) sold pursuant to Section 2.07(b) ~~to~~, reacquired by the Transferor ~~or an Affiliate thereof~~pursuant to Section 2.07(e) or sold to the Transferor or its Affiliates pursuant to Section 2.07(e), substituted pursuant to Section 2.07(a) or released pursuant to a Lien Release Dividend pursuant to Section 2.07(g) during any 12-month rolling period shall not exceed ~~20% of the Net Purchased Loan Balance; provided that any Loan Asset sold to an Approved Golub BDC2 CLO shall be excluded from the numerator in the foregoing threshold so long as such Loan Asset is sold for fair market value (determined as required by, and in accordance with, the 1940 Act and any orders of the Securities and Exchange Commission issued to Golub Capital Investment Corporation). The Outstanding Balance of all Defaulted Loan Assets (other than Warranty Loan Assets) sold pursuant to Section 2.07(b) to the Transferor or an Affiliate, substituted pursuant to Section 2.07(a) or released pursuant to a Lien Release Dividend pursuant~~

~~to Section 2.07(g) shall not exceed 10% of the Net Purchased Loan Balance~~50% of the aggregate Outstanding Balance as of the start of such 12-month period (or such lesser number of months as shall have elapsed as of such date); provided that any Loan Asset sold to ~~an Approved Golub BDC2 CLO~~GCIC Senior Loan Fund II LLC shall be excluded from the numerator in the foregoing threshold so long as such Loan Asset is sold for fair market value (determined as required by, and in accordance with, the 1940 Act and any orders of the Securities and Exchange Commission issued to Golub Capital Investment Corporation)~~. For the avoidance of doubt, the 10% threshold set forth in the second sentence of this clause (f) shall be a sub-limit of the 20% threshold set forth in the first sentence of this clause (f).~~ ; provided, further, that any Loan Asset sold in connection with a Term Securitization shall be excluded from the numerator in the foregoing threshold so long as such Loan Asset is sold for fair market value (determined as required by, and in accordance with, the 1940 Act).
(g)    Lien Release Dividend. Notwithstanding any provision contained in this Agreement to the contrary, so long as no Event of Default has occurred and no Unmatured Event of Default exists, on a Lien Release Dividend Date, the Borrower may dividend to the Transferor Loan Assets that were sold by the Transferor to the Borrower, or portions thereof (each, a “Lien Release Dividend”), subject to the following terms and conditions, as certified by the Borrower and the Transferor to the Administrative Agent (with a copy to the Collateral Agent and the Collateral Custodian):
(i)    The Borrower and the Transferor shall have given the Administrative Agent, with, a copy to the Collateral Agent and the Collateral Custodian, at least five Business Days prior written notice requesting that the Administrative Agent consent to the effectuation of a Lien Release Dividend, in the form of Exhibit J hereto (a “Notice and Request for Consent”), which consent shall be given in the sole and absolute discretion of the Administrative Agent; provided that, if the Administrative Agent shall not have responded to the Notice and Request for Consent by 11:00 a.m. on the day that is one Business Day prior to the proposed Lien Release Dividend Date, the Administrative Agent shall be deemed not to have given its consent;
(ii)    On any Lien Release Dividend Date, no more than four Lien Release Dividends shall have been made during the 12-month period immediately preceding the proposed Lien Release Dividend Date;
(iii)    After giving effect to the Lien Release Dividend on the Lien Release Dividend Date, (A~~) no Borrowing Base Deficiency, Event of Default or Unmatured Event of Default shall exist, (B~~) the representations and warranties contained in Sections 4.01, 4.02 and 4.03 hereof shall continue to be correct in all material respects, except to the extent relating to an earlier date, (~~C) the eligibility of any Loan Asset remaining as part of the Collateral Portfolio after the Lien Release Dividend will be redetermined as of the Lien Release Dividend Date, (D~~B) no claim shall have been asserted or proceeding commenced challenging the enforceability or validity of any of the Required Loan Documents and (~~E~~C) there shall have been no material adverse change as to the Servicer or the Borrower;

(iv)    Such Lien Release Dividend must be in compliance with Applicable Law and may not (A) be made with the intent to hinder, delay or defraud any creditor of the Borrower or (B) leave the Borrower, immediately after giving effect to the Lien Release Dividend, (x) not Solvent, (y) with insufficient funds to pay its obligations as and when they become due or (z) with inadequate capital for its present and anticipated business and transactions;
(v)    On or prior to the Lien Release Dividend Date, the Borrower shall have (A) delivered to the Administrative Agent, with a copy to the Collateral Agent and the Collateral Custodian, a list specifying all Loan Assets or portions thereof to be transferred pursuant to such Lien Release Dividend and the Administrative Agent shall have approved the same in its sole discretion and (B) obtained all authorizations, consents and approvals required to effectuate the Lien Release Dividend;
(vi)    A portion of a Loan Asset may be transferred pursuant to a Lien Release Dividend; provided that (A) such transfer does not have an adverse effect on ~~the~~any portion of such Loan Asset remaining as a part of the Collateral Portfolio, any other aspect of the Collateral Portfolio, the Lenders, the Lender Agents, the Administrative Agent or any other Secured Party and (B) a new promissory note (other than with respect to a Noteless Loan Asset) for the portion of the Loan Asset remaining as a part of the Collateral Portfolio has been executed, and the original thereof has been endorsed to the Collateral Agent and delivered to the Collateral Custodian;
~~(vii)    Each Loan Asset, or portion thereof, as applicable, shall be transferred at a value equal to the Outstanding Balance thereof, exclusive of any accrued and unpaid interest or PIK Interest thereon;~~
(vii)    ~~(viii)~~ The Borrower shall deliver a Borrowing Base Certificate (including a calculation of ~~the~~each Borrowing Base after giving effect to such Lien Release Dividend) and a current Loan Tape to the Administrative Agent; and
(viii)    ~~(ix)~~ The Borrower shall have paid in full an aggregate amount equal to the sum of all amounts due and owing to the Administrative Agent, the Lenders, the Lender Agents, the Collateral Agent or the Collateral Custodian, as applicable, under this Agreement and the other Transaction Documents, to the extent accrued to such date (including, without limitation, Breakage Fees) with respect to the Loan Assets to be transferred pursuant to such Lien Release Dividend and incurred in connection with the transfer of such Loan Assets pursuant to such Lien Release Dividend~~; and(x)    The Borrower and the Servicer (on behalf of the Borrower) shall pay the reasonable legal fees and expenses of the Administrative Agent, the Lenders, the Lender Agents, the Collateral Agent and the Collateral Custodian in connection with any Lien Release Dividend (including, but not limited to, expenses incurred in connection with the release of the Lien of the Collateral Agent, on behalf of the Secured Parties, and any other party having an interest in the Loan Assets in connection with such Lien Release Dividend)~~.

Section 2.08    Payments and Computations, Etc.
(a)    All amounts to be paid or deposited by the Borrower or the Servicer hereunder shall be paid or deposited in accordance with the terms hereof no later than 1:00 p.m. on the day when due in lawful money of ~~the United States~~an Available Currency in immediately available funds to the Collection Account or such other account as is designated by the Administrative Agent. The Borrower or the Servicer, as applicable, shall, to the extent permitted by law, pay to the Secured Parties interest on all amounts not paid or deposited when due to any of the Secured Parties hereunder at 4.0% per annum above ~~the Base Rate (other than with respect to any Advances Outstanding, which shall accrue at~~ the Yield Rate~~)~~, payable on demand, from the date of such nonpayment until such amount is paid in full (as well after as before judgment); provided, that such interest rate shall not at any time exceed the maximum rate permitted by Applicable Law. Any Obligation hereunder shall not be reduced by any distribution of any portion of Available Collections if at any time such distribution is rescinded or required to be returned by any Lender to the Borrower or any other Person for any reason. All computations of Yield and other fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed, other than calculations with respect to the ~~Base~~Alternative Rate, which shall be based on a year consisting of 365 or 366 days, as applicable.
(b)    Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of Yield or any fee payable hereunder, as the case may be.
(c)    If any Advance requested by the Borrower pursuant to Section 2.02 is not for any reason whatsoever, except as a result of the gross negligence or willful misconduct of, or failure to fund such Advance on the part of, the Lenders, made or effectuated, as the case may be, on the date specified therefor, the Borrower shall indemnify such Lender (with any such payments to be made pursuant to Section 2.04) against any loss, cost or expense incurred by such Lender related thereto, including, without limitation, any loss (including cost of funds and reasonable out-of-pocket expenses), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund Advances or maintain the Advances. Any such Lender shall provide to the Borrower documentation setting forth the amounts of any loss, cost or expense referred to in the previous sentence, such documentation to be conclusive absent manifest error.
Section 2.09    Non-Usage Fee. The Borrower shall pay, in accordance with Section 2.04, pro rata to each Lender (either directly or through the applicable Lender Agent), a non-usage fee (the “Non-Usage Fee”) payable in Dollars in arrears for each Remittance Period, equal to the sum of the products for each day during such Remittance Period of (i) one divided by 360, (ii) the applicable Non-Usage Fee Rate (as defined below), and (iii) the aggregate Commitments minus the Advances Outstanding on such day (such amount, the “Unused Portion”). The Non-Usage Fee Rate (the “Non-Usage Fee Rate”) shall be equal to (x) 0.50% on any Unused Portion up to or equal to the first 40% of the ~~Maximum~~ Facility Amount of such Unused Portion and (y) ~~2.00~~1.75% on any Unused Portion in excess of the first 40% of the ~~Maximum~~ Facility Amount;

provided that, from and including the Sixth Amendment Date until the three-month anniversary thereof, the Non-Usage Fee Rate shall be calculated at a rate of 0.50% on any Unused Portion; provided, further, that for the first six (6) months following a Term Securitization, where Wells Fargo Securities, LLC serves as the lead or joint lead bookrunner, the Non-Usage Fee Rate shall be calculated at a rate of 0.50% on any Unused Portion and thereafter, as calculated above.
Section 2.10    Increased Costs; Capital Adequacy.
(a)    If, due to either (i) the introduction of or any change following the Original Closing Date (including, without limitation, any change by way of imposition or increase of reserve or liquidity requirements) in or in the interpretation, administration or application following the Original Closing Date of any Applicable Law (including, without limitation, any law or regulation resulting in any interest payments paid to any Lender under this Agreement being subject to any Tax, except for Excluded Taxes), in each case whether foreign or domestic or (ii) the compliance with any guideline or request following the Original Closing Date from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to the Administrative Agent, any Lender, any Lender Agent, any Liquidity Bank or any Affiliate, participant, successor or assign thereof (each of which shall be an “Affected Party”) of agreeing to make or making, funding or maintaining any Advance (or any reduction of the amount of any payment (whether of principal, interest, fee, compensation or otherwise) to any Affected Party hereunder), as the case may be, or there shall be any reduction in the amount of any sum received or receivable by an Affected Party under this Agreement, under any other Transaction Document or any Liquidity Agreement, the Borrower shall, from time to time, after written demand by the Administrative Agent (which demand shall be accompanied by a statement setting forth in reasonable detail the basis for such demand), on behalf of such Affected Party, pay to the Administrative Agent, on behalf of such Affected Party, additional amounts sufficient to compensate such Affected Party for such increased costs or reduced payments ~~within 10 days after such demand~~on the immediately following Payment Date pursuant to Section 2.04; provided, that the amounts payable under this Section 2.10 shall be without duplication of amounts payable under Section 2.11 and shall not include any Excluded Taxes.
(b)    If either (i) the introduction of or any change following the Original Closing Date in or in the interpretation, administration or application following the Original Closing Date of any law, guideline, rule or regulation, directive or request or (ii) the compliance by any Affected Party with any law, guideline, rule, regulation, directive or request following the Original Closing Date, from any central bank, any Governmental Authority or agency, including, without limitation, compliance by an Affected Party with any request or directive regarding capital adequacy or liquidity, has or would have the effect of reducing the rate of return on the capital of any Affected Party, as a consequence of its obligations hereunder or any related document or arising in connection herewith or therewith to a level below that which any such Affected Party could have achieved but for such introduction, change or compliance (taking into consideration the policies of such Affected Party with respect to capital adequacy), by an amount deemed by such Affected Party to be material, then, from time to time, after demand by such Affected Party (which demand shall be accompanied by a statement setting forth in reasonable detail the basis for such demand), the Borrower shall pay the Administrative Agent on behalf of such Affected Party such additional amounts as will compensate such Affected Party for such reduction~~.~~ on the immediately following Payment Date pursuant to Section 2.04. For the avoidance of doubt, any increase in cost and/or reduction in Yield with respect to any Affected Party caused by regulatory capital allocation adjustments due to FAS 166, 167 and subsequent statements and interpretations shall constitute a circumstance on which such Affected Party may base a claim for reimbursement under this Section 2.10.
(c)    If as a result of any event or circumstance similar to those described in clause (a) or (b) of this Section 2.10, any Affected Party is required to compensate a bank or other financial institution providing liquidity support, credit enhancement or other similar support to such Affected Party in connection with this Agreement or the funding or maintenance of Advances hereunder, then within ten days after demand by such Affected Party, the Borrower shall pay to such Affected Party on the immediately following Payment Date pursuant to Section 2.04 such additional amount or amounts as may be necessary to reimburse such Affected Party for any amounts payable or paid by it.
(d)    In determining any amount provided for in this Section 2.10, the Affected Party may use any reasonable averaging and attribution methods. The Administrative Agent, on behalf of any Affected Party making a claim under this Section 2.10, shall submit to the Borrower a certificate setting forth in reasonable detail the basis for and the computations of such additional or increased costs, which certificate shall be conclusive absent manifest error.
(e)    Failure or delay on the part of any Affected Party to demand compensation pursuant to this Section 2.10 shall not constitute a waiver of such Affected Party’s right to demand or receive such compensation; provided that the Borrower shall not be required to compensate such Affected Party pursuant to this Section 2.10 for any increased costs incurred or reductions suffered more than nine months prior to the date that such Affected Party notifies the Borrower of any change set forth in clauses (a) and (b) above giving rise to such increased costs or reductions and of such Affected Party’s ~~right to demand or receive such compensation~~intention to claim compensation therefor (except that, if such change giving rise to such increased costs or reductions is retroactive, then the nine month period referred to above shall be extended to include the period of retroactive effect thereof).
(f)    If at any time the Borrower shall be liable for the payment of any additional amounts in accordance with this Section 2.10, then the Borrower shall have the option to terminate this Agreement (in accordance with the provisions of Section 2.18(b) but without the payment of any Make-Whole Premium); provided that such option to terminate shall in no event relieve the Borrower of paying any amounts owing pursuant to this Section 2.10 in accordance with the terms hereof.
(g)    Notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all rules and regulations promulgated thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank of International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel II or Basel III, shall in each case be deemed to have been introduced after the Original Closing Date, thereby constituting a change for which a claim for increased costs or additional amounts may be made hereunder with respect to the Affected Parties, regardless of the date enacted, adopted or issued.
Section 2.11    Taxes.
(a)    All payments made by an Obligor in respect of a Loan Asset and all payments made by the Borrower or made by the Servicer on behalf of the Borrower under this Agreement will be made free and clear of and without deduction or withholding for or on account of any Taxes. If any Taxes are required to be withheld from any amounts payable to any Lender, then the amount payable to such Person will be increased (the amount of such increase, the “Additional Amount”) such that every net payment made under this Agreement after withholding for or on account of any Taxes (including, without limitation, any Taxes on such increase) is not less than the amount that would have been paid had no such deduction or withholding been made. The foregoing obligation to pay Additional Amounts with respect to payments required to be made by the Borrower or Servicer under this Agreement will not, however, apply with respect to Excluded Taxes.
(b)    The Borrower will indemnify, from funds available to it pursuant to Section 2.04 (and to the extent the funds available for indemnification provided by the Borrower is insufficient the Servicer, on behalf of the Borrower, will indemnify) each Lender for the full amount of Taxes payable by such Person in respect of Additional Amounts and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. All payments in respect of this indemnification shall be made within 10 days from the date a written invoice therefor is delivered to the Borrower.
(c)    Within 30 days after the date of any payment by the Borrower or by the Servicer on behalf of the Borrower of any Taxes for which the Borrower is ~~requireed~~required to indemnify a Lender hereunder, the Borrower or the Servicer, as applicable, will furnish to the Administrative Agent and the Lender Agents at the applicable address set forth in Section 11.02, appropriate evidence of payment thereof.
(d)    If any Lender is not created or organized under the laws of the United States or a political subdivision thereof, such Lender shall deliver to the Borrower, with a copy to the Administrative Agent, (i) within 15 days after becoming a Lender hereunder, two (or such other number as may from time to time be prescribed by Applicable Law) duly completed copies of IRS Form W-8BEN, W-8BEN-E or Form W-8ECI (or any successor forms or other certificates or statements that may be required from time to time by the relevant United States taxing authorities or Applicable Law), as appropriate, to permit the Borrower to make payments hereunder for the account of such Lender without deduction or withholding of United States federal income or similar Taxes and (ii) upon the obsolescence of or after the occurrence of any event requiring a change in, any form or certificate previously delivered pursuant to this Section 2.11(d), copies (in such numbers as may from time to time be prescribed by Applicable Law or regulations) of such additional, amended or successor forms, certificates or statements as may be required under Applicable Law to permit the Borrower or the Servicer to make payments hereunder for the account of such Lender without deduction or withholding of United States federal income or similar Taxes.

(e)    The Administrative Agent and each Lender that is created or organized under the laws of the United States shall deliver to the Borrower (with a copy to the Administrative Agent in the case of a Lender) on or before becoming a party hereunder and thereafter upon request by Borrower or when required by Applicable Law, a valid IRS Form W-9.
(f)    Without prejudice to the survival of any other agreement of the Borrower and the Servicer hereunder, the agreements and obligations of the Borrower and the Servicer contained in this Section 2.11 shall survive the termination of this Agreement.
(g)    If at any time the Borrower shall be liable for the payment of any additional amounts in accordance with this Section 2.11, then the Borrower shall have the option to terminate this Agreement (in accordance with the provisions of Section 2.18(b) but without the payment of any Make-Whole Premium); provided that such option to terminate shall in no event relieve the Borrower of paying any amounts owing pursuant to this Section 2.11 in accordance with the terms hereof.
Section 2.12    Collateral Assignment of Agreements. The Borrower hereby collaterally assigns to the Collateral Agent, for the benefit of the Secured Parties, all of the Borrower’s right and title to and interest in, to and under (but not any obligations under) the Purchase and Sale Agreement (and any UCC financing statements filed under or in connection therewith), any Hedging Agreement, the Loan Agreements related to each Loan Asset, all other agreements, documents and instruments evidencing, securing or guarantying any Loan Asset and all other agreements, documents and instruments related to any of the foregoing but excluding any Excluded Amounts or Retained Interest (the “Assigned Documents”). In furtherance and not in limitation of the foregoing, the Borrower hereby collaterally assigns to the Collateral Agent, for the benefit of the Secured Parties, its right to indemnification under the Purchase and Sale Agreement. The Borrower confirms that following notice from the Administrative Agent to the Borrower of the occurrence of an Event of Default until the Collection Date the Collateral Agent (at the direction of the Administrative Agent) on behalf of the Secured Parties shall have the sole right to enforce the Borrower’s rights and remedies under the Purchase and Sale Agreement and any UCC financing statements filed under or in connection therewith for the benefit of the Secured Parties. The parties hereto agree that such collateral assignment to the Collateral Agent, for the benefit of the Secured Parties, shall terminate upon the Collection Date.
Section 2.13    Grant of a Security Interest. To secure the prompt, complete and indefeasible payment in full when due, whether by lapse of time, acceleration or otherwise, of the Obligations and the performance by the Borrower of all of the covenants and obligations to be performed by it pursuant to this Agreement and each other Transaction Document, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent, the Borrower hereby (a) collaterally assigns and pledges to the Collateral Agent, on behalf of the Secured Parties, and (b) grants a security interest to the Collateral Agent, on behalf of the Secured Parties, in all of the Borrower’s right, title and interest in, to and under (but none of the obligations under) all of the Collateral Portfolio (including any Hedging Agreements), whether now existing or hereafter arising or acquired by the Borrower, and wherever the same may be located. For the avoidance of doubt, the Collateral Portfolio shall not include any Excluded Amounts, and the Borrower does not hereby assign, pledge or grant a security interest in any such amounts. Anything herein to the contrary notwithstanding, (a) the Borrower shall remain liable under the Collateral Portfolio to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Agent, for the benefit of the Secured Parties, of any of its rights in the Collateral Portfolio shall not release the Borrower from any of its duties or obligations under the Collateral Portfolio, and (c) none of the Administrative Agent, the Collateral Agent, any Lender, any Lender Agent, any Liquidity Bank nor any Secured Party shall have any obligations or liability under the Collateral Portfolio by reason of this Agreement, nor shall the Administrative Agent, the Collateral Agent, any Lender, any Lender Agent, any Liquidity Bank nor any Secured Party be obligated to perform any of the obligations or duties of the Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.
Section 2.14    Evidence of Debt. The Administrative Agent shall maintain, solely for this purpose as the agent of the Borrower, at its address referred to in Section 11.02 a copy of each assignment and acceptance agreement and participation agreement delivered to and accepted by it and a register for the recordation of the names and addresses and interests of the Lenders (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent, each Lender and each Lender Agent shall treat each person whose name is recorded in the Register as a Lender under this Agreement for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender Agent at any reasonable time and from time to time upon reasonable prior notice.
Section 2.15    Survival of Representations and Warranties. It is understood and agreed that the rights and remedies of the Secured Parties with respect to any breach of any of the representations and warranties set forth in Sections 4.01, 4.02 and 4.03 made on each Cut-Off Date, Advance Date, Reporting Date and any date on which Loan Assets are Pledged hereunder shall survive the pledge to the Collateral Agent hereunder and the termination of this Agreement.
Section 2.16    Release of Loan Assets. The ~~Borrower may obtain the release of~~Lien of the Collateral Agent shall be automatically released with respect to: (i) any Loan Asset (and the related Portfolio Assets pertaining thereto) released pursuant to a Lien Release Dividend or sold or substituted in accordance with the applicable provisions of Section 2.07, (ii) any Loan Asset (and the related Portfolio Assets pertaining thereto) with respect to which all amounts have been paid in full by the related Obligor and deposited in the Collection Account and (iii) the entire Collateral Portfolio following the Collection Date. The Collateral Agent, for the benefit of the Secured Parties, shall, at the sole expense of the Servicer and at the direction of the Administrative Agent, execute such documents and instruments of release as may be prepared by the Servicer on behalf of the Borrower, give notice of such release to the Collateral Custodian (in the form of Exhibit N) (unless the Collateral Custodian and Collateral Agent are the same Person) and take other such actions as shall reasonably be requested by the Borrower to effect such release of the Lien created pursuant to this Agreement. Upon receiving such notification by the Collateral Agent as described in the immediately preceding sentence, if applicable, the Collateral Custodian shall deliver the Required Loan Documents to the Borrower.

Section 2.17    Treatment of Amounts Received by the Borrower. Amounts received by the Borrower pursuant to Section 2.07 on account of Loan Assets shall be treated as payments of Principal Collections or Interest Collections, as applicable, on Loan Assets hereunder.
Section 2.18    Prepayment; Termination.
(a)    Except as expressly permitted or required herein, including, without limitation, any repayment necessary to cure a Borrowing Base Deficiency, Advances Outstanding in any Available Currency may only be prepaid in whole or in part at the option of the Borrower at any time by delivering a Notice of Reduction (which notice shall include a Borrowing Base Certificate) to the Administrative Agent, the Collateral Agent, the Lender Agents and the Hedge Counterparty at least one Business Day prior to such reduction. Upon any prepayment, the Borrower shall also pay in full any Hedge Breakage Costs, Breakage Fees (solely to the extent such prepayment occurs on any day other than a Payment Date) and other accrued and unpaid costs and expenses of the Administrative Agent, Lender Agents and Lenders related to such prepayment to the extent invoiced to the Borrower on or prior to such date; provided that no reduction in Advances Outstanding shall be given effect unless (i) sufficient funds have been remitted to pay all such amounts in full, as determined by the Administrative Agent, in its sole discretion, (ii) the Borrower has complied with the terms of any Hedging Agreement requiring that one or more Hedge Transactions be terminated in whole or in part as the result of any such reduction of the Advances Outstanding, and has paid in full all Hedge Breakage Costs owing to the relevant Hedge Counterparty for any such termination and (iii) no event would result from such prepayment which would constitute an Event of Default or an Unmatured Event of Default. The Administrative Agent shall apply amounts received from the Borrower pursuant to this Section 2.18(a) to the payment of any Hedge Breakage Costs, to the payment of any Breakage Fees and to the pro rata reduction of the Advances Outstanding~~. Any notice relating to any repayment~~ (or, in connection with any reduction of the Commitment of Wells Fargo pursuant to ~~this~~ Section 2.18(~~a) shall be irrevocable~~d), to the reduction of Advances Outstanding payable to Wells Fargo).
(b)    The Borrower may, at its option, terminate this Agreement and the other Transaction Documents upon three Business Days’ prior written notice to the Administrative Agent, the Lender Agents and any Hedge Counterparty and upon payment in full of all Advances Outstanding, all accrued and unpaid Yield, any Breakage Fees, Hedge Breakage Costs, all accrued and unpaid costs and expenses of the Administrative Agent, Lender Agents and Lenders, payment of the Make-Whole Premium pro rata to each Lender Agent (for the account of the applicable Lender) and payment of all other Obligations (other than unmatured contingent indemnification obligations~~)~~ for which no claim has been asserted). Notwithstanding anything to the contrary herein, no Make-Whole Premium shall be due (i) to any Lender that is then a Defaulting Lender pursuant to Section 2.23, (ii) to the Administrative Agent as a Lender if the Administrative Agent has previously resigned as Administrative Agent in accordance with Section 9.01(h), (iii) if a Reduction Event has occurred, (iv) if the Approval Rate is less than 70% at the time of any termination or reduction of the Advances, (v) following the occurrence of a Eurodollar Disruption Event (with respect to the availability of EURIBOR) or a CDOR Disruption Event or (vi) if at any time the Servicer does not consent to the Alternative Rate and, upon payment in full of all Obligations hereunder, terminates the Transaction Documents.

(c)    The Borrower hereby acknowledges and agrees that the Make-Whole Premium constitutes additional consideration for the Lenders to enter into this Agreement.
(d)    The Commitment of Wells Fargo may (or, using the proceeds of any sale of Loan Assets on the date of initial issuance in connection with a Term Securitization issued after the Sixth Amendment Date to the extent that such sale proceeds are attributable to third party investors in such Term Securitization, shall) be reduced in part during the Reinvestment Period until its Commitment shall equal the greater of (x) the then-existing Commitment of Wells Fargo after giving effect to any such reduction and (y) $125,000,000.
Section 2.19    Extension of Stated Maturity Date and Reinvestment Period. The Borrower may, at any time, make a request to the Lenders to extend both the date set forth in clause (i) of the definition of “Reinvestment Period” and the date set forth in the definition of “Stated Maturity Date”. Such date may be extended by mutual agreement among the Administrative Agent, each of the Lenders, the Borrower and the Servicer. The Borrower confirms that any of the Lenders or the Administrative Agent, in their sole and absolute discretion, without regard to the value or performance of the Loan Assets or any other factor, may elect not to extend such date.
Section 2.20    Collections and Allocations.
(a)    The Collateral Agent shall promptly identify all Available Collections received in the Collection Account as being on account of Interest Collections or Principal Collections and shall segregate all Principal Collections and Interest Collections and transfer the same to the Principal Collection Account and the Interest Collection Account, respectively. The Servicer shall transfer, or cause to be transferred, any collections received directly by it (if any) to the Collection Account by the close of business within two Business Days after such Collections are received; provided that the Servicer shall identify to the Collateral Agent any collections received directly by the Servicer as being on account of Interest Collections or Principal Collections. The Collateral Agent shall further provide to the Servicer a statement as to the amount of Principal Collections and Interest Collections on deposit in the Principal Collection Account and the Interest Collection Account no later than three Business Days after each Determination Date for inclusion in the Servicing Report delivered pursuant to Section 6.08(b). It is understood and agreed that the Servicer shall remain liable for the proper allocation of the aforementioned Collections into the appropriate accounts.
(b)    On the Cut-Off Date with respect to any Loan Asset, the Servicer will deposit into the Collection Account all Available Collections received in respect of Eligible Loan Assets being transferred to and included as part of the Collateral Portfolio on such date.
(c)    With the prior written consent of the Administrative Agent (a copy of which will be provided by the Servicer to the Collateral Agent), the Servicer may withdraw from the Collection Account any deposits thereto constituting Excluded Amounts if the Servicer has, prior to such withdrawal and consent, delivered to the Administrative Agent a report setting forth the calculation of such Excluded Amounts in form and substance satisfactory to the Administrative Agent and the Collateral Agent in their sole discretion.

(d)    The Servicer shall, pursuant to written instruction (which may be in the form of standing instructions), direct the Collateral Agent to invest, or cause the investment of, funds on deposit in the Controlled Accounts in Permitted Investments, from the date of this Agreement until the Collection Date. Absent any such written instruction, such funds shall not be invested. A Permitted Investment acquired with funds deposited in any Controlled Account shall mature not later than the Business Day immediately preceding any Payment Date, and shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be registered in the name of the Account Bank or its nominee for the benefit of the Collateral Agent. All income and gain realized from any such investment, as well as any interest earned on deposits in any Controlled Account shall be distributed in accordance with the provisions of Article II hereof. The Borrower shall deposit in the Collection Account or the Unfunded Exposure Account, as the case may be (with respect to investments made hereunder of funds held therein), an amount equal to the amount of any actual loss incurred, in respect of any such investment, immediately upon realization of such loss. None of the Account Bank, the Collateral Agent, the Administrative Agent, any Lender Agent or any Lender shall be liable for the amount of any loss incurred, in respect of any investment, or lack of investment, of funds held in any Controlled Account, other than with respect to fraud or their own gross negligence or willful misconduct. The parties hereto acknowledge that the Collateral Agent or any of its Affiliates may receive compensation with respect to the Permitted Investments.
(e)    Until the Collection Date, neither the Borrower nor the Servicer shall have any rights of direction or withdrawal, with respect to amounts held in any Controlled Account, except to the extent explicitly set forth in Section 2.04 or Section 2.21.
Section 2.21    Reinvestment of Principal Collections. On the terms and conditions hereinafter set forth as certified in writing to the Collateral Agent, the Lender Agents and Administrative Agent, prior to the end of the Reinvestment Period, the Servicer may, to the extent of any Principal Collections on deposit in the Principal Collection Account:
(a)    withdraw such funds for the purpose of reinvesting in additional Eligible Loan Assets to be Pledged hereunder; provided that the following conditions are satisfied:
(i)    all conditions precedent set forth in Section 3.04 have been satisfied;
(ii)    no Event of Default has occurred, or would result from such withdrawal and reinvestment, and no Unmatured Event of Default or Borrowing Base Deficiency exists or would result from such withdrawal and reinvestment (except to the extent such Borrowing Base Deficiency would be cured in connection with the Pledge of such Loan Asset and other actions taken by the Borrower in accordance with Section 2.06);
(iii)    the representations and warranties contained in Sections 4.01, 4.02 and 4.03 hereof shall continue to be correct in all respects, except to the extent relating to an earlier date;
(iv)    delivery of a Disbursement Request and a Borrowing Base Certificate, each executed by the Borrower and a Responsible Officer of the Servicer; and

(v)    the Collateral Agent provides to the Administrative Agent by facsimile (to be received no later than 1:30 p.m. on that same day) a statement reflecting the total amount on deposit as of the opening of business on such day in the Principal Collection Account; or
(b)    withdraw such funds for the purpose of making payments in respect of the Advances Outstanding in the applicable Available Currency at such time in accordance with and subject to the terms of Section ~~2.18.~~2.18 or such other provision as requires or permits the Borrower to prepay Advances Outstanding hereunder.
Upon the satisfaction of the applicable conditions set forth in this Section 2.21 (as certified by the Borrower to the Collateral Agent and the Administrative Agent), the Collateral Agent will release funds from the Principal Collection Account to the Servicer in an amount not to exceed the lesser of (A) the amount requested by the Servicer and (B) the amount on deposit in the Principal Collection Account on such day.
Section 2.22    Refunding of Swingline Advances.
(a)    Each Swingline Advance shall be refunded by the Lenders (other than the Swingline Lender) on the second Business Day following the date of such Swingline Advance (each such date, a “Swingline Refund Date”). Such refunding shall be made by the Lenders in accordance with their Pro Rata Shares and shall thereafter be reflected as Advances of the Lenders on the books and records of the Administrative Agent. Each Lender shall fund its respective Pro Rata Share of Advances as required to repay Swingline Advances outstanding to the Swingline Lender no later than 12:00 noon on the applicable Swingline Refund Date.
(b)    The Borrower shall pay to the Swingline Lender, within twenty-two (22) days of demand, the amount of such Swingline Advances to the extent amounts received from the Lenders are not sufficient to repay in full the outstanding Swingline Advances requested or required to be refunded. If any portion of any such amount paid to the Swingline Lender shall be recovered by or on behalf of the Borrower from the Swingline Lender in bankruptcy or otherwise, the loss of the amount so recovered shall be ratably shared among all the Lenders (other than the Swingline Lender) in accordance with their respective Pro Rata Shares.
(c)    Each Lender acknowledges and agrees that its obligation to refund Swingline Advances in accordance with the terms of this Section is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, non-satisfaction of the conditions set forth in Article III. Further, each Lender agrees and acknowledges that if prior to the refunding of any outstanding Swingline Advances pursuant to this Section, a Bankruptcy Event relating to the Borrower shall have occurred, each Lender will, on the date the applicable Advance would have been made, purchase an undivided participating interest in the Swingline Advance to be refunded in an amount equal to its Pro Rata Share of the aggregate amount of such Swingline Advance. Each Lender will immediately transfer to the Swingline Lender, in immediately available funds, the amount of its participation and upon receipt thereof the Swingline Lender will deliver to such Lender a certificate evidencing such participation dated the date of receipt of such funds and for such amount. Whenever, at any time after the Swingline Lender has received from any Lender such Lender’s participating interest in a Swingline Advance, the Swingline Lender receives any payment on account thereof, the Swingline Lender will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded).
(d)    Notwithstanding anything contained in this Agreement to the contrary, the Swingline Lender shall not be obligated to make any Swingline Advance at a time when any other Lender is a Defaulting Lender, unless the Swingline Lender has entered into arrangements (which may include the delivery of cash collateral) with the Borrower or such Defaulting Lender which are satisfactory to the Swingline Lender to eliminate the Swingline Lender’s Fronting Exposure (without giving effect to Section 2.23(a)(iii)) with respect to any such Defaulting Lender.
Section 2.23    Defaulting Lenders.
(a)    Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:
(i)    That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 11.01.
(ii)    Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, or otherwise), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment of any amounts owing by that Defaulting Lender to the Swingline Lender hereunder; third, if so determined by the Administrative Agent or requested by the Swingline Lender, to be held as cash collateral for future funding obligations of that Defaulting Lender for any participation in any Swingline Advance; fourth, as the Borrower may request (so long as no Event of Default or Unmatured Event of Default exists), to the funding of any Advance in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held as cash collateral for future funding obligations of that Defaulting Lender to fund Advances under this Agreement; sixth, to the payment of any amounts owing to the other Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Event of Default or Unmatured Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Advances or funded participation in Swingline Advances in respect of which that Defaulting Lender has not fully funded its appropriate share, such payment shall be applied solely to pay the Advances of, and funded participation in Swingline Advance owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Advances of, and funded participation in Swingline Advance owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.23 shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)    During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to (a) acquire, refinance or fund participations in Swingline Advances pursuant to Section 2.22 or (b) make Advances to the Borrower to repay a Swingline Advance pursuant to Section 2.02, the “Pro Rata Share” of each non-Defaulting Lender shall be computed without giving effect to the Commitment of that Defaulting Lender; provided that each such reallocation shall be given effect only if the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Swingline Advances shall not exceed the positive difference, if any, of (A) the Commitment of that non-Defaulting Lender minus (B) the aggregate outstanding principal amount of the Advances of that Lender.
(iv)    For any period during which that Lender is a Defaulting Lender, that Defaulting Lender shall not be entitled to receive any Commitment Fee or Make-Whole Premium for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender).
(b)    If the Borrower, the Administrative Agent and the Swingline Lender agree in writing in its sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Advances of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Advances to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Shares, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
Section 2.24    Replacement of Lenders. If any Lender (other than Wells Fargo) (i) is a Defaulting Lender hereunder, (ii) requires the Borrower to pay any additional amounts under Sections 2.10 or 2.11 with respect thereto, (iii) does not consent to any amendment or modification (including in the form of a consent or waiver) described in Section 11.01 which is approved by the Borrower, the Administrative Agent and the Required Lenders, ~~or~~ (iv) does not consent to a request to extend the date set forth in the definition of “Stated Maturity Date” or the date set forth in clause (i) of the definition of “Reinvestment Period”, ~~then the Borrower~~ (v) provides written notice of its objection to an Alternative Rate identified by the Administrative Agent pursuant to clause (c) of the definition thereof, or (vi) does not consent to a request to reduce the Asset Coverage Ratio requirement set forth in clause (f) of the definition of “Servicer Termination Event”, then the Borrower (or, solely with respect to an assignment made because of clause (v) above, the Administrative Agent) may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to (x) assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.04), all of its interests, rights and obligations under this Agreement and the Transaction Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment) or (y) terminate all of its interests, rights and obligations under this Agreement and the Transaction Documents and reduce the aggregate Commitments outstanding; provided that:
(a)    (i) if such Lender’s Commitments have been assigned pursuant to clause (x) above, such Lender shall have received payment of an amount equal to the outstanding principal of its Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) or (ii) if such Lender’s Commitments have been terminated pursuant to clause (y) above, such Lender shall have received payment of all such amounts payable to it hereunder from the Borrower (provided that any non-pro rata payments to a Lender hereunder must be consented to by the Administrative Agent); ~~and~~
(b)    if such assignment, delegation or termination is due to an objection to an Alternative Rate as set forth in clause (v) above, the Borrower or the Agent, as applicable, shall assign, delegate or terminate the Commitments of all Lenders (excluding for purposes of this clause only, the Administrative Agent in its capacity as Lender) and each replacement Lender shall have been deemed to have so consented to the Alternative Rate; and
(c)    ~~(b)~~ such assignment, delegation or termination does not conflict with Applicable Law.
Section 2.25    Available Currency.
(a)    For purposes of Section 2.04, any Available Collections on deposit in an Interest Collection Account or a Principal Collection Account denominated in any Available Currency shall be applied on any Payment Date (i) first, to make payments in such Available Currency and (ii) second, to make payments in any other Available Currency (pro rata based on available amounts from each other Available Currency), as converted by the Borrower using the Applicable Exchange Rate; provided that such payments shall be subject to availability of such funds pursuant to Section 2.04.
(b)    The Borrower shall, on the Determination Date immediately preceding each Payment Date, convert amounts on deposit in the Collection Accounts into Dollars to the extent necessary to make payments pursuant to Section 2.04 (as determined by the Borrower using the Applicable Exchange Rate).
(c)    Any Available Collections on deposit in the Principal Collection Accounts denominated in an Available Currency may be converted by the Borrower into another Available Currency on any Business Day (other than a Payment Date) using the Applicable Exchange Rate so long as (i) no Borrowing Base Deficiency exists either prior to and after giving effect to such conversion and (ii) the converted amounts are used solely for purposes of (x) acquiring an Eligible Loan Asset denominated in such other Available Currency or (y) repaying Advances Outstanding denominated in such other Available Currency. The Borrower shall provide no less than one (1) Business Day’s prior written notice to the Administrative Agent and the Collateral Agent of any such conversion.
ARTICLE III

CONDITIONS PRECEDENT
Section 3.01    Conditions Precedent to Effectiveness.
(a)    This Agreement shall be effective upon satisfaction of the conditions precedent that:
(i)    all reasonable up-front expenses and fees (including legal fees, any fees required under any Lender Fee Letter and the Wells Fargo Fee Letter) that are invoiced at or prior to the Amended and Restated Closing Date shall have been paid in full and all other acts and conditions (including, without limitation, the obtaining of any necessary consents and regulatory approvals and the making of any required filings, recordings or registrations) required to be done and performed and to have happened prior to the execution, delivery and performance of this Agreement and all related Transaction Documents and to constitute the same legal, valid and binding obligations, enforceable in accordance with their respective terms, shall have been done and performed and shall have happened in due and strict compliance with all Applicable Law;
(ii)    in the reasonable judgment of the Administrative Agent and each Lender Agent, there not having been any change in Applicable Law which adversely affects any Lender’s or the Administrative Agent’s entering into the transactions contemplated by the Transaction Documents or any Material Adverse Effect or material disruption in the financial, banking or commercial loan or capital markets generally;
(iii)    any and all information submitted to each Lender, Lender Agent and the Administrative Agent by the Borrower, the Transferor or the Servicer or any of their Affiliates is true, accurate, complete in all material respects and not misleading in any material respect;
(iv)    each Lender Agent shall have received all documentation and other information requested by such Lender Agent in its sole discretion and/or required by regulatory authorities with respect to the Borrower, the Transferor and the Servicer under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA PATRIOT Act, all in form and substance reasonably satisfactory to each Lender Agent;
(v)    the Administrative Agent shall have received on or before the date of such effectiveness the items listed in Schedule I hereto, each in form and substance satisfactory to the Administrative Agent and each Lender Agent;
(vi)    in the judgment of the Administrative Agent and each Lender Agent, there shall have been no material adverse change in the Borrower’s (or the Servicer’s) underwriting, servicing, collection, operating and reporting procedures and systems since the completion of due diligence by the Administrative Agent and each Lender Agent;
(vii)    the results of Administrative Agent’s financial, legal, tax and accounting due diligence relating to the Transferor, the Borrower, the Servicer, the Eligible Loan Assets and the transactions contemplated hereunder are satisfactory to Administrative Agent; and
(viii)    each applicable Lender Agent shall have received a duly executed copy of its Variable Funding Note, in a principal amount equal to the Commitment of the related Lender.
(b)    By its execution and delivery of this Agreement, each of the Borrower and the Servicer hereby certifies that each of the conditions precedent to the effectiveness of this Agreement set forth in this Section 3.01 have been satisfied; provided, that with respect to conditions precedent that expressly require the consent or approval of the Administrative Agent or another party (other than the Borrower or the Servicer), the foregoing certification is only to the knowledge of the Borrower and the Servicer, as applicable, with respect to such consents or approvals.
Section 3.02    Conditions Precedent to All Advances. Each Advance (including Swingline Advances and the Initial Advance, except as explicitly set forth below) to the Borrower from the Lenders shall be subject to the further conditions precedent that:
(a)    On the Advance Date of such Advance, the following statements shall be true and correct, and the Borrower by accepting any amount of such Advance shall be deemed to have certified that:
(i)    the Servicer (on behalf of the Borrower) shall have delivered (x) with respect to any Advance (other than Swingline Advances) to the Administrative Agent and each Lender Agent (with a copy to the Collateral Custodian and the Collateral Agent) and (y) with respect to any Swingline Advance to the Administrative Agent and Swingline Lender (with a copy to the Collateral Custodian and the Collateral Agent), in each case, no later than (i)(A) with respect to Advances (other than Swingline Advances) made in Dollars, no later than 12:00 noon on the proposed Advance Date (or such shorter period as agreed to from time to time by the Administrative Agent and each of the Lenders) and (B) with respect to Advances (other than Swingline Advances) made in an Available Currency other Dollars, no later than 2:00 p.m. at least two (2) Business Days prior to the proposed Advance Date

(or such shorter period as agreed to from time to time by the Administrative Agent and each of the Lenders) and (ii) with respect to Swingline Advances, no later than 3:00 p.m. on the proposed Advance Date: (A) a Notice of Borrowing, (B) a Borrowing Base Certificate, (C) a Loan Tape, (D) an Approval Notice (for any such Loan Asset added to the Collateral Portfolio on the related Advance Date) and (E) except with respect to an Advance under Section 2.02(f), such additional information as may be reasonably requested by the Administrative Agent and an executed copy of each assignment and assumption agreement, transfer document or instrument (including any Loan Assignment) relating to each Loan Asset to be Pledged evidencing the assignment of such Loan Asset from any prior third party owner thereof directly to the Borrower (other than in the case of any Loan Asset acquired by the Borrower at origination);
(ii)    except with respect to an Advance under Section 2.02(f), the Borrower shall have delivered to the Collateral Custodian (with a copy to the Administrative Agent), (A)(x) with respect to Advances (other than Swingline Advances) made in Dollars, no later than 12:00 noon on the related Advance Date and (y) with respect to Advances (other than Swingline Advances) made in an Available Currency other than Dollars, no later than 2:00 p.m. at least two (2) Business Days prior to the related Advance Date and (B) with respect to Swingline Advances, no later than 3:00 p.m. on the related Advance Date, a faxed or e-mailed copy of the duly executed original promissory notes of the Loan Assets (and, in the case of any Noteless Loan Asset, a fully executed assignment agreement) and if any Loan Assets are closed in escrow, a certificate (in the form of Exhibit K) from the closing attorneys of such Loan Assets certifying the possession of the Required Loan Documents; provided that, notwithstanding the foregoing, the Borrower shall cause (x) the Loan Asset Checklist and the Required Loan Documents (other than the Golub Agented Required Loan Documents) to be in the possession of the Collateral Custodian within five Business Days of any related Cut-Off Date as to any Loan Assets and (y) the Golub Agented Required Loan Documents to be in the possession of the Collateral Custodian within thirty days of any related Cut-Off Date as to any Loan Assets;
(iii)    the representations and warranties contained in Sections 4.01, 4.02 and 4.03 are true and correct in all respects, and (except with respect to an Advance required by Section 2.02(f)) there exists no breach of any covenant contained in Sections 5.01, 5.02, 5.03 and 5.04 before and after giving effect to the Advance to take place on such Advance Date and to the application of proceeds therefrom, on and as of such day as though made on and as of such date (other than any representation and warranty that is made as of a specific date);
(iv)    no Event of Default has occurred, or would result from such Advance, and no Unmatured Event of Default or Borrowing Base Deficiency exists or would result from such Advance;
(v)    no event has occurred and is continuing, or would result from such Advance, which constitutes a Servicer Termination Event or any event which, if it continues uncured, will, with notice or lapse of time, constitute a Servicer Termination Event;

(vi)    since the Original Closing Date, no material adverse change has occurred on the assets, liabilities, financial condition, business or operations of the Servicer, or in the ability of the Servicer, Transferor or the Borrower to perform its obligations under any Transaction Document;
(vii)    no Liens exist in respect of Taxes which are prior to the lien of the Collateral Agent on the Eligible Loan Assets to be Pledged on such Advance Date; and
(viii)    all terms and conditions of the Purchase and Sale Agreement required to be satisfied in connection with the assignment of each Eligible Loan Asset being Pledged hereunder on such Advance Date (and the Portfolio Assets related thereto), including, without limitation, the perfection of the Borrower’s interests therein, shall have been satisfied in full, and all filings (including, without limitation, UCC filings) required to be made by any Person and all actions required to be taken or performed by any Person in any jurisdiction to give the Collateral Agent, for the benefit of the Secured Parties, a first priority perfected security interest (subject only to Permitted Liens) in such Eligible Loan Assets and the Portfolio Assets related thereto and the proceeds thereof shall have been made, taken or performed.
(b)    The Administrative Agent shall have provided an Approval Notice to the Borrower for each of the Eligible Loan Assets identified in the applicable Loan Tape for inclusion in the Collateral Portfolio on the applicable Advance Date.
(c)    No Applicable Law shall prohibit, and no order, judgment or decree of any federal, state or local court or governmental body, agency or instrumentality shall prohibit or enjoin, the making of such Advances by any Lender or the proposed Pledge of Eligible Loan Assets in accordance with the provisions hereof.
(d)    Except with respect to an Advance required by Section 2.02(f), the proposed Advance Date shall take place during the Reinvestment Period and the Facility Maturity Date has not yet occurred.
(e)    The Borrower shall have paid all fees then required to be paid, including all fees required hereunder and under the applicable Lender Fee Letters and the Wells Fargo Fee Letter and shall have reimbursed the Lenders, the Administrative Agent, each Lender Agent, the Collateral Custodian, the Account Bank and the Collateral Agent for all fees, costs and expenses of closing the transactions contemplated hereunder and under the other Transaction Documents, including the reasonable attorney fees and any other legal and document preparation costs incurred by the Lenders, the Administrative Agent and each Lender Agent.
(f)    ~~The failure of the Borrower to satisfy any of the foregoing conditions precedent in respect of any Advance shall give rise to a right of the Administrative Agent, the Swingline Lender and the applicable Lender Agent, which right may be exercised at any time on the demand of the Swingline Lender or the applicable Lender Agent, as applicable, to rescind the related Advance and direct the Borrower to pay to the applicable Lender Agent for the benefit of the applicable Lender an amount equal to the Advances made during any such time that any of the~~

~~foregoing conditions precedent were not satisfied.~~(i) With respect to any Advance, the proceeds of which will be used to acquire a Loan Asset, such Advance shall be denominated in the same Available Currency as such Loan Asset, (ii) with respect to any Reinvestment of Principal Collections pursuant to Section 2.21(a)(i), such Principal Collections shall be denominated in the same Available Currency (or converted to such Available Currency pursuant to Section 2.25(c)) as the Loan acquired in connection with such Reinvestment and (iii) with respect to any Substitution pursuant to Section 2.07(a), the Loan Asset sold in connection with such Substitution shall be denominated in the same Available Currency as the Loan acquired in connection with such Substitution.
Section 3.03    Advances Do Not Constitute a Waiver. No Advance or Swingline Advance made hereunder shall constitute a waiver of any condition to any Lender’s obligation to make such an Advance unless such waiver is in writing and executed by such Lender.
Section 3.04    Conditions to Pledges of Loan Assets. Each Pledge of an additional Eligible Loan Asset pursuant to Section 2.06, a Substitute Eligible Loan Asset pursuant to Section 2.07(a) or (c), an additional Eligible Loan Asset pursuant to Section 2.21 or any other Pledge of a Loan Asset hereunder shall be subject to the further conditions precedent that (as certified to the Collateral Agent by the Borrower):
(a)    the Servicer (on behalf of the Borrower) shall have delivered to the Administrative Agent and each Lender Agent (with a copy to the Collateral Custodian and the Collateral Agent) no later than 5:00 p.m. on the date that is one Business Day prior to the related Cut-Off Date: (A) a Borrowing Base Certificate, (B) a Loan Tape, (C) an Approval Notice (for each Loan Asset added to the Collateral Portfolio on the related Cut-Off Date) and (D) such additional information as may be reasonably requested by the Administrative Agent at least two (2) Business Days prior the date of such Pledge and an executed copy of each assignment and assumption agreement, transfer document or instrument (including any Loan Assignment) relating to each Loan Asset to be pledged evidencing the assignment of such Loan from any prior third party owner thereof directly to the Borrower (other than in the case of any Loan Asset acquired by the Borrower at origination);
(b)    the Borrower shall have delivered to the Collateral Custodian (with a copy to the Administrative Agent), no later than 12:00 noon on the related Cut-Off Date, a faxed or e-mailed copy of the duly executed original promissory notes of the Loan Assets (and, in the case of any Noteless Loan Asset, a fully executed assignment agreement) and if any Loan Assets are closed in escrow, a certificate (in the form of Exhibit K) from the closing attorneys of such Loan Assets certifying the possession of the Required Loan Documents; provided that, notwithstanding the foregoing, the Borrower shall cause (x) the Loan Asset Checklist and the Required Loan Documents (other than the Golub Agented Required Loan Documents) to be in the possession of the Collateral Custodian within five Business Days of any related Cut-Off Date as to any Loan Assets and (y) the Golub Agented Required Loan Documents to be in the possession of the Collateral Custodian within thirty days of any related Cut-Off Date as to any Loan Assets;
(c)    no Liens exist in respect of Taxes which are prior to the lien of the Collateral Agent on the Eligible Loan Assets to be Pledged on such Cut-Off Date;

(d)    all terms and conditions of the Purchase and Sale Agreement required to be satisfied in connection with the assignment of each Eligible Loan Asset being Pledged hereunder on such Cut-Off Date (and the Portfolio Assets related thereto), including, without limitation, the perfection of the Borrower’s interests therein, shall have been satisfied in full, and all filings (including, without limitation, UCC filings) required to be made by any Person and all actions required to be taken or performed by any Person in any jurisdiction to give the Collateral Agent, for the benefit of the Secured Parties, a first priority perfected security interest (subject only to Permitted Liens) in such Eligible Loan Assets and the Portfolio Assets related thereto and the proceeds thereof shall have been made, taken or performed;
(e)    the Administrative Agent shall have provided an Approval Notice to the Borrower for each of the Eligible Loan Assets identified in the applicable Loan Tape for inclusion in the Collateral Portfolio on the applicable Cut-Off Date;
(f)    no Event of Default has occurred, or would result from such Pledge, and no Unmatured Event of Default exists, or would result from such Pledge (other than, with respect to any Pledge of an Eligible Loan Asset necessary to cure a Borrowing Base Deficiency in accordance with Section 2.06, an Unmatured Event of Default arising solely pursuant to such Borrowing Base Deficiency); and
(g)    the representations and warranties contained in Sections 4.01, 4.02 and 4.03 are true and correct in all respects, and there exists no breach of any covenant contained in Sections 5.01, 5.02, 5.03 and 5.04 before and after giving effect to the Pledge to take place on such Cut-Off Date, on and as of such day as though made on and as of such date (other than any representation and warranty that is made as of a specific date).
ARTICLE IV

REPRESENTATIONS AND WARRANTIES
Section 4.01    Representations and Warranties of the Borrower. The Borrower hereby represents and warrants, as of the Amended and Restated Closing Date, as of each applicable Cut-Off Date, as of each applicable Advance Date, as of each Reporting Date, as of each date on which funds on deposit in the Principal Collection Account are converted into another Available Currency and as of each other date provided under this Agreement or the other Transaction Documents on which such representations and warranties are required to be (or deemed to be) made (unless a specific date is specified below or except to the extent any such representation or warranty relates to an earlier date):
(a)    Organization, Good Standing and Due Qualification. The Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware and has the power and all licenses necessary to own its assets and to transact the business in which it is engaged and is duly qualified and in good standing under the laws of each jurisdiction where the transaction of such business or its ownership of the Loan Assets and the Collateral Portfolio requires such qualification; except in each case, to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.
(b)    Power and Authority; Due Authorization; Execution and Delivery. The Borrower has the power, authority and legal right to make, deliver and perform this Agreement and each of the Transaction Documents to which it is a party and all of the transactions contemplated hereby and thereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and each of the Transaction Documents to which it is a party, and to grant to the Collateral Agent, for the benefit of the Secured Parties, a first priority perfected security interest in the Collateral Portfolio on the terms and conditions of this Agreement, subject only to Permitted Liens.
(c)    Binding Obligation. This Agreement and each of the Transaction Documents to which the Borrower is a party constitutes the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with their respective terms, except as the enforceability hereof and thereof may be limited by Bankruptcy Laws and by general principles of equity (whether such enforceability is considered in a proceeding in equity or at law).
(d)    All Consents Required. No consent of any other party and no consent, license, approval or authorization of, or registration or declaration with, any Governmental Authority, bureau or agency is required in connection with the execution, delivery or performance by the Borrower of this Agreement or any Transaction Document to which it is a party or the validity or enforceability of this Agreement or any such Transaction Document or the Loan Assets or the transfer of an ownership interest or security interest in such Loan Assets, other than such as have been met or obtained and are in full force and effect.
(e)    No Violation. The execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a Party and all other agreements and instruments executed and delivered or to be executed and delivered pursuant hereto or thereto in connection with the Pledge of the Collateral Portfolio will not (i) create any Lien on the Collateral Portfolio other than Permitted Liens or (ii) violate any Applicable Law or the certificate of formation or limited liability company agreement of the Borrower or (iii) violate any contract or other agreement to which the Borrower is a party or by which the Borrower or any property or assets of the Borrower may be bound.
(f)    No Proceedings. There is no litigation or administrative proceeding or investigation pending or, to the knowledge of the Borrower, threatened against the Borrower or any properties of the Borrower, before any Governmental Authority (i) asserting the invalidity of this Agreement or any other Transaction Document to which the Borrower is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document to which the Borrower is a party or (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.
(g)    Selection Procedures. In selecting the Loan Assets to be Pledged pursuant to this Agreement, no selection procedures were employed which are intended to be adverse to the interests of the Lenders.

(h)    [Reserved].
(i)    Pledge of Collateral Portfolio. Except as otherwise expressly permitted by the terms of this Agreement, no item of Collateral Portfolio has been sold, transferred, assigned or pledged by the Borrower to any Person, other than as contemplated by Article II and the Pledge of such Collateral Portfolio to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the terms of this Agreement.
(j)    Indebtedness. The Borrower has no Indebtedness, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (i) Indebtedness incurred under the terms of the Transaction Documents and (ii) Indebtedness incurred pursuant to certain ordinary business expenses arising pursuant to the transactions contemplated by this Agreement and the other Transaction Documents.
(k)    Sole Purpose. The Borrower has been formed solely for the purpose of engaging in transactions of the types contemplated by this Agreement, and has not engaged in any business activity other than the negotiation, execution and to the extent applicable, performance of this Agreement and the transactions contemplated by the Transaction Documents.
(l)    No Injunctions. No injunction, writ, restraining order or other order of any nature adversely affects the Borrower’s performance of its obligations under this Agreement or any Transaction Document to which the Borrower is a party.
(m)    Taxes. The Borrower has filed or caused to be filed (on a consolidated basis or otherwise) on a timely basis all tax returns (including, without limitation, all foreign, federal, state, local and other tax returns) required to be filed by it, is not liable for Taxes payable by any other Person and has paid or made adequate provisions for the payment of all Taxes, assessments and other governmental charges due and payable from the Borrower except for those Taxes being contested in good faith by appropriate proceedings and in respect of which it has established proper reserves on its books. No Tax lien or similar adverse claim has been filed, and no claim is being asserted, with respect to any such Tax, assessment or other governmental charge. Any Taxes, fees and other governmental charges due and payable by the Borrower in connection with the execution and delivery of this Agreement and the other Transaction Documents and the transactions contemplated hereby or thereby have been paid or shall have been paid if and when due. Notwithstanding the foregoing, if (i) an amount of unpaid Taxes of the Borrower is less than $25,000 in the aggregate and (ii) such unpaid Taxes do not have a material adverse effect on any Secured Party, then the representation and warranties set forth in this Section 4.01(m) shall not be deemed to be incorrect on account of such unpaid Taxes.
(n)    Location. The Borrower’s location (within the meaning of Article 9 of the UCC) is Delaware. The chief executive office of the Borrower (and the location of the Borrower’s records regarding the Collateral Portfolio (other than those delivered to the Collateral Custodian)) is located at the address set forth under its name in Section 11.02 (or at such other address as shall be designated by such party in a written notice to the other parties hereto).

(o)    Tradenames. The Borrower has not changed its name since its formation and does not have tradenames, fictitious names, assumed names or “doing business as” names under which it has done or is doing business.
(p)    Solvency. The Borrower is not the subject of any Bankruptcy Proceedings or Bankruptcy Event. The Borrower is Solvent, and the transactions under this Agreement and any other Transaction Document to which the Borrower is a party do not and will not render the Borrower not Solvent. The Borrower is paying its debts as they become due (subject to any applicable grace period); and the Borrower, after giving effect to the transactions contemplated hereby, will have adequate capital to conduct its business.
(q)    No Subsidiaries. The Borrower has no Subsidiaries other than in connection with retaining equity pursuant to Section 6.05.
(r)    Value Given. The Borrower has given fair consideration and reasonably equivalent value to the Transferor in exchange for the purchase of the Loan Assets (or any number of them) from the Transferor pursuant to the Purchase and Sale Agreement. No such transfer has been made for or on account of an antecedent debt owed by the Borrower to the Transferor and no such transfer is or may be voidable or subject to avoidance under any section of the Bankruptcy Code.
(s)    Reports Accurate. All Servicer’s Certificates, Servicing Reports, Notices of Borrowing, Borrowing Base Certificates and other written or electronic information, exhibits, financial statements, documents, books, records or reports furnished by the Borrower (or the Servicer on its behalf) to the Administrative Agent, the Collateral Agent, the Lenders, the Lender Agents, or the Collateral Custodian in connection with this Agreement are, as of their date, accurate, true and correct in all material respects and no such document or certificate omits to state a material fact or any fact necessary to make the statements contained therein not misleading in all material respects; provided that, solely with respect to written or electronic information furnished by the Servicer which was provided to the Servicer from an Obligor with respect to a Loan Asset, such information need only be accurate, true and correct to the knowledge of the Borrower; provided, further, that the foregoing proviso shall not apply to any information from an Obligor presented in a Servicer’s Certificate, Servicing Report, Notice of Borrowing or Borrowing Base Certificate. Any projections or forward-looking information (including such statements with respect to the collectability of, or risks or benefits associated with a Loan Asset) provided by or on behalf of the Servicer were prepared in good faith based on assumptions believed by the Servicer to be reasonable at the time so prepared.
(t)    Exchange Act Compliance; Regulations T, U and X. None of the transactions contemplated herein or in the other Transaction Documents (including, without limitation, the use of proceeds from the sale of the Collateral Portfolio) will violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. The Borrower does not own or intend to carry or purchase, and no proceeds from the Advances will be used to carry or purchase, any “margin stock” within the meaning of Regulation U or to extend “purpose credit” within the meaning of Regulation U.

(u)    No Adverse Agreements. There are no agreements in effect adversely affecting the rights of the Borrower to make, or cause to be made, the grant of the security interest in the Collateral Portfolio contemplated by Section 2.13.
(v)    Event of Default/Unmatured Event of Default. No event has occurred which constitutes an Event of Default, and no event has occurred and is continuing which constitutes an Unmatured Event of Default (other than any Event of Default or Unmatured Event of Default which has previously been disclosed to the Administrative Agent as such).
(w)    Servicing Standard. Each of the Loan Assets was underwritten or acquired and is being serviced in conformance with the standard underwriting, credit, collection, operating and reporting procedures and systems of the Servicer or the Transferor.
(x)    ERISA. The present value of all benefits vested under each “employee pension benefit plan” as such term is defined in Section 3(2) of ERISA, other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate of the Borrower or to which the Borrower or any ERISA Affiliate of the Borrower contributes or has an obligation to contribute, or has any liability (each, a “Pension Plan”), does not exceed the value of the assets of the Pension Plan allocable to such vested benefits (based on the value of such assets as of the last annual valuation date) determined in accordance with the assumptions used for funding such Pension Plan pursuant to Sections 412 and 430 of the Code. No prohibited transactions, failure to meet the minimum funding standard set forth in Section 302(a) of ERISA and Section 412(a) of the Code (with respect to any Pension Plan other than a Multiemployer Plan), withdrawals or reportable events have occurred with respect to any Pension Plan that, in the aggregate, could subject the Borrower to any material tax, penalty or other liability. No notice of intent to terminate a Pension Plan has been filed, nor has any Pension Plan been terminated under Section 4041(f) of ERISA, nor has the Pension Benefit Guaranty Corporation instituted proceedings to terminate, or appoint a trustee to administer a Pension Plan and no event has occurred or condition exists that might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan.
(y)    Allocation of Charges. There is not any agreement or understanding between the Servicer and the Borrower (other than as expressly set forth herein or as consented to by the Administrative Agent), providing for the allocation or sharing of obligations to make payments or otherwise in respect of any taxes, fees, assessments or other governmental charges; provided that it is understood and acknowledged that the Borrower will be consolidated with the Transferor for tax purposes.
(z)    Broker-Dealer. The Borrower is not a broker-dealer or subject to the Securities Investor Protection Act of ~~1970, as amended.~~1970.
(aa)    Instructions to Obligors. The Collection Account is the only account to which Obligors or agents, as applicable, have been instructed by the Borrower, or the Servicer on the Borrower’s behalf, to send Principal Collections and Interest Collections on the Collateral Portfolio. The Borrower has not granted any Person other than the Collateral Agent, on behalf of the Secured Parties, an interest in the Collection Account.

(bb)    [Reserved].
(cc)    Investment Company Act. The Borrower is not required to register as an “investment company” under the provisions of the 1940 Act.
(dd)    Compliance with Law. The Borrower has complied in all material respects with all Applicable Law to which it may be subject, and no item of the Collateral Portfolio materially contravenes any Applicable Law (including, without limitation, all applicable predatory and abusive lending laws, laws, rules and regulations relating to licensing, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy).
(ee)    ~~Collections. The Borrower acknowledges that all Available Collections received by it or its Affiliates with respect to the Collateral Portfolio Pledged hereunder are held and shall be held in trust for the benefit of the Collateral Agent, on behalf of the Secured Parties until deposited into the Collection Account within two Business Days after receipt as required herein.~~[Reserved].
(ff)    ~~Set-Off, etc. No Loan Asset in the Collateral Portfolio has been compromised, adjusted, extended, satisfied, subordinated, rescinded, set-off or modified by the Borrower, the Transferor or the Obligor thereof, and no Loan Asset in the Collateral Portfolio is subject to compromise, adjustment, extension, satisfaction, subordination, rescission, set-off, counterclaim, defense, abatement, suspension, deferment, deduction, reduction, termination or modification, whether arising out of transactions concerning the Collateral Portfolio or otherwise, by the Borrower, the Transferor or the Obligor with respect thereto, except, in each case, for amendments, extensions and modifications, if any, to such Collateral Portfolio otherwise permitted pursuant to Section 6.04(a) of this Agreement and in accordance with the Servicing Standard.~~[Reserved].
(gg)    Full Payment. As of the applicable Cut-Off Date thereof, the Borrower has no knowledge of any fact which should lead it to expect that any Loan Asset will not be paid in full.
(hh)    Environmental. With respect to each item of Underlying Collateral as of the applicable Cut-Off Date for the Loan Asset related to such Underlying Collateral, to the actual knowledge of a Responsible Officer of the Borrower: (a) the related Obligor’s operations comply in all material respects with all applicable Environmental Laws; (b) none of the related Obligor’s operations is the subject of a federal or state investigation evaluating whether any remedial action, involving expenditures, is needed to respond to a release of any Hazardous Materials into the environment; and (c) the related Obligor does not have any material contingent liability in connection with any release of any Hazardous Materials into the environment. As of the applicable Cut-Off Date for the Loan Asset related to such Underlying Collateral, none of the Borrower, the Transferor nor the Servicer has received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Underlying Collateral, nor does any such Person have knowledge or reason to believe that any such notice will be received or is being threatened.

(ii)    ~~USA PATRIOT Act. Neither the Borrower nor any Affiliate of the Borrower is (i) a country, territory, organization, person or entity named on an Office of Foreign Asset Control (OFAC) list; (ii) a Person that resides or has a place of business in a country or territory named on such lists or which is designated as a “Non-Cooperative Jurisdiction” by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through such a jurisdiction; (iii) a “Foreign Shell Bank” within the meaning of the USA PATRIOT Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision; (iv) a person or entity that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Sections 311 or 312 of the USA PATRIOT Act as warranting special measures due to money laundering concerns; or (v) in violation of any Anti-Corruption Laws.~~Sanctions. None of the Borrower, any Person directly or indirectly Controlling the Borrower nor any Person directly or indirectly Controlled by the Borrower and, to the Borrower’s knowledge, no Related Party of the foregoing (i) is a Sanctioned Person; (ii) is controlled by or is acting on behalf of a Sanctioned Person; (iii) is, to the Borrower’s knowledge, under investigation for an alleged breach of Sanction(s) by a governmental authority that enforces Sanctions; or (iv) will fund any repayment of the Obligations with proceeds derived from any transaction that would be prohibited by Sanctions or would otherwise cause any Lender or any other party to this Agreement, or any Related Party, to be in breach of any Sanctions. To each such Person’s knowledge, no investor in such Person is a Sanctioned Person. Each Person will notify each Lender and Administrative Agent in writing not more than one (1) Business Day after becoming aware of any breach of this section.
(jj)    Confirmation from Transferor. The Borrower has received in writing from the Transferor confirmation that the Transferor will not cause the Borrower to file a voluntary bankruptcy petition under the Bankruptcy Code.
~~(kk)    Accuracy of Representations and Warranties. Each representation or warranty by the Borrower contained herein, in any Transaction Document or in any certificate or other document furnished by the Borrower pursuant hereto or in connection herewith is true and correct in all material respects.~~
(kk)    ~~(ll)~~ [Reserved].
(ll)    [Reserved].
(mm)    Security Interest.
(i)    This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Collateral Portfolio in favor of the Collateral Agent, on behalf of the Secured Parties, which security interest is prior to all other Liens (except for Permitted Liens), and is enforceable as such against creditors of and purchasers from the Borrower;
(ii)    the Collateral Portfolio is comprised of “instruments”, “security entitlements”, “general intangibles”, “accounts”, “certificated securities”, “uncertificated securities”, “securities accounts”, “deposit accounts”, “supporting obligations” or “insurance” (each as defined in the applicable UCC) and/or such other category of collateral under the applicable UCC as to which the Borrower has complied with its obligations under this Section 4.01(mm);
(iii)    with respect to that portion of the Collateral Portfolio that constitute “security entitlements”:
a.    ~~a.~~    all of such security entitlements have been credited to one of the Controlled Accounts and the securities intermediary for each Controlled Account has agreed to treat all assets credited to such Controlled Account as “financial assets” within the meaning of the applicable UCC;
b.    ~~b.~~    the Borrower has taken all steps necessary to cause the securities intermediary to identify in its records the Collateral Agent and the Borrower, for the benefit of the Secured Parties, as the Person having a security entitlement against the securities intermediary in each of the Controlled Accounts; and
c.    ~~c.~~    the Controlled Accounts are not in the name of any Person other than ~~the Borrower, subject to the lien of~~ the Collateral Agent, for the benefit of the Secured Parties. The securities intermediary of any Controlled Account which is a “securities account” under the UCC has agreed to comply with the entitlement orders and instructions of the Borrower, the Servicer and the Collateral Agent (acting at the direction of the Administrative Agent) in accordance with the Transaction Documents, including causing cash to be invested in Permitted Investments; provided that, upon the delivery of a Notice of Exclusive Control by the Collateral Agent (acting at the direction of the Administrative Agent), the securities intermediary has agreed to only follow the entitlement orders and instructions of the Collateral Agent, on behalf of the Secured Parties, including with respect to the investment of cash in Permitted Investments;
(iv)    all Controlled Accounts constitute “securities accounts” or “deposit accounts” as defined in the applicable UCC;
(v)    with respect to any Controlled Account which constitutes a “deposit account” as defined in the applicable UCC, the Borrower, the Account Bank and the Collateral Agent, on behalf of the Secured Parties, have entered into an account control agreement which permits the Collateral Agent on behalf of the Secured Parties to direct disposition of the funds in such deposit account;
(vi)    the Borrower owns and has good and marketable title to (or, with respect to its interest in assets securing any Loan Assets, a valid security interest in) the Collateral

Portfolio (other than with respect to the Controlled Accounts) free and clear of any Lien (other than Permitted Liens) of any Person;
(vii)    the Borrower has received all consents and approvals required by the terms of any Loan Asset to the granting of a security interest in the Loan Assets hereunder to the Collateral Agent, on behalf of the Secured Parties (after giving effect to any provisions of the UCC that render such requirement void);
(viii)    the Borrower has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in the Collateral Portfolio and that portion of the Loan Assets in which a security interest may be perfected by filing granted to the Collateral Agent, on behalf of the Secured Parties, under this Agreement;
(ix)    other than as expressly permitted by the terms of this Agreement and the security interest granted to the Collateral Agent, on behalf of the Secured Parties, pursuant to this Agreement, the Borrower has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of the Collateral Portfolio. The Borrower has not authorized the filing of and is not aware of any financing statements against the Borrower that include a description of collateral covering the Collateral Portfolio other than any financing statement (A) relating to the security interests granted to the Borrower under the Purchase and Sale Agreement, or (B) that has been terminated and/or fully and validly assigned to the Collateral Agent on or prior to the Amended and Restated Closing Date. The Borrower is not aware of the filing of any judgment or Tax lien filings against the Borrower;
(x)    all original executed copies of each underlying promissory note ~~or copies of each Loan Asset Register, as applicable,~~ that constitute or evidence each Loan Asset has been, or subject to the delivery requirements contained herein, will be delivered to the Collateral Custodian;
(xi)    other than in the case of Noteless Loan Assets, the Borrower has received, or subject to the delivery requirements contained herein will receive, a written acknowledgment from the Collateral Custodian that the Collateral Custodian, as the bailee of the Collateral Agent, is holding the underlying promissory notes that constitute or evidence the Loan Assets solely on behalf of and for the Collateral Agent, for the benefit of the Secured Parties; provided that the acknowledgement of the Collateral Custodian set forth in Section 12.11 may serve as such acknowledgement;
(xii)    none of the underlying promissory notes~~, or~~ for each Loan Asset ~~Registers, as applicable,~~ that constitute or evidence the Loan Assets has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Collateral Agent, on behalf of the Secured Parties;
(xiii)    with respect to any Collateral Portfolio that constitutes a “certificated security,” such certificated security has been delivered to the Collateral Custodian, on behalf of the Secured Parties and, if in registered form, has been specially Indorsed to the Collateral

Agent, for the benefit of the Secured Parties, or in blank by an effective Indorsement or has been registered in the name of the Collateral Agent, for the benefit of the Secured Parties, upon original issue or registration of transfer by the Borrower of such certificated security; and
(xiv)    with respect to any Collateral Portfolio that constitutes an “uncertificated security”, that the Borrower shall cause the issuer of such uncertificated security to register the Collateral Agent, on behalf of the Secured Parties, as the registered owner of such uncertificated security.
Section 4.02    Representations and Warranties of the Borrower Relating to the Agreement and the Collateral Portfolio. The Borrower hereby represents and warrants, as of the Amended and Restated Closing Date, as of each applicable Cut-Off Date, as of each applicable Advance Date, as of each Reporting Date, as of each date on which funds on deposit in the Principal Collection Account are converted into another Available Currency and any date which Loan Assets are Pledged hereunder and as of each other date provided under this Agreement or the other Transaction Documents on which such representations and warranties are required to be (or deemed to be) made:
(a)    Valid Transfer and Security Interest. This Agreement constitutes a grant of a security interest in all of the Collateral Portfolio to the Collateral Agent, for the benefit of the Secured Parties, which is a valid and first priority perfected security interest in the Loan Assets forming a part of the Collateral Portfolio and in that portion of the Loan Assets in which a security interest may be perfected by filing subject only to Permitted Liens. No Person claiming through or under Borrower shall have any claim to or interest in the Controlled Accounts.
(b)    Eligibility of Collateral Portfolio. (i) The Loan Tape, and the information contained in each Notice of Borrowing, is an accurate and complete listing of all the Loan Assets contained in the Collateral Portfolio as of the related Cut-Off Date and the information contained therein with respect to the identity of such item of Collateral Portfolio and the amounts owing thereunder is true and correct as of the related Cut-Off Date, (ii) each Loan Asset designated on any Borrowing Base Certificate as an Eligible Loan Asset and each Loan Asset included as an Eligible Loan Asset in any calculation of any Borrowing Base or Borrowing Base Deficiency is an Eligible Loan Asset and (iii) with respect to each item of Collateral Portfolio, all consents, licenses, approvals or authorizations of or registrations or declarations of any Governmental Authority or any Person required to be obtained, effected or given by the Borrower in connection with the transfer of a security interest in each item of Collateral Portfolio to the Collateral Agent, for the benefit of the Secured Parties, have been duly obtained, effected or given and are in full force and effect. For the avoidance of doubt, any inaccurate representation that a Loan Asset is an Eligible Loan Asset hereunder or under any other Transaction Document shall not constitute an Event of Default if the Borrower complies with Section 2.07(c) hereunder.
(c)    No Fraud. Each Loan Asset was originated without any fraud or misrepresentation by the Transferor or, to the best of the Borrower’s knowledge, on the part of the Obligor.

Section 4.03    Representations and Warranties of the Servicer. The Servicer hereby represents and warrants, as of the Amended and Restated Closing Date, as of each applicable Cut-Off Date, as of each applicable Advance Date, as of each Reporting Date, as of each date on which funds on deposit in the Principal Collection Account are converted into another Available Currency and as of each other date provided under this Agreement or the other Transaction Documents on which such representations and warranties are required to be (or deemed to be) made (unless a specific date is specified below or except to the extent any such representation or warranty relates to an earlier date):
(a)    Organization and Good Standing. The Servicer has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with all requisite limited liability company power and authority to own or lease its properties and to conduct its business as such business is presently conducted and to enter into and perform its obligations pursuant to this Agreement.
(b)    Due Qualification. The Servicer is duly qualified to do business as a limited liability company and is in good standing as a limited liability company, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property and or the conduct of its business requires such qualification, licenses or approvals; except where failure to be in good standing or obtain such licenses or approvals would not reasonably be expected to have a Material Adverse Effect.
(c)    Power and Authority; Due Authorization; Execution and Delivery. The Servicer (i) has all necessary power, authority and legal right to (a) execute and deliver this Agreement and the other Transaction Documents to which it is a party, (b) carry out the terms of the Transaction Documents to which it is a party, and (ii) has duly authorized by all necessary limited liability company action the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party. This Agreement and each other Transaction Document to which the Servicer is a party have been duly executed and delivered by the Servicer.
(d)    Binding Obligation. This Agreement and each other Transaction Document to which the Servicer is a party constitutes a legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its respective terms, except as such enforceability may be limited by Bankruptcy Laws and general principles of equity (whether considered in a suit at law or in equity).
(e)    No Violation. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party and the fulfillment of the terms hereof and thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Servicer’s certificate of formation or limited liability company agreement or any contractual obligation of the Servicer, (ii) result in the creation or imposition of any Lien upon any of the Servicer’s properties pursuant to the terms of any such contractual obligation, other than this Agreement, or (iii) violate any Applicable Law.

(f)    No Proceedings. There is no litigation, proceeding or investigation pending or, to the knowledge of the Servicer, threatened against the Servicer, before any Governmental Authority (i) asserting the invalidity of this Agreement or any other Transaction Document to which the Servicer is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document to which the Servicer is a party or (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.
(g)    All Consents Required. All approvals, authorizations, consents, orders, licenses or other actions of any Person or of any Governmental Authority (if any) required for the due execution, delivery and performance by the Servicer of this Agreement and any other Transaction Document to which the Servicer is a party have been obtained.
(h)    Reports Accurate. No Servicer’s Certificate, Servicing Report, Notice of Borrowing, Borrowing Base Certificate, information, exhibit, financial statement, document, book, record or report furnished by the Servicer to the Administrative Agent, the Collateral Agent, the Lenders, the Lender Agents, or the Collateral Custodian in connection with this Agreement is inaccurate in any material respect as of the date it is dated, and no such document contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not misleading in any material respect; provided that, solely with respect to written or electronic information furnished by the Servicer which was provided to the Servicer from an Obligor with respect to a Loan Asset, such information need only be accurate, true and correct to the knowledge of the Servicer; provided, further, that the foregoing proviso shall not apply to any information from an Obligor presented in a Servicer’s Certificate, Servicing Report, Notice of Borrowing or Borrowing Base Certificate. Any projections or forward-looking information (including such statements with respect to the collectability of, or risks or benefits associated with a Loan Asset) provided by or on behalf of the Servicer were prepared in good faith based on assumptions believed by the Servicer to be reasonable at the time so prepared.
(i)    Servicing Standard. The Servicer has complied in all respects with the Servicing Standard with regard to the servicing of the Loan Assets.
(j)    Collections. The Servicer acknowledges that all Available Collections received by it or its Affiliates with respect to the Collateral Portfolio transferred or Pledged hereunder are held and shall be held in trust for the benefit of the Secured Parties until deposited into the Collection Account within two Business Days from receipt as required herein.
(k)    [Reserved].
(l)    Solvency. The Servicer is not the subject of any Bankruptcy Proceedings or Bankruptcy Event. The transactions under this Agreement and any other Transaction Document to which the Servicer is a party do not and will not render the Servicer not Solvent.
(m)    Taxes. The Servicer has filed or caused to be filed all tax returns that are required to be filed by it (subject to any extensions to file properly obtained by the same). The Servicer has paid or made adequate provisions for the payment of all Taxes and all assessments made against it or any of its property (other than any amount of Tax the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Servicer), and no Tax lien has been filed and no claim is being asserted, with respect to any such Tax, assessment or other charge. Notwithstanding the foregoing, if (i) an amount of unpaid Taxes of the Servicer (or Taxes with respect to its property) is less than $25,000 in the aggregate and (ii) such unpaid Taxes do not have an adverse effect on any Secured Party, then the representation and warranties set forth in this Section 4.03(m) shall not be deemed to be incorrect on account of such unpaid Taxes.
(n)    Exchange Act Compliance; Regulations T, U and X. None of the transactions contemplated herein or the other Transaction Documents (including, without limitation, the use of the Proceeds from the sale of the Collateral Portfolio) will violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II.
(o)    ~~Security Interest. The Servicer will take all steps necessary to ensure that the Borrower has granted a security interest (as defined in the UCC) to the Collateral Agent, for the benefit of the Secured Parties, in the Collateral Portfolio, which is enforceable in accordance with Applicable Law upon execution and delivery of this Agreement and such security interest is a valid and first priority perfected security interest in the Loan Assets and that portion of the Collateral Portfolio in which a security interest may be perfected by filing (except for any Permitted Liens). All filings (including, without limitation, such UCC filings) as are necessary for the perfection of the Secured Parties’ security interest in the Loan Assets and that portion of the Collateral Portfolio in which a security interest may be perfected by filing have been (or prior to the applicable Advance will be) made.~~[Reserved].
(p)    ERISA. The present value of all benefits vested under each “employee pension benefit plan” as such term is defined in Section 3(2) of ERISA, other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Servicer or any ERISA Affiliate of the Servicer or to which the Servicer or any ERISA Affiliate of the Servicer contributes or has an obligation to contribute, or has any liability (each, a “Servicer Pension Plan”) does not exceed the value of the assets of the Servicer Pension Plan allocable to such vested benefits (based on the value of such assets as of the last annual valuation date) determined in accordance with the assumptions used for funding such Servicer Pension Plan pursuant to Sections 412 and 430 of the Code. No prohibited transactions, failure to meet the minimum funding standard set forth in Section 302(a) of ERISA and Section 412(a) of the Code (with respect to any Servicer Pension Plan other than a Multiemployer Plan), withdrawals or reportable events have occurred with respect to any Servicer Pension Plan that, in the aggregate, could subject the Servicer to any material tax, penalty or other liability. No notice of intent to terminate a Servicer Pension Plan has been filed, nor has any Servicer Pension Plan been terminated under Section 4041(f) of ERISA, nor has the Pension Benefit Guaranty Corporation instituted proceedings to terminate, or appoint a trustee to administer, a Servicer Pension Plan and no event has occurred or condition exists that might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Servicer Pension Plan.

(q)    ~~USA PATRIOT Act. Neither the Servicer nor any Affiliate of the Servicer is (i) a country, territory, organization, person or entity named on an OFAC list; (ii) a Person that resides or has a place of business in a country or territory named on such lists or which is designated as a “Non-Cooperative Jurisdiction” by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through such a jurisdiction; (iii) a “Foreign Shell Bank” within the meaning of the USA PATRIOT Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision; (iv) a person or entity that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Sections 311 or 312 of the USA PATRIOT Act as warranting special measures due to money laundering concerns; or (v) in violation of any Anti-Corruption Laws.~~Sanctions. None of the Servicer, any Person directly or indirectly Controlling the Servicer nor any Person directly or indirectly Controlled by the Servicer and, to the Servicer’s knowledge, no Related Party of the foregoing (i) is a Sanctioned Person; (ii) is controlled by or is acting on behalf of a Sanctioned Person; (iii) is, to the Servicer’s knowledge, under investigation for an alleged breach of Sanction(s) by a governmental authority that enforces Sanctions; or (iv) will fund any repayment of the Obligations with proceeds derived from any transaction that would be prohibited by Sanctions or would otherwise cause any Lender or any other party to this Agreement, or any Related Party, to be in breach of any Sanctions. To each Person’s knowledge, no investor in such Person is a Sanctioned Person. Each Person will notify each Lender and Administrative Agent in writing not more than one (1) Business Day after becoming aware of any breach of this section.
(r)    Environmental. With respect to each item of Underlying Collateral, to the actual knowledge of a Responsible Officer of the Servicer: (a) the related Obligor’s operations comply in all material respects with all applicable Environmental Laws; (b) none of the related Obligor’s operations is the subject of a Federal or state investigation evaluating whether any remedial action, involving expenditures, is needed to respond to a release of any Hazardous Materials into the environment; and (c) the related Obligor does not have any material contingent liability in connection with any release of any Hazardous Materials into the environment. The Servicer has not received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Underlying Collateral, nor does the Servicer have knowledge or reason to believe that any such notice will be received or is being threatened.
(s)    No Injunctions. No injunction, writ, restraining order or other order of any nature adversely affects the Servicer’s performance of its obligations under this Agreement or any Transaction Document to which the Servicer is a party.
(t)    Instructions to Obligors. The Collection Account is the only account to which Obligors or agents, as applicable, have been instructed by the Servicer on the Borrower’s behalf to send Principal Collections and Interest Collections on the Collateral Portfolio.
(u)    Allocation of Charges. There is not any agreement or understanding between the Servicer and the Borrower (other than as expressly set forth herein or as consented to by the

Administrative Agent), providing for the allocation or sharing of obligations to make payments or otherwise in respect of any taxes, fees, assessments or other governmental charges; provided that it is understood and acknowledged that the Borrower will be consolidated with the Transferor for tax purposes.
(v)    Servicer Termination Event. No event has occurred which constitutes a Servicer Termination Event (other than any Servicer Termination Event which has previously been disclosed to the Administrative Agent as such).
(w)    Broker-Dealer. The Servicer is not a broker-dealer or subject to the Securities Investor Protection Act of ~~1970, as amended.~~1970.
(x)    Compliance with Applicable Law. The Servicer has complied in all material respects with all Applicable Law to which it may be subject, and no item in the Collateral Portfolio contravenes in any respect any Applicable Law.
Section 4.04    Representations and Warranties of the Collateral Agent. The Collateral Agent in its individual capacity and as Collateral Agent represents and warrants as follows:
(a)    Organization; Power and Authority. It is a duly organized and validly existing national banking association in good standing under the laws of the United States. It has full corporate power, authority and legal right to execute, deliver and perform its obligations as Collateral Agent under this Agreement.
(b)    Due Authorization. The execution and delivery of this Agreement and the consummation of the transactions provided for herein have been duly authorized by all necessary association action on its part, either in its individual capacity or as Collateral Agent, as the case may be.
(c)    No Conflict. The execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with, result in any breach of its articles of incorporation or bylaws or any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Collateral Agent is a party or by which it or any of its property is bound.
(d)    No Violation. The execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with or violate, in any respect, any Applicable Law.
(e)    All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or Governmental Authority applicable to the Collateral Agent, required in connection with the execution and delivery of this Agreement, the performance by the Collateral Agent of the transactions contemplated hereby and the fulfillment by the Collateral Agent of the terms hereof have been obtained.

(f)    Validity, Etc. The Agreement constitutes the legal, valid and binding obligation of the Collateral Agent, enforceable against the Collateral Agent in accordance with its terms, except as such enforceability may be limited by applicable Bankruptcy Laws and general principles of equity (whether considered in a suit at law or in equity).
Section 4.05    Representations and Warranties of each Lender. Each Lender hereby individually represents and warrants, as to itself, that it is (i)(a) either a Qualified Institutional Buyer under Rule 144A of the Securities Act or an institutional “Accredited Investor” as defined in Rule 501(a)(1)-(3) or (7) under the Securities Act and (b) a “qualified purchaser” under the 1940 Act and (ii) acquiring the Variable Funding Notes for investment for its own account and not with a view to any distribution of such Variable Funding Notes (but without prejudice to its rights at all times to sell or otherwise dispose of the Variable Funding Notes in accordance herewith). Notwithstanding anything to the contrary herein, the parties hereto intend that the Advances made hereunder shall constitute a “loan” and not a “security for purposes of Section 8-102(15) of the UCC.
Section 4.06    Representations and Warranties of the Collateral Custodian. The Collateral Custodian in its individual capacity and as Collateral Custodian represents and warrants as follows:
(a)    Organization; Power and Authority. It is a duly organized and validly existing national banking association in good standing under the laws of the United States. It has full corporate power, authority and legal right to execute, deliver and perform its obligations as Collateral Custodian under this Agreement.
(b)    Due Authorization. The execution and delivery of this Agreement and the consummation of the transactions provided for herein have been duly authorized by all necessary association action on its part, either in its individual capacity or as Collateral Custodian, as the case may be.
(c)    No Conflict. The execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with, result in any breach of its articles of incorporation or bylaws or any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Collateral Custodian is a party or by which it or any of its property is bound.
(d)    No Violation. The execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with or violate, in any respect, any Applicable Law.
(e)    All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or Governmental Authority applicable to the Collateral Custodian, required in connection with the execution and delivery of this Agreement, the performance by the Collateral Custodian of the transactions contemplated hereby and the fulfillment by the Collateral Custodian of the terms hereof have been obtained.

(f)    Validity, Etc. The Agreement constitutes the legal, valid and binding obligation of the Collateral Custodian, enforceable against the Collateral Custodian in accordance with its terms, except as such enforceability may be limited by applicable Bankruptcy Laws and general principles of equity (whether considered in a suit at law or in equity).
ARTICLE V

GENERAL COVENANTS
Section 5.01    Affirmative Covenants of the Borrower. From the Original Closing Date until the Collection Date:
(a)    Organizational Procedures and Scope of Business. The Borrower will observe all organizational procedures required by its certificate of formation, limited liability company agreement and the laws of its jurisdiction of formation. Without limiting the foregoing, the Borrower will limit the scope of its business to: (i) the acquisition of Loan Assets it has no reason to believe are not Eligible Loan Assets and the ownership and management of the Portfolio Assets and the related assets in the Collateral Portfolio; (ii) the sale, transfer or other disposition of Loan Assets as and when permitted under the Transaction Documents; (iii) entering into and performing under the Transaction Documents; (iv) consenting or withholding consent as to proposed amendments, waivers and other modifications of the Loan Agreements to the extent not in conflict with the terms of this Agreement or any other Transaction Document; (v) exercising any rights (including but not limited to voting rights and rights arising in connection with a Bankruptcy Event with respect to an Obligor or the consensual or non-judicial restructuring of the debt or equity of an Obligor) or remedies in connection with the Loan Assets and participating in the committees (official or otherwise) or other groups formed by creditors of an Obligor to the extent not in conflict with the terms of this Agreement or any other Transaction Document; and (vi) engaging in any activity and to exercise any powers permitted to limited liability companies under the laws of the State of Delaware that are related to the foregoing and necessary, convenient or advisable to accomplish the foregoing.
(b)    Special Purpose Entity Requirements. The Borrower will at all times: (i) maintain at least one Independent Director; (ii) maintain its own separate books and records and bank accounts; (iii) hold itself out to the public and all other Persons as a legal entity separate from the Transferor and any other Person; (iv) ~~have a Board of Directors~~has directors, managers or other officers separate from that of the Transferor and any other Person; (v) file its own tax returns, if any, as may be required under Applicable Law, to the extent it is (1) not part of a consolidated group filing a consolidated return or returns or (2) not treated as a division for tax purposes of another taxpayer, and pay any Taxes so required to be paid under Applicable Law in accordance with the terms of this Agreement; (vi) not commingle its assets with assets of any other Person; (vii) conduct its business in its own name and strictly comply with all organizational formalities to maintain its separate existence; (viii) maintain separate financial statements, except to the extent that the Borrower’s financial and operating results are consolidated with those of the Transferor in consolidated financial statements; (ix) pay its own liabilities only out of its own funds; (x) maintain an arm’s-length relationship with its Affiliates and the Transferor; (xi) pay the salaries of its own employees, if any; (xii) not hold out its credit or assets as being available to satisfy the obligations of others; (xiii) allocate fairly and reasonably any overhead for shared office space; (xiv) use separate stationery, invoices and checks; (xv) except as expressly permitted by this Agreement, not pledge its assets as security for the obligations of any other Person; (xvi) correct any known misunderstanding regarding its separate identity; (xvii) maintain adequate capital in light of its contemplated business purpose, transactions and liabilities and pay its operating expenses and liabilities from its own assets; (xviii) cause its ~~Board of Directors~~directors, managers or other officers to meet at least annually or act pursuant to written consent and keep minutes of such meetings and actions and observe in all respects all other Delaware limited liability company formalities; (xix) not acquire the obligations or any securities of its Affiliates; and (xx) cause the directors, officers, agents and other representatives of the Borrower to act at all times with respect to the Borrower consistently and in furtherance of the foregoing and in the best interests of the Borrower. Where necessary, the Borrower will obtain proper authorization from its members for limited liability company action.
(c)    Preservation of Company Existence. The Borrower will preserve and maintain its limited liability company existence in good standing under the laws of its jurisdiction of formation and will promptly obtain and thereafter maintain qualifications to do business as a foreign limited liability company in any other state in which it does business and in which it is required to so qualify under Applicable Law.
(d)    Compliance with Legal Opinions. The Borrower shall take all other actions necessary to maintain the accuracy of the factual assumptions set forth in the legal opinions of Dechert LLP, as special counsel to the Borrower, issued in connection with the Purchase and Sale Agreement and relating to the issues of substantive consolidation and true sale of the Loan Assets.
(e)    Deposit of Collections. The Borrower shall promptly (but in no event later than two Business Days after receipt) deposit or cause to be deposited into the Collection Account any and all Available Collections received in any Available Currency by the Borrower, the Servicer or any of their Affiliates.
(f)    Disclosure of Purchase Price. The Borrower shall disclose to the Administrative Agent and the Lender Agents the purchase price for each Loan Asset proposed to be acquired by the Borrower.
(g)    Obligor Defaults and Bankruptcy Events. The Borrower shall give, or shall cause the Servicer to give, notice to the Administrative Agent and the Lender Agents within two (2) Business Days of the Borrower’s, the Transferor’s or the Servicer’s actual knowledge of the occurrence of any payment default by an Obligor under any Loan Asset or any Bankruptcy Event with respect to any Obligor under any Loan Asset.
(h)    Required Loan Documents. The Borrower shall deliver to the Collateral Custodian a hard copy or electronic copy of (i) the Required Loan Documents (other than the Golub Agented Required Loan Documents) and the Loan Asset Checklist pertaining to each Loan Asset within five Business Days of the Cut-Off Date pertaining to such Loan Asset and (ii) the Golub

Agented Required Loan Documents pertaining to each Loan Asset within thirty days of the Cut-Off Date pertaining to such Loan Asset.
(i)    Taxes. The Borrower will file or cause to be filed its tax returns and pay any and all Taxes imposed on it or its property as required by the Transaction Documents (except as contemplated in Section 4.01(m)).
(j)    Notice of Event of Default. The Borrower shall notify the Administrative Agent and each Lender Agent of the occurrence of any Event of Default under this Agreement promptly upon obtaining actual knowledge of such event. In addition, no later than two Business Days following the Borrower’s knowledge or notice of the occurrence of any Event of Default or Unmatured Event of Default, the Borrower will provide to the Administrative Agent and each Lender Agent a written statement of a Responsible Officer of the Borrower setting forth the details of such event and the action that the Borrower proposes to take with respect thereto.
(k)    Notice of Material Events. The Borrower shall promptly notify the Administrative Agent and each Lender Agent of any event or other circumstance that it believes is reasonably likely to have a Material Adverse Effect.
(l)    Notice of Income Tax Liability. The Borrower shall furnish to the Administrative Agent and each Lender Agent telephonic or facsimile notice within 10 Business Days (confirmed in writing within five Business Days thereafter) of the receipt of revenue agent reports or other written proposals, determinations or assessments of the Internal Revenue Service or any other taxing authority which propose, determine or otherwise set forth positive adjustments (i) to the Tax liability of the Transferor or any “affiliated group” (of which the Transferor is a member) in an amount equal to or greater than $1,000,000 in the aggregate, or (ii) to the Tax liability of the Borrower itself in an amount equal to or greater than $500,000 in the aggregate. Any such notice shall specify the nature of the items giving rise to such adjustments and the amounts thereof.
(m)    ~~Notice of Auditors’ Management Letters. The Borrower shall promptly notify the Administrative Agent and each Lender Agent after the receipt of any auditors’ management letters received by the Borrower or by its accountants.~~[Reserved].
(n)    Notice of Breaches of Representations and Warranties under this Agreement. The Borrower shall promptly notify the Administrative Agent and each Lender Agent if it obtains knowledge that any representation or warranty set forth in Section 4.01 or Section 4.02 was incorrect at the time it was given or deemed to have been given and at the same time deliver to the Collateral Agent, the Administrative Agent and the Lender Agents a written notice setting forth in reasonable detail the nature of such facts and circumstances. In particular, but without limiting the foregoing, the Borrower shall notify the Administrative Agent and each Lender Agent in the manner set forth in the preceding sentence before any Cut-Off Date of any facts or circumstances within the knowledge of the Borrower which would render any of the said representations and warranties untrue at the date when such representations and warranties were made or deemed to have been made.

(o)    Notice of Breaches of Representations and Warranties under the Purchase and Sale Agreement. The Borrower confirms and agrees that the Borrower will, upon receipt of notice or discovery thereof, promptly send to the Administrative Agent, each Lender Agent and the Collateral Agent a notice of (i) any material breach of any representation, warranty, agreement or covenant under the Purchase and Sale Agreement or (ii) any event or occurrence that, upon notice, or upon the passage of time or both, would constitute such a breach.
(p)    Notice of Proceedings. The Borrower shall notify the Administrative Agent and each Lender Agent, as soon as possible and in any event within three Business Days, after the Borrower receives notice or obtains knowledge thereof, of any settlement of, material judgment (including a material judgment with respect to the liability phase of a bifurcated trial) in or commencement of any material labor controversy, material litigation, material action, material suit or material proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Collateral Portfolio, the Transaction Documents, the Collateral Agent’s, for the benefit of the Secured Parties, interest in the Collateral Portfolio, or the Borrower, the Servicer or the Transferor or any of their Affiliates. For purposes of this Section 5.01(p), (i) any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Collateral Portfolio, the Transaction Documents, the Collateral Agent’s, for the benefit of the Secured Parties, interest in the Collateral Portfolio, or the Borrower in excess of $500,000 shall be deemed to be material and (ii) any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Servicer or the Transferor in excess of $1,000,000 shall be deemed to be material.
(q)    Notice of ERISA Reportable Events. The Borrower shall promptly notify the Administrative Agent and each Lender Agent after receiving notice of any “reportable event” (as defined in Title IV of ERISA, other than an event for which the reporting requirements have been waived by regulations) with respect to the Borrower (or any ERISA Affiliate thereof), and provide them with a copy of such notice.
(r)    ~~Notice of Accounting Changes. As soon as possible and in any event within three Business Days after the effective date thereof, the Borrower will provide to the Administrative Agent and each Lender Agent notice of any material change in the accounting policies of the Borrower.~~[Reserved].
(s)    Additional Documents. The Borrower shall provide the Administrative Agent and each Lender Agent with (i) copies of such documents as the Administrative Agent or any Lender Agent may reasonably request evidencing the truthfulness of the representations set forth in this Agreement and (ii) all documentation and other information requested by any Lender Agent in its sole discretion and/or required by regulatory authorities with respect to the Borrower, the Transferor and the Servcier under applicable “know your customer” and Anti-Money Laundering Laws, all in form and substance reasonably satisfactory to each Lender Agent, in each case that are within the possession or control of (or are reasonably accessible to) the Borrower.
(t)    Protection of Security Interest. With respect to the Collateral Portfolio acquired by the Borrower, the Borrower will (i) if acquired from the Transferor, acquire such Collateral Portfolio pursuant to and in accordance with the terms of the Purchase and Sale Agreement or such other similar agreement, as applicable, (ii) (at the expense of the Servicer, on behalf of the Borrower) take all action necessary to perfect, protect and more fully evidence the Borrower’s ownership of such Collateral Portfolio free and clear of any Lien other than the Lien created hereunder and Permitted Liens, including, without limitation, (a) with respect to the Loan Assets and that portion of the Collateral Portfolio in which a security interest may be perfected by filing, filing and maintaining (at the expense of the Servicer, on behalf of the Borrower), effective financing statements against the Transferor in all necessary or appropriate filing offices, (including any amendments thereto or assignments thereof) and filing continuation statements, amendments or assignments with respect thereto in such filing offices, (including any amendments thereto or assignments thereof) and (b) executing or causing to be executed such other instruments or notices as may be necessary or appropriate, (iii) (at the expense of the Servicer, on behalf of the Borrower) take all action necessary to cause a valid, subsisting and enforceable first priority perfected security interest, subject only to Permitted Liens, to exist in favor of the Collateral Agent (for the benefit of the Secured Parties) in the Borrower’s interests in all of the Collateral Portfolio being Pledged hereunder including the filing of a UCC financing statement in the applicable jurisdiction adequately describing the Collateral Portfolio (which may include an “all asset” filing), and naming the Borrower as debtor and the Collateral Agent as the secured party, and filing continuation statements, amendments or assignments with respect thereto in such filing offices (including any amendments thereto or assignments thereof), (iv) permit the Administrative Agent or any Lender Agent or their respective agents or representatives to visit the offices of the Borrower during normal office hours and upon reasonable advance notice examine and make copies of all documents, books, records and other information concerning the Collateral Portfolio and discuss matters related thereto with any of the officers or employees of the Borrower having knowledge of such matters (provided that the Borrower shall not be liable for the costs and expenses of more than two such visits in any calendar year unless an Event of Default has occurred hereunder, in which event the number of visits for which the Borrower shall be liable for the costs and expenses shall not be limited), and (v) take all additional action that the Administrative Agent, any Lender Agent or the Collateral Agent may reasonably request to perfect, protect and more fully evidence the respective first priority perfected security interests of the parties to this Agreement in the Collateral Portfolio, or to enable the Administrative Agent or the Collateral Agent to exercise or enforce any of their respective rights hereunder.
(u)    Liens. The Borrower will promptly notify the Administrative Agent and the Lender Agents of the existence of any Lien on the Collateral Portfolio (other than Permitted Liens) and the Borrower shall defend the right, title and interest of the Collateral Agent, for the benefit of the Secured Parties, in, to and under the Collateral Portfolio against all claims of third parties.
(v)    Other Documents. At any time from time to time upon prior written request of the Administrative Agent or any Lender Agent, at the sole expense of the Borrower, the Borrower will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Administrative Agent or any Lender Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement including the first priority security interest (subject only to Permitted Liens) granted hereunder and of the rights and powers herein granted (including, among other things, authorizing the filing of such UCC financing statements as the Administrative Agent may request).

(w)    Compliance with Law. The Borrower shall at all times comply in all material respects with all Applicable Law applicable to Borrower or any of its assets (including, without limitation, Environmental Laws, and all federal securities laws), and Borrower shall do or cause to be done all things necessary to preserve and maintain in full force and effect its legal existence, and all licenses material to its business.
(x)    Proper Records. The Borrower shall at all times keep proper books of records and accounts in which full, true and correct entries shall be made of its transactions in accordance with GAAP and set aside on its books from its earning for each fiscal year all such proper reserves in accordance with GAAP.
(y)    Satisfaction of Obligations. The Borrower shall pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves with respect thereto have been provided on the books of the Borrower.
(z)    ~~Performance of Covenants. The Borrower shall observe, perform and satisfy all the material terms, provisions, covenants and conditions required to be observed, performed or satisfied by it, and shall pay when due all costs, fees and expenses required to be paid by it, under the Transaction Documents. The Borrower shall pay and discharge all Taxes, levies, liens and other charges on it or its assets and on the Collateral Portfolio that, in each case, in any manner would create any lien or charge upon the Collateral Portfolio, except for any such Taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided in accordance with GAAP.~~[Reserved].
(aa)    Tax Treatment. The Borrower, the Transferor and the Lenders shall treat the Advances advanced hereunder as indebtedness of the Borrower (or, so long as the Borrower is treated as a disregarded entity for U.S. federal income tax purposes, as indebtedness of the entity of which it is considered to be a part) for U.S. federal income tax purposes and to file any and all tax forms in a manner consistent therewith.
(bb)    Maintenance of Records. The Borrower will maintain records with respect to the Collateral Portfolio and the conduct and operation of its business with no less a degree of prudence than if the Collateral Portfolio were held by the Borrower for its own account and will furnish the Administrative Agent and each Lender Agent, upon the reasonable request by the Administrative Agent and each Lender Agent, information with respect to the Collateral Portfolio and the conduct and operation of its business.
(cc)    Obligor Notification Forms. The Borrower shall furnish the Collateral Agent and the Administrative Agent with an appropriate power of attorney to send (at the Administrative Agent’s discretion on the Collateral Agent’s behalf, after the occurrence of an Event of Default) Obligor notification forms to give notice to the Obligors of the Collateral Agent’s interest in the Collateral Portfolio and the obligation to make payments as directed by the Administrative Agent on the Collateral Agent’s behalf.

(dd)    [Reserved].
(ee)    Continuation Statements. The Borrower shall, not earlier than six months and not later than three months prior to the fifth anniversary of the date of filing of the financing statement referred to in Schedule I hereto or any other financing statement filed pursuant to this Agreement or in connection with any Advance hereunder, unless the Collection Date shall have occurred:
(i)    authorize and deliver and file or cause to be filed an appropriate continuation statement with respect to such financing statement; and
(ii)    deliver or cause to be delivered to the Collateral Agent, the Administrative Agent and the Lender Agents an opinion of the counsel for the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, confirming and updating the opinion delivered pursuant to Schedule I with respect to perfection and otherwise to the effect that the security interest hereunder continues to be an enforceable and perfected security interest, subject to no other Liens of record except as provided herein or otherwise permitted hereunder, which opinion may contain usual and customary assumptions, limitations and exceptions.
(ff)    Disregarded Entity. The Borrower will be disregarded as an entity separate from its owner pursuant to Treasury Regulation Section 301.7701-3(b), and neither the Borrower nor any other Person on its behalf shall make an election to be treated as other than an entity disregarded from its owner under Treasury Regulation Section 301.7701-3(c).
(gg)    Compliance with Anti-~~Terrorism~~Money Laundering Laws and Anti-Corruption Laws. The Borrower ~~shall~~, each Person directly or indirectly Controlling the Borrower and each Person directly or indirectly Controlled by the Borrower and, to the Borrower’s knowledge, any Related Party of the foregoing shall: (i) comply with all applicable Anti~~–Terrorism~~-Money Laundering Laws and Anti-Corruption Laws~~. The Borrower (or the Servicer on behalf of the Borrower) shall~~ in all material respects, and shall maintain policies and procedures reasonably designed to ensure compliance with the Anti-Money Laundering Laws and Anti-Corruption Laws; (ii) conduct the requisite due diligence in connection with the transactions contemplated herein for purposes of complying with the Anti~~–Terrorism Laws. Policies and procedures will be maintained and enforced by or on behalf of the Borrower that are designed in good faith and in a commercially reasonable manner to promote and achieve compliance, in the reasonable judgment of the Borrower, by the Borrower with Anti-Corruption Laws and Anti-Terrorism~~-Money Laundering Laws, including with respect to the legitimacy of any applicable investor and the origin of the assets used by such investor to purchase the property in question, and will maintain sufficient information to identify any applicable investor for purposes of the Anti-Money Laundering Laws; (iii) ensure it does not use any of the credit in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws; and (iv) ensure it does not fund any repayment of the Obligations in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws.

Section 5.02    Negative Covenants of the Borrower. From the Original Closing Date until the Collection Date:
(a)    Special Purpose Entity Requirements. Except as otherwise permitted by this Agreement, the Borrower shall not (i) guarantee any obligation of any Person, including any Affiliate; (ii) engage, directly or indirectly, in any business, other than the actions required or permitted to be performed under the Transaction Documents; (iii) incur, create or assume any Indebtedness, other than Indebtedness incurred under the Transaction Documents or under any Hedging Agreement pursuant to Section 5.09(a); (iv) make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities (other than any equity or other securities retained pursuant to Section 6.05) of, any Person, except that the Borrower may invest in those Loan Assets and other investments permitted under the Transaction Documents and may make any advance required or expressly permitted to be made pursuant to any provisions of the Transaction Documents and permit the same to remain outstanding in accordance with such provisions; (v) become insolvent or fail to pay its debts and liabilities from its assets when due; (vi) create, form or otherwise acquire any Subsidiaries (other than any equity or other securities retained pursuant to Section 6.05) or (vii) release, sell, transfer, convey or assign any Loan Asset unless in accordance with the Transaction Documents.
(b)    Requirements for Material Actions. The Borrower shall not fail to provide (and at all times the Borrower’s organizational documents shall reflect) that the unanimous consent of all directors (including the consent of the Independent Director(s)) is required for the Borrower to (i) dissolve or liquidate, in whole or part, or institute proceedings to be adjudicated bankrupt or insolvent, (ii) institute or consent to the institution of bankruptcy or insolvency proceedings against it, (iii) file a petition seeking or consent to reorganization or relief under any applicable federal or state law relating to bankruptcy or insolvency, (iv) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for the Borrower, (v) make any assignment for the benefit of the Borrower’s creditors, (vi) admit in writing its inability to pay its debts generally as they become due, or (vii) take any action in furtherance of any of the foregoing.
(c)    Protection of Title. The Borrower shall not take any action which would directly or indirectly impair or adversely affect the Borrower’s title to the Collateral Portfolio.
(d)    Transfer Limitations. The Borrower shall not transfer, assign, convey, grant, bargain, sell, set over, deliver or otherwise dispose of, or pledge or hypothecate, directly or indirectly, any interest in the Collateral Portfolio to any person other than the Collateral Agent for the benefit of the Secured Parties, or engage in financing transactions or similar transactions with respect to the Collateral Portfolio with any person other than the Administrative Agent and the Lenders, in each case, except as otherwise expressly permitted by the terms of this Agreement.
(e)    Liens. The Borrower shall not create, incur or permit to exist any lien, encumbrance or security interest in or on any of the Collateral Portfolio subject to the security interest granted by the Borrower pursuant to this Agreement, other than Permitted Liens.

(f)    Organizational Documents. The Borrower shall not amend, modify or terminate any of the organizational or operational documents of the Borrower without the prior written consent of the Administrative Agent.
(g)    [Reserved].
(h)    Merger, Acquisitions, Sales, etc. The Borrower shall not change its organizational structure, enter into any transaction of merger or consolidation or amalgamation, or asset sale (other than pursuant to Section 2.07 or in connection with the repayment in full of the Obligations), or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) without the prior written consent of the Administrative Agent and the Required Lenders.
(i)    Use of Proceeds. The Borrower shall not use the proceeds of any Advance other than (x) to finance the purchase by the Borrower, on a “true sale” basis, of Collateral Portfolio, (y) to fund the Unfunded Exposure Account in order to establish reserves for unfunded commitments of Revolving Loan Assets and Delayed Draw Loan Assets included in the Collateral Portfolio or (z) to distribute such proceeds to the Transferor (so long as such distribution is permitted pursuant to Section 5.02(n)). The Borrower shall not use the proceeds of any Advance in violation of Anti-Corruption Laws or Anti-~~Terrorism~~Money Laundering Laws.
(j)    Limited Assets. The Borrower shall not hold or own any assets that are not part of the Collateral Portfolio.
(k)    Tax Treatment. The Borrower shall not elect to be treated as a corporation for U.S. federal income tax purposes and shall take all reasonable steps necessary to avoid being treated as a corporation for U.S. federal income tax purposes.
(l)    Extension or Amendment of Collateral Portfolio. The Borrower will not, except as otherwise permitted in Section 6.04(a) of this Agreement ~~and in accordance with the Servicing Standard~~, extend, amend or otherwise modify the terms of any Loan Asset (including the Underlying Collateral).
(m)    Purchase and Sale Agreement. The Borrower will not amend, modify, waive or terminate any provision of the Purchase and Sale Agreement without the prior written consent of the Administrative Agent and the Required Lenders.
(n)    Restricted Junior Payments. The Borrower shall not make any Restricted Junior Payment, except that, so long as no Event of Default or Unmatured Event of Default has occurred or would result therefrom, the Borrower may declare and make distributions to its member on its membership interests.
(o)    ERISA Matters. The Borrower will not (a) engage, and will exercise its best efforts not to permit any ERISA Affiliate to engage, in any prohibited transaction (within the meaning of ERISA Section 406(a) or (b) or Code Section 4975) for which an exemption is not available or has not previously been obtained from the United States Department of Labor, (b) fail to meet the minimum funding standard set forth in Section 302(a) of ERISA and Section 412(a) of the Code

with respect to any Pension Plan other than a Multiemployer Plan, (c) fail to make any payments to a Multiemployer Plan that the Borrower or any ERISA Affiliate may be required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto, (d) terminate any Pension Plan so as to result, directly or indirectly, in any liability to the Borrower, or (e) permit to exist any occurrence of any reportable event described in Title IV of ERISA with respect to any Pension Plan, other than an event for which reporting requirements have been waived by regulations.
(p)    Instructions to Obligors. The Borrower will not make any change, or permit the Servicer to make any change, in its instructions to Obligors or agents, as applicable, regarding payments to be made with respect to the Collateral Portfolio to the Collection Account, unless the Administrative Agent has consented to such change.
(q)    ~~[Reserved].~~Compliance with Sanctions. None of the Borrower, any Person directly or indirectly Controlling the Borrower nor any Person directly or indirectly Controlled by the Borrower and, to the Borrower’s knowledge, no Related Party of the foregoing will, directly or indirectly, use the proceeds of any Advance hereunder, or lend, contribute, or otherwise make available such proceeds to any subsidiary, joint venture partner, or other Person (i) to fund any activities or business of or with a Sanctioned Person, or (ii) in any manner that would be prohibited by Sanctions or would otherwise cause any Lender to be in breach of any Sanctions. Each Person shall comply with all applicable Sanctions in all material respects, and shall maintain policies and procedures reasonably designed to ensure compliance with Sanctions. Each Person will notify each Lender and the Administrative Agent in writing not more than one (1) Business Day after becoming aware of any breach of this section.
(r)    Change of Jurisdiction, Location, Names or Location of Loan Asset Files. The Borrower shall not change the jurisdiction of its formation, make any change to its corporate name or use any tradenames, fictitious names, assumed names, “doing business as” names or other names unless, prior to the effective date of any such change in the jurisdiction of its formation, name change or use, the Borrower receives prior written consent from the Administrative Agent of such change and delivers to the Administrative Agent such financing statements as the Administrative Agent may request to reflect such name change or use, together with such Opinions of Counsel and other documents and instruments as the Administrative Agent may request in connection therewith. The Borrower will not change the location of its chief executive office unless prior to the effective date of any such change of location, the Borrower notifies the Administrative Agent of such change of location in writing. The Borrower will not move, or consent to the Collateral Custodian or the Servicer moving, the Loan Asset Files from the location thereof on the Original Closing Date, unless the Administrative Agent shall consent to such move in writing and the Servicer shall provide the Administrative Agent with such Opinions of Counsel and other documents and instruments as the Administrative Agent may request in connection therewith.
(s)    Allocation of Charges. There will not be any agreement or understanding between the Servicer and the Borrower (other than as expressly set forth herein or as consented to by the Administrative Agent), providing for the allocation or sharing of obligations to make payments or otherwise in respect of any Taxes, fees, assessments or other governmental charges; provided that it is understood and acknowledged that the Borrower will be consolidated with the Transferor for tax purposes.
Section 5.03    Affirmative Covenants of the Servicer. From the Original Closing Date until the Collection Date:
(a)    Compliance with Law. The Servicer will comply in all material respects with all Applicable Law, including those with respect to servicing the Collateral Portfolio or any part thereof.
(b)    Preservation of Company Existence. The Servicer will preserve and maintain its limited liability company existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing as a limited liability company in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification could reasonably be expected to have a Material Adverse Effect.
(c)    Obligations and Compliance with Collateral Portfolio. The Servicer will take all actions within its control so as to permit the Borrower to fulfill and comply with all obligations on the part of the Borrower to be fulfilled or complied with under or in connection with the administration of each item of Collateral Portfolio and will do nothing to impair the rights of the Collateral Agent, for the benefit of the Secured Parties, or of the Secured Parties in, to and under the Collateral Portfolio. It is understood and agreed that the Servicer does not hereby assume any obligations of the Borrower in respect of any Advances or assume any responsibility for the performance by the Borrower of any of its obligations hereunder or under any other agreement executed in connection herewith that would be inconsistent with the limited recourse undertaking of the Servicer, in its capacity as an affiliate of the Transferor, under the Purchase and Sale Agreement.
(d)    Keeping of Records and Books of Account.
(i)    The Servicer will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Collateral Portfolio in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Collateral Portfolio and the identification of the Collateral Portfolio.
(ii)    The Servicer shall permit the Administrative Agent, each Lender Agent or their respective agents or representatives, to visit the offices of the Servicer during normal office hours and upon reasonable advance notice and examine and make copies of all documents, books, records and other information concerning the Collateral Portfolio and the Servicer’s servicing thereof and discuss matters related thereto with any of the officers or employees of the Servicer having knowledge of such matters (provided that the Servicer shall not be liable for the costs and expenses of more than two such visits in any calendar year unless an Event of Default has occurred hereunder, in which event the number of visits for which the Servicer shall be liable for the costs and expenses shall not be limited).

(iii)    The Servicer will, on or prior to the Amended and Restated Closing Date, mark its master data processing records and other books and records relating to the Collateral Portfolio with a legend, acceptable to the Administrative Agent describing (i) the sale of the Collateral Portfolio to the Borrower and (ii) the Pledge from the Borrower to the Collateral Agent, for the benefit of the Secured Parties.
(e)    Preservation of Security Interest. The Servicer (at ~~its own~~the expense~~, on behalf~~ of the Borrower) will file such financing and continuation statements and any other documents that ~~may be~~it knows are required by any law or regulation of any Governmental Authority to preserve and protect fully the first priority perfected security interest of the Collateral Agent, for the benefit of the Secured Parties, in, to and under the Loan Assets and that portion of the Collateral Portfolio in which a security interest may be perfected by filing.
(f)    [Reserved].
(g)    Events of Default. The Servicer will provide the Administrative Agent and each Lender Agent (with a copy to the Collateral Agent) with immediate written notice of the occurrence of each Event of Default and each Unmatured Event of Default of which the Servicer has knowledge or has received notice. In addition, no later than two Business Days following the Servicer’s knowledge or notice of the occurrence of any Event of Default or Unmatured Event of Default, the Servicer will provide to the Collateral Agent, the Administrative Agent and each Lender Agent a written statement of the chief financial officer or chief accounting officer of the Servicer setting forth the details of such event and the action that the Servicer proposes to take with respect thereto.
(h)    Taxes. The Servicer will file its tax returns and pay any and all Taxes imposed on it or its property as required under the Transaction Documents (except as contemplated by Section 4.03(m)).
(i)    Other. The Servicer will promptly furnish to the Collateral Agent, the Administrative Agent and each Lender Agent (i) such other information, documents, records or reports respecting the Collateral Portfolio or the condition or operations, financial or otherwise, of the Borrower or the Servicer as the Collateral Agent, any Lender Agent or the Administrative Agent may from time to time reasonably request in order to protect the interests of the Administrative Agent, the Lender Agents, the Collateral Agent or Secured Parties under or as contemplated by this Agreement and (ii) all documentation and other information requested by any Lender Agent in its sole discretion and/or required by regulatory authorities with respect to the Borrower, the Transferor and the Servicer under applicable “know your customer” and Anti-Money Laundering Laws, all in form and substance reasonably satisfactory to each Lender Agent, that are within the possession or control of (or are reasonably accessible to) the Servicer.
(j)    Proceedings Related to the Borrower, the Transferor and the Servicer and the Transaction Documents. The Servicer shall notify the Administrative Agent and each Lender Agent as soon as possible and in any event within three Business Days after any executive officer of the Servicer receives notice or obtains knowledge thereof of any settlement of, judgment (including a judgment with respect to the liability phase of a bifurcated trial) in or commencement of any labor controversy, litigation, action, suit or proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that could reasonably be expected to have a Material Adverse Effect on the Borrower, the Transferor or the Servicer (or any of their Affiliates) or the Transaction Documents. For purposes of this Section 5.03(j), (i) any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Transaction Documents or the Borrower in excess of $500,000 shall be deemed to be expected to have such a Material Adverse Effect and (ii) any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Servicer or the Transferor in excess of $1,000,000 shall be deemed to be expected to have such a Material Adverse Effect.
(k)    Deposit of Collections. The Servicer shall promptly (but in no event later than two Business Days after receipt) deposit or cause to be deposited into the Collection Account any and all Available Collections received in any Available Currency by the Borrower, the Servicer or any of their Affiliates.
(l)    ~~[Reserved].~~Compliance with Anti-Money Laundering Laws and Anti-Corruption Laws. The Servicer, each Person directly or indirectly Controlling the Servicer and each Person directly or indirectly Controlled by the Servicer and, to the Servicer’s knowledge, any Related Party of the foregoing shall: (i) comply with all applicable Anti-Money Laundering Laws and Anti-Corruption Laws in all material respects, and shall maintain policies and procedures reasonably designed to ensure compliance with the Anti-Money Laundering Laws and Anti-Corruption Laws; (ii) conduct the requisite due diligence in connection with the transactions contemplated herein for purposes of complying with the Anti-Money Laundering Laws, including with respect to the legitimacy of any applicable investor and the origin of the assets used by such investor to purchase the property in question, and will maintain sufficient information to identify any applicable investor for purposes of the Anti-Money Laundering Laws; (iii) ensure it does not use any of the credit in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws; and (iv) ensure it does not fund any repayment of the Obligations in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws.
(m)    Special Purpose Entity Requirements. The Servicer shall take such actions as are ~~necessary~~within its control (it being understood that the Servicer does not directly or indirectly own equity in the Borrower) to cause the Borrower to be in compliance with the special purpose entity requirements set forth in Sections 5.01(a) and (b) and 5.02(a) and (b); provided, that, for the avoidance of doubt, the Servicer shall not be required to expend any of its own funds to cause the Borrower to be in compliance with subsection 5.02(a)(v) or subsection 5.01(b)(xvii).
(n)    Accounting Changes. As soon as possible and in any event within three Business Days after the effective date thereof, the Servicer will provide to the Administrative Agent and the Lender Agents notice of any material change in the accounting policies of the Servicer.
(o)    Proceedings Related to the Collateral Portfolio. The Servicer shall notify the Administrative Agent and each Lender Agent as soon as possible and in any event within three Business Days after any Responsible Officer of the Servicer receives notice or has actual knowledge of any settlement of, judgment (including a judgment with respect to the liability phase of a bifurcated trial) in or commencement of any labor controversy, litigation, action, suit or proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that could reasonably be expected to have a Material Adverse Effect on the interests of the Collateral Agent or the Secured Parties in, to and under the Collateral Portfolio. For purposes of this Section 5.03(o), any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Collateral Portfolio or the Collateral Agent’s or the Secured Parties’ interest in the Collateral Portfolio in excess of $1,000,000 or more shall be deemed to be expected to have such a Material Adverse Effect.
(p)    Compliance with Legal Opinions. The Servicer shall take all other actions ~~necessary~~within its control (it being understood that the Servicer does not directly or indirectly own equity in the Borrower) to maintain the accuracy of the factual assumptions set forth in the legal opinions of Dechert LLP, as special counsel to the Servicer, issued in connection with the Transaction Documents and relating to the issues of substantive consolidation and true sale of the Loan Assets.
(q)    Instructions to Agents and Obligors. The Servicer shall direct, or shall cause the Transferor to direct, any agent or administrative agent for any Loan Asset to remit all payments and collections with respect to such Loan Asset, and, if applicable, to direct the Obligor with respect to such Loan Asset to remit all such payments and collections with respect to such Loan Asset directly to the Collection Account. The Servicer shall take commercially reasonable steps to ensure, and shall cause the Transferor to take commercially reasonable steps to ensure, that only funds constituting payments and collections relating to Loan Assets shall be deposited into the Collection Account.
(r)    Capacity as Servicer. The Servicer will ensure that, at all times when it is dealing with or in connection with the Loan Assets in its capacity as Servicer, it holds itself out as Servicer, and not in any other capacity.
(s)    Notice of Breaches of Representations and Warranties under the Purchase and Sale Agreement. The Servicer confirms and agrees that the Servicer will, upon receipt of notice or discovery thereof, promptly send to the Administrative Agent, each Lender Agent and the Collateral Agent a notice of (i) any breach of any representation, warranty, agreement or covenant under the Purchase and Sale Agreement or (ii) any event or occurrence that, upon notice, or upon the passage of time or both, would constitute such a breach, in each case, promptly upon learning thereof.
(t)    Audits. From time to time after the Amended and Restated Closing Date, at the discretion of the Administrative Agent and each Lender Agent, the Servicer shall allow the Administrative Agent and each Lender Agent (during normal office hours and upon advance notice) to review the Servicer’s collection and administration of the Collateral Portfolio in order to assess compliance by the Servicer with the Servicing Standard, as well as with the Transaction Documents and to conduct an audit of the Collateral Portfolio and Required Loan Documents in conjunction with such a review (provided that the Servicer shall not be liable for the costs and expenses of more than two such visits in any calendar year unless an Event of Default has occurred hereunder, in which event the number of visits for which the Servicer shall be liable for the costs and expenses shall not be limited). Such review shall be reasonable in scope and shall be completed in a reasonable period of time.

(u)    Notice of Breaches of Representations and Warranties under this Agreement. The Servicer shall promptly notify the Administrative Agent and the Lender Agents if any representation or warranty set forth in Section 4.03 was incorrect at the time it was given or deemed to have been given and at the same time deliver to the Collateral Agent, the Administrative Agent and the Lender Agents a written notice setting forth in reasonable detail the nature of such facts and circumstances. In particular, but without limiting the foregoing, the Servicer shall notify the Administrative Agent and the Lender Agents in the manner set forth in the preceding sentence before any Cut-Off Date of any facts or circumstances within the knowledge of the Servicer which would render any of the said representations and warranties untrue at the date when such representations and warranties were made or deemed to have been made.
(v)    Insurance Policies. The Servicer has caused, and will cause, to be performed any and all acts reasonably required to be performed to preserve the rights and remedies of the Collateral Agent and the Secured Parties in any Insurance Policies applicable to Loan Assets (to the extent the Servicer or an Affiliate of the Servicer is the agent or servicer under the applicable Loan Agreement) including, without limitation, in each case, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of co-insured, joint loss payee and mortgagee rights in favor of the Collateral Agent and the Secured Parties; provided that, unless the Borrower is the sole lender under such Loan Agreement, the Servicer shall only take such actions that are customarily taken by or on behalf of a lender in a syndicated loan facility to preserve the rights of such lender.
(w)    Disregarded Entity. The Servicer shall cause the Borrower to be disregarded as an entity separate from its owner pursuant to Treasury Regulation Section 301.7701-3(b) and shall cause that neither the Borrower nor any other Person on its behalf shall make an election to be treated as other than an entity disregarded from its owner under Treasury Regulation Section 301.7701-3(c).
(x)    Sanctions. The Servicer shall promptly, but no later than one (1) Business Day after becoming aware thereof, notify the Administrative Agent and the Lenders in writing of any breach of Section 4.01(ii), Section 4.03(q), Section 5.02(q) or Section 5.04(f).
Section 5.04    Negative Covenants of the Servicer. From the Original Closing Date until the Collection Date:
(a)    Mergers, Acquisition, Sales, etc. The Servicer will not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless ~~the Servicer is the surviving entity and unless~~:
~~(i)    the Servicer has delivered to the Administrative Agent and each Lender Agent an Officer’s Certificate and an Opinion of Counsel (which may rely on an Officer’s Certificate as to factual matters such as whether or not such transaction would cause an Event of Default or Servicer Termination Event) each stating that any such consolidation, merger, conveyance or transfer and any supplemental agreement executed in connection therewith comply with this Section 5.04 and that all conditions precedent herein provided for relating to such transaction have been complied with and, in the case of the Opinion of Counsel, that such supplemental agreement is legal, valid and binding with~~

~~respect to the Servicer and such other matters as the Administrative Agent may reasonably request;~~
(i)    ~~(ii)~~ the Servicer shall have delivered notice of such consolidation, merger, conveyance or transfer to the Administrative Agent and each Lender Agent;
(ii)    ~~(iii)~~ after giving effect thereto, no Unmatured Event of Default, Event of Default or ~~Servicer Termination Event or event that with notice or lapse of time would constitute either an Event of Default or a~~ Servicer Termination Event shall have occurred; and
(iii)    ~~(iv)~~ the Administrative Agent and the Required Lenders shall have consented in writing to such consolidation, merger, conveyance or transfer; provided that the consent of the Administrative Agent and the Required Lenders shall not be required in the event that the Servicer consolidates or merges into an Affiliate of the Servicer or conveys or transfers all or substantially all of its properties and assets to an Affiliate of the Servicer, in each case, so long as (x) the surviving entity has, together with its Affiliates, at least $2,000,000,000 of assets under management (measured as of the last day of the most recent fiscal quarter of such surviving entity and its Affiliates) ~~and~~, (y) the surviving entity’s regular business includes the servicing of assets similar to the Collateral Portfolio and (z) the surviving entity reaffirms its obligations under this Agreement and the other Transaction Documents.
(b)    Change of Name or Location of Loan Asset Files. The Servicer shall not (x) change its name, move the location of its principal place of business and chief executive office, change the offices where it keeps records concerning the Collateral Portfolio from the address set forth under its name in Section 11.02, or change the jurisdiction of its formation, or (y) move, or consent to the Collateral Custodian moving, the Required Loan Documents and Loan Asset Files from the location thereof on the initial Advance Date, unless the Administrative Agent shall consent of such move in writing and the Servicer shall provide the Administrative Agent with such Opinions of Counsel and other documents and instruments as the Administrative Agent may request in connection therewith and has taken all actions required under the UCC of each relevant jurisdiction in order to continue the first priority perfected security interest of the Collateral Agent, for the benefit of the Secured Parties, in the Collateral Portfolio.
(c)    Change in Payment Instructions to Obligors. The Servicer will not make any change in its instructions to Obligors or agents, as applicable, regarding payments to be made with respect to the Collateral Portfolio to the Collection Account, unless the Administrative Agent has consented to such change.
(d)    Extension or Amendment of Loan Assets. The Servicer will not, except as otherwise permitted in Section 6.04(a), extend, amend or otherwise modify the terms of any Loan Asset (including the Underlying Collateral).
(e)    Allocation of Charges. There will not be any agreement or understanding between the Servicer and the Borrower (other than as expressly set forth herein or as consented to by the Administrative Agent), providing for the allocation or sharing of obligations to make payments or otherwise in respect of any Taxes, fees, assessments or other governmental charges; provided that it is understood and acknowledged that the Borrower will be consolidated with the Transferor for tax purposes.
(f)    Compliance with Sanctions. None of the Servicer, any Person directly or indirectly Controlling the Servicer nor any Person directly or indirectly Controlled by the Servicer and, to the Servicer’s knowledge, no Related Party of the foregoing will, directly or indirectly, use the proceeds of any Advance hereunder, or lend, contribute, or otherwise make available such proceeds to any subsidiary, joint venture partner, or other Person (i) to fund any activities or business of or with a Sanctioned Person, or (ii) in any manner that would be prohibited by Sanctions or would otherwise cause any Lender to be in breach of any Sanctions. Each Person shall comply with all applicable Sanctions in all material respects, and shall maintain policies and procedures reasonably designed to ensure compliance with Sanctions. Each Person will notify each Lender and the Administrative Agent in writing not more than one (1) Business Day after becoming aware of any breach of this section.
Section 5.05    Affirmative Covenants of the Collateral Agent. From the Original Closing Date until the Collection Date:
(a)    Compliance with Law. The Collateral Agent will comply in all material respects with all Applicable Law.
(b)    Preservation of Existence. The Collateral Agent will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation and qualify and remain qualified in good standing in each jurisdiction where failure to preserve and maintain such existence, rights, franchises, privileges and qualification could reasonably be expected to have a Material Adverse Effect.
Section 5.06    Negative Covenants of the Collateral Agent. From the Original Closing Date until the Collection Date, the Collateral Agent will not make any changes to the Collateral Agent Fees without the prior written approval of the Administrative Agent.
Section 5.07    Affirmative Covenants of the Collateral Custodian. From the Original Closing Date until the Collection Date:
(a)    Compliance with Law. The Collateral Custodian will comply in all material respects with all Applicable Law.
(b)    Preservation of Existence. The Collateral Custodian will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation and qualify and remain qualified in good standing in each jurisdiction where failure to preserve and maintain such existence, rights, franchises, privileges and qualification could reasonably be expected to have a Material Adverse Effect.
(c)    Location of Required Loan Documents. Subject to Article XII of this Agreement, the Required Loan Documents shall remain at all times in the possession of the Collateral

Custodian at its offices at 1055 10th Ave, S.E., Minneapolis, MN 55414 unless notice of a different address is given in accordance with the terms hereof or unless the Administrative Agent agrees to allow certain Required Loan Documents to be released to the Servicer on a temporary basis in accordance with the terms hereof, except as such Required Loan Documents may be released pursuant to the terms of this Agreement.
Section 5.08    Negative Covenants of the Collateral Custodian. From the Original Closing Date until the Collection Date:
(a)    Required Loan Documents. The Collateral Custodian will not dispose of any documents constituting the Required Loan Documents in any manner that is inconsistent with the performance of its obligations as the Collateral Custodian pursuant to this Agreement and will not dispose of any Collateral Portfolio except as contemplated by this Agreement.
(b)    No Changes in Collateral Custodian Fees. The Collateral Custodian will not make any changes to the Collateral Custodian Fees without the prior written approval of the Administrative Agent.
Section 5.09    Covenants of the Borrower Relating to Hedging of Loan Assets.
(a)    The Borrower may enter into Hedge Agreements for certain fixed rate Loan Assets with a Hedge Counterparty with the prior consent of the Administrative Agent.
(b)    As additional security hereunder, the Borrower hereby assigns to the Collateral Agent, for the benefit of the Secured Parties, all right, title and interest of the Borrower (but none of the obligations) in each Hedging Agreement, each Hedge Transaction, and all present and future amounts payable by a Hedge Counterparty to the Borrower under or in connection with the respective Hedging Agreement and Hedge Transaction(s) with that Hedge Counterparty (“Hedge Collateral”), and grants a security interest to the Collateral Agent, for the benefit of the Secured Parties, in the Hedge Collateral. The Borrower acknowledges that as a result of such assignment the Borrower may not, without the prior written consent of the Administrative Agent and the Collateral Agent, exercise any rights under any Hedging Agreement or Hedge Transaction, except for the Borrower’s right under any Hedging Agreement to enter into Hedge Transactions in order to meet the Borrower’s obligations under Section 5.09(a) hereof. Nothing herein shall have the effect of releasing the Borrower from any of its obligations under any Hedging Agreement or any Hedge Transaction, nor be construed as requiring the consent of the Administrative Agent, the Lenders, the Lender Agents, the Collateral Agent or any Secured Party for the performance by the Borrower of any such obligations.
(c)    The Borrower shall, promptly upon execution thereof, provide to the Administrative Agent and the Collateral Agent a copy of any Hedging Agreement entered into in connection with this Agreement.

ARTICLE VI
ADMINISTRATION AND SERVICING OF CONTRACTS
Section 6.01    Appointment and Designation of the Servicer.
(a)    Initial Servicer. The Borrower hereby appoints GC Advisors LLC, pursuant to the terms and conditions of this Agreement, as Servicer, with the authority to service, administer and exercise rights and remedies, on behalf of the Borrower, in respect of the Collateral Portfolio. Until the Administrative Agent gives GC Advisors LLC a Servicer Termination Notice, GC Advisors LLC hereby accepts such appointment and agrees to perform the duties and responsibilities of the Servicer pursuant to the terms hereof. The Servicer and the Borrower hereby acknowledge that the Administrative Agent and the Secured Parties are third party beneficiaries of the obligations undertaken by the Servicer hereunder.
(b)    Servicer Termination Notice. The Borrower, the Servicer, each Lender, each Lender Agent, and the Administrative Agent hereby agree that, upon the occurrence of a Servicer Termination Event, the Administrative Agent, by written notice to the Servicer (with a copy to the Collateral Agent) (a “Servicer Termination Notice”), may terminate all of the rights, obligations, power and authority of the Servicer under this Agreement. On and after the receipt by the Servicer of a Servicer Termination Notice pursuant to this Section 6.01(b), the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Servicer Termination Notice or otherwise specified by the Administrative Agent in writing or, if no such date is specified in such Servicer Termination Notice or otherwise specified by the Administrative Agent, until a date mutually agreed upon by the Servicer and the Administrative Agent and shall be entitled to receive, to the extent of funds available therefor pursuant to Section 2.04, the Servicing Fees therefor accrued until such date. After such date, the Servicer agrees that it will terminate its activities as Servicer hereunder in a manner that the Administrative Agent believes will facilitate the transition of the performance of such activities to a successor Servicer, and the successor Servicer shall assume each and all of the Servicer’s obligations to service and administer the Collateral Portfolio, on the terms and subject to the conditions herein set forth, and the Servicer shall use its best efforts to assist the successor Servicer in assuming such obligations (it being understood that the Administrative Agent may be such successor Servicer).
(c)    Appointment of Replacement Servicer. At any time following the delivery of a Servicer Termination Notice, the Administrative Agent may ~~(i) in its sole discretion, appoint an Approved Replacement Servicer as the Servicer under this Agreement and, in such case, all authority, power, rights and obligations of the Servicer shall pass to and be vested in such Approved Replacement Servicer or (ii) with the prior written~~, with the consent of the Borrower and the Equityholder (such consent not to be unreasonably withheld, delayed or conditioned and such consent not required if the Administrative Agent shall be the successor Servicer), appoint a new Servicer (in each case, the “Replacement Servicer”), which appointment shall take effect upon the Replacement Servicer accepting such appointment by a written assumption in a form satisfactory to the Administrative Agent in its sole discretion and, in such case, all authority, power, rights and obligations of the Servicer shall pass to and be vested in such Replacement Servicer. In the event that a Replacement Servicer has not accepted its appointment at the time when the Servicer ceases to act as Servicer, or has not been appointed within sixty (60) days of the termination of the Servicer due to the failure of any such Replacement Servicer to be approved, the Administrative Agent shall petition a court of competent jurisdiction to appoint any established financial institution, having a net worth of not less than United States $50,000,000 and whose regular business includes the servicing of assets similar to the Collateral Portfolio, as the Replacement Servicer hereunder.
(d)    Liabilities and Obligations of Replacement Servicer. Upon its appointment, the Replacement Servicer shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement to the Servicer shall be deemed to refer to the Replacement Servicer; provided, that the Replacement Servicer shall have (i) no liability with respect to any action performed by the terminated Servicer prior to the date that the Replacement Servicer becomes the successor to the Servicer or any claim of a third party based on any alleged action or inaction of the terminated Servicer, (ii) no obligation to perform any advancing obligations, if any, of the Servicer unless it elects to in its sole discretion, (iii) no obligation to pay any Taxes required to be paid by the Servicer (provided that the Replacement Servicer shall pay any income Taxes for which it is liable), (iv) no obligation to pay any of the fees and expenses of any other party to the transactions contemplated hereby, and (v) no liability or obligation with respect to any Servicer indemnification obligations of any prior Servicer, including the original Servicer. The indemnification obligations of the Replacement Servicer upon becoming a Replacement Servicer are expressly limited to those arising on account of its failure to act in good faith and with reasonable care under the circumstances. In addition, the Replacement Servicer shall have no liability relating to the representations and warranties of the Servicer contained in Section 4.03.
(e)    Authority and Power. All authority and power granted to the Servicer under this Agreement shall automatically cease and terminate upon termination of this Agreement and shall pass to and be vested in the Borrower and, without limitation, the Borrower is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Servicer agrees to cooperate with the Borrower in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing of the Collateral Portfolio.
(f)    Subcontracts. The Servicer may, with the prior written consent of the Administrative Agent, subcontract with any other Person for servicing, administering or collecting the Collateral Portfolio; provided, that (i) the Servicer shall select any such Person with reasonable care and shall be solely responsible for the fees and expenses payable to any such Person, (ii) the Servicer shall not be relieved of, and shall remain liable for, the performance of the duties and obligations of the Servicer pursuant to the terms hereof without regard to any subcontracting arrangement and (iii) any such subcontract (other than any subcontract between GC Advisors LLC and its Affiliates) shall be terminable upon the occurrence of a Servicer Termination Event; provided, further that no Administrative Agent consent shall be required to enter into any subcontract with an Affiliate of the Servicer.

(g)    Waiver. The Borrower acknowledges that the Administrative Agent or any of its Affiliates may act as the Collateral Agent and/or the Servicer, and the Borrower waives any and all claims against the Administrative Agent, each Lender Agent or any of their respective Affiliates, the Collateral Agent and the Servicer (other than claims relating to such party’s gross negligence or willful misconduct) relating in any way to the custodial or collateral administration functions having been performed by the Administrative Agent or any of its Affiliates in accordance with the terms and provisions (including the standard of care) set forth in the Transaction Documents.
Section 6.02    Duties of the Servicer.
(a)    Duties. The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to service, administer and collect on the Collateral Portfolio from time to time, all in accordance with Applicable Law and the Servicing Standard. Prior to the occurrence of a Servicer Termination Event, but subject to the terms of this Agreement (including, without limitation, Section 6.04), the Servicer has the sole and exclusive authority to make any and all decisions with respect to the Collateral Portfolio and take or refrain from taking any and all actions with respect to the Collateral Portfolio. Without limiting the foregoing, the duties of the Servicer shall include the following:
(i)    supervising the Collateral Portfolio, including communicating with Obligors, executing amendments, providing consents and waivers, enforcing and collecting on the Collateral Portfolio and otherwise managing the Collateral Portfolio on behalf of the Borrower;
(ii)    maintaining all necessary servicing records with respect to the Collateral Portfolio and providing such reports to the Administrative Agent and each Lender Agent (with a copy to the Collateral Agent and the Collateral Custodian) in respect of the servicing of the Collateral Portfolio (including information relating to its performance under this Agreement) as may be required hereunder or as the Administrative Agent or any Lender Agent may reasonably request;
(iii)    maintaining and implementing administrative and operating procedures (including, without limitation, an ability to recreate servicing records evidencing the Collateral Portfolio in the event of the destruction of the originals thereof) and keeping and maintaining all documents, books, records and other information reasonably necessary or advisable for the collection of the Collateral Portfolio;
(iv)    promptly delivering to the Administrative Agent, each Lender Agent, the Collateral Agent or the Collateral Custodian, from time to time, such information and servicing records (including information relating to its performance under this Agreement) as the Administrative Agent, each Lender Agent, Collateral Custodian or the Collateral Agent may from time to time reasonably request;
(v)    identifying each Loan Asset clearly and unambiguously in its servicing records to reflect that such Loan Asset is owned by the Borrower and that the Borrower is Pledging a security interest therein to the Secured Parties pursuant to this Agreement;

(vi)    notifying the Administrative Agent and each Lender Agent of any material action, suit, proceeding, dispute, offset, deduction, defense or counterclaim (1) that is or is threatened to be asserted by an Obligor with respect to any Loan Asset (or portion thereof) of which it has knowledge or has received notice; or (2) that could reasonably be expected to have a Material Adverse Effect;
(vii)    ~~using its best efforts to maintain the perfected security interest of the Collateral Agent, for the benefit of the Secured Parties, in the Collateral Portfolio;~~[reserved];
(viii)    maintaining the Loan Asset File with respect to Loan Assets included as part of the Collateral Portfolio; provided that, so long as the Servicer is in possession of any Required Loan Documents, the Servicer will hold such Required Loan Documents in a fireproof safe or fireproof file cabinet;
(ix)    directing the Collateral Agent to make payments pursuant to the terms of the Servicing Report in accordance with Section 2.04;
(x)    directing the sale or substitution of Collateral Portfolio in accordance with Section 2.07;
(xi)    providing advice to the Borrower with respect to the purchase and sale of and payment for the Loan Assets;
(xii)    instructing the Obligors and the administrative agents on the Loan Assets to make payments directly into the Collection Account established and maintained with the Collateral Agent;
(xiii)    delivering the Loan Asset Files and the Loan Tape to the Collateral Custodian~~; and~~
(xiv)    complying with such other duties and responsibilities as may be required of the Servicer by this Agreement; and
(xv)    direct the Collateral Agent to convert amounts denominated in any Available Currency to any other Available Currency for any permitted purpose hereunder.
It is acknowledged and agreed that in circumstances in which a Person other than the Borrower, the Transferor or the Servicer acts as lead agent with respect to any Loan Asset, the Servicer shall perform its servicing duties hereunder only to the extent a lender under the related loan syndication Loan Agreements has the right to do so.
(b)    Notwithstanding anything to the contrary contained herein, the exercise by the Administrative Agent, the Collateral Agent, each Lender Agent and the Secured Parties of their rights hereunder shall not release the Servicer, the Transferor or the Borrower from any of their duties or responsibilities with respect to the Collateral Portfolio. The Secured Parties, the Administrative Agent, each Lender Agent and the Collateral Agent shall not have any obligation or liability with respect to the Collateral Portfolio, nor shall any of them be obligated to perform any of the obligations of the Servicer hereunder.
(c)    Any payment by an Obligor in respect of any indebtedness owed by it to the Transferor or the Borrower shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Administrative Agent, be applied as a collection of a payment by such Obligor (starting with the oldest such outstanding payment due) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.
Section 6.03    Authorization of the Servicer.
(a)    Each of the Borrower, the Administrative Agent, each Lender Agent, each Lender and the Hedge Counterparty hereby authorizes the Servicer (including any successor thereto) to take any and all reasonable steps in its name and on its behalf necessary or desirable in the determination of the Servicer and not inconsistent with the sale of the Collateral Portfolio by the Transferor to the Borrower under the Purchase and Sale Agreement and, thereafter, the Pledge by the Borrower to the Collateral Agent on behalf of the Secured Parties hereunder, to collect all amounts due under the Collateral Portfolio, including, without limitation, endorsing any of their names on checks and other instruments representing Interest Collections and Principal Collections, executing and delivering any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Collateral Portfolio and, after the delinquency of any Loan Asset included in the Collateral Portfolio and to the extent permitted under and in compliance with Applicable Law, to commence proceedings with respect to enforcing payment thereof, to the same extent as the Transferor could have done if it had continued to own such Collateral Portfolio. The Transferor, the Borrower and the Collateral Agent on behalf of the Secured Parties shall furnish the Servicer (and any successors thereto) with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder, and shall cooperate with the Servicer to the fullest extent in order to ensure the collectability of the Collateral Portfolio. In no event shall the Servicer be entitled to make the Secured Parties, the Administrative Agent, the Collateral Agent, any Lender, any Lender Agent or any Hedge Counterparty a party to any litigation without such party’s express prior written consent, or to make the Borrower a party to any litigation (other than any routine foreclosure or similar collection procedure) without the Administrative Agent’s consent.
(b)    After the declaration of the Facility Maturity Date, at the direction of the Administrative Agent, the Servicer shall take such action as the Administrative Agent may deem necessary or advisable to enforce collection of the Collateral Portfolio; provided, that the Administrative Agent may, at any time that an Event of Default has occurred, notify any Obligor with respect to any Loan Asset included in the Collateral Portfolio of the assignment thereof to the Collateral Agent on behalf of the Secured Parties and direct that payments of all amounts due or to become due be made directly to the Administrative Agent or any servicer, collection agent or account designated by the Administrative Agent and, upon such notification and at the expense of the Borrower, the Administrative Agent may enforce collection of any such Loan Asset included in the Collateral Portfolio, and adjust, settle or compromise the amount or payment thereof.

Section 6.04    Collection of Payments; Accounts.
(a)    Collection Efforts, Modification of Collateral Portfolio. The Servicer will collect, or cause to be collected, all payments called for under the terms and provisions of the Loan Assets included in the Collateral Portfolio as and when the same become due, all in accordance with the Servicing Standard. The Servicer may not waive, modify or otherwise vary any provision of an item included in the Collateral Portfolio ~~in a manner that would impair the collectability of the Collateral Portfolio or~~ in any manner contrary to the Servicing Standard.
(b)    Acceleration. If consistent with the Servicing Standard, the Servicer shall accelerate or vote to accelerate, as applicable, the maturity of all or any Scheduled Payments and other amounts due under any Loan Asset promptly after such Loan Asset becomes defaulted.
(c)    Taxes and other Amounts. The Servicer will use its best efforts to collect all payments with respect to amounts due for Taxes, assessments and insurance premiums relating to each Loan Asset to the extent required to be paid to the Borrower for such application under the applicable Loan Agreement and remit such amounts to the appropriate Governmental Authority or insurer as required by the Loan Agreements.
(d)    Payments to Collection Account. On or before the applicable Cut-Off Date, the Servicer shall have instructed all Obligors to make all payments in respect of the Collateral Portfolio directly to the Collection Account; provided that the Servicer is not required to so instruct any Obligor which is solely a guarantor or other surety (or an Obligor that is not designated as the “lead borrower” or another such similar term) unless and until the Servicer calls on the related guaranty or secondary obligation.
(e)    Controlled Accounts. Each of the parties hereto hereby agrees that (i) each Controlled Account is intended to be a “securities account” or “deposit account” within the meaning of the UCC and (ii) except as otherwise expressly provided herein and in the Collection Account Agreement or Unfunded Exposure Account Agreement, as applicable, prior to the delivery of a Notice of Exclusive Control, the Borrower, the Servicer and the Collateral Agent (acting at the direction of the Administrative Agent) shall be entitled to exercise the rights that comprise each Financial Asset held in each Controlled Account which is a securities account and have the right to direct the disposition of funds in any Controlled Account which is a deposit account; provided that after the delivery of a Notice of Exclusive Control, such rights shall be exclusively held by the Collateral Agent (acting at the direction of the Administrative Agent). Each of the parties hereto hereby agrees to cause the securities intermediary that holds any money or other property for the Borrower in a Controlled Account that is a securities account to agree with the parties hereto that (A) the cash and other property (subject to Section 6.04(f) below with respect to any property other than investment property, as defined in Section 9-102(a)(49) of the UCC) is to be treated as a Financial Asset and (B) regardless of any provision in any other agreement, for purposes of the UCC, with respect to the Controlled Accounts, New York shall be deemed to be the Account Bank’s jurisdiction (within the meaning of Section 9-304 of the UCC) and the securities intermediary’s jurisdiction (within the meaning of Section 8-110 of the UCC). All securities or other property underlying any Financial Assets credited to the Controlled Accounts in the form of securities or instruments shall be registered in the name of the Account Bank or if in the name of the Borrower or the Collateral Agent, Indorsed to the Account Bank, Indorsed in blank, or credited to another securities account maintained in the name of the Account Bank, and in no case will any Financial Asset credited to the Controlled Accounts be registered in the name of the Borrower, payable to the order of the Borrower or specially Indorsed to the Borrower, except to the extent the foregoing have been specially Indorsed to the Account Bank or Indorsed in blank.
(f)    Loan Agreements. Notwithstanding any term hereof (or any term of the UCC that might otherwise be construed to be applicable to a “securities intermediary” as defined in the UCC) to the contrary, none of the Collateral Agent, the Collateral Custodian nor any securities intermediary shall be under any duty or obligation in connection with the acquisition by the Borrower, or the Pledge by the Borrower to the Collateral Agent, of any Loan Asset in the nature of a loan or a participation in a loan to examine or evaluate the sufficiency of the documents or instruments delivered to it by or on behalf of the Borrower under the related Loan Agreements, or otherwise to examine the Loan Agreements, in order to determine or compel compliance with any applicable requirements of or restrictions on transfer (including without limitation any necessary consents). The Collateral Custodian shall hold any Instrument delivered to it evidencing any Loan Asset Pledged to the Collateral Agent hereunder as custodial agent for the Collateral Agent in accordance with the terms of this Agreement.
(g)    Adjustments. If (i) the Servicer makes a deposit into the Collection Account in respect of an Interest Collection or a Principal Collection of a Loan Asset and such Interest Collection or Principal Collection was received by the Servicer in the form of a check that is not honored for any reason or (ii) the Servicer makes a mistake with respect to the amount of any Interest Collection or Principal Collection and deposits an amount that is less than or more than the actual amount of such Interest Collection or Principal Collection, the Servicer shall appropriately adjust the amount subsequently deposited into the Collection Account to reflect such dishonored check or mistake. Any Scheduled Payment in respect of which a dishonored check is received shall be deemed not to have been paid.
Section 6.05    Realization Upon Loan Assets. The Servicer ~~will use reasonable efforts~~shall, consistent with the Servicing Standard ~~to foreclose upon or repossess, as applicable, or otherwise comparably convert the ownership of any Underlying Collateral relating to a Defaulted Loan Asset as to which no satisfactory arrangements can be made for collection of delinquent payments. In addition, the Servicer may, consistent with the Servicing Standard~~and Applicable Law, sell or otherwise transfer, or if it deems advisable to maximize recoveries, hold or cause the Borrower to hold any Defaulted Loan Asset, equity ~~or other securities~~security or other security (so long as such equity security or other security was received in lieu of debt previously contracted with respect to a Loan Asset) received by the Borrower in connection with a default, workout, restructuring or plan of reorganization or similar event under a Loan Asset. ~~The Servicer will comply with the Servicing Standard and Applicable Law in realizing upon such Underlying Collateral, and employ practices and procedures including reasonable efforts consistent with the Servicing Standard to enforce all obligations of Obligors foreclosing upon, repossessing and causing the sale of such Underlying Collateral at public or private sale in circumstances other than those described in the preceding sentence. Without limiting the generality of the foregoing, unless the Administrative Agent has specifically given instruction to the contrary, the Servicer may cause the sale of any such~~

~~Underlying Collateral to the Servicer or its Affiliates for a purchase price equal to the then fair value thereof, any such sale to be evidenced by a certificate of a Responsible Officer of the Servicer delivered to the Administrative Agent setting forth the Loan Asset, the Underlying Collateral, the sale price of the Underlying Collateral and certifying that such sale price is the fair value of such Underlying Collateral. In any case in which any such Underlying Collateral has suffered damage, the Servicer will not expend funds in connection with any repair or toward the foreclosure or repossession of such Underlying Collateral unless it reasonably determines that such repair and/or foreclosure or repossession will increase the Recoveries by an amount greater than the amount of such expenses.~~ The Servicer will remit to the Principal Collection Account the Recoveries received in connection with the sale or disposition of Underlying Collateral relating to a Defaulted Loan Asset.
Section 6.06    Servicer Compensation. As compensation for its activities hereunder and reimbursement for its expenses, the Servicer shall be entitled to be paid the Servicing Fee and reimbursed its reasonable out-of-pocket expenses as provided in Section 2.04.
Section 6.07    Payment of Certain Expenses by Servicer. The Servicer will be required to pay all expenses incurred by it in connection with its activities under this Agreement, including fees and disbursements of its independent accountants, Taxes imposed on the Servicer, expenses incurred by the Servicer in connection with payments and reports pursuant to this Agreement, and all other fees and expenses not expressly stated under this Agreement for the account of the Borrower. The Servicer will be required to pay all reasonable fees and expenses owing to any bank or trust company in connection with the maintenance of the Controlled Accounts. The Servicer may be reimbursed for any reasonable out-of-pocket expenses incurred hereunder (including out-of-pocket expenses paid by the Servicer on behalf of the Borrower), subject to the availability of funds pursuant to Section 2.04; provided, that, to the extent funds are not available for such reimbursement, the Servicer shall be required to pay such expenses for its own account and shall not be entitled to any payment therefor other than the Servicing Fees.
Section 6.08    Reports to the Administrative Agent; Account Statements; Servicer Information.
(a)    Notice of Borrowing; Borrowing Base Certificate. On each Advance Date and on each reduction of Advances Outstanding pursuant to Section 2.18, the Borrower (or the Servicer on its behalf) will provide a Notice of Borrowing or a Notice of Reduction, as applicable, and a Borrowing Base Certificate, each updated as of such date, to the Administrative Agent and each Lender Agent (with a copy to the Collateral Agent). On each date that the Assigned Value of an Eligible Loan Asset is changed, the Borrower (or the Servicer on its behalf) will deliver an adjusted Borrowing Base Certificate to the Administrative Agent and each Lender Agent.
(b)    Servicing Report. On each Reporting Date and each Advance Date, the Servicer will provide to the Borrower, each Lender Agent, the Administrative Agent and the Collateral Agent, a monthly statement including (i) a Borrowing Base Certificate calculated as of the most recent Determination Date, (ii) a Loan Tape prepared as of the most recent Determination Date and (iii) if such Reporting Date precedes a Payment Date, amounts to be remitted pursuant to Section 2.04 to the applicable parties (which shall include any applicable wiring instructions of the parties receiving payment) (such monthly statement, a “Servicing Report”), with respect to related calendar month signed by a Responsible Officer of the Servicer and the Borrower and substantially in the form of Exhibit L. Without limiting the foregoing, the Servicer agrees to promptly provide the Borrower, each Lender Agent, the Administrative Agent and the Collateral Agent with any additional fields on the Loan Tape or the Servicing Report that is required for compliance with any requests, rules, guidelines or directives promulgated by the Bank of International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case, pursuant to Basel II or Basel III.
(c)    Servicer’s Certificate. Together with each Servicing Report, the Servicer shall submit to the Administrative Agent, each Lender Agent and the Collateral Agent a certificate substantially in the form of Exhibit M (a “Servicer’s Certificate”), signed by a Responsible Officer of the Servicer, which shall include a certification by such Responsible Officer that no Event of Default, Servicer Termination Event or Unmatured Event of Default has occurred.
(d)    Financial Statements. The Servicer will submit to the Administrative Agent, each Lender Agent and the Collateral Agent, (i) within 60 days after the end of each of its first three fiscal quarters of each fiscal year of (x) Golub Capital Investment Corporation (excluding the fiscal quarter ending on the date specified in clause (ii)), consolidated unaudited financial statements of Golub Capital Investment Corporation for the most recent fiscal quarter and (y) the Borrower (excluding the fiscal quarter ending on the date specified in clause (ii)), unaudited financial statements of the Borrower for the most recent fiscal quarter and (ii) within 90 days after the end of each fiscal year of (x) Golub Capital Investment Corporation, consolidated audited financial statements of Golub Capital Investment Corporation, audited by a firm of nationally recognized independent public accountants, as of the end of such fiscal year and (y) the Borrower, consolidated audited financial statements of the Borrower, audited by a firm of nationally recognized independent public accountants, as of the end of such fiscal year.
(e)    [Reserved].
(f)    Obligor Financial Statements; Valuation Reports; Other Reports. The Servicer will deliver solely to the Administrative Agent, with respect to each Obligor, (i) to the extent received by the Borrower and/or the Servicer pursuant to the Loan Agreement, the complete financial reporting package with respect to such Obligor and with respect to each Loan Asset for such Obligor provided to the Borrower and/or the Servicer quarterly by such Obligor, which delivery shall be made within 60 days after the end of such Obligor’s fiscal quarters (excluding the last fiscal quarter of such Obligor’s fiscal year) and within 120 days after the end of such Obligor’s fiscal year, and (ii) asset and portfolio level monitoring reports prepared by the Servicer with respect to the Loan Assets, which delivery shall be made within 60 days of the end of such Obligor’s fiscal quarter (excluding the last fiscal quarter of such Obligor’s fiscal year) and within 120 days after the end of such Obligor’s fiscal year. The Servicer will promptly deliver solely to the Administrative Agent, upon reasonable request and to the extent received by the Borrower and/or the Servicer, all other documents and information required to be delivered by the Obligors to the Borrower with respect to any Loan Asset included in the Collateral Portfolio.

(g)    Amendments to Loan Assets. The Servicer will deliver solely to the Administrative Agent a copy of any material amendment, restatement, supplement, waiver or other modification to the Loan Agreement of any Loan Asset (along with any internal documents prepared by the Servicer and provided to its investment committee in connection with such amendment, restatement, supplement, waiver or other modification) within 10 Business Days of the effectiveness of such amendment, restatement, supplement, waiver or other modification.
(h)    Website Access to Information. Notwithstanding anything to the contrary contained herein, information required to be delivered or submitted to any Secured Party pursuant to Section 5.03(i) and this Article VI shall be deemed to have been delivered on the date on which such information is posted on a website to which the Administrative Agent and Lender Agents have access or upon receipt of such information through e-mail or another delivery method acceptable to the Administrative Agent.
Section 6.09    Annual Statement as to Compliance; Officer’s Certificate.
(a)    The Servicer will provide to the Administrative Agent, each Lender Agent and the Collateral Agent within 90 days following the end of each calendar year of the Servicer, commencing with the calendar year ending on December 31, 2015, a fiscal report signed by a Responsible Officer of the Servicer certifying that (a) a review of the activities of the Servicer, and the Servicer’s performance pursuant to this Agreement, for the fiscal period ending on the last day of such calendar year has been made under such Person’s supervision and (b) the Servicer has performed or has caused to be performed in all material respects all of its obligations under this Agreement throughout such year and no Servicer Termination Event has occurred.
(b)    The Borrower will provide to the Administrative Agent, each Lender Agent and the Collateral Agent within 90 days following the end of each calendar year, commencing with the fiscal year ending on December 31, 2015 (i) a certification, based upon a review and summary of UCC search results, that there is no other interest in the Collateral Portfolio perfected by filing of a UCC financing statement other than in favor of the Collateral Agent and (ii) a certification, based upon a review and summary of tax and judgment lien searches satisfactory to the Administrative Agent, that there is no other interest in the Collateral Portfolio based on any tax or judgment lien.
Section 6.10    Annual Independent Public Accountant’s Servicing Reports. The Servicer will cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer) to furnish to the Administrative Agent, each Lender Agent and the Collateral Agent within 90 days following the end of each calendar year of the Servicer, commencing with the calendar year ending on December 31, 2015, a report covering such calendar year to the effect that such accountants have applied certain agreed-upon procedures (a copy of which procedures are attached hereto as Schedule III, it being understood that the Servicer and the Administrative Agent will provide an updated Schedule III reflecting any further amendments to such Schedule III prior to the issuance of the first such agreed-upon procedures report, a copy of which shall replace the then existing Schedule III) to certain documents and records relating to the Collateral Portfolio under any Transaction Document, compared the information contained in the Servicing Reports and the Servicer’s Certificates delivered during the period covered by such report with such documents and records and that no matters came to the attention of such accountants that caused them to believe that such servicing was not conducted in compliance with this Article VI, except for such exceptions as such accountants shall believe to be immaterial and such other exceptions as shall be set forth in such statement.
Section 6.11    The Servicer Not to Resign. The Servicer shall not resign from the obligations and duties hereby imposed on it except upon the Servicer’s determination that (i) the performance of its duties hereunder is or becomes impermissible under Applicable Law and (ii) there is no reasonable action that the Servicer could take to make the performance of its duties hereunder permissible under Applicable Law. Any such determination permitting the resignation of the Servicer shall be evidenced as to clause (i) above by an Opinion of Counsel to such effect delivered to the Administrative Agent and each Lender Agent. No such resignation shall become effective until a Replacement Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 6.02.
ARTICLE VII

EVENTS OF DEFAULT
Section 7.01    Events of Default. If any of the following events (each, an “Event of Default”) shall occur:
(a)    the Borrower or the Transferor defaults in making any payment required to be made under one or more agreements for borrowed money to which it is a party in an aggregate principal amount in excess of (x) with respect to the Borrower, $500,000 and (y) with respect to the Transferor, $2,500,000 and, in each case, such default is not cured within the applicable cure period, if any, provided for under such agreement; or
(b)    any failure on the part of the Borrower or the Transferor duly to observe or perform in any material respect any other covenants or agreements of the Borrower or the Transferor set forth in this Agreement or the other Transaction Documents (other than those specifically addressed by a separate clause under this Section) to which the Borrower or the Transferor is a party and the same continues unremedied (it being agreed that the sale of any Loan Asset that is not an Eligible Loan Asset shall remedy the failure of any representation, warranty or certification related to such Loan Asset being an Eligible Loan Asset) for a period of 30 days (if such failure can be remedied) after ~~the earlier to occur of (i)~~ the date on which written notice of such failure requiring the same to be remedied shall have been given to the Borrower or the Transferor by the Administrative Agent or Collateral Agent ~~and (ii) the date on which the Borrower or the Transferor acquires knowledge thereof~~; provided that the delivery of a certificate or other report within 30 days which corrects any inaccuracy contained in a previous certificate or report shall be deemed to cure such inaccuracy as of the date of delivery of such updated certificate or report and any and all inaccuracies arising from the continuation of such initial inaccurate certificate or report; or
(c)    the occurrence of a Bankruptcy Event relating to the Transferor or the Borrower; or

(d)    the occurrence of a Servicer Termination Event; or
(e)    (1) the rendering of one or more final judgments, decrees or orders by a court or arbitrator of competent jurisdiction for the payment of money in excess individually or in the aggregate of $500,000, against the Borrower and the Borrower shall not have either (i) discharged or provided for the discharge of any such judgment, decree or order in accordance with its terms or (ii) perfected a timely appeal of such judgment, decree or order and caused the execution of same to be stayed during the pendency of the appeal or (2) the Borrower shall have made payments of amounts in excess of $500,000, in the settlement of any litigation, claim or dispute (excluding payments made from insurance proceeds); or
(f)    the Borrower shall fail to qualify as a bankruptcy-remote entity based upon customary criteria such that reputable counsel could no longer render a substantive nonconsolidation opinion with respect to the Borrower and the Transferor; or
(g)    ~~(1)~~(1)    any Transaction Document, or any lien or security interest granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Borrower, the Transferor, or the Servicer,
(2)    ~~(2)~~    the Borrower, the Transferor or the Servicer or any other party shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Transaction Document or any lien or security interest thereunder, or
(3)    ~~(3)~~    any security interest securing any obligation under any Transaction Document shall, in whole or in part, cease to be a first priority perfected security interest except as otherwise expressly permitted to be released in accordance with the applicable Transaction Document; or
(h)    a Borrowing Base Deficiency exists and has not been remedied ~~within five~~(i) if due solely to a decrease in the Assigned Value of any Loan Asset by the Administrative Agent pursuant to clause (i) or clause (vi) of the definition thereof and the Borrower provides written notice within five (5) Business Days of the occurrence of such Borrowing Base Deficiency to the Administrative Agent that it has retained an Approved Valuation Firm, twenty (20) Business Days or (ii) otherwise, five (5) Business Days of the earlier of the Borrower or the Servicer (x) acquiring knowledge thereof or (y) receiving notice thereof of the Administrative Agent in accordance with Section 2.06; provided that, during the period of time that such event remains unremedied, any payments required to be made by the Servicer on a Payment Date shall be made under Section 2.04(c); or
(i)    failure on the part of the Borrower, the Transferor or the Servicer to make any payment or deposit (including, without limitation, with respect to bifurcation and remittance of Interest Collections and Principal Collections or any other payment or deposit required to be made by the terms of the Transaction Documents to any Secured Party, Affected Party or Indemnified Party) or the Borrower, the Servicer or the Transferor fails to observe or perform any covenant, agreement or obligation with respect to the management and distribution of funds received with respect to the Collateral Portfolio, in each case, required by the terms of any Transaction Document (other than Section 2.06) within three Business Days of the day such payment or deposit is required to be made; provided that in the case of a default in payment or deposit resulting solely from an administrative error or omission by the Borrower, the Transferor or the Servicer, such default continues for a period of one or more Business Days after the earlier of (x) such party receiving written notice or (y) such party having actual knowledge, in each case, of such administrative error or omission (irrespective of whether the cause of such administrative error or omission has been determined); or
(j)    the Borrower shall become required to register as an “investment company” within the meaning of the 1940 Act or the arrangements contemplated by the Transaction Documents shall require registration as an “investment company” within the meaning of the 1940 Act; or
(k)    the Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Code with regard to any assets of the Borrower or the Transferor and such lien shall not have been released within five Business Days, or the Pension Benefit Guaranty Corporation shall file notice of a lien pursuant to Section 4068 of ERISA with regard to any of the assets of the Borrower or the Transferor and such lien shall not have been released within five Business Days; or
(l)    any Change of Control shall occur; or
(m)    any representation, warranty or certification made by the Borrower or the Transferor in any Transaction Document or in any certificate delivered pursuant to any Transaction Document shall prove to have been incorrect when made which has a Material Adverse Effect, and continues to be unremedied (it being agreed that the sale of any Loan Asset that is not an Eligible Loan Asset shall remedy the failure of any representation, warranty or certification related to such Loan Asset being an Eligible Loan Asset) for a period of 30 days after the earlier to occur of (i) the date on which written notice of such incorrectness requiring the same to be remedied shall have been given to the Borrower or the Transferor by the Administrative Agent or the Collateral Agent (which shall be given at the direction of the Administrative Agent) and (ii) the date on which a Responsible Officer of the Borrower or the Transferor acquires knowledge thereof; provided that the delivery of a certificate or other report within 30 days which corrects any inaccuracy contained in a previous certificate or report shall be deemed to cure such inaccuracy as of the date of delivery of such updated certificate or report and any and all inaccuracies arising from the continuation of such initial inaccurate certificate or report; or
(n)    failure to pay, on the Facility Maturity Date, the outstanding principal of all Advances Outstanding, and all Yield and all Fees accrued and unpaid thereon together with all other Obligations, including, but not limited to, any Make-Whole Premium; or
(o)    [reserved]; or

(p)    without limiting the generality of Section 7.01(i) above, failure of the Borrower to pay Yield and Non-Usage Fees within two Business Days of any Payment Date or within two Business Days of when otherwise due; or
(q)    the Borrower ceases to have a valid, perfected ownership interest in all of the Collateral Portfolio (provided that this clause (q) shall not apply to an immaterial portion of the Collateral Portfolio which (x) does not meet the criteria solely as set forth in the second sentence of clause (a) of the definition of “Eligible Loan Asset”, (y) does not result in a Borrowing Base Deficiency and (z) does not have a Material Adverse Effect on the Secured Parties in the sole discretion of the Administrative Agent); or
(r)    the Transferor fails to transfer to the Borrower the applicable Loan Assets and the related Portfolio Assets on an Advance Date (provided that the Lenders shall have funded the related Advance) unless the related Advance is repaid in full with accrued and unpaid Yield thereon within five Business Days; or
(s)    the Borrower makes any assignment or attempted assignment of its rights or obligations under this Agreement or any other Transaction Document without first obtaining the specific written consent of each of the Lenders and the Administrative Agent, which consent may be withheld by any Lender or the Administrative Agent in the exercise of its sole and absolute discretion; or
(t)    (i) failure of the Borrower to maintain at least one Independent Director, (ii) the removal of any Independent Director of the Borrower without “cause” (as such term is defined in the organizational document of the Borrower) or without giving prior written notice to the Administrative Agent and the Lender Agents, each as required in the organizational documents of the Borrower or (iii) an Independent Director of the Borrower which is not provided by a nationally recognized service reasonably acceptable to the Administrative Agent shall be appointed without the consent of the Administrative Agent;
then the Administrative Agent may (or, at the direction of the Supermajority Lenders, shall) by notice to the Borrower, declare the Facility Maturity Date to have occurred; provided, that, in the case of any event described in Section 7.01(c) above, the Facility Maturity Date shall be deemed to have occurred automatically upon the occurrence of such event. Upon any such declaration or automatic occurrence, (i) the Borrower shall cease purchasing Loan Assets from the Transferor under the Purchase and Sale Agreement or from any other third party and shall cease originating Loan Assets, (ii) the Administrative Agent may (or, at the direction of the Supermajority Lenders, shall) declare Advances Outstanding and other Obligations to be immediately due and payable in full (without presentment, demand, protest or notice of any kind all of which are hereby waived by the Borrower) and (iii) all proceeds and distributions in respect of the Portfolio Assets shall be distributed by the Collateral Agent (at the direction of the Administrative Agent) as described in Section 2.04(c) (provided that the Borrower shall in any event remain liable to pay such Advances Outstanding and all such amounts and Obligations immediately in accordance with Section 2.04(e)). In addition, upon any such declaration or upon any such automatic occurrence, the Collateral Agent, on behalf of the Secured Parties and at the direction of the Administrative Agent, shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of the applicable jurisdiction and other Applicable Law, which rights shall be cumulative. Without limiting any obligation of the Servicer hereunder, the Borrower confirms and agrees that the Collateral Agent, on behalf of the Secured Parties and at the direction of the Administrative Agent (or any designee thereof, including, without limitation, the Servicer), following an Event of Default, shall, at its option, have the sole right to enforce the Borrower’s rights and remedies under each Assigned Document, but without any obligation on the part of the Administrative Agent, the Lenders, the Lender Agents or any of their respective Affiliates to perform any of the obligations of the Borrower under any such Assigned Document. If any Event of Default shall have occurred, the Yield Rate shall be increased pursuant to the increase set forth in the definition of “Applicable Spread”, effective as of the date of the occurrence of such Event of Default, and shall apply after the occurrence of such Event of Default. Any defaults (other than a Borrowing Base Deficiency) arising from the acquisition by the Borrower of an asset that is not an Eligible Loan Asset shall be cured by the sale by the Borrower of such asset.
Section 7.02    Additional Remedies of the Administrative Agent.
(a)    If, (i) upon the Administrative Agent’s declaration (whether acting in its own discretion or at the direction of the Supermajority Lenders) that the Advances Outstanding hereunder are immediately due and payable pursuant to Section 7.01 upon the occurrence of an Event of Default, or (ii) on the Facility Maturity Date, the aggregate outstanding principal amount of the Advances Outstanding, all accrued and unpaid Fees and Yield and any other Obligations are not immediately paid in full, then the Collateral Agent (acting as directed by the Administrative Agent) or the Administrative Agent, in addition to all other rights specified hereunder, shall have the right, in its own name and as agent for the Lenders and Lender Agents, to immediately sell (at the Servicer’s expense) in a commercially reasonable manner, in a recognized market (if one exists) at such price or prices as the Administrative Agent may reasonably deem satisfactory, any or all of the Collateral Portfolio and apply the proceeds thereof to the Obligations~~.~~; provided that the Servicer or any Affiliates thereof shall have the right of first refusal to purchase in whole but not in part, all of the Loan Assets in the Collateral Portfolio, in each case by paying to the Collateral Agent in immediately available funds, an amount equal to all outstanding Obligations. If the Servicer or any Affiliates thereof fail to exercise this purchase right by 5:00 p.m. on the tenth (10th) day following such acceleration of the Obligations pursuant to Section 7.02(a), then such contractual rights shall be irrevocably forfeited by the Servicer and Affiliates thereof, but nothing herein shall prevent the Servicer or its Affiliates from bidding at any sale of such Collateral Portfolio.
(b)    The parties recognize that it may not be possible to sell all of the Collateral Portfolio on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for the assets constituting the Collateral Portfolio may not be liquid. Accordingly, the Administrative Agent may elect, in its sole discretion, the time and manner of liquidating any of the Collateral Portfolio, and nothing contained herein shall obligate the Administrative Agent to liquidate any of the Collateral Portfolio on the date the Administrative Agent or all of the Lender Agents declares the Advances Outstanding hereunder to be immediately due and payable pursuant to Section 7.01 or to liquidate all of the Collateral Portfolio in the same manner or on the same Business Day.

(c)    If the Collateral Agent (acting as directed by the Administrative Agent) or the Administrative Agent proposes to sell the Collateral Portfolio or any part thereof in one or more parcels at a public or private sale, at the request of the Collateral Agent or the Administrative Agent, as applicable, the Borrower and the Servicer shall make available to (i) the Administrative Agent, on a timely basis, all information relating to the Collateral Portfolio subject to sale, including, without limitation, copies of any disclosure documents, contracts, financial statements of the applicable Obligors, covenant certificates and any other materials requested by the Administrative Agent, and (ii) each prospective bidder, on a timely basis, all reasonable information relating to the Collateral Portfolio subject to sale, including, without limitation, copies of any disclosure documents, contracts, financial statements of the applicable Obligors, covenant certificates and any other materials reasonably requested by each such bidder.
(d)    Each of the Borrower and the Servicer agrees, to the full extent that it may lawfully so agree, that neither it nor anyone claiming through or under it will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force in any locality where any of the Collateral Portfolio may be situated in order to prevent, hinder or delay the enforcement or foreclosure of this Agreement, or the absolute sale of any of the Collateral Portfolio or any part thereof, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and each of the Borrower and the Servicer, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may be lawful so to do, the benefit of all such laws, and any and all right to have any of the properties or assets constituting the Collateral Portfolio marshaled upon any such sale, and agrees that the Collateral Agent, or the Administrative Agent on its behalf, or any court having jurisdiction to foreclose the security interests granted in this Agreement may sell the Collateral Portfolio as an entirety or in such parcels as the Collateral Agent (acting at the direction of the Administrative Agent) or such court may determine.
(e)    Any amounts received from any sale or liquidation of the Collateral Portfolio pursuant to this Section 7.02 in excess of the Obligations will be applied by the Collateral Agent (as directed by the Administrative Agent) in accordance with the provisions of Section 2.04(c), or as a court of competent jurisdiction may otherwise direct.
(f)    The Administrative Agent, the Lender Agents and the Lenders shall have, in addition to all the rights and remedies provided herein and provided by applicable federal, state, foreign, and local laws (including, without limitation, the rights and remedies of a secured party under the UCC of any applicable state, to the extent that the UCC is applicable, and the right to offset any mutual debt and claim), all rights and remedies available to the Lenders at law, in equity or under any other agreement between any Lender and the Borrower.
(g)    Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

(h)    Each of the Borrower and the Servicer hereby irrevocably appoints each of the Collateral Agent and the Administrative Agent its true and lawful attorney (with full power of substitution) in its name, place and stead and at its expense, in connection with the enforcement of the rights and remedies provided for in this Agreement, including without limitation the following powers: (a) to give any necessary receipts or acquittance for amounts collected or received hereunder, (b) to make all necessary transfers of the Collateral Portfolio in connection with any such sale or other disposition made pursuant hereto, (c) to execute and deliver for value all necessary or appropriate bills of sale, assignments and other instruments in connection with any such sale or other disposition, the Borrower and the Servicer hereby ratifying and confirming all that such attorney (or any substitute) shall lawfully do hereunder and pursuant hereto, and (d) to sign any agreements, orders or other documents in connection with or pursuant to any Transaction Document or Hedging Agreement. Nevertheless, if so requested by the Collateral Agent or the Administrative Agent, the Borrower shall ratify and confirm any such sale or other disposition by executing and delivering to the Collateral Agent or the Administrative Agent or all proper bills of sale, assignments, releases and other instruments as may be designated in any such request.
ARTICLE VII
INDEMNIFICATION
Section 8.01    Indemnities by the Borrower.
(a)    Without limiting any other rights which the Affected Parties, the Secured Parties, the Administrative Agent, the Lenders, the Lender Agents, the Collateral Agent, the Account Bank, the Collateral Custodian or any of their respective Affiliates may have hereunder or under Applicable Law, the Borrower hereby agrees to indemnify the Affected Parties, the Secured Parties, Administrative Agent, the Lenders, the Lender Agents, the Collateral Agent, the Account Bank, the Collateral Custodian and each of their respective Affiliates, assigns, officers, directors, employees and agents (each, an “Indemnified Party” for purposes of this Article VIII) from and against any and all damages, losses, claims, liabilities and related costs and expenses, including attorneys’ fees and disbursements of (x) one outside counsel to the Administrative Agent (and any Lender Affiliated with the Administrative Agent) and the Lenders (subject to clause (z) below) except in the event of an actual or potential conflict of interest between the Administrative Agent and the Lenders, in which case one additional counsel for the Lenders, (y) one outside counsel to the Collateral Agent, the Account Bank and the Collateral Custodian, and (z) one counsel per foreign or local jurisdiction deemed reasonably necessary by the Administrative Agent or the Collateral Agent, as applicable (all of the foregoing being collectively referred to as “Indemnified Amounts”), awarded against or actually incurred by such Indemnified Party arising out of or as a result of this Agreement, any of the other Transaction Documents or in respect of any of the Collateral Portfolio, excluding, however, Indemnified Amounts to the extent resulting solely from (a) gross negligence, bad faith or willful misconduct on the part of such Indemnified Party, (b) Loan Assets which are uncollectible due to the Obligor’s financial inability to pay or (c) arising on account of Excluded Taxes. Without limiting the foregoing, the Borrower shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from any of the following (to the extent not resulting from the conditions set forth in (a) or (b) above):

(i)    any Loan Asset treated as or represented by the Borrower to be an Eligible Loan Asset which is not at the applicable time an Eligible Loan Asset, or the purchase by any party or origination of any Loan Asset which violates Applicable Law;
(ii)    reliance on any representation or warranty made or deemed made by the Borrower, the Servicer (if GC Advisors LLC or one of its Affiliates is the Servicer) or any of their respective officers under or in connection with this Agreement or any Transaction Document, which shall have been false or incorrect in any respect when made or deemed made or delivered;
(iii)    the failure by the Borrower or the Servicer (if GC Advisors LLC or one of its Affiliates is the Servicer) to comply with any term, provision or covenant contained in this Agreement, any other Transaction Document or any agreement executed in connection therewith, or with any Applicable Law with respect to any item of Collateral Portfolio, or the nonconformity of any item of Collateral Portfolio with any such Applicable Law;
(iv)    the failure to vest and maintain vested in the Collateral Agent, for the benefit of the Secured Parties, a first priority perfected security interest in the Collateral Portfolio, free and clear of any Lien other than Permitted Liens, whether existing at the time of the related Advance or at any time thereafter;
(v)    on each Business Day prior to the Collection Date, the occurrence of a Borrowing Base Deficiency and the same continues unremedied for five Business Days;
(vi)    the failure to file, or any delay in filing, financing statements, continuation statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Law with respect to any Loan Assets included in the Collateral Portfolio or the other Portfolio Assets related thereto, whether at the time of any Advance or at any subsequent time;
(vii)    any dispute, claim, offset or defense (other than the discharge in bankruptcy of an Obligor) to the payment of any Loan Asset included in the Collateral Portfolio (including, without limitation, a defense based on such Loan Asset (or the Loan Agreement evidencing such Loan Asset) not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim related to such Collateral Portfolio;
(viii)    any failure of the Borrower or the Servicer (if GC Advisors LLC or one of its Affiliates is the Servicer) to perform its duties or obligations in accordance with the provisions of the Transaction Documents to which it is a party or any failure by the Servicer, the Borrower or any Affiliate thereof to perform its respective duties under any Collateral Portfolio;
(ix)    any inability to obtain any judgment in, or utilize the court or other adjudication system of, any state in which an Obligor may be located as a result of the failure of the Borrower or the Transferor to qualify to do business or file any notice or business activity report or any similar report;
(x)    any action taken by the Borrower or the Servicer in the enforcement or collection of the Collateral Portfolio which results in any claim, suit or action of any kind pertaining to the Collateral Portfolio or which reduces or impairs the rights of the Administrative Agent, any Lender Agent or any Lender with respect to any Loan Asset or the value of any such Loan Asset;
(xi)    any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with any Underlying Collateral or Collateral Portfolio;
(xii)    any claim, suit or action of any kind arising out of or in connection with Environmental Laws relating to the Borrower or the Collateral Portfolio, including any vicarious liability;
(xiii)    the failure by the Borrower to pay when due any Taxes for which the Borrower is liable, including, without limitation, sales, excise or personal property Taxes payable in connection with the Collateral Portfolio;
(xiv)    any repayment by the Administrative Agent, the Lender Agents, the Lenders or a Secured Party of any amount previously distributed in payment of Advances or payment of Yield or Fees or any other amount due hereunder or under any Hedging Agreement, in each case which amount the Administrative Agent, the Lender Agents, the Lenders or a Secured Party believes in good faith is required to be repaid;
(xv)    the commingling by the Borrower or the Servicer of payments and collections required to be remitted to the Collection Account or the Unfunded Exposure Account with other funds;
(xvi)    any investigation, litigation or proceeding related to this Agreement or the other Transaction Documents, or the use of proceeds of Advances or the Collateral Portfolio, or the administration of the Loan Assets by the Borrower or the Servicer;
(xvii)    any failure by the Borrower to give reasonably equivalent value to the Transferor (or other seller thereof) in consideration for the transfer to the Borrower of any item of Collateral Portfolio or any attempt by any Person to void or otherwise avoid any such transfer under any statutory provision or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code;
(xviii)    the use of the proceeds of any Advance in a manner other than as provided in this Agreement and the Transaction Documents;
(xix)    any failure of the Borrower, the Servicer or any of their respective agents or representatives to remit to the Collection Account within two Business Days of receipt, payments and collections with respect to the Collateral Portfolio remitted to the Borrower, the Servicer or any such agent or representative; and/or
(xx)        the failure by the Borrower to comply with any of the covenants relating to the Hedging Agreement in accordance with the Transaction Documents.
(b)    Any amounts subject to the indemnification provisions of this Section 8.01 shall be paid by the Borrower to the Administrative Agent on behalf of the applicable Indemnified Party ~~within two Business Days following the Administrative Agent’s written demand therefor on behalf of the applicable Indemnified Party (and the Administrative Agent shall pay such amounts to the applicable Indemnified Party promptly after the receipt by the Administrative Agent of such amounts).~~on the immediately following Payment Date pursuant to Section 2.04. The Administrative Agent, on behalf of any Indemnified Party making a request for indemnification under this Section 8.01, shall submit to the Borrower a certificate setting forth in reasonable detail the basis for and the computations of the Indemnified Amounts with respect to which such indemnification is requested, which certificate shall be conclusive absent demonstrable error.
(c)    If for any reason the indemnification provided above in this Section 8.01 is unavailable to the Indemnified Party or is insufficient to hold an Indemnified Party harmless in respect of any losses, claims, damages or liabilities, then the Borrower shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Borrower on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.
(d)    If the Borrower has made any payments in respect of Indemnified Amounts to the Administrative Agent on behalf of an Indemnified Party pursuant to this Section 8.01 and such Indemnified Party thereafter collects any of such amounts from others, such Indemnified Party will promptly repay such amounts collected to the Borrower, without interest.
(e)    The obligations of the Borrower under this Section 8.01 shall survive the resignation or removal of the Administrative Agent, the Lenders, the Lender Agents, the Servicer, the Collateral Agent, the Account Bank or the Collateral Custodian and the termination of this Agreement.
Section 8.02    Indemnities by Servicer.
(a)    Without limiting any other rights which any Indemnified Party may have hereunder or under Applicable Law, the Servicer hereby agrees to indemnify each Indemnified Party from and against any and all Indemnified Amounts, awarded against or incurred by any Indemnified Party as a consequence of any of the following, excluding, however, Indemnified Amounts to the extent resulting from Excluded Taxes or gross negligence, bad faith or willful misconduct on the part of such Indemnified Party claiming indemnification hereunder:
(i)    the inclusion, in any computations made by it in connection with any Borrowing Base Certificate or other report prepared by it hereunder, of any Loan Assets as

Eligible Loan Assets which were not Eligible Loan Assets as of the date of any such computation;
(ii)    reliance on any representation or warranty made or deemed made by the Servicer or any of its officers under or in connection with this Agreement or any other Transaction Document, any Servicing Report, Servicer’s Certificate or any other information or report delivered by or on behalf of the Servicer pursuant hereto, which shall have been false, incorrect or misleading in any respect when made or deemed made or delivered;
(iii)    the failure by the Servicer to comply with (A) any term, provision or covenant contained in this Agreement or any other Transaction Document, or any other agreement executed in connection with this Agreement, or (B) any Applicable Law applicable to it with respect to any Portfolio Assets;
(iv)    any litigation, proceedings or investigation against the Servicer;
(v)    any action ~~or inaction~~ by the Servicer that causes the Collateral Agent, for the benefit of the Secured Parties, not to have a first priority perfected security interest in the Collateral Portfolio, free and clear of any Lien other than Permitted Liens, whether existing at the time of the related Advance or any time thereafter;
(vi)    the commingling by the Servicer of payments and collections required to be remitted to the Collection Account or the Unfunded Exposure Account with other funds;
(vii)    any failure of the Servicer or any of its agents or representatives (including, without limitation, agents, representatives and employees of such Servicer acting pursuant to authority granted under Section 6.01 hereof) to remit to the Collection Account payments and collections with respect to Loan Assets remitted to the Servicer or any such agent or representative within two Business Days of receipt;
(viii)    the failure by the Servicer to perform any of its duties or obligations in accordance with the provisions of this Agreement or any other Transaction Document or errors or omissions related to such duties;
(ix)    failure or delay in assisting a successor Servicer in assuming each and all of the Servicer’s obligations to service and administer the Collateral Portfolio, or failure or delay in complying with instructions from the Administrative Agent with respect thereto; and/or
(x)    any of the events or facts giving rise to a breach of any of the Servicer’s representations, warranties, agreements and/or covenants set forth in Article IV, Article V or Article VI or this Agreement.
(b)    Any Indemnified Amounts shall be paid by the Servicer to the Administrative Agent, for the benefit of the applicable Indemnified Party, within ~~two~~fifteen Business Days following receipt by the Servicer of the Administrative Agent’s written demand therefor (and the

Administrative Agent shall pay such amounts to the applicable Indemnified Party promptly after the receipt by the Administrative Agent of such amounts).
(c)    If the Servicer has made any indemnity payments to the Administrative Agent, on behalf of an Indemnified Party pursuant to this Section 8.02 and such Indemnified Party thereafter collects any of such amounts from others, such Indemnified Party will promptly repay such amounts collected to the Servicer, without interest.
(d)    The Servicer shall have no liability for making indemnification hereunder to the extent any such indemnification constitutes recourse for uncollectible or uncollected Loan Assets.
(e)    The obligations of the Servicer under this Section 8.02 shall survive the resignation or removal of the Administrative Agent, the Lenders, the Lender Agents, the Collateral Agent, the Account Bank or the Collateral Custodian and the termination of this Agreement.
(f)    Any indemnification pursuant to this Section 8.02 shall not be payable from the Collateral Portfolio.
Section 8.03    Legal Proceedings. In the event an Indemnified Party becomes involved in any action, claim, or legal, governmental or administrative proceeding (an “Action”) for which it seeks indemnification hereunder, the Indemnified Party shall promptly notify the other party or parties against whom it seeks indemnification (the “Indemnifying Party”) in writing of the nature and particulars of the Action; provided that its failure to do so shall not relieve the Indemnifying Party of its obligations hereunder except to the extent such failure has a material adverse effect on the Indemnifying Party. Upon written notice to the Indemnified Party acknowledging in writing that the indemnification provided hereunder applies to the Indemnified Party in connection with the Action (subject to the exclusion in the first sentence of Section 8.01, the first sentence of Section 8.02 or Section 8.02(d), as applicable), the Indemnifying Party may assume the defense of the Action at its expense with counsel reasonably acceptable to the Indemnified Party. The Indemnified Party shall have the right to retain separate counsel in connection with the Action, and the Indemnifying Party shall not be liable for the legal fees and expenses of the Indemnified Party after the Indemnifying Party has done so; provided that if the Indemnified Party determines in good faith that there may be a conflict between the positions of the Indemnified Party and the Indemnifying Party in connection with the Action, or that the Indemnifying Party is not conducting the defense of the Action in a manner reasonably protective of the interests of the Indemnified Party, the reasonable legal fees and expenses of the Indemnified Party shall be paid by the Indemnifying Party; provided, further, that the Indemnifying Party shall not, in connection with any one Action or separate but substantially similar or related Actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees or expenses of more than one separate firm of attorneys (and any required local counsel) for such Indemnified Party, which firm (and local counsel, if any) shall be designated in writing to the Indemnifying Party by the Indemnified Party. If the Indemnifying Party elects to assume the defense of the Action, it shall have full control over the conduct of such defense; provided that the Indemnifying Party and its counsel shall, as reasonably requested by the Indemnified Party or its counsel, consult with and keep them informed with respect to the conduct of such defense. The Indemnifying Party shall not settle an Action without the prior written approval of the Indemnified Party unless such settlement provides for the full and unconditional release of the Indemnified Party from all liability in connection with the Action. The Indemnified Party shall reasonably cooperate with the Indemnifying Party in connection with the defense of the Action.
Section 8.04    After-Tax Basis. Indemnification under Section 8.01 and 8.02 shall be in an amount necessary to make the Indemnified Party whole after taking into account any Tax consequences to the Indemnified Party of the receipt of the indemnity provided hereunder, including the effect of such Tax or refund on the amount of Tax measured by net income or profits that is or was payable by the Indemnified Party.
ARTICLE IX
THE ADMINISTRATIVE AGENT AND LENDER AGENTS
Section 9.01    The Administrative Agent.
(a)    Appointment. Each Lender Agent and each Secured Party hereby appoints and authorizes the Administrative Agent as its agent hereunder and hereby further authorizes the Administrative Agent to appoint additional agents to act on its behalf and for the benefit of each Lender Agent and each Secured Party. Each Lender Agent and each Secured Party further authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Transaction Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth in this Agreement, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or Lender Agent, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Transaction Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.
(b)    Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Transaction Document by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects with reasonable care.
(c)    Administrative Agent’s Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Administrative Agent under or in connection with this Agreement or any of the other Transaction Documents, except for its or their own gross negligence or willful misconduct. Each Secured Party hereby waives any and all claims against the Administrative Agent or any of its Affiliates for any action taken or omitted to be taken by the Administrative Agent or any of its Affiliates under or in connection with this Agreement or any of the other Transaction Documents, except for its or their own gross negligence or willful misconduct. Without limiting the foregoing, the Administrative Agent: (i) may consult with legal counsel (including counsel for the Borrower or the Transferor), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation and shall not be responsible for any statements, warranties or representations made in or in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any of the other Transaction Documents on the part of the Borrower, the Transferor, or the Servicer or to inspect the property (including the books and records) of the Borrower, the Transferor, or the Servicer; (iv) shall not be responsible for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any of the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto; and (v) shall incur no liability under or in respect of this Agreement or any of the other Transaction Documents by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile) believed by it to be genuine and signed or sent by the proper party or parties.
(d)    Actions by Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of the Lender Agents as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders and Lender Agents against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Transaction Document in accordance with a request or consent of the Lender Agents; provided, that, notwithstanding anything to the contrary herein, the Administrative Agent shall not be required to take any action hereunder if the taking of such action, in the reasonable determination of the Administrative Agent, shall be in violation of any Applicable Law or contrary to any provision of this Agreement or shall expose the Administrative Agent to liability hereunder or otherwise. In the event the Administrative Agent requests the consent of a Lender Agent pursuant to the foregoing provisions and the Administrative Agent does not receive a consent (either positive or negative) from such Person within ten Business Days of such Person’s receipt of such request, then such Lender or Lender Agent shall be deemed to have declined to consent to the relevant action.
(e)    Notice of Event of Default, Unmatured Event of Default or Servicer Termination Event. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of an Event of Default, Unmatured Event of Default or Servicer Termination Event, unless the Administrative Agent has received written notice from a Lender, Lender Agent, the Borrower or the Servicer referring to this Agreement, describing such Event of Default, Unmatured Event of Default or Servicer Termination Event and stating that such notice is a “Notice of Event of Default,” “Notice of Unmatured Event of Default” or “Notice of Servicer Termination Event,”

as applicable. The Administrative Agent shall (subject to Section 9.01(c)) take such action with respect to such Event of Default, Unmatured Event of Default or Servicer Termination Event as may be requested by the Lender Agents acting jointly or as the Administrative Agent shall deem advisable or in the best interest of the Lender Agents.
(f)    Credit Decision with Respect to the Administrative Agent. Each Lender Agent and each Secured Party acknowledges that none of the Administrative Agent or any of its Affiliates has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of the Borrower, the Servicer, the Transferor or any of their respective Affiliates or review or approval of any of the Collateral Portfolio, shall be deemed to constitute any representation or warranty by any of the Administrative Agent or its Affiliates to any Lender Agent as to any matter, including whether the Administrative Agent has disclosed material information in its possession. Each Lender Agent and each Secured Party acknowledges that it has, independently and without reliance upon the Administrative Agent, or any of the Administrative Agent’s Affiliates, and based upon such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement and the other Transaction Documents to which it is a party. Each Lender Agent and each Secured Party also acknowledges that it will, independently and without reliance upon the Administrative Agent, or any of the Administrative Agent’s Affiliates, and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement and the other Transaction Documents to which it is a party. Each Lender Agent and each Secured Party hereby agrees that the Administrative Agent shall not have any duty or responsibility to provide any Lender Agent with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower, the Servicer, the Transferor or their respective Affiliates which may come into the possession of the Administrative Agent or any of its Affiliates.
(g)    Indemnification of the Administrative Agent. Each Lender Agent agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower or the Servicer), ratably in accordance with the Pro Rata Share of its related Lender, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any of the other Transaction Documents, or any action taken or omitted by the Administrative Agent hereunder or thereunder; provided that the Lender Agents shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s gross negligence or willful misconduct; provided, further, that no action taken in accordance with the directions of the Lender Agents shall be deemed to constitute gross negligence or willful misconduct for purposes of this Article IX. Without limitation of the foregoing, each Lender Agent agrees to reimburse the Administrative Agent, ratably in accordance with the Pro Rata Share of its related Lender, promptly upon demand for any out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Transaction Documents, to the extent that such expenses are incurred in the interests of or otherwise in respect of the Lender Agents or Lenders hereunder and/or thereunder and to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower or the Servicer.
(h)    Successor Administrative Agent. The Administrative Agent may resign at any time, effective upon the appointment and acceptance of a successor Administrative Agent as provided below, by giving at least five days’ written notice thereof to each Lender Agent and the Borrower and may be removed at any time with cause by the Lender Agents acting jointly. Upon any such resignation or removal, the Lender Agents acting jointly shall appoint a successor Administrative Agent with, unless an Unmatured Event of Default or Event of Default has occurred and in continuing, the consent of the Borrower. Each Lender Agent agrees that it shall not unreasonably withhold or delay its approval of the appointment of a successor Administrative Agent. If no such successor Administrative Agent shall have been so appointed, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation or the removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Secured Parties, appoint a successor Administrative Agent which successor Administrative Agent shall be either (i) a commercial bank organized under the laws of the United States or of any state thereof and have a combined capital and surplus of at least $50,000,000 or (ii) an Affiliate of such a bank. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Article IX shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.
(i)    Payments by the Administrative Agent. Unless specifically allocated to a specific Lender Agent pursuant to the terms of this Agreement, all amounts received by the Administrative Agent on behalf of the Lender Agents shall be paid by the Administrative Agent to the Lender Agents in accordance with their related Lender’s respective Pro Rata Shares in the applicable Advances Outstanding, or if there are no Advances Outstanding in accordance with their related Lender’s most recent Commitments, on the Business Day received by the Administrative Agent, unless such amounts are received after 12:00 noon on such Business Day, in which case the Administrative Agent shall use its reasonable efforts to pay such amounts to each Lender Agent on such Business Day, but, in any event, shall pay such amounts to such Lender Agent not later than the following Business Day.
Section 9.02    The Lender Agents.
(a)    Authorization and Action. Each Lender, respectively, hereby designates and appoints its related Lender Agent to act as its agent hereunder and under each other Transaction Document, and authorizes such Lender Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to such Lender Agent by the terms of this Agreement and the other Transaction Documents, together with such powers as are reasonably incidental thereto. No Lender Agent shall have any duties or responsibilities, except those expressly set forth herein or in any other Transaction Document, or any fiduciary relationship with its related Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of such Lender Agent shall be read into this Agreement or any other Transaction Document or otherwise exist for such Lender Agent. In performing its functions and duties hereunder and under the other Transaction Documents, each Lender Agent shall act solely as agent for its related Lender and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Borrower, the Servicer or any other Lender. No Lender Agent shall be required to take any action that exposes such Lender Agent to personal liability or that is contrary to this Agreement, any other Transaction Document or Applicable Law. The appointment and authority of each Lender Agent hereunder shall terminate upon the indefeasible payment in full of all Obligations.
(b)    Delegation of Duties. Each Lender Agent may execute any of its duties under this Agreement and each other Transaction Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Lender Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.
(c)    Exculpatory Provisions. Neither any Lender Agent nor any of its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement or any other Transaction Document (except for its, their or such Person’s own gross negligence or willful misconduct), or (ii) responsible in any manner to its related Lender for any recitals, statements, representations or warranties made by the Borrower or the Servicer contained in Article IV, any other Transaction Document or any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement or any other Transaction Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any other Transaction Document or any other document furnished in connection herewith or therewith, or for any failure of the Borrower or the Servicer to perform its obligations hereunder or thereunder, or for the satisfaction of any condition specified in this Agreement, or for the perfection, priority, condition, value or sufficiency of any collateral pledged in connection herewith. No Lender Agent shall be under any obligation to its related Lender to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of the Borrower or the Servicer. No Lender Agent shall be deemed to have knowledge of any Event of Default or Unmatured Event of Default unless such Lender Agent has received notice from the Borrower or its related Lender.
(d)    Reliance by Lender Agent. Each Lender Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by such Lender Agent. Each Lender Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of its related Lender as it deems appropriate and it shall first be indemnified to its satisfaction by its related Lender; provided that, unless and until such Lender Agent shall have received such advice, such Lender Agent may take or refrain from taking any action, as the Lender Agent shall deem advisable and in the best interests of its related Lender. Each Lender Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of its related Lender, and such request and any action taken or failure to act pursuant thereto shall be binding upon its related Lender.
(e)    Non-Reliance on Lender Agent. Each Lender expressly acknowledges that neither its related Lender Agent, nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by such Lender Agent hereafter taken, including, without limitation, any review of the affairs of the Borrower or the Servicer, shall be deemed to constitute any representation or warranty by such Lender Agent. Each Lender represents and warrants to its related Lender Agent that it has and will, independently and without reliance upon its related Lender Agent, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Borrower and made its own decision to enter into this Agreement, the other Transaction Documents and all other documents related hereto or thereto.
(f)    Lender Agents are in their Respective Individual Capacities. Each Lender Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower or any Affiliate of the Borrower as though such Lender Agent were not a Lender Agent hereunder. With respect to Advances Outstanding pursuant to this Agreement, each Lender Agent shall have the same rights and powers under this Agreement in its individual capacity as any Lender and may exercise the same as though it were not a Lender Agent, and the terms “Lender,” and “Lenders,” shall include the Lender Agent in its individual capacity.
(g)    Successor Lender Agent. Each Lender Agent may, upon five days’ notice to the Borrower and its related Lender, and such Lender Agent will, upon the direction of its related Lender resign as the Lender Agent for such Lender. If any Lender Agent shall resign, then its related Lender during such five day period shall appoint a successor agent. If for any reason no successor agent is appointed by such Lender during such five day period, then effective upon the termination of such five day period, and the Borrower shall make all payments in respect of the Obligations due to such Lender directly to such Lender, and for all purposes shall deal directly with such Lender. After any retiring Lender Agent’s resignation hereunder as a Lender Agent, the provisions of Articles VIII and IX shall inure to its benefit with respect to any actions taken or omitted to be taken by it while it was a Lender Agent under this Agreement.

ARTICLE X

COLLATERAL AGENT
Section 10.01    Designation of Collateral Agent.
(a)    Initial Collateral Agent. Each of the Lenders, the Lender Agents and the Administrative Agent hereby designate and appoint the Collateral Agent to act as its agent for the purposes of perfection of a security interest in the Collateral Portfolio and hereby authorizes the Collateral Agent to take such actions on its behalf and on behalf of each of the Secured Parties and to exercise such powers and perform such duties as are expressly granted to the Collateral Agent by this Agreement. The Collateral Agent hereby accepts such agency appointment to act as Collateral Agent pursuant to the terms of this Agreement, until its resignation or removal as Collateral Agent pursuant to the terms hereof.
(b)    Successor Collateral Agent. Upon the Collateral Agent’s receipt of a Collateral Agent Termination Notice from the Administrative Agent of the designation of a successor Collateral Agent pursuant to the provisions of Section 10.05, the Collateral Agent agrees that it will terminate its activities as Collateral Agent hereunder.
(c)    Secured Party. The Administrative Agent, the Lender Agents and the Lenders hereby appoint Wells Fargo, in its capacity as Collateral Agent hereunder, as their agent for the purposes of perfection of a security interest in the Collateral Portfolio. Wells Fargo, in its capacity as Collateral Agent hereunder, hereby accepts such appointment and agrees to perform the duties set forth in Section 10.02(b).
Section 10.02    Duties of Collateral Agent.
(a)    Appointment. The Lenders, the Lender Agents and the Administrative Agent each hereby appoints Wells Fargo to act as Collateral Agent, for the benefit of the Secured Parties. The Collateral Agent hereby accepts such appointment and agrees to perform the duties and obligations with respect thereto set forth herein.
(b)    Duties. On or before the initial Advance Date, and until its removal pursuant to Section 10.05, the Collateral Agent shall perform, on behalf of the Secured Parties, the following duties and obligations:
(i)    The Collateral Agent shall calculate amounts to be remitted pursuant to Section 2.04 to the applicable parties and notify the Servicer and the Administrative Agent in the event of any discrepancy between the Collateral Agent’s calculations and the Servicing Report (such dispute to be resolved in accordance with Section 2.05);
(ii)    The Collateral Agent shall promptly upon its actual receipt of a (i) Borrowing Base Certificate from the Borrower, re-calculate the Borrowing ~~Base~~Bases and, if the Collateral Agent’s calculation does not correspond with the calculation provided by the Borrower on such Borrowing Base Certificate, deliver such calculation to each of the

Administrative Agent, Borrower and Servicer within one (1) Business Day of receipt by the Collateral Agent of such Borrowing Base Certificate.
(iii)    The Collateral Agent shall make payments pursuant to the terms of the Servicing Report or as otherwise directed in accordance with Sections 2.04 or 2.05 (the “Payment Duties”).
(iv)    The Collateral Agent shall provide to the Servicer a copy of all written notices and communications identified as being sent to it in connection with the Loan Assets and the other Collateral Portfolio held hereunder which it receives from the related Obligor, participating bank and/or agent bank. In no instance shall the Collateral Agent be under any duty or obligation to take any action on behalf of the Servicer in respect of the exercise of any voting or consent rights, or similar actions, unless it receives specific written instructions from the Servicer, prior to the occurrence of an Event of Default or the Administrative Agent, after the occurrence of Event of Default, in which event the Collateral Agent shall vote, consent or take such other action in accordance with such instructions.
(v)    The Collateral Agent has created a database (the “Collateral Database”) with respect to the Loan Assets held by the Borrower. The Collateral Agent shall permit access to the information in the Collateral Database by the Servicer and the Borrower. The Collateral Agent shall update the Collateral Database promptly for Loan Assets and Permitted Investments acquired or sold or otherwise disposed of and for any amendments or changes to Loan Asset amounts or interest rates.
(vi)    The Collateral Agent shall establish the Collection Account and the Unfunded Exposure Account in the name of the Collateral Agent under the sole dominion and control of the Collateral Agent for the benefit of the Secured Parties.
(vii)    The Collateral Agent shall track the receipt and daily allocation of cash to the Interest Collection Account and Principal Collection Account and any withdrawals therefrom and, on each Business Day, provide to the Servicer daily reports reflecting such actions to the Interest Collection Account and Principal Collection Account as of the close of business on the preceding Business Day.
(viii)    The Collateral Agent shall assist and reasonably cooperate with the independent certified public accountants in the preparation of those reports required under Section 6.10.
(ix)    The Collateral Agent shall provide the Servicer with such other information as may be reasonably requested in writing by the Servicer and as is within the possession of the Collateral Agent.
(c)    ~~(i)~~ (i)    The Administrative Agent, each Lender Agent and each Secured Party further authorizes the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are expressly delegated to the Collateral Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. In furtherance, and without limiting the generality of the foregoing, each Secured Party hereby appoints the Collateral Agent (acting at the direction of the Administrative Agent) as its agent to execute and deliver all further instruments and documents, and take all further action that the Administrative Agent deems necessary or desirable in order to perfect, protect or more fully evidence the security interests granted by the Borrower hereunder, or to enable any of them to exercise or enforce any of their respective rights hereunder, including, without limitation, the execution by the Collateral Agent as secured party/assignee of such financing or continuation statements, or amendments thereto or assignments thereof, relative to all or any of the Loan Assets now existing or hereafter arising, and such other instruments or notices, as may be necessary or appropriate for the purposes stated hereinabove. Nothing in this Section 10.02(c) shall be deemed to relieve the Borrower or the Servicer of their respective obligations to protect the interest of the Collateral Agent (for the benefit of the Secured Parties) in the Collateral Portfolio, including to file financing and continuation statements in respect of the Collateral Portfolio in accordance with Section 5.01(t).
(ii)    The Administrative Agent may direct the Collateral Agent to take any such incidental action hereunder. With respect to other actions which are incidental to the actions specifically delegated to the Collateral Agent hereunder, the Collateral Agent shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Administrative Agent; provided that the Collateral Agent shall not be required to take any action hereunder at the request of the Administrative Agent, any Secured Party or otherwise if the taking of such action, in the reasonable determination of the Collateral Agent, (x) shall be in violation of any Applicable Law or contrary to any provisions of this Agreement or (y) shall expose the Collateral Agent to liability hereunder or otherwise (unless it has received indemnity which it reasonably deems to be satisfactory with respect thereto). In the event the Collateral Agent requests the consent of the Administrative Agent and the Collateral Agent does not receive a consent (either positive or negative) from the Administrative Agent within 10 Business Days of its receipt of such request, then the Administrative Agent shall be deemed to have declined to consent to the relevant action.
(iii)    Except as expressly provided herein, the Collateral Agent shall not be under any duty or obligation to take any affirmative action to exercise or enforce any power, right or remedy available to it under this Agreement (x) unless and until (and to the extent) expressly so directed by the Administrative Agent or (y) prior to the Facility Maturity Date (and upon such occurrence, the Collateral Agent shall act in accordance with the written instructions of the Administrative Agent pursuant to clause (x)). The Collateral Agent shall not be liable for any action taken, suffered or omitted by it in accordance with the request or direction of any Secured Party, to the extent that this Agreement provides such Secured Party the right to so direct the Collateral Agent, or the Administrative Agent. The Collateral Agent shall not be deemed to have notice or knowledge of any matter hereunder, including an Event of Default, unless a Responsible Officer of the Collateral Agent has actual knowledge of such matter or written notice thereof is received by the Collateral Agent.

(d)    If, in performing its duties under this Agreement, the Collateral Agent is required to decide between alternative courses of action, the Collateral Agent may request written instructions from the Administrative Agent as to the course of action desired by it. If the Collateral Agent does not receive such instructions within two Business Days after it has requested them, the Collateral Agent may, but shall be under no duty to, take or refrain from taking any such courses of action. The Collateral Agent shall act in accordance with instructions received after such two Business Day period except to the extent it has already, in good faith, taken or committed itself to take, action inconsistent with such instructions. The Collateral Agent shall be entitled to rely on the advice of legal counsel and independent accountants in performing its duties hereunder and shall be deemed to have acted in good faith if it acts in accordance with such advice.
(e)    Concurrently herewith, the Administrative Agent directs the Collateral Agent and the Collateral Agent is authorized to enter into the Collection Account Agreement and Unfunded Exposure Account Agreement. For the avoidance of doubt, all of the Collateral Agent’s rights, protections and immunities provided herein shall apply to the Collateral Agent for any actions taken or omitted to be taken under the Collection Account Agreement and Unfunded Exposure Account Agreement in such capacity.
Section 10.03    Merger or Consolidation. Any Person (i) into which the Collateral Agent may be merged or consolidated, (ii) that may result from any merger or consolidation to which the Collateral Agent shall be a party, or (iii) that may succeed to the properties and assets of the Collateral Agent substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Collateral Agent hereunder, shall be the successor to the Collateral Agent under this Agreement without further act of any of the parties to this Agreement.
Section 10.04    Collateral Agent Compensation. As compensation for its Collateral Agent activities hereunder, the Collateral Agent shall be entitled to the Collateral Agent Fees and Collateral Agent Expenses from the Borrower as set forth in the Wells Fargo Fee Letter, payable to the extent of funds available therefor pursuant to the provisions of Section 2.04. The Collateral Agent’s entitlement to receive the Collateral Agent Fees shall cease on the earlier to occur of: (i) its removal as Collateral Agent pursuant to Section 10.05 or (ii) the termination of this Agreement.
Section 10.05    Collateral Agent Removal. The Collateral Agent may be removed, with or without cause, by the Administrative Agent by notice given in writing to the Collateral Agent (the “Collateral Agent Termination Notice”); provided that, notwithstanding its receipt of a Collateral Agent Termination Notice, the Collateral Agent shall continue to act in such capacity until a successor Collateral Agent has been appointed and has agreed to act as Collateral Agent hereunder; provided that the Collateral Agent shall continue to receive compensation of its fees and expenses in accordance with Section 10.04 above while so serving as the Collateral Agent prior to a successor Collateral Agent being appointed.
Section 10.06    Limitation on Liability.
(a)    The Collateral Agent may conclusively rely on and shall be fully protected in acting upon any certificate, instrument, opinion, notice, letter, telegram or other document delivered to it and that in good faith it reasonably believes to be genuine and that has been signed by the proper party or parties. The Collateral Agent may rely conclusively on and shall be fully protected in acting upon (a) the written instructions of any designated officer of the Administrative Agent or (b) the verbal instructions of the Administrative Agent.
(b)    The Collateral Agent may consult counsel satisfactory to it and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.
(c)    The Collateral Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything that it may do or refrain from doing in connection herewith except in the case of its willful misconduct or grossly negligent performance or omission of its duties.
(d)    The Collateral Agent makes no warranty or representation and shall have no responsibility (except as expressly set forth in this Agreement) as to the content, enforceability, completeness, validity, sufficiency, value, genuineness, ownership or transferability of the Collateral Portfolio, and will not be required to and will not make any representations as to the validity or value (except as expressly set forth in this Agreement) of any of the Collateral Portfolio. The Collateral Agent shall not be obligated to take any legal action hereunder that might in its judgment involve any expense or liability unless it has been furnished with an indemnity reasonably satisfactory to it.
(e)    The Collateral Agent shall have no duties or responsibilities except such duties and responsibilities as are specifically set forth in this Agreement and no covenants or obligations shall be implied in this Agreement against the Collateral Agent. Notwithstanding any provision to the contrary elsewhere in the Transaction Documents, the Collateral Agent shall not have any fiduciary relationship with any party hereto or any Secured Party in its capacity as such, and no implied covenants, functions, obligations or responsibilities shall be read into this Agreement, the other Transaction Documents or otherwise exist against the Collateral Agent. Without limiting the generality of the foregoing, it is hereby expressly agreed and stipulated by the other parties hereto that the Collateral Agent shall not be required to exercise any discretion hereunder and shall have no investment or management responsibility.
(f)    The Collateral Agent shall not be required to expend or risk its own funds in the performance of its duties hereunder.
(g)    It is expressly agreed and acknowledged that the Collateral Agent is not guaranteeing performance of or assuming any liability for the obligations of the other parties hereto or any parties to the Collateral Portfolio.
(h)    Subject in all cases to the last sentence of Section 2.05, in case any reasonable question arises as to its duties hereunder, the Collateral Agent may, prior to the occurrence of an Event of Default or the Facility Maturity Date, request instructions from the Servicer and may, after the occurrence of an Event of Default or the Facility Maturity Date, request instructions from the

Administrative Agent, and shall be entitled at all times to refrain from taking any action unless it has received instructions from the Servicer or the Administrative Agent, as applicable. The Collateral Agent shall in all events have no liability, risk or cost for any action taken pursuant to and in compliance with the instruction of the Administrative Agent. In no event shall the Collateral Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.
(i)    The Collateral Agent shall not be liable for the acts or omissions of the Collateral Custodian under this Agreement and shall not be required to monitor the performance of the Collateral Custodian. Notwithstanding anything herein to the contrary, the Collateral Agent shall have no duty to perform any of the duties of the Collateral Custodian under this Agreement.
(j)    In no event shall the Collateral Agent be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action (including any laws, ordinances, regulations) or the like that delay, restrict or prohibit the providing of services by the Collateral Agent as contemplated by this Agreement; provided that the Collateral Agent shall have in place a disaster recovery plan that is customary in the banking industry and shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance under this Agreement as soon as reasonably practicable under the circumstances.
Section 10.07    Collateral Agent Resignation. The Collateral Agent may resign at any time by giving not less than 90 days written notice thereof to the Administrative Agent and with the consent of the Administrative Agent, which consent shall not be unreasonably withheld. Upon receiving such notice of resignation, the Administrative Agent shall promptly appoint a successor collateral agent or collateral agents by written instrument, in duplicate, executed by the Administrative Agent, one copy of which shall be delivered to the Collateral Agent so resigning and one copy to the successor collateral agent or collateral agents, together with a copy to the Borrower, Servicer and Collateral Custodian. If no successor collateral agent shall have been appointed and an instrument of acceptance by a successor Collateral Agent shall not have been delivered to the Collateral Agent within 45 days after the giving of such notice of resignation, the resigning Collateral Agent may petition any court of competent jurisdiction for the appointment of a successor Collateral Agent. Notwithstanding anything herein to the contrary, the Collateral Agent may not resign prior to a successor Collateral Agent being appointed.
ARTICLE XI
MISCELLANEOUS
Section 11.01    Amendments and Waivers.
(a)    (i) No amendment or modification of any provision of this Agreement shall except as otherwise set forth herein be effective without the written agreement of the Borrower, the

Servicer, the Required Lenders, the Administrative Agent and, solely if such amendment or modification would adversely affect the rights and obligations of the Collateral Agent, the Account Bank or the Collateral Custodian, the written agreement of the Collateral Agent, the Account Bank or the Collateral Custodian, as applicable; (ii) no termination or waiver of any provision of this Agreement or consent to any departure therefrom by the Borrower or the Servicer shall be effective without the written concurrence of the Administrative Agent and the Required Lenders; (iii) no amendment, waiver or modification adversely affecting the rights or obligations of any Hedge Counterparty shall be effective without the written agreement of such Person; and (iv) no amendment, waiver or consent shall, unless in writing and signed by the Swingline Lender, affect the rights or duties of the Swingline Lender under this Agreement. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
(b)    Notwithstanding the provisions of Section 11.01(a) but subject to the other provisions hereof, the written consent of all of the Lenders shall be required for any amendment, modification or waiver:
(i)    reducing the principal amount of the Advances Outstanding or the Yield (or the rate of the Yield) thereon;
(ii)    making any modification to the definition of “Borrowing Base (Aggregate)”, “Borrowing Base (CADs)”, “Borrowing Base (Dollars)”, “Borrowing Base (Euros)”, “Borrowing Base (GBPs)”, “Borrowing Bases”, “Applicable Percentage” or “Assigned Value” or to any of the defined terms used in such definitions, in each case, if any such modification would have the effect of making more credit available to the Borrower;
(iii)    waiving or postponing any date for any payment of any Advance, all or any portion of the Yield thereon or any fees or other amounts due to the Lenders (or any of them);
(iv)    modifying clauses (b), (l) or (mm) of the definition of “Eligible Loan Assets” in any manner that would have the effect of causing additional Loan Assets to be Eligible Loan Assets;
(v)    modifying the provisions of this Section 11.01 or the definition of “Required Lenders”, “Supermajority Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder;
(vi)    modifying the provisions of Section 2.22;
(vii)    modifying the provisions of Section 2.04 or any related definitions or provisions that would alter the order of application of proceeds or would alter the pro rata sharing of payments required thereby;
(viii)    extending the Stated Maturity Date or clause (i) of the definition of “Reinvestment Period”;

(ix)    making any modification to the defined term of “Available Currency” that would add a currency; or
(x)    ~~(ix)~~ releasing all or substantially all of the Collateral Portfolio (other than a release of Collateral Portfolio in connection with Loan Assets being transferred for a Term Securitization, so long as there is no Borrowing Base Deficiency following such release).
(c)    Notwithstanding the provisions of Section 11.01(a), the written consent of the affected Lender shall be required for any amendment, modification or waiver increasing the Commitment of any Lender or the amount of Advances of any Lender. In addition, no Fees or other amounts payable to any Lender shall be waived or reduced without the prior consent of the affected Lender (for the avoidance of doubt, any reduction of the Non-Usage Fee in accordance with the terms of Section 2.09 shall not constitute a waiver or reduction under this Section 11.01(c)).
(d)    Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.
Section 11.02    Notices, Etc. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication and communication by e-mail) and faxed, e-mailed or delivered, to each party hereto, at the following address:
GCIC Funding LLC
Golub Capital Investment Corporation
150 South Wacker Drive, Suite 800
Chicago, Illinois 60606
Attention: David Golub
Facsimile: 312-201-9167
GC Advisors LLC
150 South Wacker Drive, Suite 800
Chicago, Illinois 60606
Attention: David Golub
Facsimile: 312-201-9167
Wells Fargo Bank, N. A., as Account Bank, Collateral Agent
and Collateral Custodian
9062 Old Annapolis Rd
Corporate Trust Services Division
Columbia, MD 21045
Attn: SAS Trust Services ~~–~~– GCIC Funding LLC
Phone: (410) 884-2000
Fax: (443) 367-3986

Wells Fargo Bank, N. A.
Duke Energy Center
550 South Tryon Street
5th Floor
MAC D1086-051
Charlotte, NC 28202
Attention: ~~Matthew Jensen~~Corporate Debt Finance
Facsimile: (704) 715-0089
Confirmation: (704) 410-2450
All electronic dissemination of Notices should be sent to scp.mmloans@wellsfargo.com
Wells Fargo Bank, N.A. as Lender
Duke Energy Center
550 S. Tryon Street
Mail code D1086-051,
Charlotte, NC 28202
Attention: ~~Kevin Sunday~~ Corporate Debt Finance
Facsimile No.: (704) 715-0089
Confirmation No: (704) 410-2384

~~Capital One, National Association, as Lender~~
~~4445 Willard Avenue, 6F~~
~~Chevy Chase, MD 20815~~
~~Attention: John H. Swain and John J. Walsh~~
~~Tel: 301.280.0245~~
~~Email: john.swain@capitalone.com~~
State Street Bank and Trust Company, as Lender
1 Iron Street (CCB 0901)
Boston, MA 02210
Attention: Peter Connolly, AVP
Tel: (617) 662-8588
Facsimile No.: (617) 988-6677
Email: pjconnolly@statestreet.com
With a copy to:

State Street Bank and Trust Company
1 Iron Street (CCB 0900)
Boston, MA 02210
Attention: ~~Al Barzykowski~~Janet Nolin, VP
Tel: (617) 662-~~8908~~8629
Email: ajbarzykowski@statestreet.com

And

State Street Bank and Trust Company
1 Iron Street (CCB 0900)
Boston, MA 02210
Attention: Barbara Yates, VP
Tel: (617) 662-8627
Email: bsyates@statestreet.com

~~Chemical Bank, as Lender~~
~~John Hruska~~
~~Managing Director~~
~~Commercial Relationship Group Manager~~
~~2301 W. Big Beaver, Suite 525~~
~~Troy, Michigan 48084~~
~~Desk: 248-269-5013~~
~~Cell: 248-933-4734~~
~~Fax: 248-649-2305~~
~~E-mail: john.hruska@chemicalbank.com~~
ZB, N.A. d/b/a California Bank & Trust, as Lender
1900 Main Street, Suite 200
Irvine, California 92614
Attn: Chris Edmonds
Tel: (949) 251-7772
Facsimile: (949) 862-7333
Email: christopher.edmonds@calbt.com
With a copy to

ZB, N.A. d/b/a California Bank & Trust
401 W. Whitter Blvd., Suite 200
La Habra, California 90631
Attn: Maxine Hunter
Tel: (713) 232-6355
Facsimile: (713) 232-3658
Email: Maxine.Hunter@zionsbancorp.com
or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile and e-mail shall be effective when sent (and shall be followed by hard copy sent by regular mail), and notices and communications sent by other means shall be effective when received.
Section 11.03    No Waiver; Remedies. No failure on the part of the Administrative Agent, the Collateral Agent, any Lender or any Lender Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
Section 11.04    Binding Effect; Assignability; Multiple Lenders.
(a)    This Agreement shall be binding upon and inure to the benefit of the Borrower, the Servicer, the Administrative Agent, each Lender, the Lender Agents, the Collateral Agent, the Account Bank, the Collateral Custodian and their respective successors and permitted assigns. With the prior written consent of the Borrower (which consent shall not be unreasonably withheld), each Lender and their respective successors and assigns may assign, or grant a security interest or sell a participation interest in, (i) this Agreement and such Lender’s rights and obligations hereunder and interest herein in whole or in part (including by way of the sale of participation interests therein) and/or (ii) any Advance (or portion thereof) or any Variable Funding Note (or any portion thereof) to any Person; provided that, (w) a Lender may assign, grant a security interest or sell a participation in, its rights and obligations hereunder to an Affiliate or a Permitted Assignee without the prior consent of the Borrower, (x) after an Event of Default has occurred, a Lender may assign its rights and obligations hereunder to any Person without the prior consent of the Borrower, (y) any Conduit Lender shall not need prior consent from the Borrower to assign, or grant a security interest or sell a participation interest in, any Advance (or portion thereof) to a Liquidity Bank or any commercial paper conduit sponsored by a Liquidity Bank or an Affiliate of its related Lender Agent and (z) any Lender may assign or participate all or a portion of its interests hereunder or under its Variable Funding Note without the consent of the Borrower upon such Lender’s good faith determination that such assignment or participation is required for regulatory reasons. Any such assignee shall execute and deliver to the Servicer, the Borrower and the Administrative Agent a fully-executed Transferee Letter substantially in the form of Exhibit O hereto (a “Transferee Letter”) and a fully-executed Joinder Supplement. The parties to any such assignment, grant or sale of a participation interest shall execute and deliver to the related Lender Agent for its acceptance and recording in its books and records, such agreement or document as may be satisfactory to such parties and the applicable Lender Agent. None of the Borrower, the Transferor or the Servicer may assign, or permit any Lien to exist upon, any of its rights or obligations hereunder or under any Transaction Document or any interest herein or in any Transaction Document without the prior written consent of each Lender Agent and the Administrative Agent other than any assignment effected in connection with a transaction that meets the requirements of Section 5.04(a). In addition, without limiting the foregoing, this Agreement shall not be assigned within the meaning of the Advisers Act by GC Advisors LLC without the consent of the Borrower. Such consent may be evidenced through the Borrower’s failure to object to an assignment or intended assignment following appropriate notice to the Borrower from GC Advisors LLC.
(b)    Notwithstanding any other provision of this Section 11.04, any Lender may at any time pledge or grant a security interest in all or any portion of its rights (including, without limitation, rights to payment of principal and interest) under this Agreement to secure obligations of such Lender to a Federal Reserve Bank, without notice to or consent of the Borrower or the Administrative Agent; provided that no such pledge or grant of a security interest shall release such Lender from any of its obligations hereunder, or substitute any such pledgee or grantee for such Lender as a party hereto.

(c)    Each Hedge Counterparty, each Affected Party and each Indemnified Party shall be an express third party beneficiary of this Agreement.
(d)    Notwithstanding anything contained in this Agreement to the contrary, if any Lender becomes a Defaulting Lender, unless such Lender shall have been deemed to no longer be a Defaulting Lender pursuant to Section 2.23(b), then, in each case, the Administrative Agent with the consent of the Borrower (not to be unreasonably withheld) shall have the right to cause such Person to assign its entire interest in the Advances and this Agreement to a transferee selected by the Administrative Agent in an assignment which satisfies the conditions set forth in Section 11.04(a).
Section 11.05    Term of This Agreement. This Agreement, including, without limitation, the Borrower’s representations and covenants set forth in Articles IV and V and the Servicer’s representations, covenants and duties set forth in Articles IV, V and VI, shall remain in full force and effect until the Collection Date; provided that the rights and remedies with respect to any breach of any representation and warranty made or deemed made by the Borrower or the Servicer pursuant to Articles III and IV and the indemnification and payment provisions of Article VIII, IX and Article XI and the provisions of Section 2.10, Section 2.11, Section 11.07, Section 11.08 and Section 11.09 shall be continuing and shall survive any termination of this Agreement.
Section 11.06    GOVERNING LAW; JURY WAIVER. THIS AGREEMENT SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER.
Section 11.07    Costs, Expenses and Taxes.
(a)    In addition to the rights of indemnification granted to the Indemnified Parties under Section 8.01 and Section 8.02 hereof, each of the Borrower, the Servicer and the Transferor agrees to pay (i) with respect to the Borrower, on the Payment Date pertaining to the Remittance Period in which such cost is incurred and (ii) with respect to the Servicer and the Transferor, on demand, in each case, all out-of-pocket costs and expenses of the Administrative Agent, the Lenders, the Lender Agents, the Collateral Agent, the Account Bank and the Collateral Custodian incurred in connection with the preparation, execution, delivery, administration (including periodic auditing), syndication, renewal, amendment or modification of, any waiver or consent issued in connection with, this Agreement, the Transaction Documents and the other documents to be delivered hereunder or in connection herewith, including, without limitation, the fees and out-of-pocket expenses of counsel for the Administrative Agent, the Lenders, the Lender Agents, the Collateral Agent, the Account Bank and the Collateral Custodian with respect thereto and with respect to advising the Administrative Agent, the Lenders, the Lender Agents, the Collateral Agent, the Account Bank and the Collateral Custodian as to their respective rights and remedies under this Agreement and the other documents to be delivered hereunder or in connection herewith, and all out-of-pocket costs and expenses, if any (including counsel fees and expenses), incurred by the Administrative Agent, the Lenders, the Lender Agents, the Collateral Agent, the Account Bank or the Collateral Custodian in connection with the enforcement or potential enforcement of this Agreement or any Transaction Document by such Person and the other documents to be delivered hereunder or in connection herewith.
(b)    The Borrower, the Servicer and the Transferor shall pay (i) with respect to the Borrower, on the Payment Date pertaining to the Remittance Period in which such cost is incurred and (ii) with respect to the Servicer and the Transferor, on demand, in each case, any and all stamp, sales, excise and other Taxes and fees payable or determined to be payable to any Governmental Authority in connection with the execution, delivery, filing and recording of this Agreement, the other Transaction Documents or any other document providing liquidity support, credit enhancement or other similar support to the Lenders in connection with this Agreement or the funding or maintenance of Advances hereunder.
(c)    The Servicer and the Transferor shall pay on demand all other out-of-pocket costs, expenses and Taxes (excluding Excluded Taxes) incurred by the Administrative Agent, the Lenders, the Lender Agents, the Collateral Agent, the Collateral Custodian and the Account Bank, including, without limitation, all costs and expenses incurred by the Administrative Agent, the Lender Agents and the Lenders in connection with periodic audits of the ~~Borrower’s, the~~ Transferor’s or the Servicer’s books and records.
Section 11.08    No Proceedings.
(a)    Each of the parties hereto (other than the Administrative Agent with the consent of the Lender Agents) and each Hedge Counterparty (by accepting the benefits of this Agreement) agree that it will not institute against, or join any other Person in instituting against, the Borrower any proceedings of the type referred to in the definition of Bankruptcy Event so long as there shall not have elapsed one year and one day (or such longer preference period as shall then be in effect) since the Collection Date.
(b)    Each of the parties hereto (other than any Conduit Lender) and each Hedge Counterparty (by accepting the benefits of this Agreement) hereby agrees that it will not institute against, or join any other Person in instituting against, any Conduit Lender, the Administrative Agent, or any Liquidity Banks any Bankruptcy Proceeding so long as any commercial paper issued by such Conduit Lender shall be outstanding and there shall not have elapsed one year and one day (or such longer preference period as shall then be in effect) since the last day on which any such commercial paper shall have been outstanding.
Section 11.09    Recourse Against Certain Parties.
(a)    No recourse under or with respect to any obligation, covenant or agreement (including, without limitation, the payment of any fees or any other obligations) of the Administrative Agent or any Secured Party as contained in this Agreement or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against any administrator of any such Person or any incorporator, affiliate, stockholder, officer, employee or director of the Administrative Agent or any Secured Party or of any such administrator, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of each party hereto contained in this Agreement and all of the other agreements, instruments and documents entered into by the Administrative Agent or any Secured Party pursuant hereto or in connection herewith are, in each case, solely the corporate obligations of such party (and nothing in this Section 11.09 shall be construed to diminish in any way such corporate obligations of such party), and that no personal liability whatsoever shall attach to or be incurred by any administrator or any incorporator, stockholder, affiliate, officer, employee or director of any such Person, under or by reason of any of the obligations, covenants or agreements of the Administrative Agent or any Secured Party contained in this Agreement or in any other such instruments, documents or agreements, or are implied therefrom, and that any and all personal liability of every such administrator of any such Person and each incorporator, stockholder, affiliate, officer, employee or director of any such Person or of any such administrator, or any of them, for breaches by the Administrative Agent or any Secured Party of any such obligations, covenants or agreements, which liability may arise either at common law or in equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement.
(b)    Notwithstanding any contrary provision set forth herein, no claim may be made by the Borrower, the Transferor or the Servicer or any other Person against the Administrative Agent or any Secured Party or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect to any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and the Borrower, the Transferor and the Servicer each hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected.
(c)    No obligation or liability to any Obligor under any of the Loan Assets is intended to be assumed by the Administrative Agent, the Lenders, the Lender Agents or any Secured Party under or as a result of this Agreement and the transactions contemplated hereby.
(d)    Notwithstanding anything in this Agreement to the contrary, no Conduit Lender shall have any obligation to pay any amount required to be paid by it hereunder in excess of any amount available to such Conduit Lender after paying or making provision for the payment of its Commercial Paper Notes. All payment obligations of each Conduit Lender hereunder are contingent on the availability of funds in excess of the amounts necessary to pay its Commercial Paper Notes; and each of the other parties hereto agrees that it will not have a claim under Section 101(5) of the Bankruptcy Code if and to the extent that any such payment obligation owed to it by a Conduit Lender exceeds the amount available to such Conduit Lender to pay such amount after paying or making provision for the payment of its Commercial Paper Notes.
(e)    The provisions of this Section 11.09 shall survive the termination of this Agreement.

Section 11.10    Execution in Counterparts; Severability; Integration. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by e-mail in portable document format (.pdf) or facsimile shall be effective as delivery of a manually executed counterpart of this Agreement. In the event that any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement and any agreements or letters (including fee letters) executed in connection herewith contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof (including the Existing Agreement) and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings other than any fee letter delivered by the Servicer to the Administrative Agent and the Lender Agents.
Section 11.11    Consent to Jurisdiction; Service of Process.
(a)    Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to the Transaction Documents, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
(b)    Each of the Borrower and the Servicer agrees that service of process may be effected by mailing a copy thereof by registered or certified mail, postage prepaid, to the Borrower or the Servicer, as applicable, at its address specified in Section 11.02 or at such other address as the Administrative Agent shall have been notified in accordance herewith. Nothing in this Section 11.11 shall affect the right of the Lenders, the Lender Agents or the Administrative Agent to serve legal process in any other manner permitted by law.
Section 11.12    Characterization of Conveyances Pursuant to the Purchase and Sale Agreement.
(a)    It is the express intent of the parties hereto that the conveyance of the Eligible Loan Assets by the Transferor to the Borrower as contemplated by the Purchase and Sale Agreement be, and be treated for all purposes (other than accounting purposes and subject to the tax characterization of the Borrower and the Advances described in Section 5.01(aa) and Section 5.02(k) hereof) as, a sale by the Transferor of such Eligible Loan Assets. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Eligible Loan Assets by the Transferor to the Borrower to secure a debt or other obligation of the Transferor. However, in the event that, notwithstanding the intent of the parties, the Eligible Loan Assets are held to continue to be property of the Transferor, then the parties hereto agree that: (i) the Purchase and Sale Agreement shall also be deemed to be a security agreement under Applicable Law; (ii) as set forth in the Purchase and Sale Agreement, the transfer of the Eligible Loan Assets provided for in the Purchase and Sale Agreement shall be deemed to be a grant by the Transferor to the Borrower of a first priority security interest (subject only to Permitted Liens) in all of the Transferor’s right, title and interest in and to the Eligible Loan Assets and all amounts payable to the holders of the Eligible Loan Assets in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including, without limitation, all amounts from time to time held or invested in the Controlled Accounts, whether in the form of cash, instruments, securities or other property; (iii) the possession by the Borrower (or the Collateral Custodian on its behalf) of Loan Assets and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be, subject to clause (iv), for purposes of perfecting the security interest pursuant to the UCC; and (iv) acknowledgements from Persons holding such property shall be deemed acknowledgements from custodians, bailees or agents (as applicable) of the Borrower for the purpose of perfecting such security interest under Applicable Law. The parties further agree that any assignment of the interest of the Borrower pursuant to any provision hereof shall also be deemed to be an assignment of any security interest created pursuant to the terms of the Purchase and Sale Agreement. The Borrower shall, to the extent consistent with this Agreement and the other Transaction Documents, take such actions as may be necessary to ensure that, if the Purchase and Sale Agreement was deemed to create a security interest in the Eligible Loan Assets, such security interest would be deemed to be a perfected security interest of first priority (subject only to Permitted Liens) under Applicable Law and will be maintained as such throughout the term of this Agreement.
(b)    It is the intention of each of the parties hereto that the Eligible Loan Assets conveyed by the Transferor to the Borrower pursuant to the Purchase and Sale Agreement shall constitute assets owned by the Borrower and shall not be part of the Transferor’s estate in the event of the filing of a bankruptcy petition by or against the Transferor under any bankruptcy or similar law.
(c)    The Borrower agrees to treat, and shall cause the Transferor to treat, for all purposes (other than accounting purposes and subject to the tax characterization of the Borrower and the Advances described in Section 5.01(aa) and Section 5.02(k) hereof), the transactions effected by the Purchase and Sale Agreement as sales of assets to the Borrower. Solely to the extent the Transferor is required to file its financial statements publicly, the Borrower and the Servicer each hereby agree to cause the Transferor to reflect in the Transferor’s financial records and to include a note in the publicly filed annual and quarterly financial statements of the Transferor indicating that: (i) assets related to transactions (including transactions pursuant to the Transaction Documents) that do not meet ASC Topic 860 requirements for accounting sale treatment are reflected in the consolidated balance sheet of the Transferor as investments and (ii) those assets are owned by a special purpose entity that is consolidated in the Transferor’s financial statements, the creditors of the special purpose entity have received security interests in such assets and such assets are not intended to be available to the creditors of the Transferor (or any affiliate of the Transferor).

Section 11.13    Confidentiality.
(a)    Each of the Administrative Agent, the Lenders, the Lender Agents, the Servicer, the Collateral Agent, the Borrower, the Account Bank, the Transferor and the Collateral Custodian shall maintain and shall cause each of its employees and officers to maintain the confidentiality of the Agreement and all information with respect to the other parties, including all information regarding the Borrower and the Transferor hereto and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that each such party and its officers and employees may (i) disclose such information to its external accountants, investigators, auditors, attorneys or other agents, including any Approved Valuation Firm engaged by such party in connection with any due diligence or comparable activities with respect to the transactions and Loan Assets contemplated herein and the agents of such Persons and in the case of the Transferor, the directors of the Transferor (“Excepted Persons”); provided that each Excepted Person shall, as a condition to any such disclosure, agree for the benefit of the Administrative Agent, the Lenders, the Lender Agents, the Servicer, the Collateral Agent, the Borrower, the Account Bank, the Transferor and the Collateral Custodian that such information shall be used solely in connection with such Excepted Person’s evaluation of, or relationship with, the Borrower and its affiliates, (ii) disclose the existence of the Agreement, but not the financial terms thereof, (iii) disclose such information as is required by Applicable Law and (iv) disclose the Agreement and such information in any suit, action, proceeding or investigation (whether in law or in equity or pursuant to arbitration) involving any of the Transaction Documents for the purpose of defending itself, reducing its liability, or protecting or exercising any of its claims, rights, remedies, or interests under or in connection with any of the Transaction Documents. It is understood that the financial terms that may not be disclosed except in compliance with this Section 11.13(a) include, without limitation, all fees and other pricing terms, and all Events of Default, Servicer Termination Events, and priority of payment provisions.
(b)    Anything herein to the contrary notwithstanding, the Borrower and the Transferor each hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Administrative Agent, the Lenders, the Lender Agents, the Account Bank, the Collateral Agent or the Collateral Custodian by each other, (ii) by the Administrative Agent, the Lenders, the Lender Agents, the Account Bank, the Collateral Agent and the Collateral Custodian to any prospective or actual assignee or participant of any of them provided such Person agrees to hold such information confidential, or (iii) by the Administrative Agent, the Lenders, the Lender Agents, the Account Bank, the Collateral Agent and the Collateral Custodian to any commercial paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to any Lender or any Person providing financing to, or holding equity interests in, any Conduit Lender, as applicable, and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided each such Person is informed of the confidential nature of such information. In addition, the Lenders, the Lender Agents, the Administrative Agent, the Collateral Agent, the Account Bank and the Collateral Custodian may disclose any such nonpublic information as required pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

(c)    Notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known; (ii) disclosure of any and all information (a) if required to do so by any applicable statute, law, rule or regulation, (b) ~~to~~following a request from any government agency or regulatory body having or claiming authority to regulate or oversee any aspect of the Lenders’, the Lender Agents’, the Administrative Agent’s, the Collateral Agent’s, the Account Bank’s or the Collateral Custodian’s business or that of their affiliates~~,~~ ; provided that to the extent permitted by Applicable Law, such Person shall use reasonable efforts to inform the Borrower and GC Advisors LLC of such request; provided, further, that such Person shall not be required to inform the Borrower or GC Advisors LLC of such request if the disclosure is made to a bank examiner, regulatory examiner or self-regulatory examiner in the course of any such examiner’s examination or inspection of such Person, (c) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which the Administrative Agent, any Lender, any Lender Agent, the Collateral Agent, the Collateral Custodian or the Account Bank or an officer, director, employer, shareholder or affiliate of any of the foregoing is a party; provided that to the extent permitted by Applicable Law, such Person shall use reasonable efforts to inform the Borrower and GC Advisors LLC of such request, (d) in any preliminary or final offering circular, registration statement or contract or other document approved in advance by the Borrower, the Servicer or the Transferor ~~or~~, (e) to any affiliate, independent or internal auditor, agent, employee or attorney of the Collateral Agent or the Collateral Custodian having a need to know the same or (f) to any Person when required to comply with Anti-Corruption Laws and Anti-Money Laundering Laws, provided that the disclosing party advises such recipient of the confidential nature of the information being disclosed; or (iii) any other disclosure authorized by the Borrower, Servicer (so long as the Servicer is GC Advisors LLC or an Affiliate thereof) or the Transferor.
Section 11.14    Non-Confidentiality of Tax Treatment. All parties hereto agree that each of them and each of their employees, representatives, and other agents may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including, without limitation, opinions or other tax analyses) that are provided to any of them relating to such tax treatment and tax structure. “Tax treatment” and “tax structure” shall have the same meaning as such terms have for purposes of Treasury Regulation Section 1.6011-4; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, the provisions of this Section 11.14 shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the transactions contemplated hereby.
Section 11.15    Waiver of Set Off. Each of the parties hereto hereby waives any right of setoff it may have or to which it may be entitled under this Agreement from time to time against the Administrative Agent, the Lenders, the Lender Agents or their respective assets.
Section 11.16    Headings and Exhibits. The headings herein are for purposes of references only and shall not otherwise affect the meaning or interpretation of any provision hereof. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

Section 11.17    Ratable Payments. If any Lender, whether by setoff or otherwise, shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of Advances owing to it (other than pursuant to Breakage Fees, Section 2.10 or Section 2.11) in excess of its ratable share of payments on account of the Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, that, if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (i) the amount of such Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered.
Section 11.18    Failure of Borrower or Servicer to Perform Certain Obligations. If the Borrower or the Servicer, as applicable, fails to perform any of its agreements or obligations under Section 5.01(t), Section 5.02(r) or Section 5.03(e), the Administrative Agent may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of the Administrative Agent incurred in connection therewith shall be payable by the Borrower or the Servicer (on behalf of the Borrower), as applicable, upon the Administrative Agent’s demand therefor.
Section 11.19    Power of Attorney. The Borrower and the Servicer each irrevocably authorize the Administrative Agent and appoints the Administrative Agent as its attorney-in-fact to act on behalf of the Borrower and the Servicer, respectively, (i) to file financing statements necessary or desirable in the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the interest of the Secured Parties in the Collateral Portfolio and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Collateral Portfolio as a financing statement in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Secured Parties in the Collateral Portfolio. This appointment is coupled with an interest and is irrevocable.
Section 11.20    Delivery of Termination Statements, Releases, etc. Upon payment in full of all of the Obligations (other than unmatured contingent indemnification obligations) and the termination of this Agreement, the Collateral Agent shall deliver to the Borrower termination statements, reconveyances, releases and other documents necessary or appropriate to evidence the termination of the Pledge and other Liens securing the Obligations, all at the expense of the Borrower.
Section 11.21    Customer Identification Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any other Lender) hereby notifies the Borrower that United States law requires each United States Lender and the Administrative Agent to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower (and certain Persons having a beneficial interest in the Borrower) and other information that will allow such Lender and the Administrative Agent, as applicable, to identify the Borrower.
Section 11.22    ~~Section 11.21~~ Effect of Amendment and Restatement. On the Amended and Restated Closing Date, the Existing Agreement shall be amended, restated and superseded in its entirety by this Agreement. The parties hereto acknowledge and agree that the liens and security interests granted under the Existing Agreement are continuing and in full force and effect and, upon the amendment and restatement of the Existing Agreement pursuant to this Agreement, such liens and security interests secure and continue to secure the payment of the Obligations, and that the Variable Funding Notes outstanding and as defined in the Existing Agreement are, upon the Amended and Restated Closing Date, replaced by the Variable Funding Notes issued hereunder.
ARTICLE XII

COLLATERAL CUSTODIAN
Section 12.01    Designation of Collateral Custodian.
(a)    Initial Collateral Custodian. The role of Collateral Custodian with respect to the Required Loan Documents shall be conducted by the Person designated as Collateral Custodian hereunder from time to time in accordance with this Section 12.01. Each of the Borrower, the Lender Agents and the Administrative Agent hereby designate and appoint the Collateral Custodian to act as its agent and hereby authorizes the Collateral Custodian to take such actions on its behalf and to exercise such powers and perform such duties as are expressly granted to the Collateral Custodian by this Agreement. The Collateral Custodian hereby accepts such agency appointment to act as Collateral Custodian pursuant to the terms of this Agreement, until its resignation or removal as Collateral Custodian pursuant to the terms hereof.
(b)    Successor Collateral Custodian. Upon the Collateral Custodian’s receipt of a Collateral Custodian Termination Notice from the Administrative Agent of the designation of a successor Collateral Custodian pursuant to the provisions of Section 12.05, the Collateral Custodian agrees that it will terminate its activities as Collateral Custodian hereunder.
Section 12.02    Duties of Collateral Custodian.
(a)    Appointment. The Borrower, the Lender Agents and the Administrative Agent each hereby appoints Wells Fargo to act as Collateral Custodian, for the benefit of the Secured Parties. The Collateral Custodian hereby accepts such appointment and agrees to perform the duties and obligations with respect thereto set forth herein.

(b)    Duties. From the Original Closing Date until its removal pursuant to Section 12.05, the Collateral Custodian shall perform, on behalf of the Secured Parties, the following duties and obligations:
(i)    The Collateral Custodian shall take and retain custody of the Required Loan Documents delivered by the Borrower pursuant to Section 3.02(a) and Section 3.04(b) hereof in accordance with the terms and conditions of this Agreement, all for the benefit of the Secured Parties. Within five Business Days of its receipt of any Required Loan Documents, the related Loan Tape and a hard copy of the Loan Asset Checklist, the Collateral Custodian shall review the Required Loan Documents to confirm that (A) such Required Loan Documents have been executed by each party thereto (either an original or a copy, as indicated on the Loan Asset Checklist) and have no missing or mutilated pages, (B) filed stamped copies of the UCC and other filings (required by the Required Loan Documents) are included, (C) each item listed in the Loan Asset Checklist is included and verify it has been provided to the Collateral Custodian without any missing pages or sections, and (D) the related original balance (based on a comparison to the note or assignment agreement, as applicable), Loan Asset number and Obligor name, as applicable, with respect to such Loan Asset is referenced on the related Loan Tape (such items (A) through (D) collectively, the “Review Criteria”). In order to facilitate the foregoing review by the Collateral Custodian, in connection with each delivery of Required Loan Documents hereunder to the Collateral Custodian, the Servicer shall provide to the Collateral Custodian a hard copy (which may be preceded by an electronic copy, as applicable) of the related Loan Asset Checklist which contains the Loan Asset information with respect to the Required Loan Documents being delivered, identification number and the name of the Obligor with respect to such Loan Asset. Notwithstanding anything herein to the contrary, the Collateral Custodian’s obligation to review the Required Loan Documents shall be limited to reviewing such Required Loan Documents based on the information provided on the Loan Asset Checklist. If, at the conclusion of such review, the Collateral Custodian shall determine that (i) the original balance of the Loan Asset with respect to which it has received Required Loan Documents is less than as set forth on the Loan Tape or the Obligor name does not match, the Collateral Custodian shall notify the Administrative Agent and the Servicer of such discrepancy within one Business Day, or (ii) any Review Criteria is not satisfied, the Collateral Custodian shall within one Business Day notify the Servicer of such determination and provide the Servicer with a list of the non-complying Loan Assets and the applicable Review Criteria that they fail to satisfy. The Servicer shall have five Business Days after notice or knowledge thereof to correct any non-compliance with any Review Criteria. To the extent such non-compliance has not been cured within such time period, such Loan Asset shall be deemed to be a Warranty Loan Asset and shall no longer be included in the calculation of any Borrowing Base hereunder until such deficiency is cured. In addition, if requested in writing (in the form of Exhibit N) by the Servicer and approved by the Administrative Agent within 10 Business Days of the Collateral Custodian’s delivery of such report, the Collateral Custodian shall return any Loan Asset which fails to satisfy a Review Criteria to the Borrower. Other than the foregoing, the Collateral Custodian shall not have any responsibility for reviewing any Required Loan Documents. Notwithstanding anything to the contrary contained herein, the

Collateral Custodian shall have no duty or obligation with respect to any Loan Asset checklist delivered to it in electronic form.
(ii)    In taking and retaining custody of the Required Loan Documents, the Collateral Custodian shall be deemed to be acting as the agent of the Secured Parties; provided that the Collateral Custodian makes no representations as to the existence, perfection or priority of any Lien on the Required Loan Documents or the instruments therein; and provided, further, that, the Collateral Custodian’s duties shall be limited to those expressly contemplated herein.
(iii)    All Required Loan Documents shall be kept in fire resistant vaults, rooms or cabinets at the locations specified on the address of the Collateral Custodian at 1055 10th Ave., S.E., Minneapolis, MN 55414, or at such other office as shall be specified to the Administrative Agent and the Servicer by the Collateral Custodian in a written notice delivered at least 30 days prior to such change. All Required Loan Documents shall be placed together with an appropriate identifying label and maintained in such a manner so as to permit retrieval and access. The Collateral Custodian shall segregate the Required Loan Documents on its inventory system and will not commingle the physical Required Loan Documents with any other files of the Collateral Custodian other than those, if any, relating to the Servicer and its Affiliates and subsidiaries.
(iv)    On the Reporting Date of each month, the Collateral Custodian shall provide a written report to the Administrative Agent and the Servicer (in a form mutually agreeable to the Administrative Agent and the Collateral Custodian) identifying each Loan Asset for which it holds Required Loan Documents and the applicable Review Criteria that any Loan Asset fails to satisfy.
(v)    Notwithstanding any provision to the contrary elsewhere in the Transaction Documents, the Collateral Custodian shall not have any fiduciary relationship with any party hereto or any Secured Party in its capacity as such, and no implied covenants, functions, obligations or responsibilities shall be read into this Agreement, the other Transaction Documents or otherwise exist against the Collateral Custodian. Without limiting the generality of the foregoing, it is hereby expressly agreed and stipulated by the other parties hereto that the Collateral Custodian shall not be required to exercise any discretion hereunder and shall have no investment or management responsibility.
(c)    ~~(i)~~ (i)    The Collateral Custodian agrees to cooperate with the Administrative Agent and the Collateral Agent and deliver any Required Loan Documents to the Collateral Agent or Administrative Agent (pursuant to a written request in the form of Exhibit N), as applicable, as requested in order to take any action that the Administrative Agent deems necessary or desirable in order to perfect, protect or more fully evidence the security interests granted by the Borrower hereunder, or to enable any of them to exercise or enforce any of their respective rights hereunder, including any rights arising with respect to Article VII. In the event the Collateral Custodian receives instructions from the Collateral Agent, the Servicer or the Borrower which conflict with any instructions received by the Administrative Agent, the Collateral Custodian shall rely on and follow the instructions given by the Administrative Agent.

(i)    The Administrative Agent may direct the Collateral Custodian to take any such incidental action hereunder. With respect to other actions which are incidental to the actions specifically delegated to the Collateral Custodian hereunder, the Collateral Custodian shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Administrative Agent; provided that the Collateral Custodian shall not be required to take any action hereunder at the request of the Administrative Agent, any Secured Party or otherwise if the taking of such action, in the reasonable determination of the Collateral Custodian, (x) shall be in violation of any Applicable Law or contrary to any provisions of this Agreement or (y) shall expose the Collateral Custodian to liability hereunder or otherwise (unless it has received indemnity which it reasonably deems to be satisfactory with respect thereto). In the event the Collateral Custodian requests the consent of the Administrative Agent and the Collateral Custodian does not receive a consent (either positive or negative) from the Administrative Agent within 10 Business Days of its receipt of such request, then the Administrative Agent shall be deemed to have declined to consent to the relevant action.
(ii)    The Collateral Custodian shall not be liable for any action taken, suffered or omitted by it in accordance with the request or direction of any Secured Party, to the extent that this Agreement provides such Secured Party the right to so direct the Collateral Custodian, or the Administrative Agent. The Collateral Custodian shall not be deemed to have notice or knowledge of any matter hereunder, including an Event of Default, unless a Responsible Officer of the Collateral Custodian has actual knowledge of such matter or written notice thereof is received by the Collateral Custodian.
Section 12.03    Merger or Consolidation. Any Person (i) into which the Collateral Custodian may be merged or consolidated, (ii) that may result from any merger or consolidation to which the Collateral Custodian shall be a party, or (iii) that may succeed to the properties and assets of the Collateral Custodian substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Collateral Custodian hereunder, shall be the successor to the Collateral Custodian under this Agreement without further act of any of the parties to this Agreement.
Section 12.04    Collateral Custodian Compensation. As compensation for its Collateral Custodian activities hereunder, the Collateral Custodian shall be entitled to the Collateral Custodian Fees from the Borrower as set forth in the Wells Fargo Fee Letter, payable pursuant to the extent of funds available therefor pursuant to the provisions of Section 2.04. The Collateral Custodian’s entitlement to receive the Collateral Custodian Fees shall cease on the earlier to occur of: (i) its removal as Collateral Custodian pursuant to Section 12.05, (ii) its resignation as Collateral Custodian pursuant to Section 12.07 of this Agreement or (iii) the termination of this Agreement.
Section 12.05    Collateral Custodian Removal. The Collateral Custodian may be removed, with or without cause, by the Administrative Agent by notice given in writing to the Collateral Custodian (the “Collateral Custodian Termination Notice”); provided that, notwithstanding its receipt of a Collateral Custodian Termination Notice, the Collateral Custodian

shall continue to act in such capacity until a successor Collateral Custodian has been appointed and has agreed to act as Collateral Custodian hereunder.
Section 12.06    Limitation on Liability.
(a)    The Collateral Custodian may conclusively rely on and shall be fully protected in acting upon any certificate, instrument, opinion, notice, letter, telegram or other document delivered to it and that in good faith it reasonably believes to be genuine and that has been signed by the proper party or parties. The Collateral Custodian may rely conclusively on and shall be fully protected in acting upon (a) the written instructions of any designated officer of the Administrative Agent or (b) the verbal instructions of the Administrative Agent.
(b)    The Collateral Custodian may consult counsel satisfactory to it and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.
(c)    The Collateral Custodian shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything that it may do or refrain from doing in connection herewith except in the case of its willful misconduct or grossly negligent performance or omission of its duties.
(d)    The Collateral Custodian makes no warranty or representation and shall have no responsibility (except as expressly set forth in this Agreement) as to the content, enforceability, completeness, validity, sufficiency, value, genuineness, ownership or transferability of the Collateral Portfolio, and will not be required to and will not make any representations as to the validity or value (except as expressly set forth in this Agreement) of any of the Collateral Portfolio. The Collateral Custodian shall not be obligated to take any legal action hereunder that might in its judgment involve any expense or liability unless it has been furnished with an indemnity reasonably satisfactory to it.
(e)    The Collateral Custodian shall have no duties or responsibilities except such duties and responsibilities as are specifically set forth in this Agreement and no covenants or obligations shall be implied in this Agreement against the Collateral Custodian.
(f)    The Collateral Custodian shall not be required to expend or risk its own funds in the performance of its duties hereunder.
(g)    It is expressly agreed and acknowledged that the Collateral Custodian is not guaranteeing performance of or assuming any liability for the obligations of the other parties hereto or any parties to the Collateral Portfolio.
(h)    Subject in all cases to the last sentence of Section 12.02(c)(i), in case any reasonable question arises as to its duties hereunder, the Collateral Custodian may, prior to the occurrence of an Event of Default or the Facility Maturity Date, request instructions from the Servicer and may, after the occurrence of an Event of Default or the Facility Maturity Date, request instructions from the Administrative Agent, and shall be entitled at all times to refrain from taking any action unless it has received instructions from the Servicer or the Administrative Agent, as applicable. The Collateral Custodian shall in all events have no liability, risk or cost for any action taken pursuant to and in compliance with the instruction of the Administrative Agent. In no event shall the Collateral Custodian be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Collateral Custodian has been advised of the likelihood of such loss or damage and regardless of the form of action.
(i)    In no event shall the Collateral Custodian be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action (including any laws, ordinances, regulations) or the like that delay, restrict or prohibit the providing of services by the Collateral Custodian as contemplated by this Agreement; provided that the Collateral Custodian shall have in place a disaster recovery plan that is customary in the banking industry and shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance under this Agreement as soon as reasonably practicable under the circumstances.
Section 12.07    Collateral Custodian Resignation. Collateral Custodian may resign and be discharged from its duties or obligations hereunder, not earlier than 90 days after delivery to the Administrative Agent of written notice of such resignation specifying a date when such resignation shall take effect. Upon the effective date of such resignation, or if the Administrative Agent gives Collateral Custodian written notice of an earlier termination hereof, Collateral Custodian shall (i) be reimbursed for any costs and expenses Collateral Custodian shall incur in connection with the termination of its duties under this Agreement and (ii) deliver all of the Required Loan Documents in the possession of Collateral Custodian to the Administrative Agent or to such Person as the Administrative Agent may designate to Collateral Custodian in writing upon the receipt of a request in the form of Exhibit N. Notwithstanding anything herein to the contrary, the Collateral Custodian may not resign prior to a successor Collateral Custodian being appointed.
Section 12.08    Release of Documents.
(a)    Release for Servicer. From time to time and as appropriate for the enforcement or servicing of any of the Collateral Portfolio, the Collateral Custodian is hereby authorized (unless and until such authorization is revoked by the Administrative Agent), upon written receipt from the Servicer of a request for release of documents and receipt in the form annexed hereto as Exhibit N, to release to the Servicer within two Business Days of receipt of such request, the related Required Loan Documents or the documents set forth in such request and receipt to the Servicer. All documents so released to the Servicer shall be held by the Servicer in trust for the benefit of the Collateral Agent, on behalf of the Secured Parties in accordance with the terms of this Agreement. The Servicer shall return to the Collateral Custodian the Required Loan Documents or other such documents (i) promptly upon the request of the Administrative Agent, or (ii) when the Servicer’s need therefor in connection with such foreclosure or servicing no longer exists, unless the Loan Asset shall be liquidated, in which case, the Servicer shall deliver an additional request for release of documents to the Collateral Custodian and receipt certifying such liquidation from the Servicer to the Collateral Agent, all in the form annexed hereto as Exhibit N.
(b)    Limitation on Release. The foregoing provision with respect to the release to the Servicer of the Required Loan Documents and documents by the Collateral Custodian upon request by the Servicer shall be operative only to the extent that the Administrative Agent has consented to such release. Promptly after delivery to the Collateral Custodian of any request for release of documents, the Servicer shall provide notice of the same to the Administrative Agent. Any additional Required Loan Documents or documents requested to be released by the Servicer may be released only upon written authorization of the Administrative Agent. The limitations of this paragraph shall not apply to the release of Required Loan Documents to the Servicer pursuant to the immediately succeeding subsection.
(c)    Release for Payment. Upon receipt by the Collateral Custodian of the Servicer’s request for release of documents and receipt in the form annexed hereto as Exhibit N (which certification shall include a statement to the effect that all amounts received in connection with such payment or repurchase have been credited to the Collection Account as provided in this Agreement), the Collateral Custodian shall promptly release the related Required Loan Documents to the Servicer.
Section 12.09    Return of Required Loan Documents. The Borrower may, with the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld), require that the Collateral Custodian return each Required Loan Document (a) delivered to the Collateral Custodian in error or (b) released from the Lien of the Collateral Agent hereunder pursuant to Section 2.16, in each case by submitting to the Collateral Custodian and the Administrative Agent a written request in the form of Exhibit N hereto (signed by both the Borrower and the Administrative Agent) specifying the Collateral Portfolio to be so returned and reciting that the conditions to such release have been met (and specifying the Section or Sections of this Agreement being relied upon for such release). The Collateral Custodian shall upon its receipt of each such request for return executed by the Borrower and the Administrative Agent promptly, but in any event within five Business Days, return the Required Loan Documents so requested to the Borrower.
Section 12.10    Access to Certain Documentation and Information Regarding the Collateral Portfolio; Audits of Servicer. The Collateral Custodian shall provide to the Administrative Agent and each Lender Agent access to the Required Loan Documents and all other documentation regarding the Collateral Portfolio including in such cases where the Administrative Agent and each Lender Agent is required in connection with the enforcement of the rights or interests of the Secured Parties, or by applicable statutes or regulations, to review such documentation, such access being afforded without charge but only (i) upon two Business Days prior written request, (ii) during normal business hours and (iii) subject to the Servicer’s and the Collateral Custodian’s normal security and confidentiality procedures. Periodically from time to time after the Amended and Restated Closing Date at the discretion of the Administrative Agent and each Lender Agent, the Administrative Agent and each Lender Agent may review the Servicer’s collection and administration of the Collateral Portfolio in order to assess compliance by the Servicer with the Servicing Standard, as well as with this Agreement and may conduct an audit of the Collateral Portfolio, and Required Loan Documents

in conjunction with such a review. Such review shall be (subject to Section 5.03(d)(ii)) reasonable in scope and shall be completed in a reasonable period of time. Without limiting the foregoing provisions of this Section 12.10, from time to time on request of the Administrative Agent, the Collateral Custodian shall permit certified public accountants or other auditors acceptable to the Administrative Agent to conduct, at the expense of the Servicer (on behalf of the Borrower), a review of the Required Loan Documents and all other documentation regarding the Collateral Portfolio.
Section 12.11    Bailment. The Collateral Custodian agrees that, with respect to any Required Loan Documents at any time or times in its possession or held in its name, the Collateral Custodian shall be the agent and bailee of the Collateral Agent, for the benefit of the Secured Parties, for purposes of perfecting (to the extent not otherwise perfected) the Collateral Agent’s security interest in the Collateral Portfolio and for the purpose of ensuring that such security interest is entitled to first priority status under the UCC.
[Signature pages to follow.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE BORROWER:	GCIC FUNDING LLC

By:	Golub Capital Investment Corporation, its designated manager

By:	Name: Title:
[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

             Amended and Restated GCIC
                                     Loan and Servicing Agreement

THE SERVICER:	GC ADVISORS LLC

By:	Name: Title:
[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

Amended and Restated GCIC Funding
Loan and Servicing Agreement

THE TRANSFEROR:	GOLUB CAPITAL INVESTMENT CORPORATION

By:	Name: Title:
[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

Amended and Restated GCIC Funding
Loan and Servicing Agreement

THE ADMINISTRATIVE AGENT:	WELLS FARGO BANK, N.A.

By:	Name: Title:
[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

Amended and Restated GCIC Funding
Loan and Servicing Agreement

INSTITUTIONAL LENDER:	WELLS FARGO BANK, N. A.

By:	Name: Title:

~~[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]~~

~~INSTITUTIONAL LENDER:    CAPITAL ONE, NATIONAL ASSOCIATIONBy:~~
~~Name:~~
~~Title:~~

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

Amended and Restated GCIC Funding
Loan and Servicing Agreement

THE COLLATERAL AGENT:	WELLS FARGO BANK, N.A.

By:	Name: Title:
[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

Amended and Restated GCIC Funding
Loan and Servicing Agreement

THE ACCOUNT BANK:	WELLS FARGO BANK, N.A.

By:	Name: Title:
[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

Amended and Restated GCIC Funding
Loan and Servicing Agreement

THE COLLATERAL CUSTODIAN:	WELLS FARGO BANK, N.A.

By:	Name: Title:

Amended and Restated GCIC Funding
Loan and Servicing Agreement

SCHEDULE I
CONDITIONS PRECEDENT DOCUMENTS
As required by Section 3.01 of the Agreement, each of the following items must be delivered to the Administrative Agent and the Lender Agents prior to the effectiveness of the Agreement:
1.    A copy of this Agreement duly executed by each of the parties hereto;
2.    A certificate of the Secretary or Assistant Secretary of each of the Borrower and the Servicer, dated the date of this Agreement, certifying (i) the names and true signatures of the incumbent officers of such Person authorized to sign on behalf of such Person the Transaction Documents to which it is a party (on which certificate the Administrative Agent, the Lenders and the Lender Agents may conclusively rely until such time as the Administrative Agent and the Lender Agents shall receive from the Borrower or the Servicer, as applicable, a revised certificate meeting the requirements of this paragraph (b)(i)), (ii) that the copy of the certificate of formation or articles of incorporation of such Person, as applicable, is a complete and correct copy and that such certificate of formation or articles of incorporation have not been amended, modified or supplemented and are in full force and effect, (iii) that the copy of the limited liability company agreement or by-laws, as applicable, of such Person are a complete and correct copy, and that such limited liability company agreement or by-laws have not been amended, modified or supplemented and are in full force and effect, and (iv) the resolutions of the board of directors of such Person approving and authorizing the execution, delivery and performance by such Person of the Transaction Documents to which it is a party;
3.    A good standing certificate, dated as of a recent date for each of the Borrower and the Servicer, issued by the Secretary of State of such Person’s State of formation or organization, as applicable;
4.    Duly executed Powers of Attorney from the Borrower and the Servicer;
5.    Duly executed Variable Funding Note(s);
6.    Financing statements (the “Facility Financing Statements”) describing the Collateral Portfolio, and (i) naming the Borrower as debtor and the Collateral Agent, on behalf of the Secured Parties, as secured party, (ii) naming the Transferor as debtor, the Borrower as assignor and the Collateral Agent, on behalf of the Secured Parties, as secured party/total assignee and (iii) other, similar instruments or documents, as may be necessary or, in the opinion of the Administrative Agent, desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the Collateral Agent’s, on behalf of the Secured Parties, interests in all Collateral Portfolio;
7.    Financing statements, if any, necessary to release all security interests and other rights of any Person in the Collateral Portfolio previously granted by the Transferor;

Sch. I-1

8.    [Reserved];
9.    Copies of tax and judgment lien searches in all jurisdictions reasonably requested by the Administrative Agent and requests for information (or a similar UCC search report certified by a party acceptable to the Administrative Agent), dated a date reasonably near to the Amended and Restated Closing Date, and with respect to such requests for information or UCC searches, listing all effective financing statements which name the Borrower (under its present name and any previous name) and the Servicer (under its present name and any previous name) as debtor(s) and which are filed in the jurisdiction of Delaware, as applicable, together with copies of such financing statements (none of which shall cover any Collateral Portfolio);
10.    One or more favorable Opinions of Counsel of counsel to the Borrower, acceptable to the Administrative Agent and addressed to the Administrative Agent, the Lenders, the Lender Agents and the Collateral Agent, with respect to such matters as the Administrative Agent may reasonably request (including an opinion, with respect to the first priority perfected security interest of the Collateral Agent, for the benefit of the Secured Parties, in the Collateral Portfolio;
11.    One or more favorable Opinions of Counsel of counsel to the Borrower, acceptable to the Administrative Agent and addressed to the Administrative Agent, the Lenders, the Lender Agents and the Collateral Agent, with respect to the true sale of the Collateral Portfolio under the Purchase and Sale Agreement and that the Borrower would not be substantively consolidated with the Transferor in a proceeding under the Bankruptcy Code;
12.    One or more favorable Opinions of Counsel of counsel to the Borrower, acceptable to the Administrative Agent and addressed to the Administrative Agent, the Lenders, the Lender Agents and the Collateral Agent, with respect to, among other things, the due authorization, execution and delivery of, and enforceability of, this Agreement and the other Transaction Documents to which the Borrower is a party;
13.    One or more favorable Opinions of Counsel of counsel to the Servicer, acceptable to the Administrative Agent and addressed to the Administrative Agent, the Lenders, the Lender Agents and the Collateral Agent, with respect to, among other things, the due authorization, execution and delivery of, and enforceability of, this Agreement and the other Transaction Documents to which the Servicer is a party;
14.    Duly completed copies of IRS Form W-9 (or any successor forms or other certificates or statements that may be required from time to time by the relevant United States taxing authorities or Applicable Law) for the Borrower; and
15.    A copy of each of the other Transaction Documents duly executed by the parties thereto.

Sch. I-2

SCHEDULE II
[Reserved]

Sch. II-1

SCHEDULE III
AGREED-UPON PROCEDURES FOR
INDEPENDENT PUBLIC ACCOUNTANTS
In accordance with Section 6.10 of the Loan and Servicing Agreement, the Servicer will cause a firm of nationally recognized independent public accountants to furnish in accordance with attestation standards established by the American Institute of Certified Public Accountants a report to the effect that such accountants have either verified, compared, or recalculated each of the following accounts in the Servicing Report to applicable system or records of the Servicer:

•	~~•~~ Loan Tape:
Senior Leverage Ratio as of the applicable Cut-Off Date for such Loan Asset for the most recent Relevant Test Period
Interest Coverage Ratio as of the applicable Cut-Off Date for such Loan and for the most recent Relevant Test Period
Days delinquent
Scheduled maturity date
Rate of interest (and reference rate)
Outstanding Balance
Industry Classification
Par amount
Adjusted Borrowing Value

•	~~•~~ Borrowing ~~Base~~Bases

•	~~•~~ Advances Outstanding

•	~~•~~ Compare Principal Collections, Interest Collections and amounts on deposit in the Unfunded Exposure Account to the actual balances reflected by the Account Bank

•	~~•~~ Discretionary Sales Calculations, Substitution Calculations, Lien Release Dividend Calculations
At the discretion of the nationally recognized independent public accountant, three random Servicing Reports from the fiscal year will be chosen and reviewed.
The report provided by the accountants may be in a format such typically utilized for a report of this nature, however it will consist of at a minimum, (i) a list of deviations from the Servicing Report and (ii) discuss with the Servicer the reason for such deviations, and set forth the findings in such report.

Sch. III-1

SCHEDULE IV
LOAN TAPE
For each Loan Asset, the Borrower shall provide, as applicable, the following information and the applicable Loan Tape:
(a)    ~~(a)~~    Loan Asset Number
(b)    ~~(b)~~    Obligor Name
(c)    Whether such Loan Asset is a Broadly Syndicated Loan
(d)    ~~(c)~~    Loan Asset Type (First Lien or First Lien Last Out)

(e)	~~(d)~~ Calculation of the Senior Leverage Ratio as of the applicable Cut-Off Date for such Loan Asset and for the most recent Relevant Test Period

(f)	~~(e)~~ Calculation of the Total Leverage Ratio for the most recent Relevant Test Period

(g)	~~(f)~~ Calculation of the Interest Coverage Ratio as of the applicable Cut-Off Date for such Loan and for the most recent Relevant Test Period
(h)    ~~(g)~~    Trailing twelve month EBITDA
(i)    ~~(h)~~    Days delinquent
(j)    ~~(i)~~    Scheduled maturity date
(k)    ~~(j)~~    Rate of interest (and reference rate)

(l)	~~(k)~~ LIBOR floor (if applicable), EURIBOR floor (if applicable) or CDOR floor (if applicable)
(m)    ~~(l)~~    Outstanding Balance
(n)    ~~(m)~~    Any Unfunded Exposure Amount (if applicable)
(o)    ~~(n)~~    Par amount
(p)    ~~(o)~~    Assigned Value
(q)    ~~(p)~~    Adjusted Borrowing Value
(r)    ~~(q)~~    Industry classification

Sch. IV-1

(s)	~~(r)~~ Whether such Loan Asset has been subject to a Value Adjustment Event (and of what type)

(t)	~~(s)~~ Whether such Loan Asset has been subject to a Material Modification
(u)    ~~(t)~~    The Cut-Off Date for such Loan Asset
(v)    ~~(u)~~    PIK Percentage
(w)    ~~(v)~~    Applicable Percentage
(x)    ~~(w)~~    Cash taxes (as of the most recent fiscal year-end)

(y)	~~(x)~~ Maintenance capital expenditures (as of the most recent fiscal year-end)

(z)	~~(y)~~ Cash used in the Senior Leverage Ratio and Total Leverage Ratio calculations
(aa)    ~~(z)~~    Gross total debt for the most recent Relevant Test Period
(bb)    ~~(aa)~~    Most recent fiscal year end
(cc)    Applicable Available Currency for such Loan Asset
(dd)    Applicable Exchange Rate for such Loan Asset (if applicable)

Sch. IV-2

~~Schedule V~~

~~Approved Golub BDC2 CLOs:~~

~~- Golub Capital Investment Corporation CLO 2016(M) LLC~~

~~- GCIC Senior Loan Fund II LLC~~ANNEX A

Conduit Lender	Commitment

Institutional Lender	Commitment
Wells Fargo Bank, N.A.	$~~225,000,000~~425,000,000
~~Capital One, National Association~~	~~$100,000,000~~
State Street Bank and Trust Company	$50,000,000
ZB, N.A. d/b/a California Bank & Trust	$25,000,000
~~Chemical Bank~~	~~$20,000,000~~

Total:	$~~420,000,000~~500,000,000

Annex A-1